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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on September 11, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EP ENERGY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-4871021 (I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002
713-997-1200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

EVEREST ACQUISITION FINANCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-4870996 (I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002
(713) 997-1200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GUARANTORS LISTED ON SCHEDULE A HERETO
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marguerite N. Woung-Chapman, Esq.
General Counsel
EP Energy LLC
1001 Louisiana Street
Houston, Texas 77002
(713) 997-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Monica K. Thurmond, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

             If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

6.875% Senior Secured Notes due 2019	$750,000,000	100%	$750,000,000	$85,950

Guarantee of 6.875% Senior Secured Notes due 2019(3)	—	—	—	(4)

9.375% Senior Notes due 2020	$2,000,000,000	100%	$2,000,000,000	$229,200

Guarantee of 9.375% Senior Notes due 2020(3)	—	—	—	(4)

7.750% Senior Notes due 2022	$350,000,000	100%	$350,000,000	$40,110

Guarantee of 7.750% Senior Notes due 2022(3)	—	—	—	(4)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.

(2)
Calculated pursuant to Rule 457(f) of the rules and regulations of the Security Act. Paid by wire transfer on September 6, 2012

(3)
Each of EP Energy LLC's wholly-owned domestic subsidiaries jointly, severally and unconditionally guarantees, the 6.875% Senior Secured Notes due 2019 on a senior secured basis, the 9.375% Senior Notes due 2020 on a senior unsecured basis and the 7.750% Senior Notes due 2022 on a senior unsecured basis.

(4)
See Schedule A on the inside facing page for table of additional registrant guarantors. Pursuant to Rule 457(n) of the rules and regulations under the Securities Act, no separate fee for the guarantee is payable.

             The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants' Principal Executive Offices	IRS Employer Identification Number
EP Energy Global LLC	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy Brazil, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy Preferred Holdings Company, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
MBOW Four Star, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy Management, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy Resale Company, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy Gathering Company, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EP Energy E&P Company, L.P.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable
EPE Nominee Corp.	Delaware	1001 Louisiana Street Houston, Texas 77002	80-0817606
Crystal E&P Company, L.L.C.	Delaware	1001 Louisiana Street Houston, Texas 77002	Not Applicable

        The primary standard industrial classification code number for each of the additional registrants is 1311.

Subject to completion, dated September [    ], 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

EP Energy LLC
Everest Acquisition Finance Inc.

Exchange Offer for

$750,000,000 6.875% Senior Secured Notes due 2019
$2,000,000,000 9.375% Senior Notes due 2020 and
$350,000,000 7.750% Senior Notes due 2022

           The Notes and the Guarantees

  •
  We are offering to exchange $750,000,000 of our outstanding 6.875% Senior Secured Notes due 2019 and certain related guarantees, which we refer to collectively as the "initial senior secured notes," for a like aggregate amount of our registered 6.875% Senior Secured Notes due 2019 and certain related guarantees, which we refer to collectively as the "senior secured exchange notes." The senior secured exchange notes will be issued under an indenture dated as of April 24, 2012. We refer to the initial senior secured notes and the senior secured exchange notes collectively as the "senior secured notes."

  •
  We are offering to exchange $2,000,000,000 of our outstanding 9.375% Senior Notes due 2020 and certain related guarantees, which we refer to collectively as the "initial 2020 senior notes," for a like aggregate amount of our registered 9.375% Senior Notes due 2020 and certain related guarantees, which we refer to collectively as the "senior 2020 exchange notes." The senior 2020 exchange notes will be issued under an indenture dated as of April 24, 2012. We refer to the initial 2020 senior notes and the senior 2020 exchange notes collectively as the "senior 2020 notes."

  •
  We are offering to exchange $350,000,000 of our outstanding 7.750% Senior Notes due 2022 and certain related guarantees, which we refer to collectively as the "initial 2022 senior notes," for a like aggregate amount of our registered 7.750% Senior Notes due 2022 and certain related guarantees, which we refer to collectively as the "senior 2022 exchange notes." The senior 2022 exchange notes will be issued under an indenture dated as of August 13, 2012. We refer to the initial 2022 senior notes and the senior 2022 exchange notes collectively as the "senior 2022 notes."

  •
  We refer to the senior 2020 notes and the senior 2022 notes collectively or individually, as the context requires, as the "senior notes."

  •
  We refer to the initial senior secured notes, the initial 2020 senior notes and the initial 2022 senior notes collectively or individually, as the context requires, as the "initial notes." We refer to the senior secured exchange notes, the senior 2020 exchange notes and the senior 2022 exchange notes collectively or individually, as the context requires, as the "exchange notes." We refer to the initial notes and the exchange notes collectively as the "notes."

  •
  The senior secured exchange notes will mature on May 1, 2019. We will pay interest on the senior secured exchange notes semi-annually on May 1 and November 1 of each year, commencing on November 1, 2012, at a rate of 6.875% per annum, to holders of record on the April 15 or October 15 immediately preceding the interest payment date.

  •
  The senior 2020 exchange notes will mature on May 1, 2020. We will pay interest on the senior 2020 exchange notes semi-annually on May 1 and November 1 of each year, commencing on November 1, 2012, at a rate of 9.375% per annum, to holders of record on the April 15 or October 15 immediately preceding the interest payment date.

  •
  The senior 2022 exchange notes will mature on September 1, 2022. We will pay interest on the senior 2022 exchange notes semi-annually on March 1 and September 1 of each year, commencing on March 1, 2013, at a rate of 7.750% per annum, to holders of record on the February 15 or August 15 immediately preceding the interest payment date.

  •
  The exchange notes will be guaranteed, jointly and severally, by our present and future direct or indirect wholly owned material domestic subsidiaries that guarantee our new senior secured reserve-based revolving credit facility (the "RBL Facility").

  •
  The senior secured exchange notes and the related guarantees will be secured (i) on a first-priority basis by a perfected pledge of the capital stock of all first-tier foreign subsidiaries of EP Energy LLC (the "Issuer"), Everest Acquisition Finance Inc. (the "Co-Issuer" and, together with the Issuer, the "Issuers") and each of the guarantors (which pledge will be limited to 65% of the voting capital stock and 100% of the non-voting capital stock of each such subsidiary) (the "Secured Notes/Term Loan Priority Collateral"); and (ii) on a second-priority basis by all of the other assets securing the RBL Facility (including a perfected pledge of all of the capital stock of each direct, wholly owned, domestic, material restricted subsidiary of each of the Issuers and the guarantors), subject to exceptions described herein.

           Terms of the Exchange Offer

  •
  The exchange offer will expire at midnight, New York City time, on                        , 2012, unless we extend it.

  •
  If all the conditions to this exchange offer are satisfied, we will exchange all of our initial notes that are validly tendered and not withdrawn for the exchange notes.

  •
  You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

  •
  The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

  •
  The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

           Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" beginning on page 34.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           We have not applied, and do not intend to apply, for listing the notes on any national securities exchange or automated quotation system.

           Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where those initial notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is                        , 2012.

i

PRESENTATION OF FINANCIAL INFORMATION

        EP Energy LLC (the "Issuer" and "Successor" and formerly known as Everest Acquisition LLC) was formed as a Delaware limited liability company on March 23, 2012 by Apollo Global Management LLC (Apollo) and other private equity investors (collectively, the Sponsors). On May 24, 2012, the Sponsors acquired EP Energy Global LLC, (the "Predecessor" and formerly known as EP Energy Corporation and EP Energy, L.L.C. after its conversion into a Delaware limited liability company) and subsidiaries for approximately $7.2 billion in cash as contemplated by the merger agreement among El Paso Corporation ("El Paso") and Kinder Morgan, Inc. ("KMI"). The entities acquired are engaged in the exploration for and the acquisition, development, and production of oil, natural gas and NGL primarily in the United States, with other international activities in Brazil and Egypt (Egypt was sold in June 2012) and together constituted the oil and natural gas operations of El Paso.

        We present historical financial information prior to May 24, 2012, relating to EP Energy Global LLC and its consolidated subsidiaries in this prospectus. Following the acquisition, EP Energy Global LLC is a wholly owned subsidiary of the Issuer and is the predecessor of the Issuer for accounting purposes. Accordingly, its financial statements are presented for the historical periods prior to the Acquisition Transactions (as defined herein). The Issuer conducts all of its operations through EP Energy Global LLC and other subsidiaries that were subsidiaries of EP Energy Global LLC at the time of the historical financial statements presented in this prospectus and that were spun out of EP Energy Global LLC prior to the closing of the Acquisition Transactions.

        Historical financial results in this prospectus for the periods before and after the Acquisition on May 24, 2012, have been presented separately for the predecessor and successor in accordance with required GAAP presentation. Despite this separate GAAP presentation, the successor had no independent oil and gas operations prior to the acquisition and accordingly there were no operational exploration and production activities changed as a result of the acquisition of the Predecessor. Consequently, given the continuity of operations, when assessing certain sections in our Management's Discussion and Analysis (e.g. variance analysis, operating statistics) and pro forma financial information for the periods presented throughout this prospectus, we have presented a combined analysis of the pre-acquisition results of operations of the Predecessor and the post-acquisition results of operations of the Successor. We believe that reflecting this combined information and analysis, while non-GAAP, facilitates the most meaningful comparison and understanding of our operating performance in 2012 over the same period in the prior year and the pro forma results of our operations.

USE OF NON-GAAP FINANCIAL INFORMATION

        We use the non-GAAP financial measures of Reported EBITDA, Adjusted EBITDAX, Cash Operating Costs /Adjusted Cash Operating Costs, Reserve Replacement Costs / Reserve Replacement Ratio, and PV-10. We believe these are supplemental measures and provide meaningful information to our investors; however, due to the limitations of these measures as analytical tools, we rely primarily on our GAAP results. Each of these non-GAAP measures is further described below or as further noted.

        Reported EBITDA and Adjusted EBITDAX.    Reported EBITDA is defined as net income plus interest and debt expense, income taxes and depreciation, depletion and amortization. Adjusted EBITDAX is defined as Reported EBITDA, adjusted as applicable in the relevant period, for the net change in the fair value of derivatives (mark to market effects, net of cash settlements and premiums related to these derivatives), ceiling test charges or other impairments, adjustments to reflect cash distributions of the earnings from our unconsolidated affiliates, non-cash equity based compensation expenses, transition and restructuring costs we expect not to recur, advisory fees paid to our sponsors and exploration expenses.

        We believe that the presentation of Reported EBITDA and Adjusted EBITDAX is important to provide management and investors with (i) additional information to evaluate our ability to service debt adjusting for items required or permitted in calculating covenant compliance under our debt agreements, (ii) an important supplemental indicator of the operational performance of our business, (iii) an additional criterion for evaluating our performance relative to our peers, (iv) additional information to measure our liquidity (before cash capital requirements and working capital needs) (v) and supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future.

        Reported EBITDA and Adjusted EBITDAX have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP or as an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. For example, our presentation of Reported EBITDA and Adjusted EBITDAX may not be comparable to similarly titled measures used by other companies in our industry. Furthermore, our presentation of Reported EBITDA and Adjusted EBITDAX should not be construed as an inference that our future results will be unaffected by the items noted above or what we believe to be other unusual or non-recurring items or that in the future we may not incur expenses that are the same as or similar to some of the adjustments in this presentation.

        Cash Operating Costs / Adjusted Cash Operating Costs.    We monitor cash operating costs required to produce our oil and natural gas production volumes. Cash operating costs is a non-GAAP measure calculated on a per Mcfe basis and includes total operating expenses less depreciation, depletion and amortization expense, ceiling test and other impairment charges, exploration expense, and transportation costs and costs of products. Adjusted cash operating costs reflects cash operating costs adjusted for non-recurring transition and restructuring costs, advisory fees paid to our sponsors and non-cash equity based compensation expense. We believe cash operating costs and adjusted cash operating costs per unit are valuable measures to provide management and investors reflecting operating performance and efficiency; however, these measures may not be comparable to similarly titled measures used by other companies and are subject to several of the same limitations as analytical tools as noted in the paragraphs above.

        Reserve Replacement Ratio/Reserve Replacement Costs.    We calculate two primary metrics, (i) a reserve replacement ratio and (ii) reserve replacement costs, to measure our ability to establish a long-term trend of adding reserves at a reasonable cost in our key asset areas. The reserve replacement ratio is an indicator of our ability to replenish annual production volumes and grow our reserves. It is important for us to economically find and develop new reserves that will more than offset produced volumes and provide for future production given the inherent decline of hydrocarbon reserves. In addition, we calculate reserve replacement costs to assess the cost of adding reserves, which is ultimately included in depreciation, depletion and amortization expense. For a further discussion of these measures, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        PV-10.    PV-10 is considered a non-GAAP measure and is derived from the standardized measure of discounted future net cash flows of our oil and natural gas properties, which is the most directly comparable GAAP financial measure. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the relative monetary significance of our oil and natural gas properties regardless of tax structure. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil, natural gas and NGL reserves.

PRESENTATION OF RESERVES INFORMATION

        The SEC permits oil and gas companies, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC's definitions of such terms. We disclose estimated proved reserves in this prospectus. Our estimates of proved reserves contained in this prospectus were estimated by our internal staff of engineers and comply with the rules and definitions promulgated by the SEC. For the year ended December 31, 2011, we engaged Ryder Scott Company, L.P., an independent petroleum engineering firm, to perform reserve audit services with respect to a substantial portion of our proved reserves.

EQUIVALENCY

        This prospectus presents certain production and reserves-related information on an "equivalency" basis. Equivalent volumes are computed with oil and natural gas liquids quantities converted to Mcfe at a ratio of one Bbl to six Mcf, and natural gas converted to Boe at a ratio of six Mcf to one Bbl. These conversions are based on energy equivalency conversion methods primarily applicable at the burner tip and do not represent value equivalencies at the wellhead. Although these conversion factors are industry accepted norms, they are not reflective of price or market value differentials between product types.

SUMMARY

        This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the information presented under "Risk Factors" and "Unaudited Pro Forma Condensed Consolidated Financial Data" and the historical financial statements and related notes presented elsewhere in this prospectus.

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "we," "our," "us," and the "Company" refer to EP Energy LLC (formerly known as Everest Acquisition LLC) (the "Issuer") and each of its consolidated subsidiaries, including Everest Acquisition Finance Inc. (the "Co-Issuer" and, together with the Issuer, the "Issuers"). References in this prospectus to the "Sponsors" refer to the entities described under "—Our Sponsors" and their respective affiliates. You should carefully consider all information in this prospectus, including the matters discussed in "Risk Factors." Financial information identified in this prospectus as "pro forma" gives effect to the closing of the Acquisition and Refinancing Transactions, which are described in this prospectus summary under "—The Acquisition Transactions" and "—The Refinancing Transactions." Certain oil and gas industry terms used in this prospectus are defined in the "Glossary of Oil and Natural Gas Terms" beginning on page A-1 of this prospectus.

 Our Company

        We are one of North America's leading independent oil and natural gas producers. We have a large and diverse base of producing assets that provides cash flow to fund the development of our key programs, which at this time are primarily oil-focused. Over the last several years, we have high-graded our future drilling inventory by establishing large acreage positions with repeatable drilling opportunities and more favorable return characteristics. Domestically, we currently operate through three divisions: Central, Eagle Ford and Southern, and have a strategic presence in well-known oil resource areas, including the Eagle Ford Shale, the Altamont Field, the Wolfcamp Shale and the South Louisiana Wilcox area. Our large and diverse producing gas assets include our Haynesville Shale position, substantially all of which is held by production, which gives us a significant presence in unconventional natural gas. We also have a small international presence in Brazil.

        Our management team, which has been with us since at least 2007, has an average of 22 years of experience in the oil and gas industry and technical and operating expertise across our geographic regions. Our management team has a track record of identifying, acquiring and developing low-risk, repeatable resource opportunities and has executed a multi-year effort to add assets that fit our competencies. Today, our substantial key program drilling inventory encompasses approximately 4,500 locations and more than 20 years of drilling activity at our current pace. We have operational control over approximately 77% of our producing wells and 88% of our key program drilling inventory as of December 31, 2011. This control has allowed us to continually improve our capital and operating efficiencies. In 2011, we drilled 233 gross wells domestically (182 net to our ownership interests ("net")) with a success rate of 100%, adding approximately 1,100 Bcfe of proved reserves at a replacement cost of $1.43 per Mcfe, the majority of which was oil.

        As of December 31, 2011, we had proved reserves of approximately 4.0 Tcfe with a pre-tax PV-10 of approximately $7 billion (of which approximately 54% of the PV-10 was attributed to proved developed producing reserves). We had 182 MMBbls of proved oil reserves, 19 MMBbls of proved NGL reserves and 2,782 Bcfe of proved natural gas reserves, representing 27%, 3% and 70%, respectively, of our total proved reserves. Given the recent commodity price environment, we have shifted our focus primarily to developing our key oil programs, resulting in 48% of our revenues (excluding realized and unrealized gains on financial derivatives) being contributed by oil and NGLs in the fourth quarter of 2011, versus 34% in the fourth quarter of 2010. Our oil production for the month of December 2011 was approximately 24,000 Bbls/d, which contributed to our approximate 50% year-over-year growth in oil production for the fourth quarter of 2011. We anticipate that approximately 91% of our capital expenditures for 2012 will be allocated to oil-focused key programs. For the six month period ended June 30, 2012, 57% of our revenues (excluding realized and unrealized gains on financial derivatives) were contributed by oil and NGLs, versus 35% during the same period in 2011. For the month of June 2012, our oil production was approximately 27,000 Bbls/d.

        For the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, we generated Adjusted EBITDAX of $655 million on average daily production of 906 MMcfe/d. See "—Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" for our definition of Adjusted EBITDAX and a reconciliation of Adjusted EBITDAX to amounts reported under GAAP.

        The following table provides summary data for each of our areas of operation:

	As of December 31, 2011				As of June 30, 2012
	Proved Reserves (Bcfe)	% Proved Developed	PV-10	Net Acres	Average Daily Production (MMcfe/d)
	(dollars in millions)
United States
Central
Haynesville Shale	903	34%	$719	41,000	317
South Louisiana Wilcox	31	48	143	183,000	16
Altamont Field	551	37	1,479	176,000	62
Other Central	1,117	75	998	1,339,000	208
Eagle Ford
Eagle Ford Shale	642	18	2,283	157,000	91
Southern
Wolfcamp Shale	148	12	337	138,000	10
Other Southern(1)	326	94	536	314,000	110

Total United States	3,718	48	6,495	2,348,000	814
International
Brazil	95	100	210	132,000	36
Egypt(2)	—	—	—	774,000	—

Total Consolidated	3,813	50	6,705	3,254,000	850

Unconsolidated Affiliate(3)	174	86	311		56

Total Combined	3,987	51	$7,016		906

(1)
Gulf of Mexico assets were sold in July 2012 and comprised reserves of 90 Bcfe, PV-10 of $150 million, net acres of 233,000 and average daily production of 45 Mcfe/d.

(2)
Sold in June 2012.

(3)
Represents our approximate 49% equity interest in Four Star Oil & Gas Company ("Four Star").

Key Programs

        Over the past five years, our strategy has been to focus on areas that offer repeatable drilling programs, enabling us to reduce development costs, and to grow our asset base and inventory size. We have consistently improved the quality and increased the number of our drilling opportunities. During 2011, our principal focus was in the Haynesville Shale, the Eagle Ford Shale, the Wolfcamp Shale, the

Altamont Field and South Louisiana Wilcox. We are redeploying the capital allocated to the Haynesville Shale to our oil programs. The technical and operating experience gained from our successful Haynesville program has been employed in our other key programs, including the Eagle Ford Shale.

  Haynesville Shale

        The initial execution of our strategy of repeatable drilling programs was in the Haynesville Shale, where we had existing conventional production as a result of historical development activities in east Texas and north Louisiana. Our operations in the Haynesville Shale are primarily focused in DeSoto Parish and Caddo Parish, Louisiana. We acquired additional leasehold interests through the acquisition of Peoples Energy Production Company in 2007. We piloted horizontally drilled wells in the Haynesville Shale, experimenting with different horizontal lateral lengths and fracture stimulation staging, with the objective of delivering optimal capital efficiency, finding costs and returns. High production rates in our Haynesville program combined with very low operating and development costs create competitive returns for us even at low natural gas prices. In addition, our acreage in the Haynesville Shale is predominately held by production, giving us the flexibility to pace our development and optimize our returns. Furthermore, our operations are surrounded by existing infrastructure, providing strong take-away access to markets. As of June 30, 2012, we had 66 net operated wells in this area. During the first quarter of 2012, although we had a very efficient drilling program in the Haynesville Shale, we suspended the program and released all rigs due to low natural gas prices.

  Eagle Ford Shale

        Beginning in late 2008, we were an early entrant in the Eagle Ford Shale, acquiring our interests through leasehold acquisitions for less than $1,000 per acre on average. Our operations in the Eagle Ford Shale are focused in LaSalle, Dimmit, Atascosa and Webb counties of south Texas. Overall, we hold rights to approximately 157,000 net acres across all Eagle Ford areas, where approximately 77,000 net acres are under development in our central Eagle Ford area. During 2010 and 2011, we improved the efficiency and productivity of our development program, reducing per-well capital costs by approximately 16% and drilling cycle time by more than 35% year over year. Most of our wells have had initial production rates that range from 600 to over 1,000 Boe/d, and our oil production in this area has grown significantly since the beginning of 2011. The Eagle Ford Shale currently provides the highest economic returns in our portfolio. Significant strengths of the Eagle Ford Shale also currently include a multi-year future drilling location inventory, favorable crude oil pricing relative to the West Texas Intermediate ("WTI") index and a newly constructed midstream infrastructure with ample take-away capacity. As a result, the Eagle Ford Shale has become one of our key programs and a contributor to the increase in our oil reserves and production. As of December 31, 2011, we had 1,246 future drilling locations in the Eagle Ford Shale. As of June 30, 2012 we had 98 net operated wells and are currently running four rigs in the Eagle Ford Shale. We plan to add a fifth rig and drill 79 gross wells in 2012 based on our capital budget.

  Wolfcamp Shale

        In 2009 and 2010, we established a new major oil shale position by successfully leasing approximately 138,000 net acres in the Wolfcamp Shale in the Permian Basin in west Texas. Our operations in the Wolfcamp Shale are focused in Reagan, Crockett, Upton and Irion counties. We were an early entrant in the Wolfcamp Shale, acquiring our interests through leasehold acquisitions for less than $1,500 per acre on average. We have leveraged our technical and operating expertise, and in 2011 advanced our understanding of this area using the same approach and techniques that have allowed us to be successful in the Haynesville and Eagle Ford shales. As a result, in late 2011, we completed a 7,500 foot lateral well with 25 stages that tested at an initial production rate of 1,369 Boe/d, our highest initial production rate to date. In addition, the Wolfcamp Shale has high oil in place, a multi-year future drilling location inventory and favorable lease owner dynamics with the Texas University Land system as the predominant landowner. As of December 31, 2011, we had 983 future drilling locations in the Wolfcamp Shale. As of June 30, 2012, we had 26 net operated wells and are currently running one rig in the Wolfcamp Shale. We plan to drill 15 gross wells in 2012 based on our capital budget.

  Altamont Field

        In 2007, we commenced a reengineering effort in the Altamont Field in Utah, a legacy oil asset. Our operations in the Altamont Field are focused in the Uinta Basin. Altamont was initially developed in the 1970s, and we are applying current drilling and stimulation technology to vertically drill and develop this prolific oil area. We have enhanced the value of this field through infill drilling, for which we received regulatory approval in 2008. The Altamont Field has a multi-year inventory of future drilling locations, giving us a substantial opportunity for growth in oil production. Since our acreage is predominantly held by production, we have greater flexibility to improve both our costs and technical understanding of this area, while also growing returns. As of December 31, 2011, we had 1,336 future drilling locations in the Altamont Field. As of June 30, 2012, we had 307 net operated wells and are currently running two rigs in the Altamont Field. We plan to drill 21 gross wells in 2012 based on our capital budget.

  South Louisiana Wilcox

        In south Louisiana, we are developing our emerging South Louisiana Wilcox play. This is a relatively new oil-focused play that we have added to our drilling program. Our activity is located primarily in Beauregard Parish and is focused on the Wilcox Sands. We have over 1,000 square miles of 3-D seismic data in South Louisiana Wilcox, providing valuable information in selecting drilling locations. South Louisiana Wilcox is a conventional vertical well play that produces both oil and natural gas from a series of completed sands. A significant strength of South Louisiana Wilcox is its access to Louisiana Light Sweet Crude and Gulf Coast NGL pricing, which trade at a premium relative to the WTI index. In addition, the resource does not compete for horizontal drilling and completion services due to vertical drilling and completion design. As of December 31, 2011, we had 260 future drilling locations in South Louisiana Wilcox. As of June 30, 2012, we had 19 net operated wells and are currently running one rig in South Louisiana Wilcox. We plan to drill 15 gross wells in 2012 based on our capital budget.

Other Gas Assets

        We have a large and diverse base of other domestic producing assets that provides cash flow to fund the development of our key programs. We do not anticipate a material portion of our 2012 capital expenditure budget to be spent on these assets.

  Arklatex/Unconventional

        Our Arklatex land positions comprise 104,470 total net acres focused on tight gas sands production. We have approximately 449,000 net acres in our unconventional plays. Our production is from vertical CBM wells development in Alabama, vertical and horizontal CBM wells in the Hartshorne coals in Oklahoma and the New Albany Shale in Indiana (sold in July 2012). We have high average working interests and long life reserves in these areas. For the six months ended June 30, 2012 we had average daily production of 119 MMcfe/d.

  Texas Gulf Coast/Gulf of Mexico

        We have significant assets in fields throughout the Texas Gulf Coast. In addition, prior to selling our Gulf of Mexico assets in July 2012, this area included interests in 69 Blocks offshore of the

Louisiana, Texas and Alabama coastlines focused on deep targets (greater than 12,000 feet) in relatively shallow water depths (less than 400 feet). In these areas, we licensed over 8,700 square miles of 3D seismic data onshore and over 61,000 square miles of 3D seismic data offshore. As of December 31, 2011, these operations included 314,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 111 MMcfe/d.

  Raton Basin

        Our operations in the Raton Basin of northern New Mexico and southern Colorado, where we own the minerals beneath the Vermejo Park Ranch, are primarily focused on coal bed methane production. As of December 31, 2011, these operations included 606,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 81 MMcfe/d.

  Rocky Mountains

        We have a non-operated working interest in the County Line coal bed methane property in Wyoming, with additional non-producing acreage in Colorado, Wyoming, North Dakota and Utah. As of December 31, 2011, these operations included 179,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 9 MMcfe/d.

  Four Star

        We have an approximate 49% equity interest in Four Star. Production is from high quality conventional and coal bed methane assets in the San Juan, Permian, Hugoton and South Alabama basins and the Gulf of Mexico. For the first six months of 2012, our equity interest in Four Star's daily equivalent natural gas production averaged approximately 56 MMcfe/d.

2012 Capital Expenditures

        We have approved a capital expenditure budget between $1.5 billion and $1.6 billion for 2012, of which about $1.2 billion will be spent on drilling and completion activities. Our total oil and natural gas capital expenditures were $762 million for the six months ended June 30, 2012, of which $758 million were domestic capital expenditures. Our spending will be heavily weighted toward oil-focused reservoirs, which are forecasted to comprise 91% of our capital expenditures; our key programs will comprise 97% of our spending. A substantial portion of our capital expenditure budget is expected to be funded from operating cash flows, which should enable us to grow reserves and production while maintaining sufficient liquidity. We expect to periodically review our capital spending plans versus commodity prices and well performance and adjust spending as necessary. For example, the portion of our budget dedicated to gas-weighted resources has declined significantly in 2012, due primarily to reductions in Haynesville Shale activity as a result of low current natural gas prices.

2012 Capex Budget $1.5 Billion-$1.6 Billion(1)	Key Drilling Locations(2) 4,498 Locations	2012 Gross Wells Expected to Complete in Key Programs 144 Gross Well

(1)
Includes approximately $100 million of capitalized interest, information technology and capitalized direct labor costs.

(2)
As of December 31, 2011 (includes proved undeveloped ("PUD") locations shown on a risked basis).

Competitive Strengths

        We believe the following strengths provide us with significant competitive advantages:

Large and Diverse Producing Asset Base

        Our vast resource base consists of approximately 4.0 Tcfe of proved reserves as of December 31, 2011 and are located on 3.3 million net acres. Approximately 1.7 Tcfe, or 42%, of our proved reserves are proved developed producing assets, and we generated an average of 838 MMcfe/d in 2011 from approximately 6,000 wells. During the first half of 2012, we generated an average of 906 MMcfe/d. Our existing assets are geographically diversified among many of the major basins of North America, insulating us to some extent from regional commodity pricing and costs dislocations that occur from time to time. Our producing assets provide a diverse source of cash flow to fund the development of our key programs, significantly reducing our reliance on outside sources of capital and improving our ability to replace and grow production in the future. While our existing producing assets are well diversified, we maintain a focused and concentrated approach that enables us to drive efficiencies, benefit from economies of scale, remain flexible in allocating capital to our most profitable projects and leverage our knowledge base from one project to the next.

Extensive Inventory of Low-Risk Drilling Opportunities

        We have established a substantial resource base in unconventional oil plays to supplement our already significant inventory of unconventional natural gas resources. With our Eagle Ford and Wolfcamp shales, the ongoing development of our Altamont Field and the recent addition of South Louisiana Wilcox, we estimate we have more than 20 years of drilling inventory in approximately 4,500 drilling locations across our key programs, 85% of which are located in oil-focused reservoirs. The move to oil-focused reservoirs has allowed us to take advantage of higher oil prices and has improved cash flow through commodity diversity. The development of these assets will generate accelerated growth in oil production and reserves and provide us the flexibility to take advantage of strength in either gas or oil commodity price environments. We expect that the oil composition of our production will continue to increase as we develop our key oil programs over the next several years.

Strong Financial Profile

        Our large and diverse portfolio produced 906 MMcfe/d in the six months ended June 30, 2012, which generated Adjusted EBITDAX of $655 million for the six months ended June 30, 2012. Pro forma for the Refinancing Transactions, as of June 30, 2012, we would have had approximately $1.6 billion of liquidity. Additionally, we maintain a robust hedging program that protects cash flows to fund development plans through the commodity cycle. As of August 20, 2012, our hedged volumes for 2012, 2013, 2014 and 2015 represent 85%, 79%, 38% and 16%, respectively, based on our total 2011 equivalent production.

Low Cost and Efficient Operations

        We maintain a significant degree of operational control over our portfolio, operating approximately 77% of our producing wells and 88% of our key program drilling inventory as of December 31, 2011. Our operational efficiency has resulted in leading well cost performance in our key programs. Our three-year average reserve replacement cost of $1.55 per Mcfe ranks among the lowest among our peer group. Based on our operating efficiency, we believe our ability to generate significant cash flow in a variety of commodity price environments is enhanced, especially as our production profile becomes increasingly oil-focused. We have reduced our domestic unit operating costs over the last several years by approximately $0.21 per Mcfe by lowering lifting costs, reducing subsurface, compression and disposal costs and divesting of high cost production areas. From 2007 to 2011, we reduced our unit lifting costs by approximately 28%. A lower cost structure should allow us to preserve returns and margins throughout the commodity cycle. Given our proven ability to find and develop reserves economically, we believe we should be able to convert our sizeable drilling portfolio at similar or better rates of return going forward.

High Caliber Management Team with Proven Track Record

        Our senior management team, with an average of 22 years of experience, has a strong track record both at El Paso Corporation and in former leadership roles with Burlington Resources, ConocoPhillips and other leading producers. In addition, our operational team has significant experience in horizontal drilling and developing shales. We have an organizational structure that allows for greater ownership and accountability at the asset level through multi-disciplined asset teams organized around our key geographic areas. Through a combination of invested equity and incentive programs, we believe our management and operational teams are motivated to deliver high returns and increase long-term value. We employ a centralized operational structure to accelerate the knowledge transfer around the execution of our drilling and completion programs and to continually enhance our field operations and base production performance. Our management and operational teams are focused on increasing our drilling opportunities and capital management and are motivated to ensure safe and reliable operations while delivering improved capital and operating efficiency. In addition, our supply chain management group enables us to partner with suppliers in order to improve the cost efficiency of services across the entire operation.

Business Strategy

        Our strategy is to use our strengths to generate competitive returns from our capital investment programs by growing proved reserves, production volumes, and future drilling opportunities while optimizing our existing asset base. The key elements of this strategy are:

Grow Our Production and Reserves with a Near-Term Focus on Oil

        Our primary focus is developing our key oil programs. We have a strategic presence in well-known oil resource areas, including the Eagle Ford Shale, the Altamont Field, the Wolfcamp Shale and South

Louisiana Wilcox, and 85% of our key future drilling locations are in oil-focused areas. Our overall oil production volumes grew approximately 58% in the first six months of 2012 compared to the first six months of 2011, and our 2012 capital expenditure budget is heavily weighted toward oil-focused reservoirs, which comprise 91% of our capital expenditures.

Continue to Leverage Technical and Operating Expertise to Develop Repeatable, Low-Risk Plays

        We plan to continue to evaluate new opportunities to gain scale and optimize our operating performance while leveraging our past experience to establish repeatable, low-risk plays in the future. Since our initial entry into the Haynesville Shale in 2007, we have drilled some of the most efficient wells in the area, and our production per well is among the best in the areas in which we operate. We entered the Eagle Ford and Wolfcamp shales through grassroots leasing efforts in late 2008 and applied the expertise gained from horizontal drilling in the Haynesville. We have subsequently leased large acreage positions in the Wolfcamp Shale, developed additional zones within our other key programs and have significantly improved the quality and number of our drilling opportunities.

Continuously Improve Capital and Operating Efficiency

        We maintain a disciplined approach to spending that directs capital in a manner that seeks to maximize returns. Our large and diverse portfolio provides sufficient scale and diversity to conduct operations in a cost-efficient manner and reallocate capital as appropriate to maintain attractive returns. We have developed particular expertise as an operator of unconventional oil and natural gas plays. In each of our key programs, we have realized substantial reductions in drilling and completion costs and large improvements in cycle times by applying expertise from prior activities. For example, in the Eagle Ford Shale, we have quickly improved our efficiency and productivity, reducing capital costs by 16% and cycle time by more than 35% since the beginning of 2010.

Maintain Financial Strength and Flexibility

        We intend to fund growth predominantly with internally generated funds while maintaining ample liquidity. As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, we would have had approximately $1.6 billion of liquidity. Our hedging program should further protect cash flows to provide sufficient funding levels for our capital program. In addition, consistent with past practices, we intend to continue to high-grade our asset base and remain opportunistic with respect to divesting other gas assets. As we pursue our strategy of developing high-return opportunities in our key programs, we expect our reserves to grow, thereby enhancing our liquidity and financial strength.

Manage Commodity Price Volatility

        We maintain a robust hedging program designed to mitigate volatility in commodity prices and protect our enterprise cash flows. As of August 20, 2012, we have hedged for the remainder of 2012 a total of 4.6 MMBbls of oil at a weighted average price of $97.11 per Bbl and 103 TBtu of natural gas at a weighted average price of $4.47 per MMBtu. As of August 20, 2012, our hedged volumes for 2012, 2013, 2014 and 2015 represent 85%, 79%, 38% and 16%, respectively, based on our total 2011 equivalent production.

Recent Events

The Acquisition Transactions

  The Acquisition

        On February 24, 2012, EPE Acquisition, LLC, the indirect parent of the Company ("Parent" or "EPE Acquisition"), entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") with EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C. (collectively, the "Sellers"). Parent and the Issuers are controlled by investments funds affiliated with and controlled by Apollo Global Management, LLC, Riverstone Holdings LLC, Access Industries and Korea National Oil Corporation (collectively, the "Sponsors"). Pursuant to the Purchase and Sale Agreement, the Sellers agreed to sell, and Parent agreed to purchase: (i) all of the issued and outstanding membership interests of EP Energy Global LLC, a limited liability company resulting from the conversion of EP Energy Corporation into a limited liability company, which was renamed EP Energy Global LLC upon completion of the Acquisition Transactions ("EP Energy"); (ii) all of the issued and outstanding shares of El Paso E&P S. Alamein Cayman Company; (iii) all of the issued and outstanding quotas of UnoPaso Exploracao e Producao de Petroleo e Gas Ltda. and El Paso Oleo e Gas do Brasil Ltda.; and (iv) all of the issued and outstanding shares of El Paso Brazil Holdings Company (collectively, the "Acquired Business"). The Acquired Business includes all of El Paso Corporation's exploration and production assets. As of the date of the Purchase and Sale Agreement, EP Energy Corporation owned all of the entities described in the preceding clauses (ii), (iii) and (iv). In connection with the Acquisition, a restructuring was completed, the result of which was that the entity described in clause (ii) above, together with its subsidiaries, shares common owners with EP Energy rather than being part of EP Energy. On May 24, 2012, we acquired the Acquired Business for a purchase price of approximately $7.2 billion, and the Issuer was renamed EP Energy LLC. The Acquired Business and the Co-Issuer comprise all of the assets of the Issuer. A portion of the Acquisition consideration was used by the Sellers to retire the Acquired Business's existing reserve-based credit facility and outstanding indebtedness. We refer to the purchase of the Acquired Business as the "Acquisition."

        The Sponsors, certain co-investors and certain members of management directly or indirectly own all of the equity interests of Parent.

  The Financing

        The Acquisition was financed with the following:

  •
  a cash equity investment by the Sponsors and their co-investors in Parent of approximately $3,300 million;

  •
  the net proceeds from the incurrence by the Issuers of $750 million of the initial senior secured notes;

  •
  the net proceeds from the incurrence by the Issuers of $2,000 million of the initial 2020 senior notes;

  •
  borrowing of $750 million by the Issuer under its new $750 million senior secured term loan facility; and

  •
  borrowings of $750 million by the Issuer under its new $2,000 million senior secured reserve-based revolving credit facility.

        Throughout this prospectus, we collectively refer to the Acquisition, the investment in Parent's equity, the consummation of the offering of the initial senior secured notes and the initial 2020 senior notes and the entry into the RBL Facility and the senior secured term facility and the borrowings thereunder, as the "Acquisition Transactions."

The Refinancing Transactions

  7.750% Senior Notes due 2022

        On August 13, 2012, the Issuers issued $350.0 million aggregate principal amount of 7.750% senior notes due 2022 (the "initial 2022 senior notes") through a private placement. We used the proceeds of the notes to repay a portion of our borrowings under the RBL Facility.

  Term Loan Repricing

        On August 21, 2012, we completed a repricing amendment of our senior secured term loan that reduced the LIBOR floor to 1.00% and the applicable margin applicable to the loans to 4.00%. In connection with the repricing amendment, we paid the lenders a fee equal to 1.00% of the principal amount of the loans affected by such amendment.

        Throughout this prospectus, we collectively refer to the offering of the initial 2022 senior notes and the repricing of the senior secured term loan as the "Refinancing Transactions."

RBL Facility Amendment

        On August 17, 2012, we received requisite lenders' consent and amended the RBL Facility to increase the general lien basket by $350 million in order to make the lien capacity thereunder consistent with the lien capacity under the notes and our other indebtedness, including the senior secured term loan.

Sale of Egypt, Gulf of Mexico and Indiana Assets

        In June 2012, we completed the sale of our Egyptian operations, which were comprised of 774,000 net acres of non-producing properties, for approximately $22 million in proceeds, representing an exit of our Egyptian exploration activities. In July 2012, we completed the sale of our Gulf of Mexico assets for approximately $79 million in proceeds, (a gross sales price of $103 million, less $24 million of purchase price adjustments.) The Gulf of Mexico assets had average daily production of approximately 45 MMcfe/d. At year end 2011, the Gulf of Mexico assets comprised approximately 2% or 90 Bcfe of our proved reserves. In addition, in July 2012, we sold our Indiana assets for approximately $6 million in proceeds.

 Corporate Structure

        The diagram below sets forth a simplified version of our organizational structure and our principal indebtedness following the exchange offer. This chart is provided for illustrative purposes only and does not represent all legal entities affiliated with, or all obligations of, the Issuers.

(1)
EPE Holdings LLC has made a non-recourse pledge of the equity of the Issuer to secure the RBL Facility.

(2)
As of September 1, 2012, $350 million was drawn and outstanding under the RBL Facility and our borrowings are limited to $1,913 million due to borrowing-base restrictions under the agreement. See "Capitalization" for more information regarding borrowings and availability under the RBL Facility.

(3)
All wholly owned material domestic subsidiaries of the Issuer guarantee and pledge certain assets under the RBL Facility, our senior secured term loan and the senior secured notes. These subsidiaries also guarantee the senior notes on a senior unsecured basis.

(4)
As of June 30 2012, on a pro forma basis after giving effect to the Refinancing Transactions, non-wholly owned subsidiaries, foreign subsidiaries and other subsidiaries of the Issuer that do not guarantee the notes hold approximately 2% of our consolidated assets and had no outstanding indebtedness, excluding intercompany obligations. During the six months ended June 30, 2012, on a pro forma basis after giving effect to Refinancing Transactions, these non-guarantor subsidiaries generated approximately 5% of our total revenue and 2% of our Adjusted EBITDAX.

(5)
Includes our foreign operations in Brazil.

Our Sponsors

        Apollo Global Management, LLC (together with its subsidiaries, "Apollo"), founded in 1990, is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. As of June 30, 2012, Apollo had assets under management of approximately $105 billion in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo's team of more than 200 seasoned investment professionals possesses a broad range of transactional, financial, managerial and investment skills, which has enabled the firm to deliver strong long-term investment performance throughout expansionary and recessionary economic cycles.

        Riverstone Holdings LLC ("Riverstone"), founded in 2000, is an energy and power-focused private equity firm with over $22 billion of equity capital raised across seven investment funds and co-investments, including the world's largest renewable energy fund. Riverstone conducts buyout and growth capital investments in the midstream, exploration & production, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London and Houston, the firm has committed approximately $19.4 billion to 91 investments in North America, Latin America, Europe and Asia.

        Access Industries ("Access") is a privately held, U.S.-based industrial group with long-term holdings worldwide. Founded by industrialist Len Blavatnik, Access' focus spans three key sectors: natural resources and chemicals; telecommunications and media; and real estate.

        Korea National Oil Corporation ("KNOC") was incorporated in 1979 to engage in the development of oil fields, distribution of crude oil, maintenance of petroleum reserve stock and improvement of the petroleum distribution structure under the Korea National Oil Corporation Act. KNOC is wholly owned by the Korean government and located in Anyang, Gyeonggi-do in Korea. KNOC also has nine petroleum stockpile offices, one domestic gas field management office, 13 overseas offices in Vietnam and other countries and numerous overseas subsidiaries and affiliates in the United States and other countries.

        In addition to our Sponsors, other co-investors participated in the Acquisition.

Corporate Information

        Our principal executive offices are located at 1001 Louisiana Street, Houston, Texas 77002.

Summary of the Exchange Offer

        In connection with the closing of the offering of the initial notes, we entered into registration rights agreements (as more fully described below) with the initial purchasers of the initial notes. You are entitled to exchange in the exchange offer your initial notes for exchange notes, which are identical in all material respects to the initial notes except that:

  •
  the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

  •
  the exchange notes are not entitled to the registration rights applicable to the initial notes under the registration rights agreements; and

  •
  our obligation to pay additional interest on the initial notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

Exchange Offer	We are offering to exchange up to $750,000,000 aggregate principal amount of our senior secured exchange notes, up to $2,000,000,000 aggregate principal amount of our senior 2020 exchange notes and up to $350,000,000 aggregate principal amount of our senior 2022 exchange notes for a like aggregate principal amount of our initial senior secured notes, initial 2020 senior notes and initial 2022 senior notes, respectively.

In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn. Initial notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	This exchange offer will expire at midnight, New York City time, on , 2012, unless we decide to extend it. We do not currently intend to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive, that include the following conditions:
• there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,
• there is no change in the current interpretation of the staff of the SEC permitting resales of the exchange notes,

•

there is no stop order issued by the SEC which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939,

• there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer, and
• we obtain all the governmental approvals we deem necessary to complete this exchange offer.
Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Initial Notes

To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wilmington Trust, National Association, as exchange agent, at its address indicated under "The Exchange Offer—Exchange Agent." In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. For more information on tendering your initial notes, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes."

Special Procedures for Beneficial Owners

If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your initial notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure."

Withdrawal Rights

You may withdraw the tender of your initial notes at any time before midnight, New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange Offer—Exchange Agent" before midnight, New York City time, on the expiration date of the exchange offer.

Acceptance of Initial Notes and Delivery of Exchange Notes

If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before midnight, New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes to you promptly after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes."

Federal Income Tax Considerations Relating to the Exchange Offer

Exchanging your initial notes for exchange notes should not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain U.S. Federal Income Tax Considerations."

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in the exchange offer.
Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreements entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer

All untendered initial notes will continue to be subject to the restrictions on transfer provided for in the initial notes and in the applicable indenture. In general, the initial notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register under the Securities Act any initial notes that remain outstanding after completion of the exchange offer.

Please refer to the section of this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."
Resales of the Exchange Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for original notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

• are acquiring the exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of the Issuers' affiliates, to participate in, a distribution of the exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offers in exchange for initial notes that were acquired as a result of market-making or other trading activity must also acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For more information, see "Plan of Distribution." Any holder of initial notes, including any broker-dealer, who

• is our affiliate,
• does not acquire the exchange notes in the ordinary course of its business, or
• tenders in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Please refer to the sections of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of Distribution."

Summary of Terms of the Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Senior Secured Exchange Notes," the "Description of Senior 2020 Exchange Notes" and the "Description of Senior 2022 Exchange Notes" sections of this prospectus contain more detailed descriptions of the terms and conditions of the exchange notes.

Senior Secured Exchange Notes

Issuers	EP Energy LLC (formerly known as Everest Acquisition LLC) and Everest Acquisition Finance Inc.
Notes Offered	$750,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2019.
Maturity Date	May 1, 2019.
Interest Rate	Interest on the senior secured exchange notes will accrue from April 24, 2012 at a rate of 6.875% per annum and will be payable in cash.
Interest Payment Dates	May 1 and November 1 of each year, commencing November 1, 2012.
Denominations

Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.

Guarantees

Our obligations under the senior secured exchange notes will be fully and unconditionally guaranteed, jointly and severally, by the Issuers' present and future direct or indirect wholly owned material domestic subsidiaries that guarantee the RBL Facility.

Ranking	The senior secured exchange notes will be our senior secured obligations and will:

•

rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior secured exchange notes;

•

be effectively senior in right of payment to all of our existing and future unsecured indebtedness (including the senior notes) to the extent of the value of the collateral securing the senior secured exchange notes;

•

be effectively subordinated to all of our existing and future secured debt that is secured on a first-priority basis (including obligations under the RBL Facility), to the extent of the value of the RBL Facility Priority Collateral (as defined below);

• be equal to our senior secured term loan, which is secured on a pari passu basis with the senior secured exchange notes; and
• be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the senior secured exchange notes.

As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, the senior secured notes ranked (1) effectively junior to $400 million of first-priority senior secured indebtedness under the RBL Facility to the extent of the RBL Facility Priority Collateral, (2) equally to $750 million of senior secured indebtedness under our new senior secured term loan, (3) effectively senior to $2,350 million of unsecured indebtedness represented by the senior notes and (4) effectively junior to no indebtedness of our non-guarantor subsidiaries. Further, we had approximately $1.5 billion available for additional borrowing under the RBL Facility, all of which would be secured on a first-priority basis by a lien on the RBL Facility Priority Collateral.

As of June 30, 2012, non-wholly owned subsidiaries, foreign subsidiaries and other subsidiaries of the Issuer that do not guarantee the senior secured notes hold approximately 2% of our consolidated assets and have no outstanding indebtedness, excluding intercompany obligations. For the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, these non-guarantor subsidiaries generated approximately 5% of our revenue and 2% of our Adjusted EBITDAX.

Security	The senior secured exchange notes will be secured:

•

on a first-priority basis by a perfected pledge of the capital stock of all first-tier foreign subsidiaries of the Issuers and each of the guarantors (which pledge will be limited to 65% of the voting capital stock and 100% of the non-voting capital stock of each such subsidiary) (the "Secured Notes/Term Loan Priority Collateral");

• on a second-priority basis by all of the other collateral securing the RBL Facility other than the capital stock of the Issuer and as set forth below, which includes:
• a perfected pledge of all of the capital stock of each material domestic restricted subsidiary held by the Issuers and each of the guarantors;

•

perfected real property mortgages on oil and gas reserves of the Issuers and the guarantors located in the United States that are included in the reserve reports most recently delivered to the lenders under the RBL Facility; and

• substantially all other tangible (other than real property and other oil and gas properties) and intangible assets of the Issuers and the guarantors.

In this prospectus, we refer to the foregoing collateral that secures the RBL Facility on a first-priority basis and the senior secured notes on a second-priority basis as the "RBL Facility Priority Collateral." For a further description of the RBL Facility Priority Collateral, see "Description of Other Indebtedness—The RBL Facility—Guarantees and Security."

While the senior secured exchange notes will initially be secured by the pledge of the capital stock of the subsidiaries of the Issuers and the Guarantors as described above, these pledges will be released to the extent that separate financial statements pursuant to Rule 3-16 of Regulation S-X would be required in connection with the filing of the registration statement related to the senior secured exchange notes of which this prospectus forms a part. See "Description of Senior Secured Exchange Notes—Security—Limitations on Stock Collateral."

The RBL Facility Priority Collateral and the Secured Notes/Term Loan Priority Collateral excludes: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property and oil and gas properties, (iii) motor vehicles, (iv) subject to limited exceptions, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation or any enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and not created in connection with such acquisition (except in the case of assets owned on the date the initial senior secured notes are issued or that are subject to certain purchase money liens permitted under the indenture governing the senior secured notes) or would violate the terms of any such license, contract or agreement and (v) certain other limited assets.

For more information on the security granted, see "Description of Senior Secured Exchange Notes—Security." The security interests in the assets securing the senior secured notes may be released under certain circumstances. See "Risk Factors—Additional Risks Related to the Senior Secured Notes," "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements" and "Description of Senior Secured Exchange Notes—Security—Release of Collateral."

Intercreditor Agreements

The security granted in the RBL Facility Priority Collateral to secure the senior secured notes and the senior secured term loan on a second-priority basis is also granted to secure, on a first-priority basis, indebtedness under the RBL Facility, and the security granted in the Secured Notes/Term Loan Priority Collateral to secure the senior secured notes and the senior secured term loan on a first-priority basis will also be granted to secure, on a second-priority basis, indebtedness under the RBL Facility. In addition, the indenture governing the senior secured notes permits us to secure additional indebtedness with liens on the RBL Facility Priority Collateral and the Secured Notes/Term Loan Priority Collateral under certain circumstances. The lenders under the RBL Facility and the holders of certain debt (including certain hedging and cash management counterparties) will receive priority treatment with respect to the proceeds of an enforcement of the security interest in or other recoveries from the RBL Facility Priority Collateral. These intercreditor relationships will be governed by an intercreditor agreement as described in more detail under the caption "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements—Senior Lien Intercreditor Agreement." In addition, the agent for the senior secured term loan and the trustee for the senior secured notes entered into an intercreditor agreement governing the relationship between the lenders under our new senior secured term loan and holders of the senior secured notes as well as holders of any other indebtedness secured on a pari passu basis with the senior secured notes and the senior secured term loan. See "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements—Pari Passu Intercreditor Agreement."

Optional Redemption

Prior to May 1, 2015, we may redeem some or all of the senior secured exchange notes at a redemption price equal to 100% of the principal amount of the senior secured exchange notes plus accrued and unpaid interest and additional interest, if any, to (but not including) the applicable redemption date plus the applicable "make-whole" premium. On or after May 1, 2015, we may redeem some or all of the senior secured exchange notes at the redemption prices set forth in this prospectus. Additionally, on or prior to May 1, 2015, we may redeem up to 35% of the aggregate principal amount of the senior secured exchange notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See "Description of Senior Secured Exchange Notes—Optional Redemption."

Certain Covenants	The indenture governing the senior secured exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:
• incur or guarantee additional indebtedness;

• pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;
• make investments;
• consummate certain asset sales;
• engage in transactions with affiliates;
• grant or assume liens; and
• consolidate, merge or transfer all or substantially all of our assets.

These limitations are subject to a number of important qualifications and exceptions as described under "Description of Senior Secured Exchange Notes—Certain Covenants." Parent will not be subject to any of the covenants in the indenture governing the senior secured exchange notes.

Book-Entry Form

The senior secured exchange notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the senior secured exchange notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See "Book-Entry; Delivery and Form."

Risk Factors

You should consider all of the information contained in this prospectus before making an investment in the senior secured exchange notes. In particular, you should consider the risks described under "Risk Factors."

Senior 2020 Exchange Notes

Issuers	EP Energy LLC (formerly known as Everest Acquisition LLC) and Everest Acquisition Finance Inc.
Notes Offered	$2,000,000,000 aggregate principal amount of 9.375% Senior Notes due 2020.
Maturity Date	May 1, 2020.
Interest Rate	Interest on the senior 2020 exchange notes will accrue from April 24, 2012 at a rate of 9.375% per annum and will be payable in cash.
Interest Payment Dates	May 1 and November 1 of each year, commencing November 1, 2012.
Denominations

Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.

Guarantees

Our obligations under the senior 2020 exchange notes will be fully and unconditionally guaranteed, jointly and severally, by the Issuers' present and future direct or indirect wholly owned material domestic subsidiaries that guarantee the RBL Facility.

Ranking	The senior 2020 exchange notes will be our senior unsecured obligations and will:
• rank equally in right of payment with all of our existing and future senior debt;
• rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior 2020 exchange notes;

•

be effectively subordinated to all of our existing and future secured debt (including obligations under the RBL Facility, our senior secured term loan and the senior secured notes), to the extent of the value of the assets securing such indebtedness, and

• be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, the senior 2020 exchange notes ranked (1) effectively junior to $1,900 million of senior secured indebtedness, consisting of indebtedness outstanding under the RBL Facility, the senior secured term loan and the senior secured notes, (2) equally to $350 million of our senior 2022 notes and (3) effectively junior to no indebtedness of our non-guarantor subsidiaries. Further, we had approximately $1.5 billion available for additional borrowing under the RBL Facility, all of which would be secured.

As of June 30, 2012, non-wholly owned subsidiaries, foreign subsidiaries and other subsidiaries of the Issuer that do not guarantee the senior 2020 exchange notes hold approximately 2% of our consolidated assets and have no outstanding indebtedness, excluding intercompany obligations. For the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, these non-guarantor subsidiaries generated approximately 5% of our total revenue and 2% of our Adjusted EBITDAX.

Optional Redemption

Prior to May 1, 2016, we may redeem some or all of the senior 2020 exchange notes at a redemption price equal to 100% of the principal amount of the senior 2020 exchange notes plus accrued and unpaid interest and additional interest, if any, to (but not including) the applicable redemption date plus the applicable "make-whole" premium. On or after May 1, 2016, we may redeem some or all of the senior 2020 exchange notes at the redemption prices set forth in this prospectus. Additionally, on or prior to May 1, 2015, we may redeem up to 35% of the aggregate principal amount of the senior 2020 exchange notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See "Description of Senior 2020 Exchange Notes—Optional Redemption."

Certain Covenants	The indenture governing the senior 2020 exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:
• incur or guarantee additional indebtedness;
• pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;
• make investments;
• consummate certain asset sales;
• engage in transactions with affiliates;
• grant or assume liens; and
• consolidate, merge or transfer all or substantially all of our assets.

These limitations are subject to a number of important qualifications and exceptions as described under "Description of Senior 2020 Exchange Notes—Certain Covenants." Parent will not be subject to any of the covenants in the indenture governing the senior 2020 exchange notes.

Book-Entry Form

The senior 2020 exchange notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the senior 2020 exchange notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See "Book-Entry; Delivery and Form."

Risk Factors

You should consider all of the information contained in this prospectus before making an investment in the senior 2020 exchange notes. In particular, you should consider the risks described under "Risk Factors."

Senior 2022 Exchange Notes

Issuers	EP Energy LLC and Everest Acquisition Finance Inc.
Notes Offered	$350,000,000 aggregate principal amount of 7.750% Senior Notes due 2022.
Maturity Date	September 1, 2022.
Interest Rate	Interest on the senior 2022 exchange notes will accrue from August 13, 2012 at a rate of 7.750% per annum and will be payable in cash.
Interest Payment Dates	March 1 and September 1 of each year, commencing March 1, 2013.
Denominations

Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.

Guarantees

Our obligations under the senior 2022 exchange notes will be fully and unconditionally guaranteed, jointly and severally, by the Issuers' present and future direct or indirect wholly owned material domestic subsidiaries that guarantee the RBL Facility.

Ranking	The senior 2022 exchange notes will be our senior unsecured obligations and will:
• rank equally in right of payment with all of our existing and future senior debt;
• rank senior in right of payment to all of our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior 2022 exchange notes;

•

be effectively subordinated to all of our existing and future secured debt (including obligations under the RBL Facility, our senior secured term loan and the senior secured notes), to the extent of the value of the assets securing such indebtedness, and

• be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, the senior 2022 exchange notes ranked (1) effectively junior to $1,900 million of senior secured indebtedness, consisting of indebtedness outstanding under the RBL Facility, the senior secured term loan and the senior secured notes, (2) equally to $2,000 million of our senior 2020 notes and (3) effectively junior to no indebtedness of our non-guarantor subsidiaries. Further, we had approximately $1.5 billion available for additional borrowing under the RBL Facility, all of which would be secured.

As of June 30, 2012, non-wholly owned subsidiaries, foreign subsidiaries and other subsidiaries of the Issuer that do not guarantee the senior 2022 exchange notes hold approximately 2% of our consolidated assets and have no outstanding indebtedness, excluding intercompany obligations. For the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, these non-guarantor subsidiaries generated approximately 5% of our total revenue and 2% of our Adjusted EBITDAX.

Optional Redemption

Prior to September 1, 2017, we may redeem some or all of the senior 2022 exchange notes at a redemption price equal to 100% of the principal amount of the senior 2022 exchange notes plus accrued and unpaid interest and additional interest, if any, to (but not including) the applicable redemption date plus the applicable "make-whole" premium. On or after September 1, 2017, we may redeem some or all of the senior 2022 exchange notes at the redemption prices set forth in this prospectus. Additionally, on or prior to September 1, 2015, we may redeem up to 35% of the aggregate principal amount of the senior 2022 exchange notes with the net proceeds of specified equity offerings at the redemption price set forth in this prospectus. See "Description of Senior 2022 Exchange Notes—Optional Redemption."

Certain Covenants	The indenture governing the senior 2022 exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:
• incur or guarantee additional indebtedness;
• pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;
• make investments;
• consummate certain asset sales;
• engage in transactions with affiliates;
• grant or assume liens; and
• consolidate, merge or transfer all or substantially all of our assets.

These limitations are subject to a number of important qualifications and exceptions as described under "Description of Senior 2022 Exchange Notes—Certain Covenants." Parent will not be subject to any of the covenants in the indenture governing the senior 2022 exchange notes.

Book-Entry Form

The senior 2022 exchange notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the senior 2022 exchange notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See "Book-Entry; Delivery and Form."

Risk Factors

You should consider all of the information contained in this prospectus before making an investment in the senior 2022 exchange notes. In particular, you should consider the risks described under "Risk Factors."

Summary Historical and Pro Forma Consolidated Financial
and Other Operating Data

        Set forth below is the summary historical consolidated financial and other operating data of EP Energy Global LLC (formerly known as EP Energy Corporation and EP Energy, L.L.C.). See "Presentation of Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

        The following table sets forth summary historical financial and other data for the periods and as of the dates indicated. We have derived the consolidated statement of income and statement of cash flows data for the years ended December 31, 2011, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011 and 2010 from EP Energy Corporation's audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2009 has been derived from EP Energy Corporation's audited consolidated financial statements not included herein.

        The table below also includes the Issuer's unaudited pro forma condensed consolidated statement of income data, giving pro forma effect to the Acquisition and Refinancing Transactions as described in "—Recent Events" if they had occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Refinancing Transactions occurred on June 30, 2012. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma condensed consolidated financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would have been if the Acquisition and Refinancing Transactions had occurred at any other date, and such data does not purport to project our results of operations for any future period.

        The Acquisition was accounted for as a business combination using the acquisition method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon management's estimates of fair value. The unaudited pro forma condensed consolidated data are based upon available information and certain assumptions that management believes are factually supportable and that are reasonable under the circumstance. Because the determination of fair value is dependent upon valuations as of the Acquisition date, the unaudited pro forma condensed consolidated financial data may be revised and any such adjustments to the estimates of fair value may be material.

        The following summary historical and pro forma financial and other data should be read in conjunction with the information included under the headings "—Recent Events," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial

Condition and Results of Operations" and EP Energy Corporation's audited consolidated financial statements and the related notes included elsewhere in this prospectus.

			EP Energy Corporation Historical
	EP Energy LLC Pro Forma
			Year ended December 31,
	Six Months ended June 30, 2012
		Year ended December 31, 2011
			2011	2010	2009
	(dollars in millions)
Statement of income data
Operating revenues:
Third parties	$756	$1,582	$948	$634	$552
Affiliates	—	—	634	746	545
Realized and unrealized gains on financial derivatives(1)	422	284	284	390	687
Other	—	1	1	19	44

Total operating revenues	1,178	1,867	1,867	1,789	1,828
Operating expenses:
Cost of products	—	—	—	15	31
Transportation costs	59	85	85	73	66
Lease operating expenses	117	217	217	193	197
General and administrative expenses	294	226	201	190	195
Depreciation, depletion and amortization	153	262	612	477	440
Impairments/Ceiling test charges	—	6	158	25	2,148
Exploration expense	105	249	—	—	—
Taxes, other than income taxes	57	91	91	85	68

Total operating expenses	785	1,136	1,364	1,058	3,145

Operating income (loss)	393	731	503	731	(1,317)
Income (loss) from unconsolidated affiliates(2)	—	5	(7)	(7)	(30)
Other income (expense)	(2)	(2)	(2)	3	(1)
Interest expense, net of capitalized interest:
Third parties	(155)	(310)	(9)	(16)	(21)
Affiliates	—	—	(3)	(5)	(4)

Income (loss) before income taxes	236	424	482	706	(1,373)
Income tax expense (benefit)	1	(7)	220	263	(462)

Net income (loss)	$235	$431	$262	$443	$(911)

Balance sheet data (at period end)
Cash and cash equivalents	$41		$25	$74	$183
Total assets	8,157		5,099	4,942	4,457
Total debt	4,243		851	301	835
Members'/stockholder's equity	3,149		3,100	3,067	2,529
Statement of cash flows data
Net cash provided by (used in):
Operating activities			$1,426	$1,067	$1,573
Investing activities			(1,237)	(1,130)	(1,156)
Financing activities			(238)	(46)	(336)
Other financial data
Capital expenditures(3)	$762		$1,644	$1,318	$1,129
Adjusted EBITDAX(4)	655	1,391	1,391	1,205	1,491
Cash interest expense(5)	147	313

(1)
Includes $11 million, $11 million and $406 million for the years ended December 31, 2011, 2010 and 2009 and $5 million for the six months ended June 30, 2012, reclassified from accumulated other comprehensive income associated with accounting hedges. During 2008, we removed the hedging designation on all of our commodity-based derivative contracts related to our hedged oil and natural gas production volumes.

(2)
Income (loss) from unconsolidated affiliates includes equity earnings from Four Star Oil & Gas Company ("Four Star"), our unconsolidated affiliate, net of amortization of our purchase cost in excess of our equity interest in the underlying net assets.

(3)
Represent accrual based capital expenditures including acquisitions capital, and excludes asset retirement obligation.

(4)
The Adjusted EBITDAX measure presented in this prospectus is a non-GAAP measure and is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. These measures may not be comparable to similarly titled measures of other companies. See further discussion in "Use of Non-GAAP Financial Information."

The following table provides an unaudited reconciliation of net income to Adjusted EBITDAX:

			EP Energy Corporation Historical
	EP Energy LLC Pro forma
			Year ended December 31,
	Six Months ended June 30, 2012
		Year ended December 31, 2011
			2011	2010	2009
	(in millions)
Net income (loss)	$235	$431	$262	$443	$(911)
Income tax expense (benefit)	1	(7)	220	263	(462)
Interest expense, net of capitalized interest	155	310	12	21	25
Depreciation, depletion and amortization	153	262	612	477	440

Reported EBITDA	544	996	1,106	1,204	(908)
Net impact of financial derivatives(a)	(214)	47	47	(92)	323
Impairments and ceiling test charges(b)	—	100	158	25	2,148
Transition and restructuring costs(c)	183	6	6	—	7
Dividends from unconsolidated affiliates(d)	8	46	46	50	45
Income (loss) from unconsolidated affiliates(e)	—	(5)	7	7	30
Non-cash equity-based compensation expense(f)	16	21	21	18	19
Financial derivatives premiums(g)	—	—	—	(7)	(173)
Advisory fee(h)	13	25	—	—	—
Exploration expense(i)	105	155	—	—	—

Adjusted EBITDAX(j)	$655	$1,391	$1,391	$1,205	$1,491

(a)
Represents the non-cash net change in the fair value of derivatives, net of actual cash settlements received/(paid) in respect of derivatives.

(b)
Impairments and ceiling test charges include inventory impairments of $6 million in 2011 and $16 million in 2009.

(c)
Reflects the transaction costs paid as part of the acquisition in 2012, a non-recurring severance cost incurred in connection with the closure of our office in Denver in 2011 and a cost related to restructuring our organization in 2009.

(d)
Represents cash dividends received from Four Star, our unconsolidated affiliate in which we hold an approximate 49% equity interest.

(e)
Reflects the elimination of non-cash equity income (losses) recognized from Four Star, net of amortization of our purchase cost in excess of our equity interest in the underlying net assets.

(f)
Represents non-cash equity-based compensation expense.

(g)
Represents the net cash outflows related to premiums paid on the derivative contracts.

(h)
Represents the pro-rata portion of the annual advisory fee to be paid to affiliates of the Sponsors and other investors. The annual advisory fee is $25 million.

(i)
Represents exploration expense recorded due to applying the successful efforts method of accounting following the acquisition.

(j)
Includes net EBITDAX contribution of $31 million, $136 million, $136 million, $203 million and $206 million for each period, related to business divestitures including the divestiture of Gulf of Mexico in July 2012, the divestitures of our Blue Creek West, Minden and Powder River operations in 2011 and the divestitures of our Catapult operations and Altamont processing plant and related gathering systems in 2010.
(5)
Represents cash interest expense for the six months ended June 30, 2012 and the year ended December 31, 2011, in each case calculated on a pro forma basis after giving effect to the Acquisition and Refinancing Transactions.

 Summary Operating and Reserve Information

Proved Reserves

        The proved reserve estimates set forth below are for the Acquired Business and were prepared in accordance with SEC rules using the first day 12-month average price as of December 31, 2011.

        The following table summarizes our historical proved reserves and related PV-10 as of the dates indicated. The proved reserves as of December 31, 2011 are based on our internal reserve report. The reserve data represents only estimates, which are often different from the quantities of oil and natural gas that are ultimately recovered. The risks and uncertainties associated with estimating proved oil and natural gas reserves are discussed further in "Risk Factors." Net proved reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at December 31, 2011. You should refer to "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in evaluating the material presented below. The information in the following table does not give any effect to or reflect our commodity hedges.

        Ryder Scott Company, L.P. ("Ryder Scott") conducted an audit of the estimates of the proved reserves prepared by us as of December 31, 2011. In connection with its audit, Ryder Scott reviewed 86% of the properties associated with our proved reserves on a natural gas equivalent basis, representing 87% of the total discounted future net cash flows of these proved reserves. Ryder Scott also conducted an audit of the estimates we prepared of the proved reserves of Four Star as of December 31, 2011. In connection with the audit of these proved reserves, Ryder Scott reviewed 87% of the properties associated with Four Star's total proved reserves on a natural gas equivalent basis, representing 91% of the total discounted future net cash flows. For the reviewed properties, our overall proved reserves estimates, in the aggregate, are within 10% of Ryder Scott's estimates.

As of December 31, 2011
Proved reserves(1):
Natural gas (MMcf)	2,781,904
Oil/Condensate (MBbls)	181,639
NGL (MBbls)	19,153
Total estimated net proved reserves (MMcfe)	3,986,658
Proved developed producing (MMcfe)	1,694,039
Proved developed non-producing (MMcfe)	350,274
Proved undeveloped (MMcfe)	1,942,345
Percent proved developed reserves (%)	51%
PV-10 (in thousands)(2)	$7,015,973

(1)
Includes the net proved reserve amounts represented by our approximate 49% equity interest in Four Star. Specifically, net proved reserves represented by our approximate 49% interest in Four Star as of December 31, 2011 were 134,713 MMcf natural gas, 1,569 MBbls oil and condensate and 4,908 MBbls NGL, totaling 173,574 MMcfe total net proved reserves. Total net proved reserves were comprised of 144,248 MMcfe proved developed producing, 5,292 MMcfe proved developed non-producing, and 24,034 MMcfe proved undeveloped.

(2)
PV-10 is considered a non-GAAP measure and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the relative monetary significance of our oil, natural gas and NGL properties regardless of tax structure. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil, natural gas and NGL properties. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil (including NGLs) and natural gas reserves. The unweighted average of the historical first-day-of-the-month prices for the prior 12 months was $4.12 per MMBtu of natural gas and $96.19 per barrel of oil as of December 31, 2011.

          The following table provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in millions):

As of December 31, 2011
PV-10	$7,016
Income taxes, discounted at 10%	(1,816)
Discounting difference(a)	210

Standardized measure of discounted future net cash flows	$5,410

(a)
Discounting difference relates to differences in the manner in which discounted cash flows are determined for reserve calculations (monthly) versus the discount calculation for purposes of calculating the standardized measure (annually).

Production, Revenues and Price History

        The following table sets forth information regarding net production of the Acquired Business and certain price and cost information for each of the periods indicated.

	EP Energy Corporation Historical
	Year ended December 31,
	2011	2010	2009
Production data(1):
Natural gas (MMcf)	257,964	242,776	238,101
Oil/Condensate (MBbls)	6,340	5,111	4,497
NGL (MBbls)	1,624	1,996	2,248
Combined production (MMcfe)	305,748	285,418	278,571
Average combined daily production (MMcfe/d)	838	782	763
Average realized prices on physical sales(2):
Natural gas (Mcf)	$4.04	$4.32	$3.80
Oil (Bbl)	91.40	72.83	52.48
NGL (Bbl)	53.50	42.38	33.75
Average realized prices, including financial derivative settlements(2)(3):
Natural gas (Mcf)	$5.44	$5.67	$7.62
Oil (Bbl)	90.23	71.13	95.57
NGL (Bbl)	53.50	42.38	33.75
Average cash operating cost per Mcfe(4):
Lease operating expenses(5)	$0.77	$0.73	$0.78
Production taxes	0.28	0.27	0.22
General and administrative expenses	0.70	0.72	0.77
Taxes other than production and income taxes	0.04	0.06	0.05

Total	$1.79	$1.78	$1.82

Depreciation, depletion and amortization	$2.16	$1.82	$1.74

(1)
Includes the production amounts represented by our approximate 49% equity interest in Four Star. Specifically, production amounts represented by our approximate 49% equity interest in Four Star as of December 31, 2011 were 16,881 MMcf natural gas, 306 MBbls oil and condensate, 556 MBbls NGL, 22,052 MMcfe combined production and 61 MMcfe/d average combined daily production.

(2)
Average prices shown in the table reflect prices both before and after the effects of financial derivative settlements.

(3)
We had no cash premiums related to oil derivatives settled during the years ended December 31, 2011, 2010 and 2009. Premiums paid related to natural gas derivatives settled during the year ended December 31, 2010 were $157 million. Premiums paid related to natural gas derivatives settled during the year ended December 31, 2011 were $23 million. Had we included these premiums in our natural gas average realized prices in 2011 and 2010, our realized price, including financial derivatives settlements, would have decreased by $0.10 per Mcf and $0.70 per Mcf for the years ended December 31, 2011 and 2010.

(4)
Total adjusted cash operating costs per unit for each period were $1.69/Mcfe, $1.71/Mcfe and $1.72/Mcfe.

(5)
Includes approximately $14 million of start-up costs in Camarupim Field in 2009 or $3.08 per Mcfe for Brazil and $0.05 per Mcfe worldwide.

RISK FACTORS

        Investing in the exchange notes in this exchange offer involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before participating in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In addition, the risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, financial condition or results of operations. In any such case, you may lose all or a part of your original investment.

Risks Related to the Exchange Offer

If you do not properly tender your initial notes, you will continue to hold unregistered initial notes and be subject to the same limitations on your ability to transfer initial notes.

        We will only issue exchange notes in exchange for initial notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the initial notes and you should carefully follow the instructions on how to tender your initial notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the initial notes. If you are eligible to participate in the exchange offer and do not tender your initial notes or if we do not accept your initial notes because you did not tender your initial notes properly, then, after we consummate the exchange offer, you will continue to hold initial notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the initial notes. In addition:

  •
  if you tender your initial notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

  •
  if you are a broker-dealer that receives exchange notes for your own account in exchange for initial notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you (i) have not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute those exchange notes and (ii) will deliver a prospectus in connection with any resale of those exchange notes.

        We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

        After the exchange offer is consummated, if you continue to hold any initial notes, you may have difficulty selling them because there will be fewer initial notes outstanding.

The issuance of the exchange notes may adversely affect the market for the initial notes.

        To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to Our Indebtedness and the Notes

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.

        After giving pro forma effect to the Acquisition Transactions and the Refinancing Transactions, we are a highly leveraged company. As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, we would have had $4,250 million face value of outstanding indebtedness (in addition to approximately $1.5 billion of undrawn commitments under the RBL Facility), and for the six months ended June 30, 2012, we would have had total pro forma debt service payment obligations of $156 million.

        Our substantial indebtedness could have important consequences for you as a holder of the notes. For example, it could:

  •
  limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

  •
  make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indentures governing the notes and the agreements governing other indebtedness;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, thereby reducing funds available to us for other purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our operations or business;

  •
  make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

  •
  make us more vulnerable to downturns in our business or the economy;

  •
  restrict us from making strategic acquisitions, engaging in development activities, introducing new technologies or exploiting business opportunities;

  •
  cause us to make non-strategic divestitures;

  •
  limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets;

  •
  prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the indentures governing the notes; or

  •
  expose us to the risk of increased interest rates, as certain of our borrowings, including borrowings under the RBL Facility and the senior secured term loan, are at variable rates of interest.

In addition, the credit agreements governing the RBL Facility and our new senior secured term loan and the indentures governing the notes contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, which could intensify the risks described above.

        We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the indentures governing the notes and the credit agreements governing the RBL Facility and the senior secured term loan contain restrictions on our and our subsidiaries' ability to incur additional indebtedness, including secured indebtedness that will be effectively senior to the senior notes and could be effectively senior to the senior secured notes, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. As of June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, we would have had approximately $1.5 billion available for additional borrowing under the RBL Facility, all of which would be secured. In addition to the notes and our borrowings under the RBL Facility and the senior secured term loan, the covenants under any other existing or future debt instruments could allow us to incur a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our securityholders, will be exposed to certain risks described above under "—Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes."

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

        Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon, among other things:

  •
  our future financial and operating performance (including the realization of any cost savings described herein), which will be affected by prevailing economic, industry and competitive conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control; and

  •
  our future ability to borrow under the RBL Facility, the availability of which depends on, among other things, our complying with the covenants in the credit agreement governing such facility.

        We cannot assure you that our business will generate cash flow from operations, or that we will be able to draw under the RBL Facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including the RBL Facility, the senior secured term loan and the indentures governing the notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. The Sponsors and their affiliates have no continuing obligation to provide us with debt or equity financing. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could result in a material adverse effect on our business, results of operations and financial condition and could negatively impact our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our indebtedness, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the RBL Facility could terminate their commitments to loan money, our secured lenders (including the lenders under the RBL Facility and the senior secured term loan and the holders of the senior secured notes) could foreclose against the assets securing their loans and the senior secured notes and we could be forced into bankruptcy or liquidation. All of these events could cause you to lose all or part of your investment in the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

        We are a holding company and have no direct operations other than holding the equity interests in our subsidiaries and activities directly related thereto. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from them and we may be limited in our ability to cause any future joint ventures to distribute their earnings to us. While the indentures governing the notes and the credit agreements governing the RBL Facility and the senior secured term loan limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including defaults under the RBL Facility and the senior secured term loan that are not waived by the required lenders, and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the RBL Facility and the senior secured term loan), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to (i) declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, (ii) terminate their commitments and cease making further loans and (iii) institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

        If our operating performance declines, we may in the future need to seek waivers from the required lenders or holders under the RBL Facility, the senior secured term loan and the notes to avoid being in default. If we breach our covenants under the RBL Facility, the senior secured term loan and the notes and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders, as applicable. If this occurs, we would be in default under these facilities, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness," "Description of Senior 2020 Exchange Notes," "Description of Senior 2022 Exchange Notes" and "Description of Senior Secured Exchange Notes."

        Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any "adequate protection" under Title 11 of the United States Code, as amended (the "Bankruptcy Code").

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. During the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, these non-guarantor subsidiaries generated approximately 5% of our total revenue and 2% of our Adjusted EBITDAX. As of June 30, 2012, on a pro forma basis these non-guarantor subsidiaries held approximately 2% of our consolidated assets and had no outstanding indebtedness, excluding intercompany obligations.

        In addition, the indentures governing the notes permit these subsidiaries to incur additional indebtedness, subject to some limitations, and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

        The notes will not be guaranteed by any of our non-U.S. subsidiaries or any other subsidiaries that are not material or wholly owned. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        The RBL Facility, the senior secured term loan and the indentures governing the notes contain, and any other existing or future indebtedness of ours would likely contain, a number of covenants that will impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries ability to, among other things:

  •
  incur additional debt, guarantee indebtedness or issue certain preferred shares;

  •
  pay dividends on or make distributions in respect of, or repurchase or redeem, our capital stock or make other restricted payments;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans or certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates;

  •
  alter the businesses we conduct;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, the RBL Facility requires us to comply with certain financial covenants. See "Description of Other Indebtedness—The RBL Facility."

        As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

        A failure to comply with the covenants under the RBL Facility, the senior secured term loan, the notes or any of our other future indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any such default, the lenders thereunder:

  •
  will not be required to lend any additional amounts to us;

  •
  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit;

  •
  could require us to apply all of our available cash to repay these borrowings; or

  •
  could effectively prevent us from making debt service payments on the notes (due to a cash sweep feature);

any of which could result in an event of default under the notes.

        Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders or holders under the RBL Facility, the senior secured term loan and the notes could proceed against the collateral granted to them to secure that indebtedness. We pledged a significant portion of our assets as collateral under the RBL Facility, the senior secured term loan and the senior secured notes.

        If any of our outstanding indebtedness under the RBL Facility, the senior secured term loan or our other indebtedness, including the notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See "Description of Other Indebtedness," "Description of Senior 2020 Exchange Notes," "Description of Senior 2022 Exchange Notes" and "Description of Senior Secured Exchange Notes."

Because each subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors.

        You have the benefit of the guarantees of the guarantors. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that such guarantors are permitted to guarantee under applicable law. As a result, any such guarantor's liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully below, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.

        In addition, the subsidiary guarantors will be automatically released from their guarantees upon the occurrence of certain events, including the following:

  •
  the designation of a subsidiary guarantor as an unrestricted subsidiary;

  •
  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by a subsidiary guarantor; or

  •
  the sale or other disposition, including the sale of substantially all the assets, of a subsidiary guarantor.

        If the guarantee of any subsidiary guarantor is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the notes. See "Description of Senior 2020 Exchange Notes—Subsidiary Guarantees," "Description of Senior 2022 Exchange Notes—Subsidiary Guarantees" and "Description of Senior Secured Exchange Notes—Subsidiary Guarantees."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes and our senior secured term loan at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. Additionally, under the RBL Facility, a change of control constitutes an event of default that permits the lenders to accelerate the maturity of borrowings and terminate their commitments to lend. The source of funds for any repurchase of the notes and repayment of borrowings under the RBL Facility and the senior secured term loan would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. It is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of notes or that restrictions in the RBL Facility and the senior secured term loan will not allow such repurchases. We may require additional financing from third parties to fund any such repurchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the indentures governing the notes. See "Description of Senior 2020 Exchange Notes—Change of Control," "Description of Senior 2022 Exchange Notes—Change of Control" and "Description of Senior Secured Exchange Notes—Change of Control."

        Courts interpreting change of control provisions under New York law (which will be the governing law of the indentures governing the notes) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

        Legal uncertainty regarding what constitutes a change of control and the provisions of the indentures governing the notes may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control for purposes of the notes includes a phrase relating to the transfer of "all or substantially all" of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require noteholders to return payments received.

        If we or any guarantor becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the notes or the guarantees. A court might do so if it found that when we issued the notes or the subsidiary guarantor entered into its guarantee, or in some states when payments became due under the notes or the guarantees, we or the subsidiary guarantor received less than reasonably equivalent value or fair consideration and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was left with inadequate capital to conduct its business;

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay; or

  •
  was a defendant in an action for money damages or had a judgment for money damages docketed against us or the subsidiary guarantor if, in either case, the judgment is unsatisfied after final judgment.

        The court might also void an issuance of notes or a guarantee, without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or its guarantee if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or any guarantee you would no longer have any claim against the issuer or the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a guarantor. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt, which could result in acceleration of that debt.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. In addition, no subsidiary guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it, for which the judgment was unsatisfied after final judgment. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

        Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (a) the holder of notes engaged in some type of inequitable conduct, (b) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (c) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under the RBL Facility and the senior secured term loan are at variable rates of interest and expose us to interest rate risk. Assuming the RBL Facility is fully drawn and the applicable LIBOR rate exceeds the term loan LIBOR floor, each 0.125% change in assumed blended interest rates would result in a $3.4 million change in annual interest expense on indebtedness under the RBL Facility and the senior secured term loan. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk, may prove disadvantageous or may create additional risks.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop, or if developed be maintained, for the notes.

        The notes are new issues of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange or included in any automated quotation system. Affiliates of the initial purchasers of the initial notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, they are not obligated to make a market in any of the notes, and they may discontinue their market making activities at any time without notice. Therefore, an active market for any of the notes may not develop or, if developed, it may not continue. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. A liquid trading market may not develop for the notes or any series of notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from their value on the date you acquired the notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Many of the restrictive covenants contained in the indentures governing the notes will not apply during any period in which the notes are rated investment grade by both Moody's and S&P.

        Many of the covenants contained in the indentures governing the notes will not apply to us during any period in which the notes are rated investment grade by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, provided that at such time no default or event of default has occurred and is continuing. Such covenants will include restrictions on, among other things, our ability to make certain distributions, incur indebtedness and enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade or that if the notes ever are rated investment grade they will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indentures governing the notes. See "Description of Senior 2020 Exchange Notes—Certain Covenants," "Description of Senior 2022 Exchange Notes—Certain Covenants" and "Description of Senior Secured Exchange Notes—Certain Covenants."

Additional Risks Related to the Senior Secured Notes

The lien on the RBL Facility Priority Collateral securing the senior secured notes and the guarantees is junior and subordinate to the lien on the RBL Facility Priority Collateral securing the RBL Facility and certain other first lien obligations.

        The senior secured notes and related guarantees will be secured by second-priority liens on the RBL Facility Priority Collateral, which secures on a first-priority basis obligations under our the RBL Facility and certain hedging and cash management obligations, subject to certain permitted liens, exceptions and encumbrances described in the indenture governing the senior secured notes and the security documents relating to the senior secured notes. As set out in more detail under "Description of Senior Secured Exchange Notes—Security," the lenders under the RBL Facility and holders of certain of our hedging and cash management obligations will be entitled to receive all proceeds from the realization of the RBL Facility Priority Collateral before the notes under certain circumstances, including upon default in payment on, or the acceleration of, any obligations under the RBL Facility, or in the event of our or any guarantor's bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, to repay such obligations in full before the holders of the senior secured notes will be entitled to any recovery from the RBL Facility Priority Collateral. In addition, the indenture governing the senior secured notes will permit us and the guarantors to create additional liens under specified circumstances, including liens senior in priority to the liens on the RBL Facility Priority Collateral securing the senior secured notes. Any obligations secured by such liens may further limit the recovery from the realization of the RBL Facility Priority Collateral available to satisfy holders of the senior secured notes.

Holders of the senior secured notes will not control decisions regarding the RBL Facility Priority Collateral.

        The lenders under the RBL Facility, as holders of first priority-lien obligations, will control substantially all matters related to the RBL Facility Priority Collateral pursuant to the terms of the senior lien intercreditor agreement. The holders of the first-priority lien obligations may cause the collateral agent thereunder (the "first lien agent") to dispose of, release or foreclose on, or take other actions with respect to, the RBL Facility Priority Collateral (including amendments of and waivers under the security documents) with which holders of the senior secured notes may disagree or that may be contrary to the interests of holders of the senior secured notes, even after a default under the senior secured notes. To the extent RBL Facility Priority Collateral is released from securing the first-priority lien obligations, the senior lien intercreditor agreement will provide that, in certain circumstances, the second-priority liens securing the senior secured notes will also be released. In addition, the security documents related to the second-priority liens generally will provide that, so long as the first-priority lien obligations are in effect, the holders of the first-priority lien obligations may change, waive, modify or vary the security documents governing such first-priority liens without the consent of the holders of the senior secured notes (except under certain limited circumstances) and that the security documents governing the second-priority liens will be automatically be changed, waived and modified in the same manner. Further, the security documents governing the second-priority liens may not be amended in any manner adverse to the holders of the first-priority obligations without the consent of the first lien agent until the first priority lien obligations are paid in full. The security agreement governing the second-priority liens will prohibit second-priority lienholders from foreclosing on the RBL Facility Priority Collateral until payment in full of the first-priority lien obligations. We cannot assure you that in the event of a foreclosure by the holders of the first-priority lien obligations, the proceeds from the sale of collateral would be sufficient to satisfy all or any of the amounts outstanding under the senior secured notes after payment in full of the obligations secured by first-priority liens on the RBL Facility Priority Collateral. If such proceeds were not sufficient to repay amounts outstanding under the senior secured notes and the senior secured term loan, then holders of the senior secured notes (to the extent not repaid from the proceeds of the sale of the RBL Facility Priority Collateral and Secured Notes/Term Loan Priority Collateral) would only have an unsecured claim against our remaining assets, which claim will rank equal in priority to the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first-priority liens or other second-priority liens and our other unsecured senior indebtedness (including the senior notes). See also "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements—Senior Lien Intercreditor Agreement."

Security interest in certain of the collateral may not be in place on the date of the consummation of the exchange offer for the senior secured notes.

        Security interests may not be in place on the date of the consummation of the exchange offer for the senior secured notes. We are required to deliver real property mortgages only on certain oil and gas properties encumbering (x) not less than 50% of the PV-10 value of the proved oil and gas reserves included in the borrowing base under the RBL Facility no later than 90 days following the Acquisition and (y) not less than 80% of the PV-10 value of the proved oil and gas reserves included in the borrowing base under the RBL Facility no later than 120 days following the Acquisition, subject to extensions that may be granted in the discretion of the administrative agent under the RBL Facility. Any issues that we are not able to resolve in connection with the delivery and recordation of such mortgages and security interests may negatively impact the value of the collateral. To the extent a security interest in certain collateral is perfected following the date of issuance of the senior secured notes, it might be avoidable in bankruptcy. See "—Any future pledge of collateral might be avoidable in bankruptcy."

The capital stock of each of our subsidiaries that has been pledged to secure the senior secured notes will be automatically released from the collateral for the senior secured notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act.

        Pursuant to the terms of the indenture governing the senior secured notes, a portion (or, if necessary, all) of the capital stock of each of our subsidiaries that has been pledged to secure the senior secured notes will be automatically released from the collateral for the senior secured notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act. As a result, the collateral securing the senior secured notes will include the capital stock of each such subsidiary only to the extent that the applicable value of such capital stock (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the outstanding notes. See "Description of Senior Secured Exchange Notes—Security—Limitations on Stock Collateral." The senior secured term loan will be subject to the same limits described herein.

It may be difficult to realize the value of the collateral securing the senior secured notes.

        The collateral securing the senior secured notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the senior secured notes and the collateral agent thereunder (the "second lien collateral agent") and any other creditors that have the benefit of first-priority liens on the collateral securing the senior secured notes from time to time, whether on or after the date the senior secured notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the senior secured notes as well as the ability of the second lien collateral agent to realize or foreclose on such collateral.

        The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the senior secured notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the senior secured notes. Any claim for the difference between the amount, if any, realized by holders of the senior secured notes from the sale of the collateral securing the senior secured notes and the obligations under the senior secured notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the senior secured notes and all other senior secured obligations, interest may cease to accrue on the senior secured notes from and after the date the bankruptcy petition is filed.

        In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, is subject to the provisions of the intercreditor agreement. The intercreditor agreement sets out a number of limitations on the rights of the holders of the senior secured notes offered hereby to require security in certain circumstances, which may result in, among other things, the amount recoverable under any security provided by any subsidiary being limited and/or security not being granted over a particular type or class of assets. Accordingly, this may affect the value of the security provided by us and our subsidiaries. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the intercreditor agreement the claims of the holders of the senior secured notes offered hereby to the proceeds of such enforcement will rank behind the claims of the holders of obligations under the RBL facility, which are first-priority obligations, and holders of additional secured indebtedness (to the extent permitted to have priority by the indenture governing the senior secured notes).

        The security interest of the second lien collateral agent will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the second lien collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the second lien collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the second lien collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

The value of the Secured Notes/Term Loan Priority Collateral will not be sufficient to repay the obligations under the senior secured notes and senior secured term loan.

        The Secured Notes/Term Loan Priority Collateral is composed of 65% of the voting capital stock and 100% of the non-voting capital stock of all first-tier foreign subsidiaries of the Issuers and each of the guarantors. These foreign subsidiaries constitute approximately 2% of our consolidated assets and generated approximately 5% of our revenue and 2% of our Adjusted EBITDAX as of June 30, 2012 on a pro forma basis after giving effect to the Refinancing Transactions. In addition, the Secured Notes/Term Loan Priority Collateral will also secure our obligations under our new senior secured term loan on a first lien basis pari passu with the senior secured notes. No appraisals of any collateral have been prepared in connection with the offering of the senior secured notes. The value of the collateral securing the senior secured notes will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. Accordingly, the value of the Secured Notes/Term Loan Priority Collateral will not be sufficient to repay any obligations under the senior secured notes and senior secured term loan, and holders of the senior secured notes would only have rights to their second-priority interest on the RBL Facility Priority Collateral and, to the extent such collateral is insufficient, would have an unsecured claim against our remaining assets, ranking equal to other unsecured claims.

Rights in the collateral may be adversely affected by the failure to perfect securities interests in collateral.

        Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the senior secured notes may not be perfected with respect to the claims of such senior secured notes if the collateral agent for the senior secured notes is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing such senior secured notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and the guarantors have limited obligations to perfect the senior secured noteholders' security interest in specified collateral. The collateral agent for the senior secured notes will not monitor, and there can be no assurance that we will inform the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the senior secured notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the collateral agent for the senior secured notes, as applicable, against third parties. The collateral agent for the senior secured notes will be the collateral agent under our new senior secured term loan.

Bankruptcy laws may limit your ability to realize value from the collateral.

        The right of the second lien collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the senior secured notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the second lien collateral agent repossessed and disposed of the collateral. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the second lien collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary power of a bankruptcy court it is impossible to predict:

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  how long payments under the senior secured notes could be delayed following commencement of a bankruptcy case;

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  whether or when the collateral agent could repossess or dispose of the collateral;

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  the value of the collateral at the time of the bankruptcy petition; or

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  whether or to what extent holders of the senior secured notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee and the second lien collateral agent may not object to a number of important matters following the filing of a bankruptcy petition so long as any first priority lien obligations are outstanding. After such a filing, the value of the collateral securing the senior secured notes could materially deteriorate and the holders of the senior secured notes would be unable to raise an objection. The right of the holders of obligations secured by first priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first priority lien debt and, thereafter, the senior secured notes, the holders of the senior secured notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the senior secured notes are entitled and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

A court could void the liens securing the guarantees or the senior secured notes under fraudulent transfer laws.

        Although the senior secured notes and guarantees will be secured by the collateral owned by us and the guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a lien could be voided, or claims with respect to a lien could be subordinated to all other debts of that obligor. In addition, a bankruptcy court could require enforcement proceeds from the collateral to be returned to the obligor or to a fund for the benefit of the other creditors of the obligor. Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its senior secured notes and guarantee to be a fraudulent transfer. This provision may not be effective to protect the liens securing the senior secured notes and the guarantees from being voided under fraudulent transfer law.

        The bankruptcy court might take these actions if it found, among other things, that when an obligor granted its lien:

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  such obligor received less than reasonably equivalent value or fair consideration for the granting of the lien; and

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  such obligor:

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  was (or was rendered) insolvent by the incurrence of the obligation;

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  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

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  intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

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  was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

        A bankruptcy court would likely find that an obligor received less than fair consideration or reasonably equivalent value for its lien to the extent that it did not receive direct or indirect benefit from the issuance of the senior secured notes. A bankruptcy court could also void a lien if it found that the subsidiary issued its lien with actual intent to hinder, delay or defraud creditors.

        Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

        If a court voided a lien, it could require that noteholders return any enforcement proceeds from the collateral. If any lien were voided, noteholders would retain their rights against us and any guarantors, although there is no assurance that those entities' assets would be sufficient to pay the senior secured notes in full.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the second lien collateral agent, including pursuant to mortgages and other security documents delivered after the date of the indenture governing the senior secured notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the senior secured notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

        We maintain insurance or otherwise insure against certain hazards. There are, however, losses that may be not be insured. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the senior secured notes, our new senior secured term loan and related guarantees.

The representative of the lenders under the senior secured term loan will initially control actions with respect to the Secured Notes/Term Loan Priority Collateral. In addition, subject in all respects to the intercreditor agreement with the holders of obligations under the RBL Facility, the representative of the lenders under the senior secured term loan will also conduct all actions with respect to the RBL Facility Priority Collateral held by the holders of obligations having a second-priority security interest in such assets.

        The rights of the holders of the senior secured notes with respect to the Secured Notes/Term Loan Priority Collateral and RBL Facility Priority Collateral will be subject to an intercreditor agreement with the lenders under the senior secured term loan and other pari passu obligations. Under that intercreditor agreement, any action that may be taken with respect to the collateral, including the ability to cause the commencement of enforcement proceedings against such collateral, will be at the direction of the authorized representative of the lenders under the senior secured term loan until (1) our obligations under the senior secured term loan are discharged or (2) (i) 180 days after the occurrence of an event of default under the senior secured notes indenture or the senior secured term loan and (ii) the acceleration of the obligations under the senior secured notes indenture or the senior secured term loan. In addition, the intercreditor agreement will provide that, so long as the senior secured term loan obligations are in effect, the holders of the senior secured notes may not contest, protest or object to any foreclosure proceeding or action brought by the authorized representative of the lenders under the senior secured term loan (subject to limited exceptions). The collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the authorized representative of the lenders under the senior secured term loan. See "Description of Senior Secured Exchange Notes."

Additional Risks Related to the Senior Notes

The senior notes are unsecured, and the senior notes will be effectively subordinated to any existing and future secured debt.

        The senior notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. The senior notes will not be secured by any of our or the guarantors' assets. The senior notes will be effectively subordinated to the senior secured notes, the RBL Facility, the senior secured term loan and any future secured debt to the extent the value of the assets that secure the indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of us or the guarantors of the senior secured notes, the RBL Facility, the senior secured term loan or of other secured debt, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the senior notes only after all indebtedness under the senior secured notes, the RBL Facility, the senior secured term loan and the other secured debt has been paid in full. As a result, the holders of the senior notes may receive less, ratably, than the holders of secured debt in the event of our or the guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization. As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, there would have been secured debt consisting of

$400 million under the RBL Facility (as well as approximately $1.5 billion of undrawn commitments), $750 million of the senior secured notes and $750 million under the senior secured term loan.

Risks Related to Our Business and Industry

The supply and demand for oil, natural gas and NGLs could be negatively impacted by many factors outside of our control, which could have a material adverse effect on our business, results of operations and financial condition.

        Our success depends on the supply and demand for oil, natural gas and NGLs which will depend on many other factors outside of our control, which include, among others:

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  adverse changes in global, geopolitical and economic conditions, including changes that negatively impact general demand for oil and its refined products; power generation and industrial loads for natural gas; and petrochemical, refining and heating demand for NGLs;

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  the relative growth of natural gas-fired power generation, including the speed and level of existing coal-fired generation that is replaced by natural gas-fired generation, which could be offset by the growth of various renewable energy sources;

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  adverse changes in domestic regulations that could impact the supply of demand for natural gas, including potential restrictive regulations associated with hydraulic fracturing operations;

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  adoption of various energy efficiency and conservation measures;

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  increased prices of oil, natural gas or NGLs that could negatively impact the demand for these products;

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  perceptions of customers on the availability and price volatility of our products, particularly customers' perceptions on the volatility of natural gas and oil prices over the longer-term;

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  adverse changes in geopolitical factors, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to agree upon and maintain certain production levels, political unrest and changes in foreign governments in energy producing regions of the world and unexpected wars, terrorist activities and others acts of aggression;

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  technological advancements that may drive further increases in production from oil and natural gas shales;

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  the need of many producers to drill to maintain leasehold positions regardless of current commodity prices;

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  the oversupply of NGLs that may be caused by the wider spread between oil and natural gas prices;

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  competition from imported NGL and Canadian supplies and alternate fuels; and

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  increased costs to explore for, develop and produce oil, natural gas or NGLs, including increases in oil field service costs.

The prices for oil, natural gas and NGLs are highly volatile and could be negatively impacted by many factors outside of our control, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

        Our success depends upon the prices we receive for our oil, natural gas and NGLs. Oil, natural gas and NGL prices historically have been highly volatile and are likely to continue to be volatile in the future, especially given current global geopolitical and economic conditions. There is a risk that commodity prices could remain depressed for sustained periods, especially natural gas prices, which are at historical ten year low levels at this time. Subject to our risk mitigation and hedging strategies, we are not likely to be impacted by short-term changes in commodity prices. However, we can be negatively impacted in the long-term by sustained depression in commodity prices for oil, natural gas or NGLs, including reductions in our drilling opportunities. The prices for oil, natural gas and NGLs are subject to a variety of additional factors that are outside of our control, which include, among others:

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  changes in regional, domestic and international supply of, and demand for, oil, natural gas and NGLs;

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  gas inventory levels in the United States;

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  political and economic conditions domestically and in other oil and natural gas producing countries, including, among others, countries in the Middle East, Africa and South America;

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  actions of OPEC and other state-controlled oil companies relating to oil price and production controls;

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  volatile trading patterns in capital and commodity-futures markets;

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  changes in the costs of exploring for, developing, producing, transporting, processing and marketing oil, natural gas and NGLs;

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  weather conditions;

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  technological advances affecting energy consumption and energy supply;

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  domestic and foreign governmental regulations and taxes, including administrative and/or agency actions;

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  commodity processing, gathering and transportation availability, proximity and cost, and the availability, proximity and cost of refining capacity;

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  the price and availability of supplies of alternative energy sources;

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  the effect of NGL deliveries to the United States;

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  the strengthening and weakening of the U.S. dollar relative to other currencies; and

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  variations between product prices at sales points and applicable index prices.

        In addition to negatively impacting our cash flows, prolonged or substantial declines in these commodity prices could negatively impact our proven oil and natural gas reserves, which could cause us to incur non-cash charges to earnings. Approximately 70% of our proved reserves at December 31, 2011 were natural gas and approximately 84% of our production for the year ended December 31, 2011 was natural gas, and as a result we are substantially more sensitive to changes in natural gas prices than to changes in oil and NGL prices. Current natural gas prices are significantly below the 12-month average price used to determine our domestic proved reserves at December 31, 2011. Such decreases in commodity prices could negatively impact the amount of oil and natural gas production that we can produce economically in the future. A decrease in production could result in a shortfall in our expected cash flows and require us to reduce our capital spending or borrow funds to cover any such shortfall. Prices also affect our cash flow available for capital expenditures and our ability to access funds under the RBL Facility and through the capital markets. The amount available for borrowing under the RBL Facility is subject to a borrowing base, which is determined by our lenders taking into account our proved reserves, and is subject to periodic redeterminations based on pricing models determined by the lenders at such time. Declines in oil, natural gas and NGL prices may adversely impact the value of our proved reserves and, in turn, the bank pricing used by our lenders to determine our borrowing base. Any of these factors could negatively impact our liquidity, our ability to replace our production and our future rate of growth. On the other hand, increases in these commodity prices may be offset by increases in drilling costs, production taxes and lease operating costs that typically result from any increase in such commodity prices. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil properties, which could result in a material adverse effect on our results of operations and financial condition.

        Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for impairment. Under the successful efforts method of accounting for oil and natural gas properties, we review our oil and natural gas properties periodically (at least annually) to determine if impairment of such properties is necessary. Significant undeveloped leasehold costs are assessed for impairment at a lease level or resource play based on our current exploration plans, while leasehold acquisition costs associated with prospective areas that have limited or no previous exploratory drilling are generally assessed for impairment by major prospect area. Proved oil and natural gas property values are reviewed when circumstances suggest the need for such a review and may occur if a field discovers lower than anticipated reserves, reservoirs produce below original estimates or if commodity prices fall below a level that significantly affects anticipated future cash flows on the property. If required, the proved properties are written down to their estimated fair market value based on proved reserves and other market factors.

        We may incur additional impairment charges in the future depending on the value of our proved reserves, which are subject to change as a result of factors such as prices, costs and well performance. Finally, in light of the recent decline in natural gas prices, it is possible we could experience impairment charges for our domestic natural gas properties in the future. These impairment charges could have a material adverse effect on our results of operations and financial condition for the periods in which such charges are taken.

Our use of derivative financial instruments could result in financial losses or could reduce our income.

        We use futures, over-the-counter options and swaps to mitigate our commodity price, basis and interest rate exposures. However, we do not typically hedge all of these exposures. For example, we do not typically hedge positions beyond several years with regard to commodity or basis risks. As a result, we are subject to commodity price and basis exposure since our business has multi-year drilling programs for our proved reserves and unproved resources.

        The derivative contracts we enter into to mitigate commodity price risk are not designated as accounting hedges and are therefore marked to market. As a result, we still experience volatility in our revenues and net income as a result of changes in commodity prices, counterparty non-performance risks, correlation factors and changes in the liquidity of the market. Furthermore, the valuation of these financial instruments involves estimates that are based on assumptions that could prove to be incorrect and result in financial losses. Although we have internal controls in place that impose restrictions on the use of derivative instruments, there is a risk that such controls will not be complied with or will not be effective, and we could incur substantial losses on our derivative transactions. The use of derivatives, to the extent they require collateral posting with our counterparties, could impact our working capital and liquidity when commodity prices or interest rates change.

        To the extent we enter into derivative contracts to manage our commodity price exposure, basis and interest rate exposures, we may forego the benefits we could otherwise experience if such prices, differentials or rates were to change favorably. In addition, when we enter into fixed price derivative contracts, we could experience losses and be required to pay cash to the extent that commodity prices, basis positions or interest rates were to increase above the fixed price.

        In addition, these hedging arrangements also expose us to the risk of financial loss in the following circumstances, among others:

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  when production is less than expected;

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  when the counterparty to the hedging instrument defaults on its contractual obligations;

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  when there is an increase in the differential between the underlying price in the hedging instrument and actual prices received; and

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  when there are issues with respect to legal enforceability of such instruments.

        These types of hedging arrangements could also limit the benefit we would receive from increases in the prices for natural gas or oil.

        Our counterparties are typically large financial institutions. The risk that a counterparty may default on its obligations is heightened by the recent financial sector crisis and losses incurred by many banks and other financial institutions, including our counterparties or their affiliates. These losses may affect the ability of the counterparties to meet their obligations to us on hedge transactions, which would reduce our revenue from hedges at a time when we are also receiving a lower price for our oil and natural gas sales, thereby triggering the hedge payments. As a result, our business, results of operations and financial condition could be materially adversely affected.

        In addition, our commodity price risk management activities could have the effect of reducing our revenue and net income. For the year ended December 31, 2011 and the six months ended June 30, 2012, the net unrealized asset represented by our hedging contracts was $201 million and $460 million, respectively. We may continue to incur significant unrealized gains or losses in the future from our commodity price risk management activities to the extent market prices increase or decrease and our hedging arrangements remain in place.

The derivatives reform legislation adopted by the U.S. Congress could have a negative impact on our ability to hedge risks associated with our business.

        On July 21, 2010, The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank") was signed into law. Title VII of Dodd-Frank ("Title VII") imposes comprehensive regulation on the over-the-counter ("OTC") derivatives marketplace and could affect the use of derivatives in hedging transactions. Among other things, Title VII subjects swap dealers and major swap participants to substantial supervision and regulation, including capital standards, margin requirements, business conduct standards and recordkeeping and reporting requirements. Title VII also requires central clearing for many transactions entered into between swap dealers, major swap participants and other entities unless an End-User Exemption is available. All swaps subject to the clearing requirement must be executed on a regulated exchange or a swap execution facility ("SEF"), unless no exchange or SEF makes it available for trading. For these purposes, it is expected that a major swap participant generally will be someone other than a dealer (i) who maintains a "substantial" net position in outstanding swaps, excluding swaps used for commercial hedging or for reducing or mitigating commercial risk or (ii) whose positions create substantial net counterparty exposure that could have material adverse effects on the financial stability of the U.S. banking system or financial markets. In addition, Title VII provides the Commodity Futures Trading Commission (the "CFTC") with express authority to impose aggregate position limits on derivatives related to energy commodities, including contracts traded on exchanges, SEFs, non-U.S. boards of trade and swaps that are not centrally cleared. The CFTC has proposed a large number of rules to implement Title VII in multiple rulemaking proceedings and has finalized a number of such rules, such as the rule on the end user exception to certain clearing, margin and reporting requirements applicable to derivatives transactions on July 10, 2012. Specifically, the CFTC has issued finance regulations to define the terms "swap," "swap dealer" and "major swap participant." In addition, the CFTC has issued final regulations regarding registration of swap dealers and major swap participants. The CFTC has also issued final regulations on position limits for futures and swaps, which became effective sixty days after the term "swap" was defined by the CFTC. The CFTC has also issued final regulations on real-time public reporting of swap transaction and pricing data, as well as final regulations regarding recordkeeping and reporting requirements. Under Dodd-Frank, the CFTC was generally given until July 16, 2011 to adopt final rules under Title VII, though some rules were required to be completed sooner. However, most of the contemplated rules were not adopted by such date. Since certain provisions of Dodd-Frank reference terms that required further definition or repeal provisions of current law, such provisions would not become effective until there was a final rulemaking with respect thereto. To address the consequences of this regulatory backlog and avoid "undue disruption" to current practices during the transition to the new regulatory regime, the CFTC issued a final order, effective December 23, 2011, which (i) delays the effectiveness of provisions which reference certain terms that require further definition until the earlier of the effective date of the final rule defining the referenced term or July 16, 2012 and (ii) adds provisions to account for the repeal and replacement (as of December 31, 2011) of part 35 of the CFTC's regulations. Part 35 provided a safe harbor from CFTC regulation for certain transactions between "eligible swap participants," until the earlier of the repeal, withdrawal or replacement of Part 35 or December 31, 2011. The CFTC continues to propose and finalize rules to implement Title VII in multiple rulemaking proceedings. It is not possible at this time to predict the outcome of these proceedings or, in the case of final rules, the impact that such rules will have on the new regulatory regime and the OTC derivatives marketplace. Any laws or regulations that may be adopted that subject us or our counterparties to additional capital or margin requirements and substantially increase the costs associated with hedging our equity production, potentially making it more expensive, or limiting our ability, to implement our hedging program. In addition, the position limits implemented under the new regulatory regime may effectively limit our ability to implement our hedging program.

We require substantial capital expenditures to conduct our operations, engage in acquisition activities and replace our production, and we may be unable to obtain needed financing on satisfactory terms necessary to execute our operating strategy.

        We require substantial capital expenditures to conduct our exploration, development and production operations, engage in acquisition activities and replace our production. We have established a capital budget for 2012 between $1.5 billion and $1.6 billion. We plan to use cash flow from operating activities and borrowings under the RBL Facility to fund our capital expenditures in 2012.

        We intend to rely on cash flow from operating activities and borrowings under the RBL Facility as our primary sources of liquidity. We also may engage in asset sale transactions to fund capital expenditures when market conditions permit us to complete transactions on terms we find acceptable. There can be no assurance that such sources will be sufficient to fund our exploration, development and acquisition activities. If our revenues and cash flows decrease in the future as a result of a decline in commodity prices or a reduction in production levels, however, and we are unable to obtain additional equity or debt financing in the private or public capital markets or access alternative sources of funds, we may be required to reduce the level of our capital expenditures and may lack the capital necessary to replace our reserves or maintain our production levels.

        Our future revenues, cash flows and spending levels are subject to a number of factors, including commodity prices, the level of production from existing wells and our success in developing and producing new wells. Further, our ability to access funds under the RBL Facility is based on a borrowing base, which is subject to periodic redeterminations based on our proved reserves and prices that will be determined by our lenders using the bank pricing prevailing at such time. If the prices for oil and natural gas decline, or if we have a downward revision in estimates of our proved reserves, our borrowing base may be reduced.

        Our ability to access the private and public equity and debt markets and complete future asset monetization transactions is also dependent upon oil, natural gas and NGL prices, in addition to a number of other factors, some of which are outside our control. These factors include, among others, domestic and global economic conditions and conditions in the domestic and global financial markets.

        Due to these factors, we cannot be certain that funding, if needed, will be available to the extent required, or on acceptable terms. If we are unable to access funding when needed on acceptable terms, we may not be able to fully implement our business plans, take advantage of business opportunities, respond to competitive pressures or refinance our debt obligations as they come due, any of which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Our business is subject to competition from third parties, which could negatively impact our ability to succeed.

        The oil, natural gas and NGL businesses are highly competitive. We compete with third parties in the search for and acquisition of leases, properties and reserves, as well as the equipment, materials and services required to explore for and produce our reserves. There has been intense competition for the acquisition of leasehold positions, particularly in many of the oil and natural gas shale plays. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil properties. Similarly, we compete with many third parties in the sale of oil, natural gas and NGLs to customers, some of which have substantially larger market positions, marketing staff and financial resources than us. Our competitors include major and independent oil and natural gas companies, as well as financial services companies and investors, many of which have financial and other resources that are substantially greater than those available to us. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices.

        Furthermore, there is significant competition between the oil and natural gas industry and other industries producing energy and fuel, which may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the U.S. government. It is not possible to predict the nature of any such legislation or regulation that may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and natural gas and may prevent or delay the commencement or continuation of a given operation. Our larger competitors may be able to absorb the burden of existing, and any changes to, federal, state and local laws and regulations more easily than we can, which could negatively impact our competitive position.

        Our industry is cyclical, and historically there have been shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the cost of rigs, equipment, supplies and personnel are substantially greater and their availability may be limited. These services may not be available on commercially reasonable terms or at all. We cannot predict whether these conditions will exist in the future and, if so, what their timing and duration will be. The high cost or unavailability of drilling rigs, equipment, supplies, personnel and other oil field services could significantly decrease our profit margins, cash flows and operating results and could restrict our ability to drill the wells and conduct the operations that we currently have planned and budgeted or that we may plan in the future. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition.

Our business is subject to operational hazards and uninsured risks that could have a material adverse effect on our business, results of operations and financial condition.

        Our oil and natural gas exploration and production activities are subject to all of the inherent risks associated with drilling for and producing natural gas and oil, including the possibility of:

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  Adverse weather conditions, natural disasters, and/or other climate related matters—including extreme cold or heat, lightning and flooding, fires, earthquakes, hurricanes, tornadoes and other natural disasters. Although the potential effects of climate change on our operations (such as hurricanes, flooding, etc.) are uncertain at this time, changes in climate patterns as a result of global emissions of greenhouse gas (GHG) could also have a negative impact upon our operations in the future, particularly with regard to any of our facilities that are located in or near coastal regions;

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  Acts of aggression on critical energy infrastructure—including terrorist activity or "cyber security" events. We are subject to the ongoing risk that one of these incidents may occur which could significantly impact our business operations and/or financial results. Should one of these events occur in the future, it could impact our ability to operate our drilling and exploration processes, our operations could be disrupted, property could be damaged and/or customer information could be stolen resulting in substantial loss of revenues, increased costs to respond or other financial loss, damage to reputation, increased regulation and litigation and/or inaccurate information reported from our exploration and production operations to our financial applications, to our customers and to regulatory entities; and

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  Other hazards—including the collision of third-party equipment with our infrastructure (such as damage from collisions with vessels in our exploration and production operations); explosions, equipment malfunctions, mechanical and process safety failures, well blowouts, formations with abnormal pressures and collapses of wellbore casing or other tubulars; events causing our facilities to operate below expected levels of capacity or efficiency; uncontrollable flows of natural gas, oil, brine or well fluids, release of pollution or contaminants (including hydrocarbons) into the environment (including discharges of toxic gases or substances) and other environmental hazards.

        Each of these risks could result in (i) damage to and destruction of our facilities, (ii) damage to and destruction of property, natural resources and equipment; (iii) injury or loss of life; (iv) business interruptions while damaged energy infrastructure is repaired or replaced; (v) pollution and other environmental damage; (vi) regulatory investigations and penalties; and (vii) repair and remediation costs. Any of these results could cause us to suffer substantial losses. Our offshore operations may encounter additional marine perils, including hurricanes and other adverse weather conditions, damage from collisions with vessels, and governmental regulations (including interruption or termination of drilling rights by governmental authorities based on environmental, safety and other considerations).

        While we maintain insurance against some of these risks in amounts that we believe are reasonable, our insurance coverages have material deductibles, self-insurance levels and limits on our maximum recovery and do not cover all risks. For example, from time to time, we may not carry, or may be unable to obtain, on terms that we find acceptable and/or reasonable, insurance coverage for certain exposures, including, but not limited to certain environmental exposures (including potential environmental fines and penalties), business interruption and, named windstorm/hurricane exposures and, in limited circumstances, certain political risk exposures. The premiums and deductibles we pay for certain insurance policies are also subject to the risk of substantial increases over time that could negatively impact our financial results. In addition, we may not be able to renew existing insurance policies or procure desirable insurance on commercially reasonable terms. There is also a risk that our insurers may default on their insurance coverage obligations or that amounts for which we are insured, or that the proceeds of such insurance, will not compensate us fully for our losses. Any of these outcomes could have a material adverse effect on our business, results of operation and financial condition.

Some of our operations are subject to joint ventures or operations by third parties, which could negatively impact our control over these operations, and our inability to maintain these relationships and find appropriate partners for our operations in the future could have a material adverse effect on our business, results of operations, financial condition and prospects.

        Some of our operations and interests are subject to joint ventures or are operated by other companies. The most significant joint venture is our approximate 49% equity interest in Four Star. Although we operate the substantial majority of the properties in our business, certain of the properties are operated by our joint venture partners or other third-party working interest owners. In certain cases, (a) we have limited ability to influence or control the day-to-day operation of such properties, including compliance with environmental, safety and other regulations, (b) we cannot control the amount of capital expenditures that we are required to fund with respect to properties, (c) we are dependent on third parties to fund their required share of capital expenditures and (d) we may have restrictions or limitations on our ability to sell our interests in these jointly owned assets.

        The failure of an operator of our properties to adequately perform operations or an operator's breach of applicable agreements could reduce our production and revenue. As a result, the success and timing of our drilling and development activities on properties operated by others depends upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

We are subject to a complex set of laws and regulations that regulate the energy industry for which we have to incur substantial compliance and remediation costs.

        Our operations, and the energy industry in general, are subject to a complex set of federal, state and local laws and regulations over the following activities, among others:

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  the location of wells;

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  methods of drilling and completing wells;

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  allowable production from wells;

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  unitization or pooling of oil and gas properties;

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  spill prevention plans;

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  limitations on venting or flaring of natural gas;

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  disposal of fluids used and wastes generated in connection with operations;

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  access to, and surface use and restoration of, well properties;

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  plugging and abandoning of wells;

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  air quality, noise levels and related permits;

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  gathering, transportation and marketing of natural gas (including NGLs) and oil;

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  taxation; and

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  competitive bidding rules on federal and state lands.

        Generally, the regulations have become more stringent over time and impose more limitations on our operations and cause more costs to be incurred to comply with such increased regulation. Many required approvals are subject to considerable discretion by the regulatory agencies with respect to the timing and scope of approvals and permits issued. If permits are not issued, or if unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned or at all. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well, or the receipt of a permit with excessive conditions or costs could have a material negative impact on our operations and financial results. We may also incur substantial costs in order to maintain compliance with these existing laws and regulations, including costs to comply with new and more extensive reporting and disclosure requirements. Failure to comply with such requirements may result in the suspension or termination of operations and may subject us to criminal as well as civil and administrative penalties. We are exposed to fines and penalties to the extent that we fail to comply with the applicable laws and regulations, as well as the potential for limitations to be imposed on our operations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to our operations. Such costs could have a material adverse effect on our business, financial condition and results of operations.

        Also, some of our assets are located and operate on federal, state, local or tribal lands and are typically regulated by one or more federal, state or local agencies. For example, we have drilling and production operations that are located on federal lands, which are regulated by the U.S. Department of the Interior ("DOI"), particularly by the Bureau of Land Management ("BLM") and the Bureau of Ocean Energy Management, Regulation and Enforcement. We also have operations on Native American tribal lands, which are regulated by the DOI, particularly by the Bureau of Indian Affairs ("BIA"), as well as local tribal authorities. Operations on these properties are often subject to additional regulations and compliance obligations, which can delay our access to such lands and impose additional compliance costs. There are also various laws and regulations that regulate various market practices in the industry, including antitrust laws and laws that prohibit fraud and manipulation in the markets in which we operate. The authority of the Federal Trade Commission ("FTC") and the Commodity Futures Trading Commission ("CFTC") to impose penalties for violations of laws or regulations has generally increased over the last few years.

We are exposed to the credit risk of our counterparties, and our credit risk management may not be adequate to protect against such risk.

        We are subject to the risk that our counterparties may fail to make payments to us within the time required under our contracts or at all. Our current largest exposure is with some of our hedging transaction counterparties. Our credit procedures and policies may not be adequate to fully eliminate counterparty credit risk. In addition, in certain situations, we may assume certain additional credit risks for competitive reasons or otherwise. If our existing or future counterparties fail to pay and/or perform, our business, results of operation and financial condition could be materially adversely affected.

We are exposed to the credit and performance risk of our key contractors and suppliers.

        As an owner of drilling and production facilities with significant capital expenditures in our business, we rely on contractors for certain construction, drilling and completion operations and we rely on suppliers for key materials, supplies and services, including steel mills, pipe and tubular manufacturers and oil field service providers. We also rely upon the services of other third parties to explore or analyze our prospects to determine a method in which the prospects may be developed in a cost-effective manner. There is a risk that such contractors and suppliers may experience credit and performance issues that could adversely impact their ability to perform their contractual obligations with us, including their performance and warranty obligations. This could result in delays or defaults in performing such contractual obligations and increased costs to seek replacement contractors, each of which could negatively impact us.

Affiliates of the Sponsors and other investors own substantially all of the equity interests in us may have conflicts of interest with us and or the holders of the notes in the future.

        As a result of the Acquisition Transactions, investment funds affiliated with, and one or more co-investment vehicles controlled by, the Sponsors and other investors collectively own substantially all of our equity interests and such persons or their designees hold substantially all of the seats on Parent's board of managers. As a result, affiliates of the Sponsors and such other investors have control over our decisions to enter into certain corporate transactions and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether holders of the notes believe that any such transactions are in their own best interests. For example, affiliates of the Sponsors and other investors could collectively cause us to make acquisitions that increase the amount of our indebtedness or to sell assets, or could cause us to issue additional capital stock or declare dividends. So long as investment funds affiliated with the Sponsors and other investors continue to indirectly own a significant amount of the outstanding shares of our equity interests or otherwise control a majority of Parent's board of managers, affiliates of the Sponsors and other investors will continue to be able to strongly influence or effectively control our decisions. The indentures governing the notes and the credit agreements governing the RBL Facility and our new senior secured term loan permit us, under certain circumstances, to pay advisory and other fees, pay dividends and make other restricted payments to the Sponsors and other investors, and the Sponsors and such other investors or their respective affiliates may have an interest in our doing so.

        Additionally, the Sponsors and such other investors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. These persons may also pursue acquisition opportunities that may be complementary to (or competitive with) our business, and as a result those acquisition opportunities may not be available to us. In addition, the Sponsors' and other investors' interests in other portfolio companies could impact our ability to pursue acquisition opportunities. The holders of the notes should consider that the interests of the Sponsors and such other investors (or their respective affiliates) may differ from their interests in material respects. See "Summary—Our Sponsors" and "Certain Relationships and Related Party Transactions."

The loss of the services of key personnel could have a material adverse effect on our business.

        The leadership of our executive officers and other members of our senior management has been a critical element of our success. These individuals have substantial experience and expertise in our business and have made significant contributions to our growth and success. We are not protected by key man or similar life insurance covering our executive officers and other members of senior management. We have entered into employment agreements with each of our executive officers, including Brent J. Smolik, our President and Chief Executive Officer, and Dane E. Whitehead, our Executive Vice President and Chief Financial Officer, but these agreements do not guarantee that these executives will remain with us. For information regarding these employment agreements, see "Management—Employment Agreements." The unexpected loss of services of one or more of these individuals could have a material adverse effect on our business.

Our business requires the retention and recruitment of a skilled workforce and the loss of employees could result in the inability to implement our business plans.

        Our business requires the retention and recruitment of a skilled workforce including engineers, technical personnel, geoscientists and land personnel and other professionals. We compete with other companies in the energy industry for this skilled workforce. We have developed new firm-wide compensation and benefit programs that took effect following the Acquisition Transactions. These new programs are based on previous Company plans and are designed to be competitive among our industry peers and to reflect market-based metrics as well as incentives to create alignment with the

Sponsors and other investors, but there is a risk that these new programs may not be successful in retaining and recruiting these professionals or that we could experience increased costs. If we are unable to (a) retain our current employees, (b) successfully complete our knowledge transfer and/or (c) recruit new employees of comparable knowledge and experience, our business, results of operations and financial condition could be negatively impacted. In addition, we could experience increased costs to retain and recruit these professionals.

Skilled labor shortages and increased labor costs could negatively impact our profitability.

        We may be affected by skilled labor shortages of certain types of technical or qualified personnel, including engineers, geo-professionals, project managers, field supervisors and other technical or qualified personnel, which we have from time-to-time experienced, especially in North American regions where there are large unconventional shale resource plays. These shortages could negatively impact the productivity and profitability of certain projects. Our inability to bid on new and attractive projects, or maintain productivity and profitability on existing projects due to the limited supply of skilled workers and/or increased labor costs could have a material adverse effect on our business, results of operation and financial condition.

The success of our business depends upon our ability to find and replace reserves that we produce.

        Similar to our competitors, we have a reserve base that is depleted as it is produced. Unless we successfully replace the reserves that we produce, our reserves will decline, which will eventually result in a decrease in oil and natural gas production and lower revenues and cash flows from operations. We historically have replaced reserves through both drilling and acquisitions. The business of exploring for, developing or acquiring reserves requires substantial capital expenditures. If we do not continue to make significant capital expenditures (such as if our access to capital resources becomes limited) or if our exploration, development and acquisition activities are unsuccessful, we may not be able to replace the reserves that we produce, which would negatively impact us. As a result, our future natural gas and oil reserves and production, and therefore our cash flow and results of operations, are highly dependent upon our success in efficiently developing and exploiting our current properties and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs or at all. If we are unable to replace our current and future production, the value of our reserves will decrease, and our business, results of operations and financial condition would be materially adversely affected.

        In addition, we have certain areas in which we have incurred material costs to explore for and develop reserves. These unproved property costs include non-producing leasehold, geological and geophysical costs associated with unevaluated leasehold or drilling interests, and exploration drilling costs in investments in unproved properties and major development projects in which we own a direct interest. We have incurred unevaluated capitalized costs associated with development and exploration activities in Brazil. If costs are determined to be impaired, we record in our income statement the amount of any impairment.

Our oil and natural gas drilling and producing operations involve many risks, and our production forecasts may differ from actual results.

        Our success will depend on our drilling results. Our drilling operations are subject to the risk that (i) we may not encounter commercially productive reservoirs or (ii) if we encounter commercially producible reservoirs, we either may not fully recover our investments or that our rates of return will be less than expected. We are also subject to the risk that we encounter unexpected drilling conditions. Our past performance should not be considered indicative of future drilling performance. For example, we have acquired acreage positions in two new domestic oil and natural gas shale areas for which we plan to incur substantial capital expenditures over the next several years. It remains uncertain whether we will be successful in exploring for the reserves in these regions or in developing the reserves that are found. Our success in such areas will depend in part on our ability to successfully transfer our experiences from existing areas into these new shale plays. As a result, there remains uncertainty on the results of our drilling programs, including our ability to realize proved reserves or to earn acceptable rates of return on our drilling programs. From time to time, we provide forecasts of expected quantities of future production. These forecasts are based on a number of estimates, including expectations of production from existing wells and the outcome of future drilling activity. Our forecasts could be different from actual results and such differences could be material.

        Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. In addition, the results of our exploratory drilling in new or emerging areas are more uncertain than drilling results in areas that are developed and have established production. Our cost of drilling, completing, equipping and operating wells is often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical or less economic than forecasted. Further, many factors may increase the cost of, or curtail, delay or cancel, drilling operations, including the following:

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  unexpected drilling conditions;

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  delays imposed by or resulting from compliance with regulatory and contractual requirements;

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  unexpected pressure or irregularities in geological formations;

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  equipment failures or accidents;

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  fracture stimulation accidents or failures;

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  adverse weather conditions;

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  declines in oil and natural gas prices;

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  surface access restrictions with respect to drilling or laying pipelines;

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  shortages (or increases in costs) of water used in hydraulic fracturing, especially in arid regions or regions that have been experiencing severe drought conditions;

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  shortages or delays in the availability of, increases in the cost of, or increased competition for, drilling rigs and crews, fracture stimulation crews, equipment, pipe, chemicals and supplies and transportation, gathering, processing, treating or other midstream services; and

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  limitations or reductions in the market for natural gas and oil.

        Additionally, the occurrence of certain of these events could impact third parties, including persons living in proximity to our operations, our employees and employees of our contractors, leading to possible injuries or death or significant property damage. As a result, we face the possibility of liabilities from these events that could materially adversely affect our business, results of operations and financial condition.

        In addition, uncertainties associated with enhanced recovery methods may result in our inability to realize an acceptable return on our investments in such projects. The additional production and reserves, if any, attributable to the use of enhanced recovery methods are inherently difficult to predict. If our enhanced recovery methods do not allow for the extraction of natural gas and oil in a manner or to the extent that we anticipate, we may not realize an acceptable return on our investments in such projects. Further, 2-D and 3-D seismic data that we obtain is subject to interpretation and may not accurately identify the presence of natural gas, which could also negatively impact the results of our drilling operations.

Part of our strategy involves drilling in existing or emerging shale plays using some of the latest available horizontal drilling and completion techniques, the results of which are subject to drilling and completion technique risks, and drilling results may not meet our expectations for reserves or production.

        Many of our operations involve utilizing the latest drilling and completion techniques as developed by us and our service providers in order to maximize cumulative recoveries and therefore generate the highest possible returns. Risks that we face while drilling include, but are not limited to, landing our well bore in the desired drilling zone, staying in the desired drilling zone while drilling horizontally through the formation, running our casing the entire length of the well bore and being able to run tools and other equipment consistently through the horizontal well bore. Risks that we face while completing our wells include, but are not limited to, being able to fracture stimulate the planned number of stages, being able to run tools the entire length of the well bore during completion operations and successfully cleaning out the well bore after completion of the final fracture stimulation stage.

        Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, limited access to gathering systems and takeaway capacity, and/or oil and natural gas prices decline, the return on our investment for a particular project may not be as attractive as we anticipated and we could incur material write-downs of unevaluated properties and the value of our undeveloped acreage could decline in the future.

Drilling locations that we decide to drill may not yield oil, natural gas or NGLs in commercially viable quantities.

        We describe potential drilling locations and our plans to explore those potential drilling locations in this prospectus. These potential drilling locations are in various stages of evaluation, ranging from a location which is ready to drill to a location that will require substantial additional interpretation. There is no way to predict in advance of drilling and testing whether any particular location will yield oil, natural gas or NGLs in sufficient quantities to recover drilling or completion costs or to be economically viable. The use of technologies and the study of producing fields in the same area will not enable us to know conclusively, prior to drilling, whether oil, natural gas or NGLs will be present or, if present, whether oil, natural gas or NGLs will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil, natural gas or NGLs exist, we may damage the potentially productive hydrocarbon-bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well. We cannot assure you that the analogies we draw from available data from other wells, more fully explored locations or producing fields will be applicable to our other identified drilling locations. Further, initial production rates reported by us or other operators may not be indicative of future or long-term production rates. In summary, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Our drilling locations are scheduled to be drilled over several years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling. In addition, we may not be able to raise the significant amount of capital that would be necessary to drill a substantial portion of our potential drilling locations.

        Our management has identified and scheduled potential drilling locations as an estimate of our future multi-year drilling activities on our existing acreage. All of our potential drilling locations represent a significant part of our growth strategy. Our ability to drill and develop these locations is subject to a number of uncertainties, including the availability of capital, seasonal conditions, regulatory approvals, oil, natural gas and NGL prices, costs and drilling results. Because of these uncertainties, we do not know if the drilling locations we have identified will ever be drilled or if we will be able to produce oil, natural gas or NGLs from these or any other potential drilling locations. Pursuant to existing SEC rules and guidance, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking. These rules and guidance may limit our potential to book additional proved undeveloped reserves as we pursue our drilling program.

New technologies may cause our current exploration and drilling methods to become obsolete.

        The oil and natural gas industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. One or more of the technologies that we currently use or that we may implement in the future may become obsolete. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If we are unable to maintain technological advancements consistent with industry standards, our business, results of operations and financial condition may be materially adversely affected.

Our business depends on access to oil, natural gas and NGL processing, gathering and transportation systems and facilities.

        The marketability of our oil, natural gas and NGL production depends in large part on the operation, availability, proximity, capacity and expansion of processing, gathering and transportation facilities owned by third parties. We can provide no assurance that sufficient processing, gathering and/or transportation capacity will exist or that we will be able to obtain sufficient processing, gathering and/or transportation capacity on economic terms. A lack of available capacity on processing, gathering and transportation facilities or delays in their planned expansions could result in the shut-in of producing wells or the delay or discontinuance of drilling plans for properties. A lack of availability of these facilities for an extended period of time could negatively impact our revenues. In addition, we have entered into contracts for firm transportation and any failure to renew those contracts on the same or better commercial terms could increase our costs and our exposure to the risks described above.

Our acquisition attempts may not be successful or may result in completed acquisitions that do not perform as anticipated.

        We have made and may continue to make acquisitions of businesses and properties. However, suitable acquisition candidates may not continue to be available on terms and conditions we find acceptable or at all. Any acquisition, including any completed or future acquisition, involves potential risks, including, among others:

  •
  some of the acquired businesses or properties may not produce revenues, reserves, earnings or cash flow at anticipated levels or could have environmental, permitting or other problems for which contractual protections prove inadequate;

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  we may assume liabilities that were not disclosed to us and for which contractual protections prove inadequate or that exceed our estimates;

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  properties we acquire may be subject to burdens on title that we were not aware of at the time of acquisition, that interfere with our ability to hold the property for production and for which contractual protections prove inadequate;

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  we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

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  acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures;

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  we may issue (or assume) additional equity or debt securities or debt instruments in connection with future acquisitions, which may affect our liquidity or financial leverage;

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  we may make mistaken assumptions about costs, including synergies related to an acquired business;

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  we may encounter difficulties in complying with regulations, such as environmental regulations, and managing risks related to an acquired business;

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  an inability to implement uniform standards, controls, procedures and policies;

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  limitations on rights to indemnity from the seller;

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  we may make mistaken assumptions about the overall costs of equity or debt used to finance any such acquisition;

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  we may encounter difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger expertise and/or market positions;

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  potential loss of key customers; and

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  potential loss of key employees, including costly litigation resulting from the termination of those employees.

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  Any of the above risks could significantly impair our ability to manage our business and have a material adverse effect on our business, results of operations and financial condition.

Certain of our undeveloped leasehold acreage is subject to leases that will expire in several years unless production is established on units containing the acreage.

        Although most of our reserves are located on leases that are held by production, we do have provisions in many of our leases that provide for the lease to expire unless certain conditions are met, such as drilling having commenced on the lease or production in paying quantities having been obtained within a defined time period. If commodity prices remain low or we are unable to fund our anticipated capital program there is a risk that some of our existing proved reserves and some of our unproved inventory could be subject to lease expiration or a requirement to incur additional leasehold costs to extend the lease. This could result in a reduction in our reserves and our growth opportunities (or the incurrence of significant costs) and therefore could have a material adverse effect on our financial results.

Estimating our reserves involves uncertainty, our actual reserves will likely vary from our estimates, and negative revisions to our reserve estimates in the future could result in decreased earnings, losses and impairments.

        All estimates of proved reserves are determined according to the rules prescribed by the SEC. Our reserve information was prepared internally and was audited by an independent petroleum consultant. There are numerous uncertainties involved in estimating proved reserves, which may result in these estimates varying considerably from actual results. Estimating quantities of proved reserves is complex and involves significant interpretations and assumptions with respect to available geological, geophysical and engineering data, including data from nearby producing areas. It also requires us to estimate future economic factors, such as commodity prices, production costs, plugging and abandonment costs, severance, ad valorem and excise taxes, capital expenditures, workover and remedial costs, and the assumed effect of governmental regulation. Due to a lack of substantial production data, there are greater uncertainties in estimating proved undeveloped reserves and proved developed non-producing reserves. There is also greater uncertainty of estimating proved developed reserves that are early in their production life. As a result, our reserve estimates are inherently imprecise. Furthermore, estimates are subject to revision based upon a number of factors, including many factors beyond our control such as reservoir performance, prices (including commodity prices and the cost of oilfield services), economic conditions and government restrictions and regulations. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate. Therefore, our reserve information represents an estimate and is often different from the quantities of oil and natural gas that are ultimately recovered or proven recoverable.

        The SEC rules require the use of a 10% discount factor for estimating the value of our future net cash flows from reserves and the use of a 12-month average price. This discount factor may not necessarily represent the most appropriate discount factor, given our costs of capital, actual interest rates and risks faced by our exploration and production business, and the average price will not generally represent the market prices for oil and natural gas over time. Any significant change in commodity prices could cause the estimated quantities and net present value of our reserves to differ and these differences could be material. You should not assume that the present values referred to in this prospectus represent the current market value of our estimated oil and natural gas reserves. Finally, the timing of the production and the expenses related to the development and production of oil and natural gas properties will affect both the timing of actual future net cash flows from our proved reserves and their present value.

        We account for our activities under the successful efforts method of accounting. Changes in the present value of these reserves could result in a write-down in the carrying value of our oil and natural gas properties, which could be substantial and could have a material adverse effect on our net income and stockholder's equity. Changes in the present value of these reserves could also result in increasing our depreciation, depletion and amortization rates, which could decrease earnings.

        A portion of our proved reserves are undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. In addition, as the portion of our proved reserve base that consists of unconventional resources increases, the costs of finding, developing and producing those reserves may require capital expenditures that are greater than more conventional resource plays. Our estimates of proved reserves assume that we can and will make these expenditures and conduct these operations successfully. However, future events, including commodity price changes and our ability to access capital markets, may cause these assumptions to change.

        In addition, if our cash flows or the borrowing base under the RBL Facility decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may be required to seek additional debt or equity financing to sustain our operations at current levels. If we are unable to secure sufficient capital to meet our capital requirements, we may be required to curtail operations, which could lead to a possible decline in our reserves and could have a material adverse effect on our business, results of operations and financial condition.

Our operations are subject to governmental laws and regulations relating to environmental matters, which may expose us to significant costs and liabilities and could exceed current expectations. In addition, regulations relating to climate change and energy conservation may negatively impact our operations.

        Our business is subject to laws and regulations that govern environmental matters. These regulations include compliance obligations for air emissions, water quality, wastewater discharge and solid and hazardous waste disposal, as well as regulations designed for the protection of threatened or endangered species. In some cases, our operations are subject to federal requirements for performing or preparing environmental assessments, environmental impact studies and/or plans of development before commencing exploration and production activities. In addition, our activities are subject to state regulations relating to conservation practices and protection of correlative rights. These regulations may negatively impact our operations and limit the quantity of natural gas and oil we produce and sell. We must take into account the cost of complying with such requirements in planning, designing, constructing, drilling, operating and abandoning wells and related surface facilities, including gathering, transportation, storage and waste disposal facilities. The regulatory frameworks govern, and often require permits for, the handling of drilling and production materials, water withdrawal, disposal of produced water, drilling and production wastes, operation of air emissions sources, and drilling activities, including those conducted on lands lying within wilderness, wetlands, Federal and Indian lands and other protected areas. Various governmental authorities, including the U.S. Environmental Protection Agency ("EPA"), the DOI, the BIA and analogous state agencies and tribal governments, have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly actions, such as installing and maintaining pollution controls and maintaining measures to address personnel and process safety and protection of the environment and animal habitat near our operations. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the imposition of stricter conditions on or revocation of permits, the issuance of injunctions limiting or preventing some or all of our operations, delays in granting permits and cancellation of leases. Our exploration and production operations in Brazil are subject to various types of regulations similar to those described above, which are imposed by the government of the country in which we operate (including political subdivisions in those countries), and which may affect our operations and costs within those countries. Liabilities, penalties, suspensions, terminations and increased costs resulting from any failure to comply with regulations and requirements of the type described above, or from the enactment of additional similar regulations or requirements in the future or a change in the interpretation or the enforcement of existing regulations or requirements of this type, could have a material adverse effect on our business, results of operations and financial condition.

        In addition, there have been various legislative and regulatory proposals at the federal and state levels to address climate change and to regulate greenhouse gas ("GHG") emissions. The EPA and several state environmental agencies have already adopted regulations to regulate GHG emissions. Although natural gas as a fuel supply for power generation has the least GHG emissions of any fossil fuel, it is uncertain at this time what impact the existing and proposed regulations will have on the demand for natural gas and on our operations. This impact will largely depend on what regulations are ultimately adopted, including the level of any emission standards, the amount and costs of allowances, offsets and credits granted and any incentives and subsidies provided to other fossil fuels, nuclear power and renewable energy sources. In May 2010, the EPA adopted its "Tailoring Rule" concerning regulation of large emitters of GHGs under the Clean Air Act's Prevention of Significant Deterioration ("PSD") and Title V programs. This rule tailors these permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources subject to permitting first. Facilities required to obtain PSD permits for their GHG emissions will also be required to meet "best available control technology" standards, which will be established by states or, in some instances, the EPA on a case-by-case basis. The Tailoring Rule is not expected to materially impact our operations until 2016. There have also been various legislative and regulatory proposals at the federal and state levels to address various emissions from coal-fired power plants. Although such proposals will generally favor the use of natural gas-fired power plants over coal-fired power plants, it remains uncertain what regulations will ultimately be adopted and when they will be adopted. In addition, any regulations regulating GHG emissions would likely increase our costs of compliance by requiring us to monitor such emissions, to install additional equipment to reduce carbon emissions and possibly to purchase emission credits. Any such regulations also could potentially delay the receipt of permits and other regulatory approvals. While we may be able to include some or all of the costs associated with our environmental liabilities and environmental compliance in the prices at which we sell oil, natural gas and NGLs, our ability to recover such costs is uncertain and may depend on events beyond our control.

        In addition to the EPA initiatives, the U.S. Congress has considered legislation that would establish a nationwide cap-and-trade system for GHGs. If enacted, such laws and regulations could require us to modify existing, or obtain new, permits, implement additional pollution control technology, curtail operations or increase significantly our operating costs.

        Regulation of GHG emissions could also result in reduced demand for our products, as oil and natural gas consumers seek to reduce their own GHG emissions. Any regulation of GHG emissions, including through a cap-and-trade system, technology mandate, emissions tax, reporting requirement or other program, could have a material adverse effect on our business, results of operations and financial condition. In addition, to the extent climate change results in more severe weather and significant physical effects, such as increased frequency and severity of storms, floods, droughts and other climatic effects, our own, our counterparties' or our customers' operations may be disrupted, which could result in a decrease in our available products or reduce our customers' demand for our products.

        Further, there have been various legislative and regulatory proposals at the federal and state levels to provide incentives and subsidies to (i) shift more power generation to renewable energy sources and (ii) support technological advances to drive less energy consumption. These incentives and subsidies could have a negative impact on oil, natural gas and NGL consumption and thus have negative impacts on our operations and financial results.

Our operations may be exposed to significant delays, costs and liabilities as a result of environmental and health and safety laws and regulations applicable to our business and new legislation or regulation on safety procedures in exploration and production operations could require us to adopt expensive measures and adversely impact our results of operation.

        There is inherent risk in our operations of incurring significant environmental costs and liabilities due to our generation and handling of petroleum hydrocarbons and wastes, because of our air emissions and wastewater discharges, and as a result of historical industry operations and waste disposal practices. Some of our owned and leased properties have been used for oil and natural gas exploration and production activities for a number of years, often by third parties not under our control. During that time, we and/or other owners and operators of these facilities may have generated or disposed of wastes that polluted the soil, surface water or groundwater at our facilities and adjacent properties. For our non-operated properties, we are dependent on the operator for operational and regulatory compliance. We could be subject to claims for personal injury and/or natural resource and property damage (including site clean-up and restoration costs) related to the environmental, health or safety impacts of our oil and natural gas production activities, and we have been from time to time, and currently are, named as a defendant in litigation related to such matters. Under certain laws, we also could be subject to joint and several and/or strict liability for the removal or remediation of contamination regardless of whether such contamination was the result of our activities, even if the operations were in compliance with all applicable laws at the time the contamination occurred. Private parties, including the owners of properties upon which our wells are drilled and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal, may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for non-compliance, with environmental laws and regulations or for personal injury or property damage. We have been and continue to be responsible for remediating contamination, including at some of our current and former facilities or areas where we produce hydrocarbons. While to date none of these obligations or claims have involved costs that have materially adversely affected our business, we cannot predict with certainty whether future costs of newly discovered or new contamination might result in a materially adverse impact on our business or operations.

        Partially as a result of a recent explosion on an offshore platform of a third party and subsequent release of oil into the Gulf of Mexico, there have been various regulations proposed and implemented that could materially impact the costs of exploration and production operations, as well as cause substantial delays in the receipt of regulatory approvals from both an environmental and safety perspective in the Gulf of Mexico. Although we have sold our Gulf of Mexico assets, it is also possible that similar, more stringent, regulations might be enacted or delays in receiving permits may occur in other areas, such as in offshore regions of other countries (such as Brazil) and in other onshore regions of the United States (including drilling operations on other federal or state lands).

Our operations could result in an equipment malfunction or oil spill that could expose us to significant liability.

        Despite the existence of various procedures and plans, there is a risk that we could experience well control problems in our operations. As a result, we could be exposed to regulatory fines and penalties, as well as landowner lawsuits resulting from any spills or leaks that might occur. While we maintain insurance against some of these risks in amounts that we believe are reasonable, our insurance coverages have material deductibles, self-insurance levels and limits on our maximum recovery and do not cover all risks. For example, from time to time we may not carry, or may be unable to obtain on terms that we find acceptable and/or reasonable, insurance coverage for certain exposures including, but not limited to, certain environmental exposures (including potential environmental fines and penalties), business interruption and named windstorm/hurricane exposures and, in limited circumstances, certain political risk exposures. The premiums and deductibles we pay for certain insurance policies are also subject to the risk of substantial increases over time that could negatively impact our financial results. In addition, we may not be able to renew existing insurance policies or procure desirable insurance on commercially reasonable terms. There is also a risk that our insurers may default on their insurance coverage obligations or that amounts for which we are insured, or that the proceeds of such insurance, will not compensate us fully for our losses. Any of these outcomes could have a material adverse effect on our business, results of operation and financial condition.

        Although we might also have remedies against our contractors or vendors or our joint working interest owners with regard to any losses associated with unintended spills or leaks the ability to recover from such parties will depend on the indemnity provisions in our contracts as well as the facts and circumstances associated with the causes of such spills or leaks. As a result, our ability to recover associated costs from insurance coverages or other third parties is uncertain.

Legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        We currently use hydraulic fracturing extensively in all of our key programs. Hydraulic fracturing typically involves the injection of water, sand and additives under pressure into rock formations in order to stimulate hydrocarbon production. We find that the use of hydraulic fracturing is necessary to produce commercial quantities of oil and natural gas from many of the reservoirs in which we operate. Recently, there have been a number of initiatives and proposed initiatives at the federal, state and local level to ban or regulate hydraulic fracturing and to study the environmental impacts of hydraulic fracturing and the need for further regulation of the practice. For example, debate has intensified over whether certain of the chemical constituents in hydraulic fracturing fluids may contaminate drinking water supplies, with some members of Congress and others proposing to revisit the exemption of hydraulic fracturing from the permitting requirements of the Safe Drinking Water Act (the "SDWA"). Eliminating this exemption could establish an additional level of regulation and permitting at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business. Even in the absence of new legislation, the EPA recently asserted the authority to regulate hydraulic fracturing involving the use of diesel additives under the SDWA's Underground Injection Control Program.

        Scrutiny of hydraulic fracturing activities continues in other ways, with the EPA having commenced a multi-year study of the potential environmental impacts of hydraulic fracturing on drinking water, the initial results of which are anticipated to be available by late 2012. Hydraulic fracturing operations require the use of water and the disposal or recycling of water that has been used in operations. The federal Clean Water Act (the "CWA") restricts the discharge of produced waters and other pollutants into waters of the United States and requires permits before any pollutants may be discharged. The CWA and comparable state laws and regulations provide for penalties for unauthorized discharges of pollutants including produced water, oil, and other hazardous substances. Compliance with and future revisions to requirements and permits governing the use, discharge, and recycling of water used for hydraulic fracturing may increase our costs and cause delays, interruptions or terminations of our operations which cannot be predicted.

        The EPA has also taken actions to regulate air emissions from hydraulic fracturing operations. On August 16, 2012, EPA published regulations in the Federal Register pursuant to the federal Clean Air Act to reduce various air pollutants from the oil and natural gas industry. These regulations will limit emissions from the hydraulic fracturing of certain natural gas wells and from certain equipment including compressors, storage vessels and natural gas processing plants. These regulations require reduction of flowback emissions from gas wells effective October 15, 2012 and use of "green completions" effective January 1, 2015. We have developed plans to meet the new regulations.

        Several states have also adopted or are considering legislation requiring the disclosure of fracturing fluids and other restrictions on hydraulic fracturing operations, including states in which we operate. The DOI is also considering disclosure requirements or other mandates for hydraulic fracturing on federal land, which, if adopted, would affect our operations on federal lands. The Department of Energy (the "DOE") is also considering whether to implement actions to lessen the environmental impact associated with hydraulic fracturing operations. Initiatives by the EPA and other federal and state regulators to expand their regulation of hydraulic fracturing, together with the possible adoption of new federal or state laws or regulations that significantly restrict hydraulic fracturing, could result in delays, eliminate certain drilling and injection activities, make it more difficult or costly for us to perform hydraulic fracturing, increase our costs of compliance and doing business, and delay or prevent the development of unconventional hydrocarbon resources from shale and other formations that are not commercial without the use of hydraulic fracturing. In addition, there have been proposals by non-governmental organizations to restrict certain buyers from purchasing oil and natural gas produced from wells that have utilized hydraulic fracturing in their completion process, which could negatively impact our ability to sell our production from wells that utilized these fracturing processes.

Tax laws and regulations may change over time, including the elimination of federal income tax deductions currently available with respect to oil and gas exploration and development.

        Tax laws and regulations are highly complex and subject to interpretation, and the tax laws and regulations to which we are subject may change over time. Our tax filings are based upon our interpretation of the tax laws in effect in various jurisdictions at the time that the filings were made. If these laws or regulations change, or if the taxing authorities do not agree with our interpretation of the effects of such laws and regulations, it could have a material adverse effect on our business and financial condition. Among the changes contained in President Obama's budget proposal for fiscal year 2013, released by the White House on February 13, 2012, is the elimination of certain U.S. federal income tax provisions currently available to oil and gas exploration and production companies. Such changes include, but are not limited to:

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  the repeal of the percentage depletion allowance for oil and gas properties;

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  the elimination of current expensing of intangible drilling and development costs;

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  the elimination of the deduction for certain U.S. production activities; and

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  an extension of the amortization period for certain geological and geophysical expenditures.

        Members of Congress have introduced legislation with similar provisions in the current session. It is unclear whether any such changes will be enacted or how soon such changes could be effective. The elimination of such U.S. federal tax deductions, as well as any other changes to or the imposition of new federal, state, local or non-U.S. taxes (including the imposition of, or increases in production, severance or similar taxes) could have a material adverse effect on our business, results of operations and financial condition.

        The Issuer is classified as an entity disregarded from Parent for U.S. federal income tax purposes, and Parent is classified as a partnership for U.S. federal and applicable state and local income tax purposes. As a result, neither the Issuer nor Parent pays U.S. federal, state or local income tax; rather, the direct and indirect owners of Parent must report and pay U.S. federal, state and local income tax on their distributive share of the income, gain, loss, deduction and credit recognized by Parent. Changes in U.S. federal and applicable state and local income tax law (such as the proposals listed above) may increase the U.S. federal and applicable state and local income tax liability of the direct and indirect owners of Parent and the Issuer may be obligated to distribute greater amounts indirectly to such owners on account of such increased U.S. federal and applicable state and local income tax liability.

Our foreign operations and investments involve special risks.

        Our activities in Brazil are subject to the risks inherent in foreign operations and other additional risks not associated with assets located in the United States, which include, among others:

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  protracted delays in securing government consents, permits, licenses, customer authorizations or other regulatory approvals necessary to conduct our operations, including those required in Brazil for the Pinauna project;

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  loss of revenue, property and equipment as a result of hazards such as wars, insurrection, piracy or acts of terrorism;

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  changes in laws, regulations and policies of foreign governments, including changes in the governing parties, nationalization, expropriation and unilateral renegotiation of contracts by government entities;

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  difficulties in enforcing rights against government agencies, including being subject to the jurisdiction of local courts in certain instances;

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  the effects of currency fluctuations and exchange controls, such as devaluation of foreign currencies, relative inflation risks, and the imposition of foreign exchange restrictions that may negatively impact convertibility and repatriation of our foreign earnings into U.S. dollars;

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  protracted delays in payments and collections of accounts receivables from state-owned energy companies;

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  transparency and corruption issues, including compliance issues with the U.S. Foreign Corrupt Practices Act, the United Kingdom bribery laws and other anti-corruption compliance issues; and

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  laws and policies of the United States that adversely affect foreign trade and taxation.

We have certain contingent liabilities that could exceed our estimates.

        We have certain contingent liabilities associated with litigation, regulatory, environmental and tax matters. See Note 8 to our condensed consolidated financial statements and elsewhere in this prospectus. In addition, the positions taken in our federal, state, local and non-U.S. tax returns require significant judgments, use of estimates and interpretation of complex tax laws. Although we believe that we have established appropriate reserves for our litigation, regulatory, environmental and tax matters, we could be required to accrue additional amounts in the future and/or incur more actual cash expenditures than accrued for and these amounts could be material.

We have significant capital programs in our business that may require us to access capital markets, and any inability to obtain access to the capital markets in the future at competitive rates, or any negative developments in the capital markets, could have a material adverse effect on our business.

        We have significant capital programs in our business, which may require us to access the capital markets. Since we are rated below investment grade, our ability to access the capital markets or the cost of capital could be negatively impacted in the future, which could require us to forego capital opportunities or could make us less competitive in our pursuit of growth opportunities, especially in relation to many of our competitors that are larger than us or have investment grade ratings.

        In addition, the credit markets and the financial services industry have recently experienced a period of unprecedented turmoil and upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions and an unprecedented level of intervention from the United States government. These circumstances and events led to reduced credit availability, tighter lending standards and higher interest rates on loans. While we cannot predict the future condition of the credit markets, future turmoil in the credit markets could have a material adverse effect on our business, liquidity, financial condition and cash flows, particularly if our ability to borrow money from lenders or access the capital markets to finance our operations were to be impaired.

        Although we believe that the banks participating in the RBL Facility have adequate capital and resources, we can provide no assurance that all of those banks will continue to operate as a going concern in the future. If any of the banks in our lending group were to fail, it is possible that the borrowing capacity under the RBL Facility would be reduced. In the event of such reduction, we could be required to obtain capital from alternate sources in order to finance our capital needs. Our options for addressing such capital constraints would include, but not be limited to, obtaining commitments from the remaining banks in the lending group or from new banks to fund increased amounts under the terms of the RBL Facility, and accessing the public and private capital markets. In addition, we may delay certain capital expenditures to ensure that we maintain appropriate levels of liquidity. If it became necessary to access additional capital, any such alternatives could have terms less favorable than the terms under the RBL Facility, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

MARKET AND INDUSTRY DATA

        We include statements regarding factors that have impacted our and our customers' industries, such as our customers' access to capital. Such statements regarding our and our customers' industries and market share or position are statements of belief and are based on market share and industry data and forecasts that we have obtained from industry publications and surveys, as well as internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Although we believe that the third party sources are reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe that the market share, market position and other industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors" in this prospectus.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and certain oral statements made from time to time by us and our representatives contain "forward-looking statements" within the meaning of the federal securities laws. You can identify forward-looking statements because they contain words such as "believes," "project," "might," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that concern our strategy, plans or intentions. In addition, all statements herein about our 2012 capital expenditures, including our planned wells, and the characteristics of average future wells for our key areas, which are based on current internal engineering estimates as described under "Business—Operations—Key Program Profiles," are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and therefore our actual results may differ materially from those that we expected. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect our actual results.

        Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

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  the supply and demand and the prices for oil, natural gas and NGLs;

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  our use of derivative financial instruments and derivatives reform legislation;

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  competition from third parties;

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  operational hazards and uninsured risks;

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  joint ventures and operations by third parties;

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  cost of, changes in, or the results of the complex set of laws and regulations (including climate change legislation and/or potential additional regulation of drilling and completion of wells, including hydraulic fracturing), to which we are subject;

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  credit and performance risk of our counterparties;

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  loss of services by key personnel and the retention and recruitment of a skilled workforce;

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  the potential conflict of interest between the Sponsors' and other investors' interests and our creditors' interests;

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  our ability to find and replace reserves that we produce;

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  risks associated with oil and natural gas drilling and producing operations;

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  unsuccessful acquisitions;

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  uncertainty with respect to our reserves;

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  risks associated with our foreign operations;

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  risks associated with negative developments in the capital markets; and

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  the other factors described under "Risk Factors."

        We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or oral statements made by us or our representatives may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

        The proceeds of the offering of the initial senior secured notes and initial 2020 senior notes were $2,750 million before the initial purchasers' discount and estimated fees and expenses. We used the net proceeds from the offering, together with proceeds from our senior secured term loan, investments in Parent's equity by funds affiliated with the Sponsors and other investors and borrowings under the RBL Facility to fund the Acquisition and to pay related transaction fees and expenses.

        The proceeds of the offering of the initial 2022 senior notes were $350 million before initial purchasers' discount and estimated fees and expenses. We used the proceeds of the offering to repay a portion of the borrowings under our RBL Facility.

 CAPITALIZATION

        The following table sets forth the cash and cash equivalents and capitalization as of June 30, 2012 for:

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  the Issuer on an actual basis; and

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  the Issuer on a pro forma basis after giving effect to the Refinancing Transactions.

        You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus, as well as the sections entitled "Summary—Summary Historical and Pro Forma Consolidated Financial and Other Operating Data," "Use of Proceeds," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Historical Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of June 30, 2012
	Actual	Pro Forma for the Refinancing Transactions
	(in millions)
Cash and cash equivalents	$55	$41

Long-term debt:
The RBL Facility(1)(2)	$750	$400
Senior secured term loan(3)	750	750
Senior secured notes	750	750
9.375% senior notes	2,000	2,000
7.750% senior notes(2)	—	350

Total long-term debt	$4,250	$4,250
Total members' equity(4)	3,158	3,149

Total capitalization	$7,408	$7,399

(1)
In connection with the Acquisition Transactions, we entered into the RBL Facility, which will mature in 2017. We borrowed $750.0 million under the RBL Facility at the closing of the Acquisition to fund a portion of the Acquisition Transactions and to pay related fees and expenses. As of September 1, 2012, $350 million was drawn and outstanding under the RBL Facility.

(2)
As part of the Refinancing Transactions, we issued $350.0 million aggregate principal amount of 7.750% senior notes due 2022 and used the proceeds of the notes to repay a portion of our borrowings under the RBL Facility.

(3)
In connection with the Acquisition Transactions, we entered into our senior secured term loan, which will mature in 2018.

(4)
Total stockholder's/contributed equity primarily reflects the equity contribution by affiliates of the Sponsors and other investors of $3,324.0 million net of transaction fees of $175.0 million that were not capitalized as deferred financing fees.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The unaudited pro forma condensed consolidated financial data of the Company presented below have been derived from the historical consolidated financial statements of EP Energy Corporation (the predecessor) included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Presentation of Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

        The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011 and for the six months ended June 30, 2012 has been prepared as though the Acquisition and Refinancing Transactions occurred as of January 1, 2011. The unaudited pro forma condensed consolidated balance sheet at June 30, 2012 has been prepared as though the Refinancing Transactions occurred on June 30, 2012.

        The unaudited pro forma adjustments include the following items:

  •
  changes in depreciation, depletion, and amortization resulting from the allocation of purchase price;

  •
  changes resulting from the application of the successful efforts method of accounting for our oil and gas activities;

  •
  the adjustment for an annual advisory fee to be paid to the Sponsors and other investors following the Acquisition;

  •
  the changes in interest expense resulting from additional indebtedness incurred in connection with the Acquisition and re-pricing of our term loan in connection with the Refinancing Transactions, including amortization of estimated deferred financing fees;

  •
  the adjustment associated with the change in tax status of EP Energy Corporation in conjunction with the Acquisition;

  •
  the proceeds from the issuance of the initial 7.750% senior notes and the related use of proceeds; and

  •
  the reclassification of intercompany transactions to third-party transactions.

        The Acquisition is being accounted for as a business combination using the acquisition method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon management's estimates of fair value. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are factually supportable and that are reasonable under the circumstance. Assumptions underlying the unaudited pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial data. We have made every effort to ensure our estimates are reasonable. Actual results can, and often do differ from estimates.

        The unaudited pro forma condensed consolidated statement of income excludes non-recurring items, such as the write-off of debt issue costs and transaction costs associated with the Acquisition and Refinancing Transactions that are not capitalized as part of the Acquisition and Refinancing Transactions. The unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Acquisition and Refinancing Transactions been consummated on the dates or for the periods presented.

        The unaudited pro forma condensed consolidated financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements."

 Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2012
(In millions)

	Historical EP Energy LLC	Pro Forma Adjustments		Pro Forma EP Energy LLC
Current Assets
Cash and cash equivalents	$55	$(14	)(a)	$41
Accounts receivable
Customer, net of allowance of less than $1	163	—		163
Other	30	—		30
Assets from price risk management activities	278	—		278
Other	72	—		72

Total current assets	598	(14)		584

Property, plant and equipment, net	6,982	—		6,982

Other assets
Investments in unconsolidated affiliates	236	—		236
Assets from price risk management activities	200	—		200
Unamortized debt issue cost	139	5	(a)	144
Other	11	—		11

	586	5		591

Total Assets	$8,166	$(9)		$8,157

Current Liabilities
Accounts payable
Trade	$107	$—		$107
Other	268	—		268
Other	130	—		130

Total current liabilities	505	—		505

Long-term debt	4,243	(350	)(a)	4,243
		350	(a)
Other long-term liabilities	260	—		260

	4,503	—		4,503
Members' Equity
Members' equity	3,158	(9	)(a)	3,149

Total members' equity	3,158	(9)		3,149

Total Liabilities and members' equity	$8,166	$(9)		$8,157

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)
Reflects the pro forma net adjustment of $14 million to cash and cash equivalents reflecting the sources and uses of cash as if the Refinancing Transactions occurred on June 30, 2012, as follows (in millions):

Sources of funds		Uses of funds
7.750% senior notes due 2022	$350	RBL Facility	$350
Cash and cash equivalents	14	Unamortized debt issue cost	5
		Transaction fees and expenses	9

Total sources	$364	Total uses	$364

 Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss)
For the six months ended June 30, 2012
(In millions)

	Historical EP Energy LLC	Pro Forma Adjustments		Pro Forma EP Energy LLC
Operating revenues
Third parties	$756	$—		$756
Derivatives	422	—		422

	1,178	—		1,178

Operating expenses
Transportation costs	59	—		59
Lease operating expenses	117	—		117
General and administrative expenses	284	10	(a)	294
Depreciation, depletion and amortization	353	(200)	(b)	153
Ceiling test charges	63	(63)	(c)	—
Exploration expense	6	99	(d)	105
Taxes, other than income taxes	57	—		57

	939	(154)		785

Operating income	239	154		393
(Loss) earnings from unconsolidated affiliates	(6)	6	(e)	—
Other expense	(2)	—		(2)
Interest expense, net of capitalized interest:
Third parties	(67)	(88	)(f)	(155)

Income before income taxes	164	72		236
Income tax expense (benefit)	136	(135	)(g)	1

Net income	$28	$207		$235

 Unaudited Pro forma Condensed Consolidated Statement of Income
For the year ended December 31, 2011
(in millions)

	Historical(i) EP Energy Corporation	Pro Forma Adjustments		Pro Forma EP Energy LLC
Operating revenues
Third parties	$948	$634	(h)	$1,582
Affiliates	634	(634	)(h)	—
Realized and unrealized gains on financial derivatives	284	—		284
Other	1	—		1

	1,867	—		1,867
Operating expenses
Transportation costs	85	—		85
Lease operating expenses	217	—		217
General and administrative expenses	201	25	(a)	226
Depreciation, depletion and amortization	612	(350)	(b)	262
Ceiling test charges/impairment	152	(58)	(c)	94
Impairment of inventory and other assets	6	—		6
Exploration expense		155	(d)	155
Taxes, other than income taxes	91	—		91

	1,364	(228)		1,136

Operating income	503	228		731
(Loss) earnings from unconsolidated affiliates	(7)	12	(e)	5
Other expense	(2)	—		(2)
Interest expense, net of capitalized interest:
Third parties	(9)	(298	)(f)	(310)
		(3	)(h)
Affiliates	(3)	3	(h)	—

Income before income taxes	482	(58)		424
Income tax expense (benefit)	220	(227	)(g)	(7)

Net income	$262	$169		$431

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

(a)
Reflects the pro-rata adjustment to record estimated annual advisory fees ($25 million annually) paid to affiliates of the Sponsors and other investors for management, consulting and financial services provided.

(b)
Reflects the estimated adjustment to depreciation, depletion and amortization due to the fair value adjustments to our property, plant and equipment and the application of the successful efforts method of accounting. The pro forma depreciation, depletion and amortization rates were calculated using the year end 2011 proved reserves held constant throughout both periods in 2011 and 2012. It also assumes no reserve additions or changes in existing proved reserve categories beyond those existing at the balance sheet date. The pro forma depreciation, depletion and amortization rates were applied to production volumes in the respective periods.

(c)
Reflects the removal of international ceiling test charges of $63 million for the six months ended June 30, 2012 and $152 million for the twelve months ended December 31, 2011 under the full cost method of accounting offset by impairment of $94 million due to the denial of a necessary environmental permit for a Brazilian development project under the successful efforts method of accounting for the twelve months ended December 31, 2011.

(d)
Reflects exploratory dry hole costs, delay rentals, and seismic costs expensed under the successful efforts method of accounting.

(e)
Reflects an estimated adjustment to (loss) earnings from unconsolidated affiliates due to the reduction of the amortization of the excess of our investment in Four Star Oil & Gas Company relative to the underlying equity in the net assets resulting from the fair value adjustment to our investment.

(f)
Reflects the estimated adjustment to interest expense, net of capitalized interest, resulting from our new capital structure as follows (in millions):

	Six Months ended June 30, 2012	Year ended December 31, 2011
Interest on the RBL Facility, senior secured term loan, senior secured notes and senior notes(1)	$156	$313
Amortization of capitalized deferred financing fees and original issue discount(2)	16	30
Commitment fees(3)	3	6
Capitalized interest expense(4)	(20)	(39)

Total pro forma interest expense, net of capitalized interest	155	310
Less: historical interest expense, net of capitalized interest(5)	(67)	(12)

Pro forma net adjustment to interest expense, net of capitalized interest	$88	$298

(1)
Represents interest on the RBL Facility, senior secured term loan, senior secured notes and senior notes, at a weighted average interest rate. A 0.125% change in interest rates under the RBL Facility and senior secured term loan would change pro forma interest expense by approximately $1.0 million for each period.

(2)
Represents the estimated amortization of deferred financing fees, which are amortized over 5 years for the RBL Facility, 6 years for the senior secured term loan, 7 years for the senior secured notes and 8 years for the senior notes, and the amortization of the 1% original issue discount on the senior secured term loan over 6 years.

(3)
Represents commitment fees of 0.375% on the estimated unused balance of the RBL Facility.

(4)
Represents interest expense to be capitalized based on the weighted average borrowing rate and costs related to the unproven oil and gas properties being developed.

(5)
Includes historical interest expense due to affiliates of approximately $3.0 million for the year ended December 31, 2011.
(g)
Reflects an adjustment for EP Energy Corporation's change in tax status from a taxable entity to a non-taxable entity leaving only current tax benefits associated with our international operations.

(h)
Reflects the reclassification of activity with El Paso Corporation from affiliate to third-party.

(i)
Lease operating expenses and general and administrative expenses were presented in the aggregate as "operation and maintenance" in the historical audited financial statements included elsewhere herein.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table sets forth selected historical financial and other data for the periods and as of the dates indicated for EP Energy LLC (the "Successor" and formerly known as Everest Acquisition LLC) and EP Energy Global LLC (the "Predecessor" and formerly known as EP Energy Corporation and EP Energy, L.L.C.). See "Presentation of Financial Information." We have derived the consolidated statement of income and statement of cash flows data for the period from January 1, 2012 to May 24, 2012, and the six months ended June 30, 2011, from EP Energy Corporation's condensed unaudited consolidated financial statements included elsewhere in this prospectus. We have derived the consolidated statement of income and statement of cash flows data for the period from March 23, 2012 (inception) to June 30, 2012 and the consolidated balance sheet data as of June 30, 2012 from EP Energy LLC's condensed unaudited consolidated financial statements included elsewhere in this prospectus. We have derived the consolidated statement of income and cash flows data for the years ended December 31, 2011, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011 and 2010 from EP Energy Corporation's audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of income and cash flows data for the years ended December 31, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2009, 2008 and 2007 have been derived from the audited consolidated financial statements of EP Energy Corporation, which are not included in this prospectus.

        The following selected historical financial data should be read in conjunction with the information included under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the related notes included elsewhere in this prospectus.

	Successor	Predecessor
			Six Months ended June 30, 2011
	March 23 (inception) to June 30, 2012			Year ended December 31,
		January 1, to May 24, 2012
				2011	2010	2009	2008	2007
		(dollars in millions)
Statement of income data
Operating revenues:
Third parties	$143	$470	$439	$948	$634	$552	$1,078	$1,093
Affiliates	—	143	322	634	746	545	1,423	1,169
Realized and unrealized gains on financial derivatives(1)	57	365	24	284	390	687	196	—
Other	—	—	—	1	19	44	65	38

Total operating revenues	200	978	785	1,867	1,789	1,828	2,762	2,300

Operating expenses:
Cost of products	—	—	—	—	15	31	38	20
Transportation costs	14	45	38	85	73	66	79	72
Lease operating expenses(2)	21	96	100	217	193	197	244	254
General and administrative expenses(2)	209	75	98	201	190	195	160	185
Depreciation, depletion and amortization	34	319	280	612	477	440	818	804
Impairments/Ceiling test charges	1	62	—	158	25	2,148	2,824	—
Exploration expense	6	—	—	—	—	—	—	—
Taxes, other than income taxes	12	45	49	91	85	68	132	103

Total operating expenses	297	642	565	1,364	1,058	3,145	4,295	1,438

Operating income (loss)	(97)	336	220	503	731	(1,317)	(1,533)	862
Income (loss) from unconsolidated affiliates	(1)	(5)	(1)	(7)	(7)	(30)	(93)	12
Other income (expense)	1	(3)	—	(2)	3	(1)	7	17
Debt Extinguishment	—	—	—	—	—	—	—	(87)
Interest expense, net:
Third parties	(53)	(14)	(2)	(9)	(16)	(21)	(24)	(57)
Affiliates	—	—	(4)	(3)	(5)	(4)	(33)	(40)

Income (loss) before income taxes	(150)	314	213	482	706	(1,373)	(1,676)	707
Income tax expense (benefit)	—	136	61	220	263	(462)	(413)	243

Net income (loss)	$(150)	$178	$152	$262	$443	$(911)	$(1,263)	$464

(1)
Includes less than $1 million for the successor period, $5 million for the predecessor periods from January 1 to May 24, 2012, $6 million for the six months ended June 30, 2011 and $11 million, $11 million, ($406) million and $88 million for the years ended December 31, 2011, 2010, 2009 and 2008, respectively, reclassified from accumulated other comprehensive income associated with accounting hedges. During 2008, we removed the hedging designation on all of our commodity-based derivative contracts related to our hedged oil and natural gas production volumes.

(2)
Lease operating expenses and general and administrative expenses were presented in the aggregate as "operation and maintenance" in the historical predecessor audited financial statements of EP Energy Corporation for the years ended December 31, 2011, 2010, 2009, 2008 and 2007.

		Predecessor
	Successor
		Year ended December 31,
	As of June 30, 2012
		2011	2010	2009	2008	2007
	(dollars in millions)
Balance sheet data (at period end):
Cash and cash equivalents	$55	$25	$74	$183	$102	$114
Total assets	8,166	5,099	4,942	4,457	6,384	8,872
Long-term debt	4,243	851	301	835	915	751
Members'/ Stockholder's equity	3,158	3,100	3,067	2,529	3,697	4,694
Other financial data:
Capital expenditures(1)	$762	$1,644	$1,318	$1,129	$1,742	$2,603

(1)
Represents accrual based capital expenditures, including acquisitions capital, and excludes asset retirement obligation.

	Successor	Predecessor
				Six Months ended June 30, 2011
	March 23 (inception) to June 30, 2012					Year ended December 31,
		January 1, to May 24, 2012
						2011		2010		2009	2008	2007
		(dollars in millions)
Statement of cash flows data:
Net cash provided by (used in):
Operating activities	$(93)	$580		$663		$1,426		$1,067		$1,573	$2,218	$1,179
Investing activities	(7,254)	(628)		(652)		(1,237)		(1,130)		(1,156)	(993)	(2,479)
Financing activities	7,402	110		(51)		(238)		(46)		(336)	(1,237)	1,282
Other financial data:
Ratio of earnings to fixed charges(2)	—	18.0	x	19.6	x	21.1	x	25.3	x	—	—	6.4	x

(2)
Earnings for the periods from March 23 to June 30, 2012 and for the years ended December 31, 2009 and 2008 were inadequate to cover fixed charges by $151 million, $1,305 million and $1,532 million, respectively. For purposes of computing these ratios, earnings means income (loss) before income taxes before (i) income or loss from equity investees, adjusted to reflect actual distributions from equity investments and (ii) fixed charges, less (a) capitalized interest. Fixed charges means the sum of the following: (i) interest costs, not including interest on tax liabilities which is included in income tax expense on our income statement; (ii) amortization of debt costs; and (iii) that portion of rental expense which we believe represents an interest factor.

 MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Our Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") should be read in conjunction with the information under the headings "Risk Factors," "Selected Historical Consolidated Financial Data" and "Business" and the financial statements and the accompanying footnotes included in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this registration statement. Actual results may differ materially from those contained in any forward-looking statements. Unless otherwise indicated or the context otherwise requires, references in this MD&A section to "we," "our," "us" and "the Company" refer to both EP Energy LLC (the Issuer) and EP Energy Global LLC (the "Predecessor" for accounting purposes), and each of its consolidated subsidiaries.

Overview

        We are one of North America's leading independent oil and natural gas producers. We have a large and diverse base of producing assets that provides cash flow to fund the development of our key programs, which at this time are primarily oil-focused. Over the last several years, we have high-graded our future drilling inventory by establishing large acreage positions with repeatable drilling opportunities and more favorable return characteristics. As a result, we have a strategic presence in well-known oil resource areas, including the Eagle Ford Shale, the Altamont Field, the Wolfcamp Shale and South Louisiana Wilcox. Our large and diverse producing gas assets include our Haynesville Shale position, substantially all of which is held by production, which gives us a significant presence in unconventional natural gas. We also have a small international presence in Brazil and prior to selling our interests in Egypt in July 2012, we had an international presence in that country. Over the past five years, our strategy has been to focus on areas that offer repeatable drilling programs, enabling us to reduce development costs, and to grow our asset base and inventory size. We have consistently improved the quality and number of our drilling opportunities.

        In June of 2012, we realigned our divisions based on our capital spending activities. The areas previously reported in the Western division will be reported under our Central division. In addition, Eagle Ford will be treated as a separate division. Prior to June 2012, we operated through three divisions: Central, Western and Southern. Domestically, we operate through three divisions: Central, Eagle Ford and Southern. The Central division includes operations in east Texas, Louisiana, Alabama, Indiana (Indiana assets sold in July 2012), eastern Oklahoma, in the Uintah Basin in Utah and the Raton Basin in New Mexico and Colorado. Our Eagle Ford division includes operations in south Texas. Our Southern division is located along the Gulf Coast, south and west areas of Texas and the Gulf of Mexico (sold in July 2012). Our key programs include the Haynesville Shale in northwest Louisiana and east Texas, the Altamont Field in Utah, the Eagle Ford Shale in south Texas and the Wolfcamp Shale which is located in the Permian Basin of west Texas.

        Below is a description of each key program which are further described in "Business":

        Eagle Ford Shale.    The Eagle Ford Shale provides the highest economic returns in our portfolio. We currently are running four rigs.

        Haynesville Shale.    We operated approximately four rigs in the Haynesville Shale through 2011 and currently have no rigs running. Although we had a very efficient drilling program in the Haynesville Shale, we suspended the program at the end of the first quarter of 2012 due to low natural gas prices. We have released all rigs and redeployed the capital allocated to the Haynesville Shale to our oil programs.

        Altamont Field.    In the Altamont Field, we are gaining operational efficiencies as we develop the field. We currently are running two rigs.

        Wolfcamp Shale.    In our Wolfcamp Shale program, which we entered in 2009 and 2010, we are focused on optimizing our drilling, completion and artificial lift systems. We currently are running one rig.

        South Louisiana Wilcox.    We are continuing to develop our emerging South Louisiana Wilcox play. This is a relatively new oil and NGL play that we have added to our drilling program. We are currently running one rig.

        Internationally, our portfolio consists of producing fields along with exploration and development projects in offshore Brazil. Achieving success in our international programs in Brazil will require effective project management, strong partner relations and obtaining approvals from regulatory agencies. Previously we also had exploration activities in Egypt, but our interests were sold in June 2012.

        We evaluate acquisition and growth opportunities that are focused on our core competencies and areas of competitive advantage. Strategic acquisitions can provide us greater opportunities to achieve our long-term goals by leveraging existing expertise in key operating areas, balancing our exposure to regions, basins and commodities, helping us to achieve risk-adjusted returns competitive with those available within our existing drilling programs and increasing our reserves.

        Our exploration and production operations generate profits which are dependent on the prices for oil and natural gas, the costs to explore, develop, and produce oil and natural gas, and the volumes we are able to produce, among other factors. Our long-term profitability will be influenced primarily by the following factors:

  •
  growing our oil and natural gas proved reserve base and production volumes through the successful execution of our drilling programs;

  •
  finding and producing oil and natural gas at a reasonable cost; and

  •
  managing price risks to optimize realized prices on our oil and natural gas production.

        In addition to these factors, our future profitability and performance will be affected by our ability to execute our strategy, the impacts of volatility in the financial and commodity markets, industry-wide changes in the cost of drilling and oilfield services which impact our daily production, operating and capital costs and our debt level and related interest costs. Additionally, we may be impacted by hurricanes and other weather events, or domestic or international regulatory issues or other actions outside of our control (e.g., oil spills). To the extent possible, we attempt to mitigate certain of these risks through actions such as entering into longer term contractual arrangements to control costs and entering into derivative contracts to reduce the financial impact of downward commodity price movements.

Results of Operations

Overview

        The historical financial results for the periods before and after the Acquisition, which closed on May 24, 2012, in the tables that follow have been presented separately in accordance with required GAAP presentation. Periods prior to May 24, 2012 are referred to as predecessor periods and those entities as the Predecessor, while periods after May 24, 2012 are referred to as successor periods and those entities as the Successor. Despite this separate GAAP presentation, the successor had no independent oil and gas operations prior to the acquisition and accordingly there were no operational exploration and production activities changed as a result of the acquisition of the Predecessor.

Consequently, given the continuity of operations, when assessing variance analysis of our historical results of operations and financial performance as well as in reviewing our operating statistics (e.g. volumes and per unit metrics and costs) in the tables and discussion that follows, we have evaluated the six month period ended June 30, 2011 of the predecessor to the combined six month period ended June 30, 2012. This presentation represents a combined analysis of the pre-acquisition results of operations of the Predecessor and the post-acquisition results of operations of the Successor in 2012. We believe that reflecting the combined information and analysis, while non-GAAP, facilitates the most meaningful comparison and understanding of our operating performance in 2012 over the same period in the prior year.

        In connection with the Acquisition Transactions and Refinancing Transactions, we incurred $4,250 million of principal amount of total indebtedness outstanding. We have the ability to incur approximately $1.25 billion of additional indebtedness under the RBL Facility. We are and will continue to be highly leveraged and have significant additional liquidity requirements. As a result, we expect that our interest expense will be significantly higher in future periods than we have experienced in the predecessor periods. See "Unaudited Pro Forma Condensed Consolidated Financial Data" and "—Liquidity and Capital Resources" for more information regarding the pro forma effect of the Acquisition Transactions and Refinancing Transactions. Additionally, the financial results for the successor period presented includes the application of purchase accounting and the application of the successful efforts method of accounting for oil and natural gas properties. As a result, trends and results in future periods may look different than those that existed prior to the acquisition and under the full cost method of accounting. See "Risk Factors," "Unaudited Pro Forma Condensed Consolidated Financial Data" and "—Liquidity and Capital Resources."

Significant Operational Factors

        Production.    Below is an analysis of our production by division for the six months ended June 30 and three years ended December 31:

	Six Months ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009
	(MMcfe/d)
United States
Central	603	569	576	498	423
Eagle Ford	91	20	40	6	—
Southern	120	137	127	183	256
International
Brazil	36	34	34	33	12

Total consolidated	850	760	777	720	691
Unconsolidated affiliate	56	62	61	62	72

Total combined	906	822	838	782	763

        Volumes.    Our volumes by commodity for the six months ended June 30 and three years ended December 31 were as follows:

	Six Months ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009
Natural Gas (MMcf/d)
Consolidated volumes	686	658	661	618	599
Unconsolidated affiliate volumes	43	47	46	47	54

Total Combined	729	705	707	665	653

Oil and condensate (MBbls/d)
Consolidated volumes	23	14	16	13	11
Unconsolidated affiliate volumes	1	1	1	1	1

Total Combined	24	15	17	14	12

NGL (MBbls/d)
Consolidated volumes	5	3	3	4	5
Unconsolidated affiliate volumes	1	2	1	2	2

Total Combined	6	5	4	6	7

        Central division—Our 2012 Central division production volumes increased 34 MMcfe/d for the six months ended June 30, 2012 compared to the six months ended June 30, 2011 primarily as a result of our drilling program in the Haynesville Shale and our successful drilling programs in our Altamont and Raton Basin areas. At June 30, 2012, we had 66 net operated wells in the Haynesville Shale and our total production was approximately 317 MMcfe/d. Although we had a very efficient capital program in the Haynesville Shale, we suspended the program at the end of the first quarter of 2012 due to low natural gas prices. We released all rigs and redeployed the capital allocated to the Haynesville Shale to our oil programs. In addition, a relatively new oil play, the South Louisiana Wilcox program had 19 net operated wells with total oil and NGL production of approximately 2 MBbls/d for the six months ended June 30, 2012. As of June 30, 2012, we had 307 net operated wells in our Altamont Field with total oil production of approximately 7 MBbls/d.

        Eagle Ford division—Our 2012 Eagle Ford division production volumes increased 71 MMcfe/d for the six months ended June 30, 2012 compared to the six months ended June 30, 2011 due to our successful drilling program in the area. During the six months ended June 30, 2012, we drilled 36 additional wells in our Eagle Ford Shale for a total of 98 net operated wells. With a majority of our acreage located in the oil and liquids rich area of the Eagle Ford Shale, our total oil and NGL production was approximately 12 MBbls/d for the six months ended June 30, 2012, an increase of over 350 percent from the same period of last year.

        Southern division—Our 2012 Southern division production volumes decreased 17 MMcfe/d for the six months ended June 30, 2012 compared to the six months ended June 30, 2011 primarily due to natural declines and lower levels of drilling activity in the Texas Gulf Coast and Gulf of Mexico, partially offset by our successful drilling in the Wolfcamp Shale. In our Wolfcamp Shale area, we drilled 10 additional wells during 2012, for a total of 26 net operated wells. We sold our Gulf of Mexico assets in July 2012, which during the six months ended June 30, 2012, and twelve months ended December 31, 2011, had equivalent production of 45 MMcfe/d and 46 MMcfe/d, respectively.

        International—Our 2012 production volumes in Brazil increased 2 MMcfe/d for the six months ended June 30, 2012 compared to the six months ended June 30, 2011 primarily due to a fourth well coming on line in August 2011 and an oil offloading in March and June of 2012 from our Camarupim Field. We are still awaiting a response on our appeal filed in 2011, for our environmental permit request concerning the Pinauna Field which was denied by the Brazilian environmental regulatory agency. In June of 2012, we sold all our interests in Egypt. The sale represents an exit from our Egyptian exploration activities.

        Cash Operating Costs and Adjusted Cash Operating Costs.  We monitor cash operating costs required to produce our oil and natural gas production volumes. Cash operating costs is a non-GAAP measure calculated on a per Mcfe basis and includes total operating expenses less depreciation, depletion and amortization expense, exploration expense, ceiling test and other impairment charges, transportation costs and cost of products. Adjusted cash operating costs is a non-GAAP measure and is defined as cash operating costs less transition and restructuring costs and non-cash equity based compensation expense. Cash operating costs and adjusted cash operating costs per unit are a valuable measure of operating performance and efficiency; however, these measures may not be comparable to similarly titled measures used by other companies.

        During the six months ended June 30, 2012, adjusted cash operating costs per unit decreased to $1.66/Mcfe as compared to $1.67/Mcfe during the same period in 2011, primarily due to higher production volumes offset by higher general and administrative costs and higher lease operating expenses.

        The table below represents a reconciliation of our cash operating costs and adjusted cash operating costs for the six months ended June 30:

	Six Months ended June 30,
	2012		2011
	Total	Per unit	Total	Per unit
	(In millions, except per unit costs)
Total operating expenses	$939	$6.07	$565	$4.11
Depreciation, depletion and amortization	(353)	(2.28)	(280)	(2.04)
Transportation costs	(59)	(0.38)	(38)	(0.27)
Exploration expense	(6)	(0.04)	—	—
Ceiling test charges	(63)	(0.41)	—	—

Total cash operating costs and per-unit cash costs(1)	458	2.96	247	1.80
Transition/restructurings costs and non-cash equity based compensation expense(2)	(202)	(1.30)	(17)	(0.13)

Total adjusted cash operating costs and adjusted per-unit cash costs(1)	$256	$1.66	$230	$1.67

Total equivalent volumes (MMcfe)(1)	154,818		137,543

(1)
Excludes volumes and costs associated with Four Star.

(2)
Total amount in 2012 includes $183 million for transition and restructuring costs associated with the acquisition, $3 million of advisory fees and $16 million of non-cash equity-based compensation expense. Total amount in 2011 includes $6 million of restructuring costs associated with the closure of our Denver office and $11 million of non-cash equity-based compensation expense.

        The table below represents a reconciliation of our cash operating costs and adjusted cash operating costs for the three years ended December 31:

	Years ended December 31,
	2011		2010		2009
	Total	Per unit	Total	Per unit	Total	Per unit
	(dollars in millions, except per unit costs)
Total operating expenses	$1,364	$4.81	$1,058	$4.03	$3,145	$12.46
Depreciation, depletion and amortization	(612)	(2.16)	(477)	(1.82)	(440)	(1.74)
Transportation costs	(85)	(0.30)	(73)	(0.28)	(66)	(0.26)
Cost of products	—	—	(15)	(0.05)	(31)	(0.13)
Ceiling test charges	(152)	(0.54)	(25)	(0.10)	(2,123)	(8.41)
Impairments	(6)	(0.02)	—	—	(25)	(0.10)

Total cash operating costs and per-unit cash costs(1)	509	1.79	468	1.78	460	1.82
Restructuring costs and non-cash equity based compensation expense	(27)	(0.10)	(18)	(0.07)	(26)	(0.10)

Total adjusted cash operating costs and adjusted per-unit cash costs(1)	482	1.69	450	1.71	434	1.72

Total equivalent volumes (MMcfe)(1)	283,696		262,631		252,432

(1)
Excludes volumes and costs associated with Four Star.

        Reserve Replacement Ratio/Reserve Replacement Costs.    We calculate two primary non-GAAP metrics associated with reserves performance: (i) a reserve replacement ratio and (ii) reserve replacement costs, to measure our ability to establish a long-term trend of adding reserves at a reasonable cost in our key asset areas. The reserve replacement ratio is an indicator of our ability to replenish annual production volumes and grow our reserves. It is important for us to economically find and develop new reserves that will more than offset produced volumes and provide for future production given the inherent decline of hydrocarbon reserves. In addition, we calculate reserve replacement costs to assess the cost of adding reserves, which is ultimately included in depreciation, depletion and amortization expense. We believe the ability to develop a competitive advantage over other oil and natural gas companies is dependent on adding reserves in our key asset areas at lower costs than our competition. We calculate these metrics as follows:

Reserve replacement ratio:	Sum of reserve additions(1) Actual production for the corresponding period
Reserve replacement costs per Mcfe:	Total oil and gas capital costs(2) Sum of reserve additions(1)

(1)
Reserve additions include proved reserves and reflect reserve revisions for prices and performance, extensions, discoveries and other additions and acquisitions and do not include unproved reserve quantities or proved reserve additions attributable to investments accounted for using the equity method. We present these metrics separately, both including and excluding the impact of price revisions on reserves, to demonstrate the effectiveness of our drilling program exclusive of economic factors (such as price) outside of our control. All amounts are derived directly from the table presented in "Financial Statements and Supplementary Data—Supplemental Oil and Natural Gas Operations."

(2)
Total oil and natural gas capital costs include the costs of development, exploration and property acquisition activities conducted to add reserves and exclude asset retirement obligations. Amounts are derived directly from the table presented in "Financial Statements and Supplementary Data—Supplemental Oil and Natural Gas Operations."

        The reserve replacement ratio and reserve replacement costs per unit are statistical indicators that have limitations, including their predictive and comparative value. As an annual measure, the reserve replacement ratio is limited because it typically varies widely based on the extent and timing of new discoveries, project sanctioning and property acquisitions. In addition, since the reserve replacement ratio does not consider the cost or timing of developing future production of new reserves, it cannot be used as a measure of value creation.

        The exploration for and the acquisition and development of oil and natural gas reserves is inherently uncertain as further discussed in "Risk Factors—Risks Related to Our Business and Industry." One of these risks and uncertainties is our ability to spend sufficient capital to increase our reserves. While we currently expect to spend such amounts in the future, there are no assurances as to the timing and magnitude of these expenditures or the classification of the proved reserves as developed or undeveloped. At December 31, 2011, proved developed reserves represent approximately 50% of our total consolidated proved reserves. Proved developed reserves will generally begin producing within the year they are added, whereas proved undeveloped reserves generally require additional future expenditures.

        The table below shows our reserve replacement ratio and reserve replacement costs for our domestic and worldwide operations, including and excluding the effect of price revisions on reserves for each of the years ended December 31:

	Including Price Revisions			Excluding Price Revisions
	2011	2010	2009	2011	2010	2009
	($/Mcfe)			($/Mcfe)
Reserve Replacement Ratios
Domestic
Including acquisitions	416%	370%	188%	418%	306%	220%
Excluding acquisitions	416	353	162	418	289	195
Worldwide
Including acquisitions	400	347	212	401	284	245
Excluding acquisitions	400	331	187	401	268	220
Reserve Replacement Costs(1)
Domestic
Including acquisitions	$1.42	$1.29	$1.84	$1.41	$1.56	$1.57
Excluding acquisitions	1.42	1.29	1.91	1.41	1.58	1.59
Worldwide
Including acquisitions	1.43	1.40	2.04	1.43	1.72	1.76
Excluding acquisitions	1.43	1.41	2.13	1.43	1.75	1.81

(1)
Only proved property acquisition costs are excluded from these calculations. Leasehold or unproved acquisitions costs are included in all calculations.

        We typically cite reserve replacement costs in the context of a multi-year trend, in recognition of its limitation as a single year measure, and also to demonstrate consistency and stability, which are essential to our business model. The table below shows our reserve replacement costs for our domestic and worldwide operations for the years ended December 31:

	Three Years Ended December 31, 2011
	Including Price Revisions	Excluding Price Revisions
	($/Mcfe)
Reserve Replacement Costs
Domestic
Including acquisitions	$1.45	$1.49
Excluding acquisitions	1.45	1.50
Worldwide
Including acquisitions	1.55	1.60
Excluding acquisitions	1.56	1.61

        Capital Expenditures.    Our oil and gas capital expenditures were as follows for the six months ended June 30 and three years ended December 31:

	Six Months ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009
	(in millions)
Total oil and gas capital costs, excluding proved property acquisitions	$757	$727	$1,624	$1,231	$1,004
Proved property acquisitions	—	1	—	51	87

Total oil and gas capital costs, including acquisitions(1)	757	728	1,624	1,282	1,091
Non-oil and gas capital costs	5	8	20	36	38

Total capital expenditures	$762	$736	$1,644	$1,318	$1,129

(1)
Total oil and gas capital costs include the costs of development, exploration and property acquisition activities conducted to add reserves and exclude asset retirement obligations.

        Capital expenditures for the six months ended June 30, 2012 and rig count by key program as of June 30, 2012 were:

	Capital Expenditures (In millions)	Rig Count
Eagle Ford	$421	4
Haynesville	89	—
Altamont	77	2
Wolfcamp	111	1
South Louisiana Wilcox	55	1
Other, including International	9	—

Total capital expenditures	$762	8

Price Risk Management Activities

        We enter into derivative contracts on our oil and natural gas production primarily to stabilize cash flows and reduce the risk and financial impact of downward commodity price movements on commodity sales. Because we apply mark-to-market accounting on our financial derivative contracts and because we do not hedge all of our price risks, this strategy only partially reduces our commodity price exposure. Our reported results of operations, financial position and cash flows can be impacted significantly by commodity price movements from period to period. Adjustments to our strategy and the decision to enter into new positions or to alter existing positions are made based on the goals of the overall company. During the first six months of 2012, approximately 75 percent of our natural gas production and 90 percent of our crude oil production were hedged and settled at average floor prices of $4.85 per MMBtu and $95.22 per barrel, respectively.

        The following table reflects the contracted volumes and the minimum, maximum and average prices we will receive under our derivative contracts as of June 30, 2012.

	2012		2013		2014		2015
	Volumes(1)	Average Price(1)	Volumes(1)	Average Price(1)	Volumes(1)	Average Price(1)	Volumes(1)	Average Price(1)
Natural Gas
Fixed Price Swaps	103	$4.47	138	$3.54	52	$3.92	11	$4.01
Oil
Fixed Price Swaps	1,654	$105.12	8,225	$104.72	8,760	$98.64	5,502	$95.42
Ceilings	736	$95.00	—	$—	1,095	$100.00	1,095	$100.00
Three Way Collars Ceiling	2,898	$114.16	3,741	$108.09	—	$—	—	$—
Three Way Collars Floors(2)	2,898	$92.54	3,741	$91.22	—	$—	—	$—

(1)
Volumes presented are TBtu for natural gas and MBbl for oil. Prices presented are per MMBtu of natural gas and per Bbl of oil.

(2)
If market prices settle at or below $67.54 and $69.15 for the years 2012 and 2013, respectively, our three-way collars-floors effectively "lock-in" a cash settlement of the market price plus $25.00 per Bbl for 2012 and plus $22.07 per Bbl for 2013.

        In July and August of 2012, we added 730 MBbls of oil fixed price swaps at an average price of $90.00 per barrel and 1,829 MBbls of costless three-way oil collars for our anticipated 2013 oil production. For these collars, the transactions effectively provide an average ceiling price of $102.26 per barrel and an average floor price of $95.00 per barrel unless oil prices drop below $75.00 per barrel. If oil prices drop below $75.00 per barrel, the transactions effectively lock-in a cash settlement of the market price plus $20.00 per barrel. We also entered into 14 TBtu at an average price of $3.61 per MMBtu and 11 TBtu at an average price of $4.01 per MMBtu of natural gas fixed price swaps at for our anticipated 2013 and 2015 natural gas production, respectively.

Operating Results

        The information below provides the financial results for the Successor from March 23 (inception) to June 30 and for the Predecessor from January 1 to May 24 and for the six months ended June 30 and the three years ended December 31:

	Successor	Predecessor
	March 23 (inception) to June 30, 2012		Six Months ended June 30, 2011	Years ended December 31,
		January 1 to May 24, 2012
				2011	2010	2009
		(dollars in millions)
Physical sales:
Oil and condensate	$77	$322	$236	$552	$346	$214
Natural gas	61	262	497	973	974	830
NGL	5	29	28	57	60	53

Total physical sales	143	613	761	1,582	1,380	1,097
Realized and unrealized gains on financial derivatives(1)	57	365	24	284	390	687
Other revenues	—	—	—	1	19	44

Total operating revenues	200	978	785	1,867	1,789	1,828
Operating Expenses:
Cost of products	—	—	—	—	15	31
Transportation costs	14	45	38	85	73	66
Production costs(2)	32	136	143	298	264	252
Depreciation, depletion and amortization	34	319	280	612	477	440
General and administrative expenses	209	75	98	201	190	195
Exploration expenses	6	—	—	—	—	—
Impairments/Ceiling test charges	1	62	—	158	25	2,148
Other	1	5	6	10	14	13

Total operating expenses	297	642	565	1,364	1,058	3,145

Operating income (loss)	(97)	336	220	503	731	(1,317)
Loss from unconsolidated affiliates	(1)	(5)	(1)	(7)	(7)	(30)
Other income (expense)	1	(3)	—	(2)	3	(1)
Interest expense	(53)	(14)	(6)	(12)	(21)	(25)

(Loss) income before income taxes	(150)	314	213	482	706	(1,373)
Income taxes (benefit)	—	136	61	220	263	(462)

Net (loss) income	$(150)	$178	$152	$262	$443	$(911)

(1)
Includes less than $1 million for the successor period and $5 million for the predecessor periods from January 1, 2012 to May 24, 2012 and $6 million for the six months ended June 30, 2011 and $11 million, $11 million and $406 million for the years ended December 31, 2011, 2010 and 2009, reclassified from accumulated other comprehensive income associated with accounting hedges. During 2008, we removed the hedging designation on all our commodity-based derivative contracts related to our hedged oil and natural gas production volumes.

(2)
Includes domestic lease operating expenses of $16 million for the successor period and $80 million for the predecessor periods from January 1, 2012 to May 24, 2012 and $80 million for the six months ended June 30, 2011 for the six months ended June 30, 2012 and 2011 and $176 million, $156 million and $175 million, respectively for the years ended December 31, 2011, 2010 and 2009.

        The table below provides additional detail of our volumes, prices, and costs per unit. We present (i) average realized prices based on physical sales of natural gas, oil and condensate and NGL as well as (ii) average realized prices inclusive of the impacts of financial derivative settlements. Our average realized prices, including financial derivative settlements, reflect cash received and/or paid during the period on settled financial derivatives based on the period the contracted settlements were originally scheduled to occur; however, these prices do not reflect the impact of any associated premiums paid to enter into certain of our derivative contracts.

	Six months ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009
Volumes:
Oil and condensate
Consolidated volumes (MBbls)	4,138	2,543	6,034	4,747	4,078
Unconsolidated affiliate volumes (MBbls)	142	159	306	364	419
Natural gas
Consolidated volumes (MMcf)	124,819	119,052	241,083	225,611	218,544
Unconsolidated affiliate volumes (MMcf)	7,848	8,554	16,881	17,165	19,557
NGL
Consolidated volumes (MBbls)	862	538	1,068	1,423	1,570
Unconsolidated affiliate volumes (MBbls)	237	280	556	573	678
Equivalent volumes
Consolidated MMcfe	154,818	137,543	283,696	262,631	252,432
Unconsolidated affiliate MMcfe	10,126	11,186	22,052	22,787	26,139

Total combined MMcfe	164,944	148,729	305,748	285,418	278,571

Consolidated MMcfe/d	850	760	777	720	691
Unconsolidated affiliate MMcfe/d	56	62	61	62	72

Total Combined MMcfe/d	906	822	838	782	763

Consolidated prices and costs per unit:
Oil and condensate
Average realized price on physical sales ($/Bbl)	$96.32	$92.74	$91.40	$72.83	$52.48
Average realized price, including financial derivative settlements ($/Bbl)(1)(2)	97.91	88.67	90.23	71.13	95.57
Average transportation costs ($/Bbl)	0.91	0.06	0.06	0.08	0.06
Natural gas
Average realized price on physical sales ($/Mcf)	$2.59	$4.18	$4.04	$4.32	$3.80
Average realized prices, including financial derivative settlements ($/Mcf)(1)(2)	4.20	5.44	5.44	5.67	7.62
Average transportation costs ($/Mcf)	0.38	0.30	0.33	0.30	0.28
NGL
Average realized price on physical sales ($/Bbl)	$39.89	$52.41	$53.50	$42.38	$33.75
Average transportation costs ($/Bbl)	6.57	4.88	3.83	3.16	2.61
Production costs and other cash operating costs ($/Mcfe)
Average lease operating expenses	$0.75	$0.73	$0.77	$0.73	$0.78
Average production taxes(3)	0.33	0.31	0.28	0.27	0.22
Average general and administrative expenses	1.84	0.71	0.70	0.72	0.77
Average taxes, other than production and income taxes	0.04	0.05	0.04	0.06	0.05

Total cash operating costs(4)	$2.96	$1.80	$1.79	$1.78	$1.82

Depreciation, depletion and amortization ($/Mcfe)(5)	$2.29	$2.04	$2.16	$1.82	$1.74

(1)
We had no cash premiums related to oil and natural gas derivatives settled during the six months ended June 30, 2012. Premiums related to natural gas derivatives settled during the six months ended June 30, 2011 were approximately $12 million. Had we included these premiums in our natural gas average realized prices in 2011, our realized price, including financial derivative settlements, would have decreased by $0.10/Mcf for the six months ended June 30, 2011. We had no cash premiums related to oil derivatives settled during the six months ended June 30, 2011. We had no cash premiums related to oil derivatives settled during the years ended December 31, 2011, 2010 and 2009. Premiums paid in 2009 related to natural gas derivatives settled during the year ended December 31, 2010 were $157 million. Premiums paid related to natural gas derivatives settled during the year ended December 31, 2011 were $23 million. Had we included these premiums in our natural gas average realized prices in 2010 and 2011, our realized price, including financial derivative settlements, would have decreased by $0.70/Mcf and $0.10/Mcf for the years ended December 31, 2010 and 2011.

(2)
The six months ended June 30, 2012 and 2011 include approximately $201 million and $150 million, respectively, of cash receipts on settlements related to natural gas derivative contracts and approximately $7 million and $(10) million of cash receipts and cash paid, respectively, on settlements related to crude oil derivative contracts. The years ended December 31, 2011, 2010 and 2009 include approximately $338 million, $306 million and $834 million, respectively, of cash receipts for settlements of natural gas derivative contracts. The years ended December 31, 2010 and 2011, include approximately $8 million and $7 million, respectively, of cash paid for the settlement of crude oil derivative contracts. Additionally, the year ended December 31, 2009, includes approximately $176 million of cash receipts for the settlement of crude oil derivative contracts.

(3)
Production taxes include ad valorem and severance taxes.

(4)
Total adjusted cash operating costs per unit for each period were $1.66/Mcfe, $1.67/Mcfe, $1.69/Mcfe, $1.71/Mcfe and $1.72/Mcfe. See Cash Operating Costs and Adjusted Cash Operating costs section of MD&A for a reconciliation.

(5)
Includes $0.05 per Mcfe and $0.06 per Mcfe for the six months ended June 30, 2012 and 2011, respectively, and $0.05 per Mcfe for the year ended December 31, 2011 and $0.06 per Mcfe for both years ended December 31, 2010 and 2009 related to accretion expense on asset retirement obligations.

Six Months Ended June 30, 2012 Compared with Six Months Ended June 30, 2011

        Our net income for the six months ended June 30, 2012 decreased $124 million as compared to the same period in 2011. The discussion below reflects variances in our financial results for the six months ended June 30, 2012 as compared with the same period in 2011.

        Physical sales.    Physical sales represent accrual-based commodity sales transactions with customers. For the six months ended June 30, 2012, physical sales were $756 million compared to $761 million for the six months ended June 30, 2011. The overall decrease of $5 million, or 1 percent, was a result of the (i) favorable impact of $148 million, $24 million and $17 million related to higher production volumes of oil and condensate, natural gas and NGL, respectively, (ii) a favorable impact of $15 million related to the increase in realized oil and condensate prices and (iii) the unfavorable impact of $198 million and $11 million related to lower realized prices for natural gas and NGL, respectively. The increase in oil production is primarily attributable to our Eagle Ford and Altamont key programs which are up 9 MBbls/d year over year.

        Realized and unrealized gains on financial derivatives.    Realized and unrealized gains for the six months ended June 30, 2012 were $422 million compared to $24 million for the six months ended June 30, 2011. The increase of $398 million was due to changes in the fair value of our derivative contracts based on forward commodity prices relative to the prices in the underlying contracts.

        Transportation costs.    Transportation costs for the six months ended June 30, 2012 were $59 million compared to $38 million for the six months ended June 30, 2011. This increase of $21 million, or 55 percent, was due primarily to new transportation contracts entered into in 2012.

        Production costs.    Production costs for the six months ended June 30, 2012 were $168 million compared to $143 million for the six months ended June 30, 2011. This increase of $25 million, or 17 percent, was due primarily to an increase of $17 million in lease operating expenses and an increase of $8 million in production taxes. Lease operating expenses are attributable to increased water disposal costs in our Eagle Ford and Central divisions and higher equipment, contract labor and chemical costs in our Eagle Ford division. Production taxes increased primarily due to higher production volumes.

        Depreciation, depletion and amortization expense.    Depreciation, depletion and amortization expense for the six months ended June 30, 2012 was $353 million compared to $280 million for the six months ended June 30, 2011. The increase of $73 million, or 26 percent, was a result of an increase of $39 million due to a higher depletion rate and an increase of $34 million due to higher production volumes compared to the same period in 2011. During the first half of 2012, we experienced an expected upward trend in our depletion rate relative to prior periods as we focused our capital expenditures on developing key oil programs and as we moved away from significant ceiling test charges in 2009. Due to the application of the successful efforts method of accounting for oil and natural gas properties after the acquisition, we expect our depletion rate will decrease during the second half of 2012 compared to the first six months of 2012.

        General and administrative expenses.    General and administrative expenses for the six months ended June 30, 2012 were $284 million compared to $98 million for the six months ended June 30, 2011. The increase of $186 million, or 190 percent, is primarily due to $186 million of transition and restructuring costs associated with the acquisition.

        Exploration expense.    Exploration expense for the six months ended June 30, 2012 was $6 million due to applying the successful efforts method of recording exploration costs compared to applying the full cost method prior to the acquisition.

        Impairments/Ceiling test charges.    Under the full cost method of accounting, each quarter we were required to evaluate our capitalized costs in each of our full cost pools. During the six months ended June 30, 2012 we recorded a non-cash charge of approximately $62 million as a result of our decision to end exploration and development activities in Egypt. In June of 2012, we sold all our interests in Egypt. No full cost ceiling test charges were recorded during the six months ended June 30, 2011. Additionally, no impairments were recorded of oil and natural gas properties in the successor period through June 30, 2012. Due to current natural gas prices, the fair value of our oil and natural gas properties could decline in the future and we may be required to record an impairment to the carrying value.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

        Our net income for 2011 was $262 million compared to net income for 2010 of $443 million. This represents a decrease of $181 million or 41% as compared to 2010. The discussion below reflects variances in our financial results in 2011 as compared to 2010.

        Physical sales.    Physical sales represent accrual-based commodity sales transactions with customers. Physical sales for 2011 were $1,582 million compared to $1,380 million for 2010. This represents an increase of $202 million or 15% for the twelve months ending December 31, 2011 as compared to the twelve months ended December 31, 2010. Of this increase, $112 million and $12 million were related to the change in realized prices for oil and condensate and NGL, respectively, and $94 million and $67 million were related to an increase in production volumes of oil and condensate and natural gas sold, respectively. These increases were partially offset by decreases of $68 million related to a reduction in realized prices for natural gas and $15 million related to a decrease in production volumes of NGL sold. The higher volumes are due to our focus on our key programs in the Haynesville and Eagle Ford shales.

        Realized and unrealized gains on financial derivatives.    Realized and unrealized gains for 2011 were $284 million compared to $390 million for 2010. This represents a decrease of $106 million or 27% for the twelve months ending December 31, 2011 as compared to the twelve months ended December 31, 2010. This decrease was due to changes in the fair value of our derivative contracts based on forward commodity prices relative to the prices in the underlying contracts.

        Production costs.    Production costs for 2011 were $298 million compared to $264 million for 2010. This represents an increase of $34 million or 13% for the twelve months ending December 31, 2011 as compared to the twelve months ended December 31, 2010. This increase was due primarily to an increase of $24 million in lease operating expenses and an increase of $10 million in production taxes. Lease operating expenses increased due to higher maintenance, repair and power costs in our Central division, temporary higher costs in our Southern division due to early well testing and higher expenses in our International division. Production taxes increased primarily due to higher volumes.

        Depreciation, depletion and amortization expense.    Depreciation, depletion and amortization expense for 2011 was $612 million compared to $477 million for 2010. This represents an increase of $135 million or 28% for the twelve months ending December 31, 2011 as compared to the twelve months ended December 31, 2010. This increase was a result of an increase of $98 million due to a higher depletion rate and an increase of $37 million related to higher production volumes compared to the same period in 2010. Our depreciation, depletion and amortization rate increased in 2011 as we focused our capital on oil programs.

        General and administrative expenses.    General and administrative expenses for 2011 were $201 million compared to $190 million for 2010. This represents an increase of $11 million or 6% for the twelve months ending December 31, 2011 as compared to the twelve months ended December 31, 2010. This increase was due primarily to an increase of $5 million in severance costs related to an office closure and an increase of $6 million related to employee benefit costs.

        Impairments/Ceiling test charges.    We recorded a non-cash ceiling test charge in 2011 of $152 million compared to $25 million in 2010. This represents an increase of $127 million or 508% as compared to the year ended December 31, 2010. The 2011 ceiling test charge was driven by the release of costs into the Brazilian full cost pool substantially due to the denial of a necessary environmental permit on our Pinauna project as well as the completion of our evaluation of certain exploratory wells drilled in 2009 and 2010. We have filed an appeal with regard to the denial of the permit and are awaiting a response. During the year ended December 31, 2010, we recorded non-cash ceiling test charges of $25 million related to our Egyptian full cost pool as a result of acreage relinquishments in South Mariut and South Alamein and a dry hole drilled in the Tanta block.

        Other.    Our equity losses from Four Star for 2011 were $7 million, which is consistent with our 2010 equity losses. In addition, the fair value of our investment in Four Star could decline as a result of lower natural gas prices, and we may be required to record an impairment of the carrying value in the future.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

        Our net income for 2010 was $443 million compared to net loss for 2009 of $911 million. This represents an increase of $1,354 million or 148% as compared to 2009. The table below shows our operating revenue variances in our financial results in 2010 as compared to 2009:

        Physical sales.    Physical sales represent accrual-based commodity sales transactions with customers. Physical sales for 2010 were $1,380 million compared to $1,097 million for 2009. This represents an increase of $283 million or 26% for the twelve months ending December 31, 2010 as compared to the twelve months ended December 31, 2009. Of this increase $117 million, $97 million and $12 million were related to the change in realized prices, for natural gas, oil and condensate and NGL, respectively, and $35 million and $27 million were related to an increase in production volumes of oil and condensate and natural gas sold, respectively. These increases were partially offset by a decrease of $5 million related to a reduction in production volumes of NGL sold. During the year ended December 31, 2010, we also benefited from an increase in production volumes in our Central division and in Brazil.

        Realized and unrealized gains on financial derivatives.    Realized and unrealized gains on financial derivatives for 2010 were $390 million compared to $687 million for 2009. This represents a decrease of $297 million or 43% for the twelve months ending December 31, 2010 as compared to the twelve months ended December 31, 2009. This decrease was due to changes in the fair value of our derivative contracts based on forward commodity prices relative to the prices in the underlying contracts.

        Production costs.    Production costs for 2010 were $264 million compared to $252 million for 2009. This represents an increase of $12 million or 5% for the twelve months ending December 31, 2010 as compared to the twelve months ended December 31, 2009. This increase was due primarily to an increase of $16 million in production taxes, which resulted from higher production volumes.

        Depreciation, depletion and amortization expense.    Depreciation, depletion and amortization expense for 2010 was $477 million compared to $440 million for 2009. This represents an increase of $37 million or 8% for the twelve months ending December 31, 2010 as compared to the twelve months ended December 31, 2009. This increase was the result of an increase of $20 million due to a higher depletion rate and an increase of $17 million related to higher production volumes. The depletion rate for the year ended December 31, 2009 was impacted largely by the ceiling test charges recorded in the first quarter of 2009.

        General and administrative expenses.    General and administrative expenses for 2010 were $190 million compared to $195 million for 2009. This represents a decrease of $5 million or 3% for the twelve months ending December 31, 2010 as compared to the twelve months ended December 31, 2009. This was due primarily to a decrease related to payroll and administrative costs to support the business following reorganizations in 2009.

        Impairments/Ceiling test charges.    We recorded a non-cash ceiling test charges in 2010 of $25 million related to our Egyptian full cost pool compared to a full cost ceiling test charge of $2,123 million in 2009. This represents a decrease of $2,098 million or 99% as compared to the year ended December 31, 2009. The non-cash ceiling test charge in 2010 to our Egyptian full cost pool was a result of contractual acreage relinquishments in our blocks, and a dry hole drilled in the Tanta block. During the year ended December 31, 2009, we recorded non-cash ceiling test charges of $2.1 billion related to our domestic and Brazilian full cost pools as a result of low oil and natural gas prices and to our Egyptian full cost pool as a result of dry hole costs.

        Other.    Our equity loss from Four Star for 2010 was $7 million compared to equity loss of $30 million for 2009. This represents an increase of $23 million or 77% as compared to the year ended December 31, 2009. This increase is due primarily to an increase related to commodity prices partially offset by a decrease related to production volumes.

        Supplemental Non-GAAP Measure.    We use the non-GAAP measures "Reported EBITDA" and "Adjusted EBITDAX", among others as further described in Use of Non-GAAP Financial Information. We believe these supplemental measures provide meaningful information to our investors; however, due to the limitations of these measures as analytical tools, we rely primarily on our GAAP results. We define Reported EBITDA as net income plus interest and debt expense, income taxes and depreciation, depletion and amortization. Adjusted EBITDAX is defined as Reported EBITDA adjusted as applicable in the relevant period, for the net change in the fair value of derivatives (mark to market effects, net of cash settlements and premiums related to these derivatives), ceiling test charges or other impairments, adjustments to reflect cash distributions of the earnings from our unconsolidated affiliates, non-cash equity based compensation expenses, transition and restructuring costs we expect not to recur, advisory fees paid to our sponsors and exploration expenses. We believe that the presentation of Reported EBITDA and Adjusted EBITDAX is important to provide management and investors with (i) additional information to evaluate our ability to service debt adjusting for items required or permitted in calculating covenant compliance under our debt agreements, (ii) an important supplemental indicator of the operational performance of our business, (iii) an additional criterion for evaluating our performance relative to our peers, (iv) additional information to measure our liquidity (before cash capital requirements and working capital needs) (v) and supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Reported EBITDA and Adjusted EBITDAX have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP or as an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

        Below is a reconciliation of our Reported EBITDA and Adjusted EBITDAX to our consolidated net income (loss) for the six months ended June 30 and the three years ended December 31:

	Six Months ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009
	(in millions)
Net income (loss)	$28	$152	$262	$443	$(911)
Interest expense, net of capitalized interest(1)	67	6	12	21	25
Income tax expense (benefit)	136	61	220	263	(462)
Depreciation, depletion and amortization	353	280	612	477	440

Reported EBITDA	584	499	1,106	1,204	(908)
Net impact of financial derivatives	(214)	117	47	(92)	323
Impairments and ceiling test charges	63	—	158	25	2,148
Transition and restructuring costs	183	6	6	—	7
Dividends from unconsolidated affiliates	8	26	46	50	45
Income from unconsolidated affiliates	6	1	7	7	30
Non-cash equity-based compensation expense	16	11	21	18	19
Financial derivatives premiums	—	—	—	(7)	(173)
Advisory fee	3	—	—	—	—
Exploration expense	6	—	—	—	—

Adjusted EBITDAX(2)	$655	$660	$1,391	$1,205	$1,491

(1)
Includes less than $1 million and $4 million of affiliated interest for the six months ended June 30, 2012 and 2011, and $3 million, $5 million and $4 million of affiliated interest for the years ended December 31, 2011, 2010 and 2009, respectively.

(2)
Includes net EBITDAX contribution related to business divestitures of $31 million and $53 million for the six months ended June 30, 2012 and 2011, and $136 million, $203 million and $206 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Liquidity and Capital Resources

  Overview

        Our primary sources of liquidity are cash generated by operations and borrowings under the RBL Facility. Our primary uses of cash are working capital requirements, debt service requirements and capital expenditures. Based on our current level of operations and available cash, we believe our cash flows from operations, combined with availability under the RBL Facility provides us sufficient liquidity to fund our current obligations, projected working capital requirements, debt service requirements and capital spending requirements over the next twelve months and the foreseeable future. We cannot assure you, however, that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under the RBL Facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. Our ability to do so depends on prevailing economic conditions, many of which are beyond our control. In addition, upon the occurrence of certain events, such as a change of control, we could be required to repay or refinance our indebtedness. We cannot assure you that we will be able to refinance any of our indebtedness, including the RBL Facility, the senior secured term loan, the senior secured notes and the senior notes, on commercially reasonable terms or at all. Any future acquisitions, joint ventures or other similar transactions will likely require additional capital, and there can be no assurance that any such capital will be available to us on acceptable terms or at all.

        We are highly leveraged and our liquidity requirements will be significant, primarily due to debt service requirements. As of June 30, 2012, our long-term debt is approximately $4.25 billion, with approximately $1.25 billion of additional borrowing capacity available under the RBL Facility. As of June 30, 2012, our debt was comprised of $2.75 billion in senior notes due in 2019 and 2020, a $750 million senior secured term loan with a six-year maturity, and $750 million outstanding under the RBL Facility with a five-year maturity. In August 2012, we issued an additional $350 million of the initial 2022 senior notes and used a substantial portion of the proceeds to reduce amounts outstanding under the RBL facility. Additionally, we repriced our $750 million senior secured term loan reducing the interest rate from 6.5% to 5.0%. Our net cash interest expense for the year ended December 31, 2011 and the twelve month period ended June 30, 2012 was $12 million and $73 million. However, on a pro forma basis including the effects of our financing transactions in conjunction with the Acquisition and subsequent issuances and repayments as discussed as well as repricing our senior secured term loan, our net cash interest expense for the year ended December 31, 2011 would have been approximately $313 million. Assuming the RBL Facility is fully drawn, each one eighth point change in assumed blended interest rates would result in a $3.4 million change in annual interest expense on indebtedness under the RBL Facility and our senior secured term loan.

  The RBL Facility

        In connection with the Acquisition Transactions, we entered into the RBL Facility, which provides for up to $2.0 billion of borrowings, of which we drew $750 million upon closing the Acquisition Transactions. The RBL Facility is available to fund working capital and for general corporate purposes. In August 2012, we repaid approximately $350 million of outstanding borrowings under the RBL Facility using the proceeds from the additional $350 million initial 2022 senior notes offering discussed above. With the notes issuance our borrowing base was reduced to approximately $1.9 billion. For a description of the RBL Facility, see "Description of Other Indebtedness—The RBL Facility."

        The RBL Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, asset sales, mergers and consolidations, prepayments of subordinated indebtedness, liens, transactions with affiliates, and dividends and other distributions. The RBL Facility also includes customary events of defaults including a change of control.

  Senior Secured Term Loan

        We have a $750 million senior secured term loan facility that contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, asset sales, mergers and consolidations, prepayments of subordinated indebtedness, liens, transactions with affiliates, and dividends and other distributions, which are substantially similar to the covenants in the indenture governing the senior secured notes. In August 2012, we repriced our senior secured term loan reducing the interest rate from 6.5% to 5%. Our senior secured term loan also includes customary events of defaults.

  The Senior Notes and the Senior Secured Notes

        The indentures governing the notes contain covenants that, among other things, limit our ability, and the ability of our restricted subsidiaries, to:

  •
  incur additional indebtedness and guarantee indebtedness;

  •
  pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans and investments;

  •
  sell or otherwise dispose of assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends; and

  •
  consolidate, merge or sell all or substantially all of our assets.

These limitations are subject to a number of qualifications and exceptions that set forth in the indentures.

        Overview of Cash Flow Activities.    During the period from March 23 (inception) to June 30, 2012, we used operating cash flow of approximately $92 million. During the period from January 1 to May 24, 2012, we generated operating cash flow of approximately $580 million. We utilized these amounts to fund our capital programs, repay amounts outstanding under our various credit facilities and other debt obligations. For the six months ended June 30, and the three years ended December 31, our cash flows from operations are summarized as follows:

	Successor	Predecessor
	March 23 (inception) to June 30, 2012			December 31,
		January 1 to May 24, 2012	June 30, 2011
				2011	2010	2009
	(in millions)
Cash Flow from Operations
Operating activities
Net (loss) income	$(150)	$178	$152	$262	$443	$(911)
Impairments/Ceiling test charges	1	62	—	152	25	2,123
Other income adjustments	48	537	368	979	859	(4)
Change in other assets and liabilities	9	(197)	143	33	(260)	365

Total cash flow from operations	$(92)	$580	$663	$1,426	$1,067	$1,573

Other Cash Inflows
Investing activities
Net proceeds from the sale of assets	22	9	24	612	155	93
Other	—	—	—	—	4	—

	22	9	24	612	159	93

Financing activities
Proceeds from long term debt	4,323	215	925	2,030	500	100
Contributions	3,300	960	—	—	—	—
Net change in note payable with parent company and affiliates	—	—	—	—	489	—

	7,623	1,175	925	2,030	989	100

Total cash inflows	$7,645	$1,184	$949	$2,642	$1,148	$193

Cash Outflows
Investing activities
Capital expenditures	$150	$636	$675	$1,591	$1,238	$1,115
Cash paid for acquisitions	7,126	1	1	22	51	131
Increase in note receivable with affiliate	—	—	—	236	—	—
Other	—	—	—	—	—	3

	$7,276	$637	676	1,849	1,289	1,249

Financing activities
Repayment of long term debt	80	1,065	825	1,480	1,034	180
Net change in note payable with parent company and affiliates	—	—	145	781	—	256
Debt issuance costs	142	—	—	—	—	—
Other	—	—	6	7	1	—

	222	1,065	976	2,268	1,035	436

Total cash outflows	$7,498	$1,702	$1,652	$4,117	$2,324	$1,685

Net change in cash and cash equivalents	$55	$62	$(40)	$(49)	$(109)	$81

Contractual Obligations

        We are party to various contractual obligations. Some of these obligations are reflected in our financial statements, such as liabilities from commodity-based derivative contracts, while other obligations, such as operating leases and capital commitments, are not reflected on our balance sheet.

        The following table and discussion summarizes our contractual cash obligations as of June 30, 2012, for each of the periods presented:

	2012	2013 - 2014	2015 - 2016	Thereafter	Total
	(in millions)
Long-term financing obligations:
Principal	$—	$—	$—	$4,250	$4,250
Interest	155	618	618	818	2,209
Liabilities from price risk management activities	—	11	6	—	17
Operating leases	5	20	20	4	49
Other contractual commitments and purchase obligations:
Volume and transportation commitments	43	178	191	369	781
Other obligations	122	139	50	188	499

Total contractual obligations	$325	$966	$885	$5,629	$7,805

        Long-term Financing Obligations (Principal and Interest).    Debt obligations included in the table above represent stated maturities. Interest payments are shown through the stated maturity date of the related debt based on (i) the contractual interest rate for fixed rate debt and (ii) current market interest rates and the contractual credit spread for variable rate debt.

        Liabilities from Price Risk Management Activities.    These amounts include the fair value of our price risk management liabilities. We have also excluded all margin and other deposits held associated with these contracts from these amounts.

        Operating Leases.    For a further discussion of these obligations, see Note 8 of our "Notes to Consolidated Financial Statements." In conjunction with the Transactions we entered into a new five year operating lease for office space.

        Other Contractual Commitments and Purchase Obligations.    Other contractual commitments and purchase obligations are legally enforceable agreements to purchase goods or services that have fixed or minimum quantities and fixed or minimum variable price provisions, and that detail approximate timing of the underlying obligations. Included are the following:

  •
  Volume and Transportation Commitments.  Included in these amounts are commitments for volume deficiency contracts and demand charges for firm access to natural gas transportation and storage capacity.

  •
  Other Obligations.  Included in these amounts are commitments for drilling, completions and seismic activities for our operations and various other maintenance, engineering, procurement and construction contracts. We have excluded asset retirement obligations and reserves for litigation and environmental remediation, as these liabilities are not contractually fixed as to timing and amount. Upon the closing of the Acquisition Transactions, affiliates of the Sponsors and other investors entered into a Management Fee Agreement with Parent and EP Energy Global LLC requiring an annual advisory fee of $25 million to be paid. The agreement terminates on the twelve-year anniversary of the acquisition date (May 24, 2012) if not terminated earlier by mutual agreement of the parties, or upon a change in control or specified IPO transaction.

Off-Balance Sheet Arrangements

        We enter into a variety of financing arrangements and contractual obligations, some of which are referred to as off-balance sheet arrangements. These include guarantees and letters of credit.

  Guarantees

        We periodically provide indemnification arrangements related to assets or businesses we have sold. These indemnification arrangements include, but are not limited to, indemnification for income taxes, the resolution of existing disputes, environmental matters, and necessary expenditures to ensure the safety and integrity of assets sold. As of June 30, 2012, we had no obligations related to our guarantee and indemnification arrangements.

  Letters of Credit

        We enter into letters of credit in the ordinary course of our operations as well as periodically in conjunction with sales of assets or businesses. As of June 30, 2012, we had outstanding letters of credit of approximately $8 million. For additional information on our counterparty credit and nonperformance risk, see Note 5 of our "Notes to Consolidated Financial Statements."

Critical Accounting Estimates

        Our significant accounting policies are described in Note 1 of each of our consolidated financial statements included elsewhere in this prospectus. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, revenue and expense and the disclosures of contingent assets and liabilities. We consider our critical accounting estimates to be those estimates that require judgments, complex or subjective judgment necessary to account for inherently uncertain matters and those that could significantly impact our financial results based on changes in those judgments. Changes in facts and circumstances may result in revised estimates and actual results may differ materially from those estimates. We have discussed the development and selection of the following critical accounting estimates and related disclosures with our Audit Committee.

        Accounting for Oil and Natural Gas Producing Activities.    Prior to its acquisition on May 24, 2012, our predecessor accounted for oil and natural gas producing activities in accordance with the full cost method. Subsequent to the acquisition, we follow the successful efforts method of accounting for our oil and natural gas properties.

        Our estimates of proved reserves reflect quantities of oil, natural gas and NGL which geological and engineering data demonstrate, with reasonable certainty, will be recoverable in future years from known reservoirs under existing economic conditions. These estimates of proved oil and natural gas reserves primarily impact our property, plant and equipment amounts on our balance sheets and the depreciation, depletion and amortization amounts including any impairment test charges on our income statements, among other items.

        The process of estimating oil and natural gas reserves is complex and requires significant judgment to evaluate of all available geological, geophysical engineering and economic data. Our proved reserves are estimated at a property level and compiled for reporting purposes by a centralized group of experienced reservoir engineers who work closely with the operating groups. These engineers interact with engineering and geoscience personnel in each of our operating areas and accounting and marketing personnel to obtain the necessary data for projecting future production, costs, net revenues and economic recoverable reserves. Reserves are reviewed internally with senior management quarterly and presented to our Board in summary form on an annual basis. Additionally, on an annual basis each property is reviewed in detail by our centralized and operating divisional engineers to ensure forecasts of operating expenses, netback prices, production trends and development timing are reasonable. Our proved reserves are reviewed by internal committees and the processes and controls used for estimating our proved reserves are reviewed by our internal auditors. In addition, a third-party reservoir engineering firm, which is appointed by and reports to the Audit Committee of our Board of Managers, conducts an audit of the estimates of a significant portion of our proved reserves. Ryder Scott conducted an audit of our predecessor's estimates of proved reserves as of December 31, 2011.

        As of December 31, 2011, 50% of our predecessor's total consolidated proved reserves were undeveloped (49% including Four Star) and 9% were developed, but non-producing. The data for a given field may change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. In addition, the judgments based on available data for various fields increase the likelihood of significant changes in these estimates.

        Full Cost.    Under the full cost accounting method followed by our predecessor prior to the acquisition, substantially all of the costs incurred in connection with the acquisition, exploration and development of oil and natural gas reserves, including salaries, benefits and other internal costs directly related to these activities, asset retirement costs and interest on significant capital projects were capitalized. Capitalized costs were aggregated in full cost pools by country, regardless of whether reserves were actually discovered. Depletion expense of these capitalized amounts plus estimated future development costs over the life of the proved reserves was based on the unit of production method. If all other factors were held constant, a 10% increase in proved reserves would decrease the unit of production depletion rate by 9% and a 10% decrease in proved reserves would increase the unit of depletion rate by 11%..

        Additionally, under the full cost method our predecessor conducted quarterly ceiling tests of capitalized costs for each of its full cost pools. Total capitalized costs, net of related deferred income taxes, were limited to a ceiling based on the present value of future net revenues from proved reserves less estimated future capital expenditures, discounted at 10%, plus the cost of unproved oil and natural gas properties not being amortized less related income tax effects. In calculating the ceiling test and estimating proved reserves, a first day 12-month average price was used. If the discounted future net cash flows were not greater than or equal to the total capitalized costs, capitalized costs were written-down to the level of discounted future net cash flows. Our predecessor recorded ceiling test charges of $62 million, $152 million, $25 million and $2,123 million for the period from January 1, 2012 through May 24, 2012 and for the years ended 2011, 2010, and 2009, respectively.

        Finally, under the full cost method, oil and natural gas properties included unproved property costs that were excluded from costs being depleted. These unproved property costs included non-producing leasehold, geological and geophysical costs associated with unevaluated leasehold or drilling interests and exploration drilling costs in investments in unproved properties and directly owned major development projects. Costs were excluded on a country-by-country basis until proved reserves were found or until it was determined that the costs were impaired. All costs excluded were reviewed at least quarterly to determine if exclusion from the full-cost pool continued to be appropriate. If costs were determined to be impaired, the amount of any impairment was transferred to the full cost pool if a reserve base exists or is expensed if a reserve base had not yet been created. Impairments transferred to the full cost pool increased the depletion rate for that country.

        Successful Efforts.    Under the successful efforts method (which was used subsequent to the Acquisition), exploratory non-drilling costs and costs of carrying and retaining undeveloped properties are charged to expense as incurred while acquisition costs, development costs and the costs associated with drilling exploratory wells are capitalized pending the determination of proved oil and gas reserves. Therefore, at any point in time, we may have capitalized costs on our consolidated balance sheet associated with exploratory wells that could be charged to exploration expense in a future period. Costs of drilling exploratory wells that do not result in proved reserves are charged to expense. Depreciation, depletion, amortization and impairment of oil and natural gas properties are calculated on a depletable unit basis. Additionally, gain or loss is generally recognized on all sales of oil and natural gas properties. We capitalize salaries and benefits that we determine are directly attributable to our oil and natural gas activities.

        Under the successful efforts method of accounting for oil and natural gas properties, we review our oil and natural gas properties periodically (at least annually) to determine if impairment of such properties is necessary. Significant proved undeveloped leasehold costs are assessed for impairment at a field level or resource play based on total future undiscounted net cash flows, while leasehold acquisition costs associated with prospective areas that have limited or no previous exploratory drilling are generally assessed for impairment by major prospect area based on our current drilling plans. Proved oil and natural gas property values are reviewed when circumstances suggest the need for such a review and may occur if a field discovers lower than anticipated reserves, reservoirs produce below original estimates or in a mix that is different than anticipated or if commodity prices fall below a level that significantly affects anticipated future cash flows on the property. If required, the proved properties are written down to their estimated fair market value based on proved reserves and other market factors. A majority of the Company's unproved property costs are associated with properties acquired in the Eagle Ford and Wolfcamp shales. Generally, economic recovery of unproved reserves in such areas is not yet supported by actual production or conclusive formation tests, but may be confirmed by our continuing exploration and development programs. Subsequent to the Acquisition (May 25, 2012) to June 30, 3012, we did not record any impairments.

        Asset Retirement Obligations.    The accounting guidance for future abandonment costs requires that a liability for the discounted fair value of an asset retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Future abandonment costs include costs to dismantle and relocate or dispose of our production platforms, gathering systems and related structures and restoration costs of land and seabed. We develop estimates of these costs for each of our properties based upon their geographic location, type of production structure, water depth, reservoir depth and characteristics, market demand for equipment, currently available procedures and ongoing consultations with construction and engineering consultants. Because these costs typically extend many years into the future, estimating these future costs is difficult and requires management to make judgments that are subject to future revisions based upon numerous factors, including changing technology and the political and regulatory environment. We review our assumptions and estimates of future development and abandonment costs on an annual basis, or more frequently if an event occurs or circumstances change that would affect our assumptions and estimates. Additionally, inherent in the present value calculations are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlements and changes in the legal, regulatory, environmental and political environments. As of June 30, 2012, our net asset retirement liability is approximately $235 million, including approximately $64 million related to the Gulf of Mexico oil and gas properties sold in July 2012.

        Price Risk Management Activities.    We record the derivative instruments used in our price risk management activities at their fair values. We estimate the fair value of our derivative instruments using exchange prices, third-party pricing data and valuation techniques that incorporate specific contractual terms, statistical and simulation analysis and present value concepts. One of the primary assumptions used to estimate the fair value of derivative instruments is pricing. Our pricing assumptions are based upon price curves derived from actual prices observed in the market, pricing information supplied by a third-party valuation specialist and independent pricing sources and models that rely on this forward pricing information. The extent to which we rely on pricing information received from third parties in developing these assumptions is based, in part, on whether the information considers the availability of observable data in the marketplace. For example, in relatively illiquid markets we may make adjustments to the pricing information we receive from third parties based on our evaluation of whether third party market participants would use pricing assumptions consistent with these sources.

        The table below presents the hypothetical sensitivity of our commodity-based price risk management activities to changes in fair values arising from immediate selected potential changes in oil and natural gas prices at June 30, 2012:

		Change in Price
		10 Percent Increase		10 Percent Decrease
	Fair Value	Fair Value	Change	Fair Value	Change
	(in millions)
Production-related derivatives—net assets (liabilities)	$460	$102	$(358)	$814	$354

        Other significant assumptions that we use in determining the fair value of our derivative instruments are those related to the credit and non-performance risk of our counterparties. We adjust the fair value of our derivative assets for the risk of non-performance of our counterparties considering the collateral posted for the derivative and changes in the counterparties' creditworthiness, which is in part based on changes in their bond yields, changes in actively traded credit default swap prices (if available) and other information about their credit standing. We adjust the fair value of our derivative liabilities for our creditworthiness utilizing similar inputs considering cash collateral we have posted with our counterparties.

        Income taxes.    EP Energy LLC is not subject to domestic income taxes and foreign tax amounts are not material to our financial results. However, prior to the settlement of domestic income tax balances (including deferred taxes) of our predecessor with El Paso in conjunction with the acquisition on May 24, 2012, our predecessor recorded deferred income tax assets and liabilities reflecting tax consequences deferred to future periods based on differences between the financial statement carrying value of assets and liabilities and the tax basis of assets and liabilities. The most significant judgments on tax related matters included matters such as valuation allowances, uncertain tax positions, and undistributed earnings of certain unconsolidated affiliates. For a further discussion of these items and other income tax matters, see of our consolidated financial statements included elsewhere in this prospectus.

Qualitative and Quantitative Disclosures About Market Risk

        We are exposed to market risks in our normal business activities. Market risk is the potential loss that may result from market changes associated with an existing or forecasted financial or commodity transaction. The types of market risks we are exposed to and examples of each are:

  Commodity Price Risk

  •
  changes in oil and natural gas prices impact the amounts at which we sell our oil and natural gas and affect the fair value of our oil and natural gas derivative contracts held; and

  •
  changes in natural gas locational price differences also affect amounts at which we sell our oil and natural gas production, and the fair values of any related derivative products; and

  Interest Rate Risk

  •
  changes in interest rates affect the interest expense we incur on our variable-rate debt and the fair value of fixed-rate debt;

  •
  changes in interest rates result in increases or decreases in the unrealized value of our derivative positions; and

  •
  changes in interest rates used to discount liabilities result in higher or lower accretion expense over time.

        Where practical, we manage these risks by entering into contractual commitments involving physical or financial settlement that attempt to limit exposure related to future market movements. The timing and extent of our risk management activities are based on a number of factors, including our market outlook, risk tolerance and liquidity. Our risk management activities typically involve the use of the following types of contracts:

  •
  forward contracts, which commit us to purchase or sell energy commodities in the future;

  •
  futures contracts, which are exchange-traded standardized commitments to purchase or sell a commodity or financial instrument, or to make a cash settlement at a specific price and future date;

  •
  options, which convey the right to buy or sell a commodity, financial instrument or index at a predetermined price;

  •
  swaps, which require payments to or from counterparties based upon the differential between two prices or rates for a predetermined contractual (notional) quantity; and

  •
  structured contracts, which may involve a variety of the above characteristics.

        Many of the contracts we use in our risk management activities qualify as derivative financial instruments. A discussion of our accounting policies for derivative instruments is included in Notes 1 and 5 of our "Notes to Consolidated Financial Statements."

  Commodity Price Risk

  Oil and Natural Gas Derivatives

        We attempt to mitigate commodity price risk and stabilize cash flows associated with our forecasted sales of oil and natural gas production through the use of derivative oil and natural gas swaps, basis swaps and option contracts. These contracts impact our earnings as the fair value of these derivatives changes. Our derivatives do not mitigate all of the commodity price risks of our forecasted sales of oil and natural gas production and, as a result, we are subject to commodity price risks on our remaining forecasted production.

  Sensitivity Analysis

        The table below presents the hypothetical sensitivity of our commodity-based price risk management activities to changes in fair values arising from immediate selected potential changes in oil and natural gas prices, discount rates and credit rates at June 30, 2012:

		Oil and Natural Gas Derivatives
		10 Percent Increase		10 Percent Decrease
	Fair Value	Fair Value	Change	Fair Value	Change
	(in millions)
Price impact(1)	$460	$102	$(358)	$814	$354

		Oil and Natural Gas Derivatives
		1 Percent Increase		1 Percent Decrease
	Fair Value	Fair Value	Change	Fair Value	Change
	(in millions)
Discount Rate(2)	$460	$454	$(6)	$463	$3
Credit rate(3)	$460	$456	$(5)	$465	$4

(1)
Presents the hypothetical sensitivity of our commodity-based price risk management activities to changes in fair values arising from changes in oil and natural gas prices.

(2)
Presents the hypothetical sensitivity of our commodity-based price risk management activities to changes in the discount rates we used to determine the fair value of our derivatives.

(3)
Presents the hypothetical sensitivity of our commodity-based price risk management activities to changes in credit risk.

  Interest Rate Risk

        We had $4.25 billion of total debt outstanding at June 30, 2012, of which $1.5 billion under the RBL Facility and our new senior secured term loan was variable rate debt.

        Assuming a hypothetical increase in our variable interest rate under our existing debt agreements of 100 basis points, our net income for the six months ended June 30, 2012 would have decreased by $2.0 million. For the year ended December 31, 2011, our net income would have decreased by $3.0 million.

        During July 2012, we entered into interest rate swaps on $600 million related to our RBL Facility. These interest rate derivatives start in November 2012 extending through April 2017 and attempt to reduce our variable interest rate exposure.

BUSINESS

Our Company

        We are one of North America's leading independent oil and natural gas producers. We have a large and diverse base of producing assets that provides cash flow to fund the development of our key programs, which at this time are primarily oil-focused. Over the last several years, we have high-graded our future drilling inventory by establishing large acreage positions with repeatable drilling opportunities and more favorable return characteristics. Domestically, we currently operate through three divisions: Central, Eagle Ford and Southern, and have a strategic presence in well-known oil resource areas, including the Eagle Ford Shale, the Altamont Field, the Wolfcamp Shale and South Louisiana Wilcox. Our large and diverse production gas assets include our Haynesville Shale position, substantially all of which is held by production, which gives us a significant presence in unconventional natural gas. We also have a small international presence in Brazil.

        Our management team, which has been with us since at least 2007, has an average of 22 years of experience in the oil and gas industry and technical and operating expertise across our geographic regions. Our management team has a track record of identifying, acquiring and developing low-risk, repeatable resource opportunities and has executed a multi-year effort to add assets that fit our competencies. Today, our substantial key program drilling inventory encompasses approximately 4,500 locations and more than 20 years of drilling activity at our current pace. We have operational control over approximately 77% of our producing wells and 88% of our key program drilling inventory as of December 31, 2011. This control has allowed us to continually improve our capital and operating efficiencies. In 2011, we drilled 233 gross wells domestically (182 net) with a success rate of 100%, adding approximately 1,100 Bcfe of proved reserves at a replacement cost of $1.43 per Mcfe, the majority of which was oil.

        As of December 31, 2011, we had proved reserves of approximately 4.0 Tcfe with a pre-tax PV-10 of approximately $7 billion (of which approximately 54% of the PV-10 was attributed to proved developed producing reserves). We had 182 MMBbls of proved oil reserves, 19 MMBbls of proved NGL reserves and 2,782 Bcfe of proved natural gas reserves, representing 27%, 3% and 70%, respectively, of our total proved reserves. Given the recent commodity price environment, we have shifted our focus primarily to developing our key oil programs, resulting in 48% of our revenues (excluding realized and unrealized gains on financial derivatives) being contributed by oil and NGLs in the fourth quarter of 2011, versus 34% in the fourth quarter of 2010. Our oil production for the month of December 2011 was approximately 24,000 Bbls/d, which contributed to our approximate 50% year-over-year growth in oil production for the fourth quarter of 2011. We anticipate that approximately 91% of our capital expenditures for 2012 will be allocated to oil-focused key programs. For the six month period ended June 30, 2012, 57% of our revenues (excluding realized and unrealized gains on financial derivatives) were contributed by oil and NGLs, versus 35% during the same period in 2011. For the month of June 2012, our oil production was approximately 27,000 Bbls/d.

        For the six months ended June 30, 2012, on a pro forma basis after giving effect to the Acquisition Transactions and the Refinancing Transactions, we generated Adjusted EBITDAX of $655 million on average daily production of 906 MMcfe/d. See "Summary—Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" for our definition of Adjusted EBITDAX and a reconciliation of Adjusted EBITDAX to amounts reported under GAAP.

        The following table provides summary data for each of our areas of operation:

	As of December 31, 2011				As of June 30, 2012
	Proved Reserves (Bcfe)	% Proved Developed	PV-10	Net Acres	Average Daily Production (MMcfe/d)
	(dollars in millions)
United States
Central
Haynesville Shale	903	34%	$719	41,000	317
South Louisiana Wilcox	31	48	143	183,000	16
Altamont Field	551	37	1,479	176,000	62
Other Central	1,117	75	998	1,339,000	208
Eagle Ford
Eagle Ford Shale	642	18	2,283	157,000	91
Southern
Wolfcamp Shale	148	12	337	138,000	10
Other Southern(1)	326	94	536	314,000	110

Total United States	3,718	48	6,495	2,348,000	814
International
Brazil	95	100	210	132,000	36
Egypt(2)	—	—	—	774,000	—

Total Consolidated	3,813	50	6,705	3,254,000	850

Unconsolidated Affiliate(3)	174	86	311		56

Total Combined	3,987	51	$7,016		906

(1)
Gulf of Mexico assets were sold in July 2012 and comprised reserves of 90 Bcfe, PV-10 of $150 million, net acres of 233,000 and average daily production of 45 Mcfe/d.

(2)
Sold June 2012.

(3)
Represents our approximate 49% equity interest in Four Star.

  Key Programs

        Over the past five years, our strategy has been to focus on areas that offer repeatable drilling programs, enabling us to reduce development costs, and to grow our asset base and inventory size. We have consistently improved the quality and increased the number of our drilling opportunities. During 2011, our principal focus was in the Haynesville Shale, the Eagle Ford Shale, the Wolfcamp Shale, the Altamont Field and South Louisiana Wilcox. We are redeploying the capital allocated to the Haynesville Shale to our oil programs. The technical and operating experience gained from our successful Haynesville program has been employed in our other key programs, including the Eagle Ford Shale.

  Haynesville Shale

        The initial execution of our strategy was in the Haynesville Shale, where we had existing conventional production as a result of historical development activities in east Texas and north Louisiana. Our operations in the Haynesville Shale are primarily focused in DeSoto Parish and Caddo Parish, Louisiana. We acquired additional leasehold interests through the acquisition of Peoples Energy Production Company in 2007. We piloted horizontally drilled wells in the Haynesville Shale, experimenting with different horizontal lateral lengths and fracture stimulation staging, with the objective of delivering optimal capital efficiency, finding costs and returns. High production rates in our Haynesville program combined with very low operating and development costs create competitive returns for us even at low natural gas prices. In addition, our acreage in the Haynesville Shale is predominately held by production, giving us the flexibility to pace our development and optimize our returns. Furthermore, our operations are surrounded by existing infrastructure, providing strong take-away access to markets. As of June 30, 2012, we had 66 net operated wells in this area. During the first quarter of 2012, although we had a very efficient drilling program in the Haynesville Shale, we suspended the program and released all rigs due to low natural gas prices.

  Eagle Ford Shale

        Beginning in late 2008, we were an early entrant in the Eagle Ford Shale, acquiring our interests through leasehold acquisitions for less than $1,000 per acre on average. Our operations in the Eagle Ford Shale are focused in LaSalle, Dimmit, Atascosa and Webb counties of south Texas. Overall, we hold rights to approximately 157,000 net acres across all Eagle Ford areas, where approximately 77,000 net acres are under development in our central Eagle Ford area. During 2010 and 2011, we improved the efficiency and productivity of our development program, reducing per-well capital costs by approximately 16% and drilling cycle time by more than 35% year over year. Most of our wells have had initial production rates that range from 600 to over 1,000 Boe/d, and our oil production in this area has grown significantly since the beginning of 2011. The Eagle Ford Shale currently provides the highest economic returns in our portfolio. Significant strengths of the Eagle Ford Shale also currently include a multi-year future drilling location inventory, favorable crude oil pricing relative to the WTI index and a newly constructed midstream infrastructure with ample take-away capacity. As a result, the Eagle Ford Shale has become one of our key programs and a contributor to the increase in our oil reserves and production. As of December 31, 2011, we had 1,246 future drilling locations in the Eagle Ford Shale. As of June 30, 2012, we had 98 net operated wells and are currently running four rigs in the Eagle Ford Shale. We plan to add a fifth rig and drill 79 gross wells in 2012 based on our capital budget.

  Wolfcamp Shale

        In 2009 and 2010, we established a new major oil shale position by successfully leasing approximately 138,000 net acres in the Wolfcamp Shale in the Permian Basin in west Texas. Our operations in the Wolfcamp Shale are focused in Reagan, Crockett, Upton and Irion counties. We were an early entrant in the Wolfcamp Shale, acquiring our interests through leasehold acquisitions for less than $1,500 per acre on average. We have leveraged our technical and operating expertise, and in 2011 advanced our understanding of this area using the same approach and techniques that have allowed us to be successful in the Haynesville and Eagle Ford Shales. As a result, in late 2011, we completed a 7,500 foot lateral well with 25 stages that tested at an initial production rate of 1,369 Boe/d, our highest initial production rate to date. In addition, the Wolfcamp Shale has high oil in place, a multi-year future drilling location inventory and favorable lease owner dynamics with the Texas University Land system as the predominant landowner. As of December 31, 2011, we had 983 future drilling locations in the Wolfcamp Shale. As of June 30, 2012, we had 26 net operated wells and are currently running one rig in the Wolfcamp Shale. We plan to drill 15 gross wells in 2012 based on our capital budget.

  Altamont Field

        In 2007, we commenced a reengineering effort in the Altamont Field in Utah, a legacy oil asset. Our operations in the Altamont Field are focused in the Uinta Basin. Altamont was initially developed in the 1970s, and we are applying current drilling and stimulation technology to vertically drill and develop this prolific oil area. We have enhanced the value of this field through infill drilling, for which we received regulatory approval in 2008. The Altamont Field has a multi-year inventory of future drilling locations, giving us a substantial opportunity for growth in oil production. Since our acreage is predominantly held by production, we have greater flexibility to improve both our costs and technical understanding of this area, while also growing returns. As of December 31, 2011, we had 1,336 future drilling locations in the Altamont Field. As of June 30, 2012, we had 307 net operated wells and are currently running two rigs in the Altamont Field. We plan to drill 21 gross wells in 2012 based on our capital budget.

  South Louisiana Wilcox

        In south Louisiana, we are developing our emerging South Louisiana Wilcox play. This is a relatively new oil-focused play that we have added to our drilling program. Our activity is located primarily in Beauregard Parish and is focused on the Wilcox Sands. We have over 1,000 square miles of 3-D seismic data in South Louisiana Wilcox, providing valuable information in selecting drilling locations. South Louisiana Wilcox is a conventional vertical well play that produces both oil and natural gas from a series of completed sands. A significant strength of South Louisiana Wilcox is its access to Louisiana Light Sweet Crude and Gulf Coast NGL pricing, which trade at a premium relative to the WTI index. In addition, the resource does not compete for horizontal drilling and completion services due to vertical drilling and completion design. As of December 31, 2011, we had 260 future drilling locations in South Louisiana Wilcox. As of June 30, 2012, we had 19 net operated wells and are currently running one rig in South Louisiana Wilcox. We plan to drill 15 gross wells in 2012 based on our capital budget.

  Other Gas Assets

        We have a large and diverse base of other domestic producing assets that provides cash flow to fund the development of our key programs. We do not anticipate a material portion of our 2012 capital expenditure budget to be spent on these assets.

  Arklatex/Unconventional

        Our Arklatex land positions comprise 104,470 total net acres focused on tight gas sands production. We have approximately 449,000 net acres in our unconventional plays. Our production is from vertical CBM wells development in Alabama, vertical and horizontal CBM wells in the Hartshorne coals in Oklahoma and the New Albany Shale in Indiana (sold in July 2012). We have high average working interests and long life reserves in these areas. For the six months ended June 30, 2012 we had average daily production of 119 MMcfe/d.

  Texas Gulf Coast/Gulf of Mexico

        We have significant assets in fields throughout the Texas Gulf Coast. In addition, prior to selling our Gulf of Mexico assets in July 2012, this area included interests in 69 Blocks offshore of the Louisiana, Texas and Alabama coastlines focused on deep targets (greater than 12,000 feet) in relatively shallow water depths (less than 400 feet). In these areas, we licensed over 8,700 square miles of 3D seismic data onshore and over 61,000 square miles of 3D seismic data offshore. As of December 31, 2011, these operations included 314,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 111 MMcfe/d.

  Raton Basin

        Our operations in the Raton Basin of northern New Mexico and southern Colorado, where we own the minerals beneath the Vermejo Park Ranch, are primarily focused on coal bed methane production. As of December 31, 2011, these operations included 606,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 81 MMcfe/d.

  Rocky Mountains

        We have a non-operated working interest in the County Line coal bed methane property in Wyoming, with additional non-producing acreage in Colorado, Wyoming, North Dakota and Utah. As of December 31, 2011, these operations included 179,000 total net acres, and for the six months ended June 30, 2012 we had average daily production of 9 MMcfe/d.

  Four Star

        We have an approximate 49% equity interest in Four Star. Production is from high quality conventional and coal bed methane assets in the San Juan, Permian, Hugoton and South Alabama basins and the Gulf of Mexico. For the first six months of 2012, our equity interest in Four Star's daily equivalent natural gas production averaged approximately 56 MMcfe/d.

  2012 Capital Expenditures

        We have approved a capital expenditure budget between $1.5 billion and $1.6 billion for 2012, of which about $1.2 billion will be spent on drilling and completion activities. Our total oil and natural gas capital expenditures were $762 million for the six months ended June 30, 2012, of which $758 million were domestic capital expenditures. Our spending will be heavily weighted toward oil-focused reservoirs, which are forecasted to comprise 91% of our capital expenditures; our key programs will comprise 97% of our spending. A substantial portion of our capital expenditure budget is expected to be funded from operating cash flows, which should enable us to grow reserves and production while maintaining sufficient liquidity. We expect to periodically review our capital spending plans versus commodity prices and well performance and adjust spending as necessary. For example, the portion of our budget dedicated to gas-weighted resources has declined significantly in 2012, due primarily to reductions in Haynesville Shale activity as a result of low current natural gas prices.

2012 Capex Budget $1.5 Billion-$1.6 Billion(1)	Key Drilling Locations(2) 4,498 Locations	2012 Gross Wells Expected to Complete in Key Programs 144 Gross Well

(1)
Includes approximately $100 million of capitalized interest, information technology and capitalized direct labor costs.

(2)
As of December 31, 2011 (includes PUD locations shown on a risked basis).

Competitive Strengths

        We believe the following strengths provide us with significant competitive advantages:

  Large and Diverse Producing Asset Base

        Our vast resource base consists of approximately 4.0 Tcfe of proved reserves as of December 31, 2011 and are located on 3.3 million net acres. Approximately 1.7 Tcfe, or 42%, of our proved reserves are proved developed producing assets, and we generated an average of 838 MMcfe/d in 2011 from approximately 6,000 wells. During the first half of 2012, we generated an average of 906 MMcfe/d. Our existing assets are geographically diversified among many of the major basins of North America, insulating us to some extent from regional commodity pricing and costs dislocations that occur from time to time. Our producing assets provide a diverse source of cash flow to fund the development of our key programs, significantly reducing our reliance on outside sources of capital and improving our ability to replace and grow production in the future. While our existing producing assets are well diversified, we maintain a focused and concentrated approach that enables us to drive efficiencies, benefit from economies of scale, remain flexible in allocating capital to our most profitable projects and leverage our knowledge base from one project to the next.

  Extensive Inventory of Low-Risk Drilling Opportunities

        We have established a substantial resource base in unconventional oil plays to supplement our already significant inventory of unconventional natural gas resources. With the addition of the Eagle Ford and Wolfcamp shales, the ongoing development of our Altamont Field and the recent addition of South Louisiana Wilcox, we estimate have more than 20 years of drilling inventory in approximately 4,500 drilling locations across our key programs, 85% of which are located in oil-focused reservoirs. The move to oil-focused reservoirs has allowed us to take advantage of higher oil prices and has improved cash flow through commodity diversity. The development of these assets will generate accelerated growth in oil production and reserves and provide us the flexibility to take advantage of strength in either gas or oil commodity price environments. We expect that the oil composition of our production will continue to increase as we develop our key oil programs over the next several years.

  Strong Financial Profile

        Our large and diverse portfolio produced 906 MMcfe/d in the six months ended June 30, 2012, which generated Adjusted EBITDAX of $655 million for the six months ended June 30, 2012. Pro forma for the Refinancing Transactions, as of June 30, 2012, we would have had approximately $1.6 billion of liquidity. Additionally, we maintain a robust hedging program that protects cash flows to fund development plans through the commodity cycle. As of August 20, 2012, our hedged volumes for 2012, 2013, 2014 and 2015 represent 85%, 79%, 38% and 16%, respectively, based on our total 2011 equivalent production.

  Low Cost and Efficient Operations

        We maintain a significant degree of operational control over our portfolio, operating approximately 77% of our producing wells and 88% of our key program drilling inventory as of December 31, 2011. Our operational efficiency has resulted in leading well cost performance in our key programs. Our three-year average reserve replacement cost of $1.55 per Mcfe ranks among the lowest in our peer group. Based on our operating efficiency, we believe our ability to generate significant cash flow in a variety of commodity price environments is enhanced, especially as our production profile becomes increasingly oil-focused. We have reduced our domestic unit operating costs over the last several years by approximately $0.21 per Mcfe by lowering lifting costs, reducing subsurface, compression and disposal costs and divesting of high cost production areas. From 2007 to 2011, we reduced our unit lifting costs by approximately 28%. A lower cost structure should allow us to preserve returns and margins throughout the commodity cycle. Given our proven ability to find and develop reserves economically, we believe we should be able to convert our sizeable drilling portfolio at similar or better rates of return going forward.

  High Caliber Management Team with Proven Track Record

        Our senior management team, with an average of 22 years of experience, has a strong track record both at El Paso Corporation and in former leadership roles with Burlington Resources, ConocoPhillips and other leading producers. In addition, our operational team has significant experience in horizontal drilling and developing shales. We have an organizational structure that allows for greater ownership and accountability at the asset level through multi-disciplined asset teams organized around our key geographic areas. Through a combination of invested equity and incentive programs, we believe our management and operational teams are motivated to deliver high returns and increase long-term value. We employ a centralized operational structure to accelerate the knowledge transfer around the execution of our drilling and completion programs and to continually enhance our field operations and base production performance. Our management and operational teams are focused on increasing our drilling opportunities and capital management and are motivated to ensure safe and reliable operations while delivering improved capital and operating efficiency. In addition, our supply chain management group enables us to partner with suppliers in order to improve the cost efficiency of services across the entire operation.

Business Strategy

        Our strategy is to use our strengths to generate competitive returns from our capital investment programs by growing proved reserves, production volumes, and future drilling opportunities while optimizing our existing asset base. The key elements of this strategy are:

  Grow Our Production and Reserves with a Near-Term Focus on Oil

        Currently, our primary focus is developing our key oil programs. We have a strategic presence in well-known oil resource areas, including the Eagle Ford Shale, the Altamont Field, the Wolfcamp Shale and South Louisiana Wilcox, and 85% of our key future drilling locations are in oil-focused areas. Our overall oil production volumes grew approximately 58% for the first six months of 2012 compared to the first six months of 2011, and our 2012 capital expenditure budget is heavily weighted toward oil-focused reservoirs, which comprise 91% of our capital expenditures.

  Continue to Leverage Technical and Operating Expertise to Develop Repeatable, Low-Risk Plays

        We plan to continue to evaluate new opportunities to gain scale and optimize our operating performance while leveraging our past experience to establish repeatable, low-risk plays in the future. Since our initial entry into the Haynesville Shale in 2007, we have drilled some of the most efficient wells in the area, and our production per well is among the best in the areas in which we operate. We entered the Eagle Ford and Wolfcamp shales through grassroots leasing efforts in late 2008 and applied the expertise gained from horizontal drilling in the Haynesville. We have subsequently leased large acreage positions in the Wolfcamp Shale, developed additional zones within our other key programs and have significantly improved the quality and number of our drilling opportunities.

  Continuously Improve Capital and Operating Efficiency

        We maintain a disciplined approach to spending that directs capital in a manner that seeks to maximize returns. Our large and diverse portfolio provides sufficient scale and diversity to conduct operations in a cost-efficient manner and reallocate capital as appropriate to maintain attractive returns. We have developed particular expertise as an operator of unconventional oil and natural gas plays. In each of our key programs, we have realized substantial reductions in drilling and completion costs and large improvements in cycle times by applying expertise from prior activities. For example, in the Eagle Ford Shale, we have quickly improved our efficiency and productivity, reducing capital costs by 16% and cycle time by more than 35% since the beginning of 2010.

  Maintain Financial Strength and Flexibility

        We intend to fund growth predominantly with internally generated funds while maintaining ample liquidity. As of June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions, we would have had approximately $1.6 billion of liquidity. Our hedging program should further protect cash flows to provide sufficient funding levels for our capital program. In addition, consistent with past practices, we intend to continue to high-grade our asset base and remain opportunistic with respect to divesting other gas assets. As we pursue our strategy of developing high-return opportunities in our key programs, we expect our reserves to grow, thereby enhancing our liquidity and financial strength.

  Manage Commodity Price Volatility

        We maintain a robust hedging program designed to mitigate volatility in commodity prices and protect our enterprise cash flows. As of August 20, 2012, we have hedged for the remainder of 2012 a total of 4.6 MMBbls of oil at a weighted average price of $97.11 per Bbl and 103 TBtu of natural gas at a weighted average price of $4.47 per MMBtu. As of August 20, 2012, our hedged volumes for 2012, 2013, 2014 and 2015 represent 85%, 79%, 38% and 16%, respectively, based on our total 2011 equivalent production.

  Operations

        In the U.S., we currently operate through three divisions: Central, Eagle Ford and Southern. During 2011, we focused our activities on our key programs. Over the past few years, we have high-graded our future drilling opportunities through producing property acquisitions, acreage acquisitions and the sale of producing properties that tended to be late in life and without meaningful future drilling opportunities. As a result, our drilling programs are now lower risk, more concentrated, more domestic, more focused on oil and more profitable.

        Internationally, our portfolio consists of producing fields along with exploration and development projects in offshore Brazil. Our Brazilian operations are in the Camamu, Espirito Santo and Potiguar basins. Previously we also had exploration activities in Egypt, but our interests were sold in June 2012.

  U.S.

  Central

        The Central division includes operations that have largely been focused on shale gas primarily the Haynesville Shale in north Louisiana and oil and natural gas production from fractured tight sands within the Altamont Field in Utah. Additionally we have tight gas sands production in north Louisiana and east Texas, coal bed methane production in the Black Warrior Basin of Alabama and in the Arkoma Basin of Oklahoma, New Albany Shale production in Indiana and conventional oil production in our South Louisiana Wilcox program. The Central division operations have generally been characterized by lower development costs, higher drilling success rates and longer reserve lives. We have increased our drilling prospects in this division and have grown production in this area for five consecutive years. For the first six months of 2012, daily production for the Central division averaged 603 MMcfe. During 2011, we invested $790 million on capital projects and production averaged 576 MMcfe/d in the Central division.

        Haynesville Shale.    In 2011, the Haynesville Shale was our key program in the Central division. It is located in northwest Louisiana and east Texas. Our operations are in the Holly, Bethany Longstreet and Logansport fields. A majority of our acreage is located in a high deliverability part of the play.

        We have a history of delivering improved capital performance in the Haynesville Shale. In 2011, our average capital costs per well in Haynesville were $8.9 million, with a best of $7.7 million, as compared to average capital costs of $10.8 million for the first three wells in the location. In addition, our 2011 average cycle time per well was 34 days, with a best of 27 days, as compared to an average cycle time of 52 days for the first three wells in the location.

        During 2011, we operated an average of four drilling rigs and invested $409 million in capital expenditures in our Haynesville Shale. Average production for the year ended December 31, 2011 was 265 MMcfe/d compared to 143 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, our properties in the Haynesville Shale included:

  •
  41,000 total net acres, including approximately 29,000 undeveloped net acres;

  •
  903 Bcfe of estimated net proved reserves; and

  •
  93 net producing wells.

        We have allocated approximately $96 million in capital expenditures to our Haynesville Shale program in 2012. Although we had a very efficient drilling program in the Haynesville Shale, we shut down the program due to low natural gas prices. We have released all rigs and will redeploy the capital allocated to the Haynesville Shale to our oil programs.

        Altamont Field.    The Altamont Field is our key program in the Western division. Our focus has been on drilling vertical fractured wells through fractured tight oil sands in the Uinta Basin located in Utah. We have gained operational efficiencies as we have developed the field.

        We continue to focus on improving capital performance in the Altamont Field. In 2011, our average cycle time per well was 48 days, with a best of 23 days, as compared to an average cycle time of 66 days for the first three wells in the location. Our average 2011 capital costs per well in Altamont were $6.8 million, with a best of $4.6 million, as compared to average capital costs of $6.6 million for the first three wells in the location.

        During 2011, we operated an average of three drilling rigs and invested $173 million in capital expenditures in the Altamont Field. Average production for the year ended December 31, 2011, was 55 MMcfe/d compared to 51 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, our properties in the Altamont Field included:

  •
  176,000 total net acres, including approximately 56,000 undeveloped acres;

  •
  551 Bcfe of estimated net proved reserves; and

  •
  301 net producing wells.

        We have allocated approximately $181 million in capital expenditures to the Altamont Field in 2012.

        South Louisiana Wilcox.    Our South Louisiana Wilcox play is located primarily in Beauregard Parish, Louisiana and is focused on the Wilcox Sands. This is a conventional vertical well play, utilizing 3-D seismic to help with location selection, that produces both oil and natural gas from a series of completed sands.

        During 2011, we operated one drilling rig and invested $148 million in capital expenditures in South Louisiana Wilcox. Average production for the year ended December 31, 2011 was 10 MMcfe/d compared to 9 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, our properties in South Louisiana Wilcox included:

  •
  183,000 total net acres, including approximately 173,000 net undeveloped net acres;

  •
  31 Bcfe of estimated net proved reserves; and

  •
  13 net producing wells.

        We have allocated approximately $121 million in capital expenditures to South Louisiana Wilcox in 2012.

        Arlatex/Unconventional.    Our Arklatex land positions are primarily focused on tight gas sands production in the Travis Peak/Hosston, Bossier and Cotton Valley formations. Our operations are in the Bear Creek, Vacherie Dome, Holly, Bethany, Longstreet and Bald Prairie fields. Additionally we have shallow coal bed methane producing areas in the Black Warrior Basin in Alabama and the Arkoma Basin in Oklahoma. Our production is from vertical wells in Alabama and horizontal wells in the Hartshorne Coals in Oklahoma. We have high average working interests and long life reserves in these areas. In addition, we have a 50% average working interest covering approximately 46,000 net acres of coal bed methane production operated by Black Warrior Methane Corporation in the Brookwood Field. We also have approximately 200,000 net acres in the New Albany Shale in Indiana. We are the operator of these properties and have a 95% working interest. During 2011, we sold oil and natural gas properties located in the Minden and Blue Creek fields for approximately $204 million. Additionally, we sold our New Albany Shale properties in July of 2012 for $6 million.

        We invested $28 million in capital expenditures in these operations in 2011 and have allocated approximately $5 million in capital expenditures in 2012. Average production for the year ended December 31, 2011 was 147 MMcfe/d compared to 185 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, our Arklatex land positions included:

  •
  554,000 total net acres, including approximately 351,000 net undeveloped net acres;

  •
  554 Bcfe of estimated net proved reserves; and

  •
  1,843 net producing wells.

        Raton Basin.    Our operations in the Raton Basin of northern New Mexico and southern Colorado, where we own the minerals beneath the Vermejo Park Ranch, are primarily focused on coal bed methane production. We invested $30 million in capital expenditures in these operations in 2011 and have allocated approximately $6 million in capital expenditures in 2012. Average production for the year ended December 31, 2011 was 79 MMcfe/d compared to 76 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, these operations included 606,000 total net acres (including approximately 464,000 net undeveloped acres), 552 Bcfe of estimated net proved reserves and 972 operated/net producing wells.

        Rocky Mountains.    We have a non-operated working interest in the County Line coal bed methane property in Wyoming, with additional non-production acreage in Colorado, Wyoming, North Dakota and Utah. During 2011, we sold our operated oil and natural gas properties located in the Powder River Basin in Wyoming for approximately $346 million. We invested $2 million in capital expenditures in these operations in 2011 and have allocated less than $1 million in capital expenditures in 2012. Average production for the year ended December 31, 2011 was 20 MMcfe/d compared to 33 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, these operations included 179,000 total net acres (including approximately 169,000 net undeveloped acres), 7 Bcfe of estimated net proved reserves and 82 non-operated/net producing wells.

  Eagle Ford

        Eagle Ford Shale.    The Eagle Ford Shale is located in LaSalle, Webb, Atascosa and Dimmit counties. Our leasing efforts began early in the play in 2008, resulting in a relatively low per acre entry cost. The Eagle Ford central programs are currently the most economic programs in our portfolio, with approximately 50% of our total net acres located in this area.

        We have a history of delivering improved capital performance in the Eagle Ford Shale. In 2011, our average capital costs per well in Eagle Ford were $9.6 million, with a best of $7.7 million, as compared to average capital costs of $9.8 million for the first three wells in the location. In addition, our 2011 average cycle time per well was 23 days, with a best of 14 days, as compared to an average cycle time of 38 days for the first three wells in the location.

        During 2011, we operated an average of three drilling rigs and invested $626 million in capital expenditures in our Eagle Ford Shale. In late 2011, we also sold oil and natural gas properties located in the Frio county area for approximately $26 million. Average net production for the year ended December 31, 2011 was 40 MMcfe/d compared to 6 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, our properties in the Eagle Ford Shale included:

  •
  157,000 total net acres, including approximately 151,000 undeveloped net acres;

  •
  642 Bcfe of estimated net proved reserves; and

  •
  64 net producing wells.

        We have allocated approximately $896 million in capital expenditures to our Eagle Ford Shale program in 2012.

  Southern

        In our Southern division, our focus has primarily been on developing and exploring for oil and natural gas in unconventional shales and tight gas sands in south and west Texas. These opportunities have been characterized by lower risk, longer life production profiles. Prior to selling our Gulf of Mexico assets in July 2012, our operations in this area were focused on conventional reservoirs characterized by relatively high initial production rates, resulting in higher near-term cash flows and high decline rates. For the first six months of 2012, daily production for the Southern division averaged 120 MMcfe. During 2011, we invested $181 million on capital projects and production averaged 127 MMcfe/d in the Southern division.

        Wolfcamp Shale.    The Wolfcamp Shale is our key program in the Southern division. It is located in the Permian Basin in Reagan, Crockett, Upton and Irion Counties, Texas. Since 2010, we have grown our position in this area to approximately 138,000 net acres.

        During 2011, we operated an average of two drilling rigs and invested $163 million in capital expenditures in our Wolfcamp Shale. Average net production for the year ended December 31, 2011 was 3 MMcfe/d. As of December 31, 2011, our properties in the Wolfcamp Shale included:

  •
  138,000 total net acres, including approximately 135,000 undeveloped net acres;

  •
  148 Bcfe of estimated net proved reserves; and

  •
  14 net producing wells.

        We have allocated approximately $204 million in capital expenditures to our Wolfcamp Shale program in 2012.

        Texas Gulf Coast/Gulf of Mexico.    Our assets in the Texas Gulf Coast include the Renger, Dry Hollow, Brushy Creek and Speaks fields, located in Lavaca County, the Graceland Field, located in

Colorado County, and the Vicksburg/Frio area, with concentrated and contiguous assets in the Jeffress and Monte Christo fields, primarily in Hidalgo County. These assets also include assets in the Alvarado and Kelsey fields, in Starr and Brooks Counties, and working interests in the Bob West, Jennings Ranch and Roleta fields, located in Zapata County. Other interests in Zapata County include the Bustamante and Las Comitas fields.

        Our assets in the Gulf of Mexico area included interests in 69 Blocks south of the Louisiana, Texas and Alabama shoreline focused on deep (greater than 12,000 feet) oil and natural gas reserves in relatively shallow water depths (less than 400 feet). In these areas, we licensed over 8,700 square miles of three dimensional (3D) seismic data onshore and over 61,000 square miles of 3D seismic data offshore.

        We invested $18 million in capital expenditures in these operations in 2011 and have allocated approximately $11 million in capital expenditures in 2012. Average production for the year ended December 31, 2011 was 124 MMcfe/d compared to 183 MMcfe/d for the year ended December 31, 2010. As of December 31, 2011, these operations included 314,000 total net acres (including approximately 168,000 net undeveloped acres), 326 Bcfe of estimated net proved reserves and 785 operated/net producing wells. We sold our Gulf of Mexico operations in July of 2012.

  Four Star

        We have an approximate 49% equity interest in Four Star. Four Star operates in the San Juan, Permian, Hugoton and South Alabama basins and in the Gulf of Mexico. Production is from high quality conventional and CBM assets in several basins. During 2011, our equity interest share of Four Star's daily equivalent natural gas production averaged approximately 61 MMcfe/d.

  International

  Brazil

        Our Brazilian operations cover approximately 132,000 net acres in the Espirito Santo, Potiguar and Camamu basins located in offshore Brazil. During 2011, we invested $19 million on capital projects in Brazil, and production averaged 34 MMcfe/d. As of December 31, 2011, we have total capitalized costs of approximately $205 million attributable to our operations in Brazil. Our operations in each basin are described below:

  •
  Espirito Santo Basin.  We own an approximate 24% working interest in the Camarupim Field. We have four wells producing in the field, and production in the Camarupim Field averaged approximately 27 MMcfe/d in 2011. We also own a 35% working interest in two areas that are under plans of evaluation, originating from the ES-5 block, which are operated by Petrobras. During 2011 we also released approximately $86 million of unevaluated capitalized costs into the Brazilian cost pool related to the ES-5 block upon the completion of our evaluation of exploratory wells drilled in 2009 and 2010 that were not additive to our proved reserves.

  •
  Potiguar Basin.  We own a 35% working interest in the Pescada-Arabaiana fields. Our production from these fields averaged approximately 7 MMcfe/d in 2011.

  •
  Camamu Basin.  We own a 100% working interest in two development areas, the Pinauna and Camarao fields. During 2011, we were informed that our environmental permit request for the Pinauna Field in the Camamu Basin was denied by the Brazilian environmental regulatory agency. As a result, we released $94 million of unevaluated capitalized costs related to this field into the Brazilian full cost pool. We have filed an appeal with respect to the denial of this permit and are awaiting a response with respect thereto.

        We own a 20% interest in two additional blocks in the Camamu Basin, CAL-M-312 and CAL-M-372. During 2011, we relinquished our 18% working interest in the BM-CAL-5 block which is owned by Petrobras, Brazil's state-owned energy company.

  Egypt

        Prior to the sale of our interests in Egypt in June 2012, we had approximately 774,000 net acres in two blocks located onshore in Egypt's Western Desert. We owned a 60 percent working interest in the South Mariut block, which contained approximately 497,000 net acres and a 50 percent working interest in the South Alamein block, which contained approximately 277,000 net acres. As of December 31, 2011 we had total capitalized costs in Egypt of approximately $74 million.

  Key Program Profiles

        The following table describes the characteristics of an average well for the respective key areas based on our 2012 capital program and internal engineering estimates (dollars in millions):

	Capital Costs(1)	Estimated Ultimate Recovery (Mboe)(1)	Initial Production (Boe/d)(1)(2)	IRR(3)	Average Working Interest	Average Net Revenue Interest
Eagle Ford Shale, Central	$8.0 - 8.4	500 - 600	750 - 900	45 - 65%	92%	69%
Wolfcamp Shale	8.0 - 8.4	465 - 510	575 - 675	20 - 30	100	75
Altamont Field	4.6 - 7.7	300 - 450	400 - 600	20 - 40	89	75
South Louisiana Wilcox	6.0 - 7.0	320 - 440	500 - 900	30 - 70	85	64

	Gross Capital Costs(1)	Estimated Gross Ultimate Recovery (Bcfe)(1)	Initial Production (MMcfe/d)(1)(2)	IRR(3)	Average Working Interest	Average Net Revenue Interest
Haynesville Shale, Holly	$7.9 - 8.3	5.4 - 7.1	15 - 19	12 - 29%	80%	67%

(1)
Based on 100% working interest and net revenue interest basis.

(2)
Based on initial 24 hours of production.

(3)
After tax internal rate of return net to our interest based on $3.50 per MMBtu Henry Hub pricing and $90.00 per Bb1 WTI pricing.

Oil and Gas Properties

  Oil and Condensate, Natural Gas and NGL Reserves and Production

        The table below presents information about our proved reserves as of December 31, 2011. These reserves are based on our internal reserve report. The reserve data represents only estimates, which are often different from the quantities of oil and natural gas that are ultimately recovered. Certain risks and uncertainties associated with estimating proved oil and natural gas reserves are discussed further in

"Risk Factors" and elsewhere herein Net proved reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at December 31, 2011.

	Net Proved Reserves
		Oil/ Condensate
	Natural Gas		NGLs	Total
							2011 Production (MMcfe)
	(MMcf)	(MBbls)	(MBbls)	(Mmcfe)		(Percent)
Reserves and Production by Division
Consolidated:
Proved
U.S.
Central	2,176,021	70,995	—	2,601,991		65%	210,272
Eagle Ford	91,271	82,750	9,092	642,321		16%	14,550
Southern	298,574	24,056	5,153	473,830		12%	46,335

Total	2,565,866	177,801	14,245	3,718,142		93%	271,157
Brazil	81,325	2,269	—	94,942		3%	12,539

Total Consolidated	2,647,191	180,070	14,245	3,813,084		96%	283,696

Unconsolidated Affiliate(1)	134,713	1,569	4,908	173,574		4%	22,052

Total Combined	2,781,904	181,639	19,153	3,986,658		100%	305,748

Reserves by Classification
Consolidated:
Proved Developed
U.S.	1,488,045	46,797	5,168	1,799,831		47%
Brazil	81,325	2,269	—	94,942		3%

Total	1,569,370	49,066	5,168	1,894,773	(2)	50%

Proved Undeveloped
U.S.	1,077,821	131,004	9,077	1,918,311		50%
Brazil	—	—	—	—		0%

Total	1,077,821	131,004	9,077	1,918,311		50%

Total Consolidated	2,647,191	180,070	14,245	3,813,084	(2)	100%

Unconsolidated Affiliate:(1)
Proved Developed	116,029	1,520	4,066	149,540		86%
Proved Undeveloped	18,684	49	842	24,034		14%

Unconsolidated Affiliate(1)	134,713	1,569	4,908	173,574		100%

Total Combined	2,781,904	181,639	19,153	3,986,658		100%

(1)
Amounts represent our approximate 49% equity interest in Four Star.

(2)
Includes 1,550 Bcfe of proved developed producing reserves representing 41% of consolidated proved reserves and 345 Bcfe of proved developed non-producing reserves representing 9% of consolidated proved reserves at December 31, 2011.

        Our consolidated reserves in the table above are consistent with estimates of reserves filed with federal agencies except for differences of less than 5% resulting from actual production, acquisitions, property sales, necessary reserve revisions and additions to reflect actual experience.

        The table below presents proved reserves as reported and sensitivities related to our proved reserves based on differing price scenarios as of December 31, 2011.

Net Proved Reserves (MMcfe)
As Reported
Consolidated	3,813,084
Unconsolidated Affiliate	173,574

Total Combined	3,986,658

10% increase in commodity prices(1)
Consolidated	3,836,145
Unconsolidated Affiliate	175,991

Total Combined	4,012,136

10% decrease in commodity prices(1)
Consolidated	3,614,145
Unconsolidated Affiliate	170,007

Total Combined	3,784,152

(1)
Based on the first day 12-month average U.S. prices of $96.19 per barrel of oil and $4.12 per MMBtu of natural gas used to determine proved reserves at December 31, 2011.

        Current natural gas prices are significantly below the 12-month average price used to determine our domestic proved reserves at December 31, 2011. A sustained period of low domestic natural gas prices will over time result in a downward revision of proved reserves and a corresponding reduction in the discounted future net cash flows from our proved reserves.

        We employ a technical staff of engineers and geoscientists to perform technical analysis of each undeveloped location. The staff uses industry accepted practices to estimate, with reasonable certainty, the economically producible oil and natural gas. The practices for estimating hydrocarbons in place include, but are not limited to; mapping, seismic interpretation of two-dimensional and/or three-dimensional data, core analysis, mechanical properties of formations, thermal maturity, well logs of existing penetrations, correlation of known penetrations, decline curve analysis of producing locations with significant production history, well testing, static bottom hole testing, flowing bottom hole pressure analysis and pressure and rate transient analysis.

        Our primary internal technical person in charge of overseeing our reserves estimates, including the reserves estimate we prepare related to our investment in Four Star, our unconsolidated affiliate, has a B.S. degree in Petroleum Engineering and is a member of the Society of Petroleum Engineers. He is currently responsible for reserve reporting, strategy development, technical excellence and land administration. He has more than 24 years of industry experience in various domestic and international engineering and management roles. For a discussion of the internal controls over our proved reserves estimation process, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates."

        Ryder Scott conducted an audit of the estimates of proved reserves prepared by us as of December 31, 2011. In connection with its audit, Ryder Scott reviewed 86% of the properties associated with our total proved reserves on a natural gas equivalent basis, representing 87% of the total discounted future net cash flows of these proved reserves. Ryder Scott also conducted an audit of the estimates we prepared of the proved reserves of Four Star as of December 31, 2011. In connection with the audit of these proved reserves, Ryder Scott reviewed 87% of the properties associated with Four Star's total proved reserves on a natural gas equivalent basis, representing 91% of the total discounted future net cash flows. For the reviewed properties, our overall proved reserves estimates are within 10% of Ryder Scott's estimates.

        The technical person primarily responsible for overseeing the reserves audit by Ryder Scott has a B.S. degree in mechanical engineering. He is a Licensed Professional Engineer in the State of Texas, a member of the Society of Petroleum Engineers and has more than 20 years of experience in petroleum reserves evaluation.

        In general, the volume of production from oil and natural gas properties declines as reserves are depleted. Except to the extent we conduct successful exploration and development activities or acquire additional properties with proved reserves, or both, our proved reserves will decline as they are produced. Recovery of PUD reserves requires significant capital expenditures and successful drilling operations. Our reserve data contained in this prospectus assumes that we can and will make these expenditures and conduct these operations successfully, but future events, including commodity price changes and other events described under "Risk Factors" and elsewhere in this prospectus may cause these assumptions to change. In addition, estimates of PUD reserves and proved non-producing reserves are inherently subject to greater uncertainties than estimates of proved producing reserves.

        We currently have 1,474 proved undeveloped drilling locations, of which 575 are in shale plays where we are actively developing reserves. The three shales are Haynesville, Eagle Ford and Wolfcamp. At this time we do not have a developed to undeveloped relationship that is beyond one adjacent offset to a productive well.

        We assess our PUD reserves on a quarterly basis. At December 31, 2011, we had 1,918 Bcfe of consolidated PUD reserves representing an increase of 662 Bcfe of PUD reserves compared to December 31, 2010. During 2011, we added 939 Bcfe of PUD reserves primarily due to our drilling activities in the Haynesville Shale in our Central division and the Eagle Ford and Wolfcamp Shales in our Southern division. We had 210 Bcfe of PUD reserves transferred to proved developed reserves and negative revisions of 11 Bcfe related to reserves older than five years as well as 20 Bcfe related to prices and performance. We divested 36 Bcfe PUD reserves from the sales of assets throughout the year in our Central, Southern and Western divisions.

        We spent approximately $601 million, $199 million and $186 million, during 2011, 2010 and 2009, respectively, to convert approximately 17% or 210 Bcfe, 11% or 94 Bcfe and 11% or 69 Bcfe, respectively, of our prior year-end PUD reserves to proved developed reserves. In our December 31, 2011 reserve report, the amounts estimated to be spent in 2012, 2013 and 2014 to develop our consolidated worldwide PUD reserves are $1,003 million, $1,009 million and $1,329 million, respectively. The upward trend in the amounts estimated to be spent to develop our PUD reserves is a result of our shift in capital focus to develop our key programs. The amount and timing of these expenditures will depend on a number of factors, including actual drilling results, service costs and commodity prices.

        Of the 1,918 Bcfe of PUD reserves at December 31, 2011, we have 49 Bcfe of undeveloped reserves that are outside of our current five-year development plan in the Raton Basin located in northern New Mexico and southern Colorado. These reserves extend beyond the five-year development plan due to pace restrictions established by the surface owner which limits the number of wells drilled annually to a level significantly below the historical levels of wells drilled per year. Additionally, we own the mineral rights on the acreage in the Raton Basin which enables us to develop beyond the five-year window. We have historical and ongoing drilling and development activities in this area, including the drilling of 30 undeveloped locations in 2011 and a 30 to 50 well development program in 2013. There were no new PUD reserves booked to the Raton Basin in 2011, and the undeveloped reserves outside of our current five-year development plan represent less than 5% of the consolidated PUD reserves.

  Acreage and Wells

        The following tables detail (i) our interest in developed and undeveloped acreage at December 31, 2011, (ii) our interest in oil and natural gas wells at December 31, 2011 and (iii) our exploratory and development wells drilled during the years 2009 through 2011. Any acreage in which our interest is limited to owned royalty, overriding royalty and other similar interests is excluded.

	Developed		Undeveloped		Total
	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
Acreage
United States
Central	641,599	496,279	1,570,857	1,242,077	2,212,456	1,738,356
Eagle Ford	6,600	6,552	159,564	150,510	166,164	157,061
Southern	264,304	149,160	343,788	303,049	608,092	452,210

Total United States	912,503	651,991	2,074,209	1,695,636	2,986,712	2,347,627
Brazil	47,377	14,492	458,519	117,344	505,896	131,836
Egypt	—	—	1,382,856	774,195	1,382,856	774,195

Worldwide Total	959,880	666,483	3,915,584	2,587,175	4,875,464	3,253,658

(1)
Gross interest reflects the total acreage we participate in regardless of our ownership interest in the acreage.

(2)
Net interest is the aggregate of the fractional working interests that we have in the gross acreage.

        In the United States, our net developed acreage is concentrated primarily in New Mexico (19%), Utah (18%), the Gulf of Mexico (13%), Texas (12%), Louisiana (11%), Oklahoma (11%) and Alabama (8%). Our net undeveloped acreage is concentrated primarily in New Mexico (26%), Texas (19%), Indiana (11%), Louisiana (10%), the Gulf of Mexico (9%) and Colorado (7%). Approximately 10%, 21% and 10% of our total United States net undeveloped acreage is held under leases that have minimum remaining primary terms expiring in 2012, 2013 and 2014, respectively. Approximately 6% of our total Brazilian net undeveloped acreage is held under leases that have minimum remaining primary terms expiring in 2012. Approximately 13% and 27% of our total Egyptian net undeveloped acreage is held under leases that have minimum remaining primary terms expiring in 2012 and 2013, respectively. We employ various techniques to manage the expiration of leases, including drilling the acreage ourselves prior to lease expiration, entering into farm-out agreements with other operators or extending lease terms.

	Natural Gas		Oil		Total		Wells Being Drilled at December 31, 2011(1)
	Gross(2)	Net(3)	Gross(2)	Net(3)	Gross(2)	Net(3)(4)	Gross(2)	Net(3)
Productive Wells
United States
Central	4,468	3,007	436	297	4,904	3,304	20	13
Eagle Ford	4	4	60	60	64	64	16	16
Southern	969	777	47	41	1,016	818	7	7

Total	5,441	3,788	543	398	5,984	4,186	43	36
Brazil	9	2	5	2	14	4	—	—
Egypt	—	—	—	—	—	—	4	2

Worldwide Total	5,450	3,790	548	400	5,998	4,190	47	38

(1)
Includes wells that were spud in 2011 or a prior year and have not been completed.

(2)
Gross interest reflects the total wells we participated in, regardless of our ownership interest.

(3)
Net interest is the aggregate of the fractional working interests that we have in the gross wells or gross wells drilled.

(4)
At December 31, 2011, we operated 3,625 of the 4,190 net productive wells.

	Net Exploratory(1)			Net Development(1)
	2011	2010	2009	2011	2010	2009
Wells Drilled
United States
Productive	87	35	61	95	55	69
Dry	—	—	2	—	2	2

Total	87	35	63	95	57	71

Brazil
Productive	—	—	—	—	—	1
Dry	1	—	—	—	—	—

Total	1	—	—	—	—	1

Egypt
Productive	—	—	—	—	—	—
Dry	—	—	2	—	—	—

Total	—	—	2	—	—	—

Worldwide
Productive	87	35	61	95	55	70
Dry	1	—	4	—	2	2

Total	88	35	65	95	57	72

(1)
Net interest is the aggregate of the fractional working interests that we have in the gross wells or gross wells drilled.

        The drilling performance above should not be considered indicative of future drilling performance, nor should it be assumed that there is any correlation between the number of productive wells drilled and the amount of oil and natural gas that may ultimately be recovered.

  Net Production, Sales Prices, Transportation and Production Costs

        The following table details our net production volumes, average sales prices received, average transportation costs and average production costs (including production taxes) associated with the sale of oil and natural gas for each of the years ended December 31:

	2011	2010	2009
Volumes:
Consolidated Net Production Volumes
United States
Natural gas (MMcf)(1)	230,669	215,905	214,718
Oil and condensate (MBbls)(1)	5,680	4,363	3,978
NGL (MBbls)	1,068	1,423	1,570
Total (MMcfe)	271,157	250,621	248,006
Brazil
Natural gas (MMcf)	10,414	9,706	3,826
Oil and condensate (MBbls)	354	384	100
NGL (MBbls)	—	—	—
Total (MMcfe)	12,539	12,010	4,426
Consolidated—Worldwide
Natural gas (MMcf)	241,083	225,611	218,544
Oil and condensate (MBbls)	6,034	4,747	4,078
NGL (MBbls)	1,068	1,423	1,570
Total (MMcfe)	283,696	262,631	252,432
Total (MMcfe/d)	777	720	691
Unconsolidated Affiliate Volumes(2)
Natural gas (MMcf)	16,881	17,165	19,557
Oil and condensate (MBbls)	306	364	419
NGL (MBbls)	556	573	678
Total equivalent volumes (MMcfe)	22,052	22,787	26,139
MMcfe/d	61	62	72
Total Combined Volumes(2)
Natural gas (MMcf)	257,964	242,776	238,101
Oil and condensate (MBbls)	6,340	5,111	4,497
NGL (MBbls)	1,624	1,996	2,248
Total equivalent volumes (MMcfe)	305,748	285,418	278,571
MMcfe/d	838	782	763
Consolidated Prices and Costs per Unit:
Natural Gas Average Realized Sales Price ($/Mcf)
United States
Physical sales	$3.91	$4.26	$3.78
Including financial derivative settlements(3)	5.37	5.71	7.68
Brazil
Physical sales	6.94	5.65	4.84
Including financial derivative settlements(3)	6.94	4.93	4.22
Worldwide
Physical sales	4.04	4.32	3.80
Including financial derivative settlements(3)	5.44	5.67	7.62

	2011	2010	2009
Oil and Condensate Average Realized Sales Price ($/Bbl)
United States
Physical sales	90.22	72.37	52.27
Including financial derivative settlements(3)	88.98	70.52	96.44
Brazil
Physical sales	110.33	78.02	60.88
Including financial derivative settlements(3)	110.33	78.02	60.88
Worldwide
Physical sales	91.40	72.83	52.48
Including financial derivative settlements(3)	90.23	71.13	95.57
NGL Average Realized Sales Price ($/Bbl)
United States
Physical sales	53.50	42.38	33.75
Brazil
Physical sales	—	—	—
Worldwide
Physical sales	53.50	42.38	33.75
Average Transportation Costs
United States
Natural gas ($/Mcf)	0.35	0.31	0.28
Oil and Condensate ($/Bbl)	0.06	0.09	0.06
NGL ($/Bbl)	3.83	3.16	2.61
Worldwide
Natural gas ($/Mcf)	0.33	0.30	0.28
Oil and Condensate ($/Bbl)	0.06	0.08	0.06
NGL ($/Bbl)	3.83	3.16	2.61
Average Production Costs (Lease Operating Expenses ($/Mcfe)
United States	0.65	0.62	0.70
Brazil(4)	3.29	3.07	5.19
Worldwide(4)	0.77	0.73	0.78
Average Production Taxes ($/Mcfe)
United States	0.26	0.21	0.21
Brazil	0.91	0.73	0.68
Worldwide	0.28	0.27	0.22

(1)
For the years ended December 31, 2011 and 2010, our Eagle Ford Shale program had natural gas volumes of 1,971 MMcf and 287 MMcf, oil and condensate volumes of 1,690 MMBbls and 177 MMBbls and NGL volumes of 207 MMBbls and 30 MMBbls, respectively. For the years ended December 31, 2011, 2010 and 2009, our Haynesville Shale program, within the Central division, had natural gas volumes of 80,591 MMcf, 42,820 MMcf and 11,223 MMcf, and NGL volumes of less than 2 MMBbls, 2 MMBbls and 1 MMBbls, respectively. The Haynesville Shale program had oil and condensate volumes of less than 1 MMBbls for the year ended December 31, 2011.

(2)
Represents our approximate 49% equity interest in the volumes of Four Star.

(3)
We had no cash premiums related to oil derivatives settled during the years ended December 31, 2011, 2010 and 2009. Premiums paid in 2009 related to natural gas derivatives settled during the year ended December 31, 2010 were $157 million. Premiums paid related to natural gas derivatives settled during the year ended December 31, 2011 were $23 million. Had we included these premiums in our natural gas average realized prices in 2011 and 2010, our realized price, including financial derivatives settlements, would have decreased by $0.10/Mcf and $0.70/Mcf for the years ended December 31, 2011 and 2010.

(4)
Includes approximately $14 million of start-up costs in Camarupim Field in 2009 or $3.08 per Mcfe for Brazil and $0.05 per Mcfe worldwide.

  Acquisition, Development and Exploration Expenditures

        The following table details information regarding our capital expenditures in our acquisition, development and exploration activities for each of the years ended December 31:

	2011	2010	2009
United States
Acquisition Costs:
Proved	$—	$51	$87
Unproved	45	269	89
Development Costs	694	276	324
Exploration Costs:
Delay rentals	8	9	5
Seismic acquisition and reprocessing	32	15	27
Drilling	818	576	323
Asset Retirement Obligations	25	7	36

Total full cost pool expenditures	1,622	1,203	891
Non-full cost pool expenditures	18	35	34

Total capital expenditures	$1,640	$1,238	$925

Brazil and Egypt(1)
Acquisition Costs:
Unproved	$—	$—	$51
Development Costs	12	28	118
Exploration Costs:
Seismic acquisition and reprocessing	9	6	3
Drilling	6	52	64
Asset Retirement Obligations	—	—	6

Total full cost pool expenditures	27	86	242
Non-full cost pool expenditures	2	1	4

Total capital expenditures	$29	$87	$246

Worldwide(1)
Acquisition Costs:
Proved	$—	$51	$87
Unproved	45	269	140
Development Costs	706	304	442
Exploration Costs:
Delay rentals	8	9	5
Seismic acquisition and reprocessing	41	21	30
Drilling	824	628	387
Asset Retirement Obligations	25	7	42

Total full cost pool expenditures	1,649	1,289	1,133
Non-full cost pool expenditures	20	36	38

Total capital expenditures	$1,669	$1,325	$1,171

(1)
Total capital expenditures for Egypt were $8 million, $20 million and $81 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Markets and Competition

        We primarily sell our domestic oil and natural gas to third parties at spot market prices, subject to customary adjustments. We sell our NGL at market prices under monthly or long-term contracts, subject to customary adjustments. We have a highly experienced marketing team in place and strive to achieve best available pricing for sales from all of our production.

        In Brazil, we sell the majority of our oil and natural gas under long-term contracts to Petrobras. These long-term contracts include a gas sales agreement and a condensate sales agreement. The gas sales agreement provides for a price that adjusts quarterly based on a basket of fuel oil prices, while the condensate sales agreement provides for a price that adjusts monthly based on a Brent crude price less a fixed differential that will adjust annually. The gas sales agreement also includes a minimum daily delivery commitment of our natural gas production. The current delivery commitment is approximately 15 MMcf/d and can be modified on an annual basis depending on the production capacity of the subject wells. We do not anticipate being unable to meet the current delivery commitment. We enter into derivative contracts on our oil and natural gas production to stabilize our cash flows, reduce the risk and financial impact of downward commodity price movements and protect the economic assumptions associated with our capital investment programs. For a further discussion of these contracts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Price Risk Management Activities."

        The exploration and production industry is highly competitive in the search for and acquisition of oil and natural gas reserves and in the sale of oil, natural gas and NGL. Our competitors include major and intermediate sized oil and natural gas companies, independent oil and natural gas operators and individual producers or operators with varying scopes of operations and financial resources. Competitive factors include price and contract terms, our ability to access drilling, completion and other equipment and our ability to hire and retain skilled personnel on a timely and cost effective basis. Ultimately, our future success in this business will be dependent on our ability to find or acquire additional reserves at costs that yield acceptable returns on the capital invested.

Regulatory Environment

        Our oil and natural gas exploration and production activities are regulated at the federal, state and local levels in the United States and in Brazil. These regulations include, but are not limited to, those governing the drilling and spacing of wells, conservation, forced pooling and protection of correlative rights among interest owners. We are also subject to various governmental safety and environmental regulations in the jurisdictions in which we operate.

        Our domestic operations under federal oil and natural gas leases are regulated by the statutes and regulations of the DOI that currently impose liability upon lessees for the cost of environmental impacts resulting from their operations. Royalty obligations on all federal leases are regulated by the Office of Natural Resources Revenue within the DOI, which has promulgated valuation guidelines for the payment of royalties by producers. Our exploration and production operations in Brazil are subject to environmental (and other) regulations administered by the Brazilian government, which include political subdivisions. These domestic and international laws and regulations affect the construction and operation of facilities, water disposal, drilling operations, production and future lease sales.

  Hydraulic Fracturing

        Hydraulic fracturing is the well stimulation technique we use to maximize productivity of our oil and natural gas wells in many of our domestic basins, including in our Haynesville, Eagle Ford, Wolfcamp, Altamont, South Louisiana Wilcox, Texas Gulf Coast, Raton and Black Warrior operations. We currently do not use hydraulic fracturing in our Arkoma program. Our net acreage position in basins in which hydraulic fracturing is utilized total approximately 2 million acres. Approximately 98%

of our domestic proved undeveloped oil and natural gas reserves are subject to hydraulic fracturing. During 2011, we incurred costs of approximately $400 million associated with hydraulic fracturing.

        Hydraulic fracturing fluid is typically composed of over 99% water and proppant, which is usually sand. The other 1% or less of the fluid is composed of additives that may contain acid, friction reducer, surfactant, gelling agent and scale inhibitor. We retain service companies to conduct such operations and we have worked with several service companies to evaluate, test and, where appropriate, modify our fluid design to reduce the use of chemicals in our fracturing fluid. We have worked closely with our service companies to provide, both voluntarily and under certain states' regulations, disclosure of our hydraulic fracturing fluids through the Groundwater Protection Council's FracFocus web site.

        In order to protect surface and groundwater quality during the drilling and completion phases of our operations, we follow applicable industry practices and legal requirements of the applicable state oil and natural gas commissions with regard to well design, including requirements associated with casing steel strength, cement strength and slurry design. Our activities in the field are monitored by state and federal regulators. Key aspects of our field protection measures include: (i) pressure testing well construction and integrity, (ii) casing and cementing practices to ensure pressure management and separation of hydrocarbons from groundwater, and (iii) public disclosure of the contents of hydraulic fracture fluids. In addition to these measures, our drilling, casing and cementing procedures are designed to prevent fluid migration and include the following measures:

  •
  Our drilling process executes several repeated cycles conducted in sequence—drill, set casing, cement casing and then test casing and cement for integrity before proceeding to the next drilling interval.

  •
  Conductor casing is drilled and cemented or driven in place. This string serves as the structural foundation for the well. Conductor casing is not necessary or required for all wells.

  •
  Surface casing is set within the conductor casing and is cemented in place. Surface casing is set for all wells. The purpose of the surface casing is to contain wellbore fluids and pressure and protect Underground Sources of Drinking Water ("USDW") as identified by federal and state regulatory bodies. The surface casing and cement isolates wellbore materials from any potential USDW contact.

  •
  Intermediate casing is set through the surface casing to a depth necessary to isolate abnormally pressured subsurface formations from normally pressured formations. Intermediate casing is not necessary or required for all wells. Our standard practices include (a) cementing above any hydrocarbon bearing zone and (b) performing casing pressure and other tests to verify the integrity of the casing and cement.

  •
  Production casing is set through the surface and intermediate through the depth of the targeted producing formation. Our standard practices include (a) pumping cement above the confining structure of the target zone and (b) performing casing pressure tests and other tests to verify the integrity of the casing and cement. If any problems are detected, then appropriate remedial action is taken to ensure wellbore integrity.

  •
  With the casing set and cemented, a barrier of steel and cement is in place that is designed to isolate the wellbore from surrounding geologic formations. As designed, this barrier mitigates against the risk of drilling or fracturing fluids entering potential sources of drinking water.

        In addition to the required use of casing and cement in the well construction, we follow additional regulatory requirements and industry operating practices. These typically include (i) pressure testing of casing and surface equipment, (ii) continuous monitoring of surface pressure, pumping rates, volumes of fluids and chemical concentrations, and (iii) continuous monitoring of well pressure during hydraulic fracturing operations. When any pressure differential outside the normal range of operations occurs, the pumps are promptly shut off until the cause of the pressure differential is identified and any required remedial measures are completed. Hydraulic fracturing fluid is delivered to our sites in accordance with Department of Transportation ("DOT") regulations in DOT approved shipping containers using DOT transporters.

        We also have procedures to address water use and disposal. This includes evaluating surface and groundwater sources, commercial sources, and potential recycling and reuse of treated water sources. When commercially and technically feasible, we use recycled or treated water. This practice helps mitigate against potential adverse impacts to other water supply sources. When using raw surface or groundwater, we obtain all required water rights or compensate owners for water consumption. We are evaluating additional treatment capability to augment future water supplies at several of our sites. During our drilling operations, we manage waste water to minimize risks and costs. Frac water or flowback water returned to the surface is typically contained in steel tanks or pits. Water that is not treated for reuse is usually piped or trucked to waste disposal injection wells, many of which we own and operate. These wells are permitted through the Underground Injection Control ("UIC") program of the Safe Drinking Water Act. We also use commercial injection facilities for frac fluid disposal, which typically dispose of the frac fluids in permitted injection disposal wells. In Alabama, we operate a water treatment disposal facility with a permitted surface discharge. This facility is regulated under the National Pollutant Discharge Elimination System (the "NPDES") program.

        We have not received regulatory citations or notice of suits related to our hydraulic fracturing operations for environmental concerns. We have experienced no material incidents of surface spills of fluids associated with hydraulic fracturing. Consistent with local, state and federal requirements, any releases were reported to appropriate regulatory agencies and site restoration was completed. No remediation reserve has been identified or anticipated as a result of these incidents.

  Spill Prevention/Response Procedures

        There are various state and federal regulations that are designed to prevent and respond to any spills or leaks resulting from exploration and production activities. In this regard, we maintain spill prevention control and countermeasures programs, which frequently include the installation and maintenance of spill containment devices designed to contain spill materials on location. In addition, we maintain emergency response plans to minimize potential environmental impacts in the event of a spill or leak or any material hydraulic fracturing well control issue.

        We conduct annual training and drills for various upset scenarios. To augment our internal capability, we retain the services of vendors to assist our spill management team to the extent that we experience any prolonged and significant incidents. We also maintain contractual agreements and memberships with additional oil spill and emergency service providers and co-ops for equipment, response personnel, dispersant and aircraft, vessels, wildlife rehabilitation, and shoreline protection and cleanup.

        We have an emergency response plan to address any material well control or asset issue in our onshore operations. We retain the services of experienced vendors to assist in the management of any material well control issues that might arise. Pursuant to our emergency response plan, after any well control issue is abated, we will initiate cleanup and restoration work.

        Despite the existence of our procedures and plans, there is a risk that we could experience well control problems in our onshore operations. As a result, we could be exposed to regulatory fines and penalties, as well as landowner lawsuits resulting from any spills or leaks that might occur. We do not maintain insurance to cover all possible risks of loss. However, we expect to maintain liability and property damage insurance at levels customary in our industry.

        In addition, we might have remedies against our contractors or vendors or our joint working interest owners with respect to any losses associated with unintended spills or leaks. For example, we typically have indemnity provisions in our service agreements with our contractors. Liability under such agreements is typically allocated such that we and our contractors assume liability for our respective personnel and property, regardless of how the loss or damage to the personnel and property may have been caused. As a result, typically our contractors are required to indemnify us for any pollution originating from facilities or equipment in their control and custody above the surface of the land. In turn, we typically indemnify our contractors for any pollution originating below the surface of the land, including resulting from fire, blowout, cratering, seepage or other uncontrolled flow of oil, gas, water, drilling fluid or other fluids and materials from wells, except to the extent caused by a contractor's willful misconduct. Under our joint operating agreements with other working interest owners, each working interest owner is responsible for its working interest share of any liabilities arising out of joint operations, except generally in cases of gross negligence or willful misconduct by the operator.

        To the extent that our well control issues might result in any injuries or fatalities, in addition to the potential insurance coverages mentioned above, we might have certain remedies against our contractors or working interest owners. Similar to property damage, our contractors assume responsibility for injury or death of their personnel arising in connection with activities conducted at our wellsites and other worksites, and our contractors are required to maintain appropriate levels of insurance against such liabilities. In addition, while we generally operate most of our properties, including jointly owned properties, in those instances where we are a non-operating party, each working interest owner in a property is required to bear its working interest share of any liability to a third party arising from such operations, and we generally would be entitled to indemnity from the operator only to the extent that we bore a disproportionate amount of the liability (in which case, we could look to the operator and any other non-operators for indemnity in respect of that portion of the liability borne by us in excess of our working interest share) or if the liability was caused by the operator's gross negligence or willful misconduct.

Legal Proceedings

        We are named defendants in numerous legal proceedings that arise in the ordinary course of our business. There are also other regulatory rules and orders in various stages of adoption, review and/or implementation. For each of these matters, we evaluate the merits of the case or claim, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If we determine that an unfavorable outcome is probable and can be estimated, we establish the necessary accruals. While the outcome of these matters cannot be predicted with certainty, and there are still uncertainties related to the costs we may incur, based upon our evaluation and experience to date, we believe we have established appropriate reserves. It is possible, however, that new information or future developments could require us to reassess our potential exposure related to these matters and adjust our accruals accordingly, and these adjustments could be material. As of June 30, 2012, we had approximately $23 million accrued for all outstanding legal proceedings and other contingent matters, including $22 million of sales tax reserves.

        Sales Tax Audits.    As a result of sales and use tax audits during 2010, the State of Texas has asserted additional taxes plus penalties and interest for the audit period 2001-2008 for two of our operating entities. We believe amounts reserved are adequate. We are currently contesting the assessments and the ultimate outcomes are still uncertain. We are indemnified by KMI if and to the extent the ultimate outcomes exceed the reserves. During the period ending June 30, 2012, the Louisiana audit was settled.

Environmental

        We are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and greenhouse gas (GHG) emissions. The environmental laws and regulations to which we are subject also require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. As of June 30, 2012, we had accrued less than $1 million for related environmental remediation costs associated with onsite, offsite and groundwater technical studies and for related environmental legal costs. Our accrual represents a combination of two estimation methodologies. First, where the most likely outcome can be reasonably estimated, that cost has been accrued. Second, where the most likely outcome cannot be estimated, a range of costs is established and if no one amount in that range is more likely than any other, the lower end of the expected range has been accrued. Our exposure could be as high as $1 million. Our environmental remediation projects are in various stages of completion. The liabilities we have recorded reflect our current estimates of amounts that we will expend to remediate these sites. However, depending on the stage of completion or assessment, the ultimate extent of contamination or remediation required may not be known. As additional assessments occur or remediation efforts continue, we may incur additional liabilities.

        Climate Change and Other Emissions.    The Environmental Protection Agency (EPA) and several state environmental agencies have adopted regulations to regulate GHG emissions. Although the EPA has adopted a tailoring rule to regulate GHG emissions, it is not expected to materially impact our existing operations until 2016. Any regulations regulating GHG emissions would likely increase our costs of compliance by potentially delaying the receipt of permits and other regulatory approvals; requiring us to monitor emissions, install additional equipment or modify facilities to reduce GHG and other emissions; purchase emission credits; and utilize electric-driven compression at facilities to obtain regulatory permits and approvals in a timely manner.

        Air Quality Regulations.    In August 2010, the EPA finalized a rule that impacts emissions of hazardous air pollutants from reciprocating internal combustion engines and requires us to install emission controls on engines across our operations. Engines subject to the regulations have to be in compliance by October 2013. We plan to execute the required modifications and testing in 2013. Our current estimated impact is approximately $3 million in capital expenditures in 2013. On August 16, 2012 EPA published regulations in the Federal Register pursuant to the federal Clean Air Act to reduce various air pollutants from the oil and natural gas industry. These regulations will limit emissions from the hydraulic fracturing of certain natural gas wells and from certain equipment including compressors, storage vessels and natural gas processing plants. These regulations require reduction of flowback emissions from gas wells effective October 15, 2012 and use of "green completions" effective January 1, 2015. We are still evaluating the regulations and their impact on our operations and our financial results.

        Hydraulic Fracturing Regulations.    We use hydraulic fracturing extensively in our operations. Various regulations have been adopted and proposed at the federal, state and local levels to regulate hydraulic fracturing operations. These regulations range from banning or substantially limiting hydraulic fracturing operations, requiring disclosure of the hydraulic fracturing fluids and requiring additional permits for the use, recycling and disposal of water used in such operations. At this time no adopted regulations have imposed a material impact on our hydraulic fracturing operations. In addition, various agencies, including the EPA, the Department of Interior and Department of Energy are reviewing changes in their regulations to address the environmental impacts of hydraulic fracturing operations. Until such regulations are implemented, it is uncertain what impact they might have on our operations.

        Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") Matters.    As part of our environmental remediation projects, we are or have received notice that we could be designated as a Potentially Responsible Party ("PRP") with respect to one active site under the

CERCLA or state equivalents. As of June 30, 2012, we have estimated our share of the remediation costs at this site to be less than $1 million. Because the clean-up costs are estimates and are subject to revision as more information becomes available about the extent of remediation required, and in some cases we have asserted a defense to any liability, our estimates could change. Moreover, liability under the federal CERCLA statute may be joint and several, meaning that we could be required to pay in excess of our pro rata share of remediation costs. Our understanding of the financial strength of other PRPs has been considered, where appropriate, in estimating our liabilities. Accruals for these matters are included in the environmental reserve discussed above.

        It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations, and orders of regulatory agencies, as well as claims for damages to property and the environment or injuries to employees and other persons resulting from our current or past operations, could result in substantial costs and liabilities in the future. As this information becomes available, or other relevant developments occur, we will adjust our accrual amounts accordingly. While there are still uncertainties related to the ultimate costs we may incur, based upon our evaluation and experience to date, we believe our reserves are adequate.

Employees

        At September 5, 2012, we had 1,076 full-time employees, of which 63 employees are covered by collective bargaining agreements.

MANAGEMENT

        The following table provides information regarding the executive officers of the Issuer and the members of the board of managers of Parent (the "Board"), as of September 10, 2012. The supervision of the Issuer's management and the general course of its affairs and business operations is entrusted to the Board, which currently consists of nine members.

Name	Age	Position(s)
Brent J. Smolik	51	President, Chief Executive Officer and Manager
Clayton A. Carrell	46	Executive Vice President and Chief Operating Officer
Joan M. Gallagher	48	Senior Vice President, Human Resources and Administrative Services
John D. Jensen	43	Executive Vice President, Operations Services
Dane E. Whitehead	51	Executive Vice President and Chief Financial Officer
Marguerite N. Woung-Chapman	47	Senior Vice President, General Counsel and Corporate Secretary
Gregory A. Beard	40	Manager
Joshua J. Harris	47	Manager
Chang-Seok Jeong	53	Manager
Pierre F. Lapeyre, Jr.	49	Manager
David Leuschen	60	Manager
Sam Oh	42	Manager
Donald A. Wagner	49	Manager
Rakesh Wilson	37	Manager

        Brent J. Smolik became our President and Chief Executive Officer and a manager of Parent in May 2012 upon the consummation of the Acquisition. He was previously Executive Vice President and Member of the Executive Committee of El Paso Corporation and President of our predecessor since November 2006. Mr. Smolik was President of ConocoPhillips Canada from April 2006 to October 2006. Prior to the Burlington Resources merger with ConocoPhillips, he was President of Burlington Resources Canada from September 2004 to March 2006. From 1990 to 2004, Mr. Smolik worked in various engineering and asset management capacities for Burlington Resources Inc., including the Chief Engineering role from 2000 to 2004. He was a member of Burlington Executive Committee from 2001 to 2006. Mr. Smolik also serves on the boards of the American Exploration and Production Council, America's Natural Gas Alliance and the Independent Petroleum Association of America.

        Clayton A. Carrell became our Executive Vice President and Chief Operating Officer in May 2012 upon the consummation of the Acquisition. He was previously Senior Vice President, Chief Engineer of our predecessor since June 2010. Mr. Carrell joined El Paso Corporation in March 2007 as Vice President, Texas Gulf Coast Division. Prior to that, he was Vice President, Engineering & Operations at Peoples Energy Production from February 2001 to March 2007. Prior to joining Peoples Energy Production, Mr. Carrell worked at Burlington Resources and ARCO Oil and Gas Company from May 1988 to February 2001 in various domestic and international engineering and management roles. He serves on the Industry Board of the Texas A&M Petroleum Engineering Department, is a member of the Society of Petroleum Engineers and a Board Member of the US Oil & Gas Association.

        Joan M. Gallagher became our Senior Vice President, Human Resources and Administrative Services in May 2012 upon the consummation of the Acquisition. She was previously Vice President, Human Resources of El Paso Corporation since March 2011. From August 2005 until February 2011, she served as Vice President, Human Resources of our predecessor. In that capacity, Ms. Gallagher had HR responsibility for our predecessor's exploration and production business unit and from January 2010 to February 2011, she had added HR responsibilities for shared services and midstream. Prior to

2005, Ms. Gallagher served as Vice President and Chief Administrative Officer of Torch Energy Advisors Incorporated.

        John D. Jensen became our Executive Vice President, Operations Services in May 2012 upon the consummation of the Acquisition. He was previously Senior Vice President, Operations of our predecessor since June 2010. From May 2009 until May 2010 he served as Vice President of Operations of our predecessor. Mr. Jensen previously served as Vice President, Strategy and Engineering from April 2007 to May 2009. Prior to joining our predecessor, Mr. Jensen served as Vice President, Business Development and Strategic Planning for ConocoPhillips Canada from June 2005 to March 2007. In addition, he held various positions in upstream and midstream engineering, planning, and business development at ConocoPhillips starting in July 1990. He is a board member of the Texas Oil and Gas Association and a member of the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers.

        Dane E. Whitehead became our Executive Vice President and Chief Financial Officer in May 2012 upon the consummation of the Acquisition. He was previously Senior Vice President of Strategy and Enterprise Business Development and a member of the Executive Committee of El Paso Corporation since October 2009. He previously served as Senior Vice President and Chief Financial Officer of our predecessor from May 2006 to October 2009. He was the Vice President and Controller of Burlington Resources Inc. from June 2005 to March 2006. From January 2002 to May 2005 he was Senior Vice President and Chief Financial Officer of Burlington Resources Canada. He was a member of the Burlington Resources Executive Committee from 2000 to 2006. From 1984 to 1993, Mr. Whitehead was an independent accountant with Coopers and Lybrand. He is a member of the American Institute of Certified Public Accountants.

        Marguerite N. Woung-Chapman became our Senior Vice President, General Counsel and Corporate Secretary in May 2012 upon the consummation of the Acquisition. She was previously Vice President, Legal Shared Services, Corporate Secretary and Chief Governance Officer of El Paso Corporation since November 2009. Ms. Woung-Chapman was Vice President, Chief Governance Officer and Corporate Secretary at El Paso Corporation from May 2007 to November 2009 and from May 2006 to May 2007 served as General Counsel and Vice President of Rates and Regulatory Affairs for El Paso Corporation's Eastern Pipeline Group. She served as General Counsel of El Paso Corporation's Eastern Pipeline Group from April 2004 to May 2006. Ms. Woung-Chapman served as Vice President and Associate General Counsel of El Paso Merchant Energy from July 2003 to April 2004. Prior to that time, she held various legal positions with El Paso Corporation and Tenneco Energy starting in 1991.

        Gregory A. Beard became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Beard joined Apollo Management in 2010 as the Global Head of Natural Resources, based in the New York office. Mr. Beard joined Apollo Management with 17 years of investment experience, the last ten years with Riverstone Holdings where he was a founding member, Managing Director and lead deal partner in many of the firm's top oil and gas and energy service investments. While at Riverstone, Mr. Beard was involved in all aspects of the investment process including sourcing, structuring, monitoring and exiting transactions. Mr. Beard began his career as a Financial Analyst at Goldman Sachs, where he played an active role in that firm's energy-sector principal investment activities. Mr. Beard has served on the board of directors of many oil and gas companies including Athlon Energy, Belden & Blake Corporation, Canera Resources, Cobalt International Energy, Eagle Energy, Legend Natural Gas I - IV, Mariner Energy, Phoenix Exploration, Titan Operating, and Vantage Energy. Mr. Beard has served on the Board of various oilfield services companies, including CDM Max, CDM Resource Management, and International Logging. Mr. Beard received his BA from the University of Illinois at Urbana.

        Joshua J. Harris became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Harris is a Senior Managing Director of Apollo Global Management, LLC and

Managing Partner of Apollo Management, L.P., which he co-founded in 1990. Prior to 1990, Mr. Harris was a member of the Mergers and Acquisitions Group of Drexel Burnham Lambert Incorporated. Mr. Harris currently serves on the boards of directors of Apollo Global Management, LLC, Berry Plastics Group Inc., LyondellBasell Industries, CEVA Group plc, Momentive Performance Materials and the holding company for Alcan Engineered Products and is the Managing Partner of the Philadelphia 76ers. Mr. Harris has previously served on the boards of directors of Verso Paper, Metals USA, Nalco, Allied Waste Industries, Pacer International, General Nutrition Centers, Furniture Brands International, Compass Minerals Group, Alliance Imaging, NRT Inc., Covalence Specialty Materials, United Agri Products, Quality Distribution, Whitmire Distribution, and Noranda Aluminum. Mr. Harris is actively involved in charitable and political organizations. Mr. Harris graduated summa cum laude and Beta Gamma Sigma from the University of Pennsylvania's Wharton School of Business with a Bachelor of Science degree in Economics and received his MBA from the Harvard Business School, where he graduated as a Baker and Loeb Scholar.

        Chang-Seok Jeong became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Jeong joined KNOC in 1986. He is currently Executive Vice President for the America Group of KNOC. Prior to this role, Mr. Jeong was Managing Director of KNOC Vietnam. Before this, Mr. Jeong was Vice President of KNOC's Asia Production Department and Senior Manager of the New Ventures team. Mr. Jeong received his bachelor degree in Petroleum & Mining Engineering from Seoul National University, a master degree in Petroleum Engineering from Seoul National University and a PhD ABD in Petroleum Engineering from Seoul National University.

        David Leuschen became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Leuschen is a founder and Senior Managing Director of Riverstone. Prior to co-founding Riverstone, Mr. Leuschen was a Partner and Managing Director at Goldman, Sachs & Co. and founder and head of the Goldman, Sachs & Co. Global Energy & Power Group. Mr. Leuschen joined Goldman, Sachs & Co. in 1977 and became head of the Global Energy & Power Group in 1985 and a Partner in 1986. He remained with Goldman, Sachs & Co. until leaving to found Riverstone. Mr. Leuschen has served as a director of Cambridge Energy Research Associates, Cross Timbers Oil Company (predecessor to XTO Energy), J. Aron Resources, Mega Energy, Inc. and Natural Meats Montana. He currently serves on the boards of directors of Legend Natural Gas, Dynamic Industries, Canera Resources and Titan Operating. He is also president of Switchback Ranch LLC and has served on a number of non-profit boards of directors. Mr. Leuschen received his Bachelor of Arts from Dartmouth and his Master of Business Administration from Dartmouth's Amos Tuck School of Business.

        Pierre F. Lapeyre, Jr.    became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Lapeyre is a founder and Senior Managing Director of Riverstone. Prior to co-founding Riverstone, Mr. Lapeyre was a Managing Director at Goldman, Sachs & Co. in its Global Energy & Power Group. Mr. Lapeyre joined Goldman, Sachs & Co. in 1986 and spent his 14-year investment banking career focused on energy and power, particularly the midstream/pipeline and oil service sectors. Mr. Lapeyre's responsibilities included client coverage and leading the execution of a wide variety of mergers and acquisitions, initial public offerings, strategic advisory and capital markets financings for clients across all sectors of the industry. Mr. Lapeyre serves on the boards of directors of Legend Natural Gas, Titan Specialties, Dynamic Industries, Titan Operating, Three Rivers and Quorum Technologies. Mr. Lapeyre received his Bachelor of Science in Finance and Economics from the University of Kentucky and his Master of Business Administration from the University of North Carolina at Chapel Hill.

        Sam Oh became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Oh joined Apollo Management in 2008. He is a Senior Partner and one of the original founding members of Apollo's Natural Resources Group. Prior to that time, Mr. Oh was with Morgan Stanley's Commodities Department where he led principal investments for the group. While at Morgan Stanley,

Mr. Oh launched a successful oil and gas fund, Helios Energy/Royalty Partners, and sat on the board of several portfolio companies. Mr. Oh has 18 years of experience, including 13 years of principal investing. He also has a broad range of experience in the commodities markets including risk management and structured products. Since joining Apollo Management, Mr. Oh has been actively involved in Apollo's E&P investments, including leading the Parallel Petroleum acquisition in 2009. Mr. Oh was formerly Chairman of the Board of Parallel Petroleum and is a Director of Athlon Energy. Mr. Oh received a BS from the University of Pennsylvania's Wharton School of Business and an MBA from the Yale School of Management. He is also a Certified Public Accountant and a Chartered Financial Analyst.

        Donald A. Wagner became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Wagner is a Managing Director of Access Industries, having been with Access since 2010. He is responsible for sourcing and executing new investment opportunities in North America, and he oversees Access' current North American investments. From 2000 to 2009, Mr. Wagner was a Senior Managing Director of Ripplewood Holdings L.L.C., responsible for investments in several areas and heading the industry group focused on investments in basic industries. Previously, Mr. Wagner was a Managing Director of Lazard Freres & Co. LLC and had a 15-year career at that firm and its affiliates in New York and London. He is a board member of Access portfolio companies Warner Music Group and Boomerang Tube and was on the board of NYSE-listed RSC Holdings from November 2006 until August 2009. Mr. Wagner graduated summa cum laude with an A.B. in physics from Harvard College.

        Rakesh Wilson became a manager of the Parent in May 2012 upon the consummation of the Acquisition. Mr. Wilson joined Apollo Management in 2009, where he is currently a senior member of the natural resources team. Prior to joining Apollo Management, Mr. Wilson was at Morgan Stanley's Commodities Department in the principal investing group responsible for generating, evaluating and executing investment ideas across the energy sector with deals including Wellbore Capital and Helios Energy/Royalty Partners. Mr. Wilson began his career at Goldman Sachs in equity research and then moved to its investment banking division in New York and Asia. Mr. Wilson currently serves on the boards of directors of Athlon Energy and Talos Energy and previously served as a director of Parallel Petroleum. Mr. Wilson graduated from the University of Texas at Austin and received his MBA from INSEAD, Fontainebleau, France. He has also taught business courses at universities in China.

Committees of the Board of Managers

        Audit Committee.    The Audit Committee consists of seven members: Messrs. Oh (as Chairman), Beard, Harris, Jeong, Lapeyre, Wagner and Wilson. In light of our status as a privately-held company and the absence of a public trading market for our common stock, there are no requirements that we have an independent audit committee and our Board has not designated any member of the Audit Committee as an "audit committee financial expert".

        Compensation Committee.    The Compensation Committee consists of seven members: Messrs. Oh (as Chairman), Beard, Harris, Jeong, Leuschen, Wagner and Wilson. The Compensation Committee is responsible for formulating, evaluating and approving the compensation and employment arrangements of the senior officers of the Issuer.

        Budget Committee.    The Budget Committee consists of two members: Messrs. Lapeyre and Oh. The Budget Committee is responsible for authorizing certain capital expenditures, acquisitions and dispositions by the Issuer and its subsidiaries.

Code of Ethics

        We have adopted a code of ethics, referred to as our "Code of Conduct," that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. In addition to other matters, our Code of Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct. A copy of our Code of Conduct is available on our website at www.epenergy.com.

Executive Compensation

Compensation Discussion and Analysis

        The following compensation discussion and analysis, or CD&A, provides information relevant to understanding the 2011 compensation of the executive officers identified in the Summary Compensation Table below, who we refer to as our named executive officers. They include our Chief Executive Officer, Mr. Brent J. Smolik, our Chief Financial Officer, Mr. Dane E. Whitehead, and our other three most highly compensated executive officers, Mr. Clayton A. Carrell, Mr. John D. Jensen, and Ms. Marguerite N. Woung-Chapman. Unless otherwise noted, the information provided in this CD&A reflects compensation earned by our named executive officers while employed by El Paso Corporation ("El Paso") pursuant to the design and objectives of El Paso's executive compensation programs in place prior to the closing of the sale of EP Energy to EPE Acquisition, LLC in May 2012. All executive compensation decisions for our named executive officers prior to the sale were made by El Paso, and to the extent applicable, the Compensation Committee of El Paso's Board of Directors ("El Paso's Compensation Committee"), and relate to the positions that such executives held at El Paso prior to the sale. Executive compensation decisions following the closing of the sale are made by the compensation committee of the board of our parent company, EPE Acquisition, LLC, and relate to the current positions the officers hold as executive officers of EP Energy. The discussion is divided into the following sections:

  •
  El Paso's Compensation Program Design and Approval Process

  •
  2011 Compensation Decisions

  •
  Impact of EP Energy Sale and El Paso Merger on NEO Compensation

  •
  Executive Compensation Programs at EP Energy

  El Paso's Compensation Program Design and Approval Process

  Program Design

        The core of our El Paso's 2011 executive compensation program was pay for performance. A significant portion of each of our named executive's total annual compensation was at risk and dependent upon El Paso's achievement of specific, measurable performance goals. The framework of El Paso's 2011 executive compensation program is set forth below:

  •
  total annual compensation included three principal elements: base salary, performance-based annual cash incentive awards, and long-term equity-based incentives;

  •
  El Paso's cash-based annual incentives were tied to specific pre-established financial, operational and safety performance goals; and

  •
  2011 long-term incentive grants included stock options, time-vested restricted stock awards, and performance shares.

  Role of El Paso's Compensation Committee

        El Paso's Compensation Committee had primary responsibility for determining and approving, on an annual basis, the total compensation level of El Paso's senior officers who were subject to Section 16(a) of the Exchange Act, which included Messrs. Smolik and Whitehead. El Paso's Compensation Committee received information and advice from its compensation consultant as well as from El Paso's human resources department and management to assist in compensation determinations.

Management of El Paso was responsible for determining and approving the total compensation level of officers who were not subject to Section 16(a) of the Exchange Act, which included Messrs. Carrell and Jensen and Ms. Woung-Chapman.

  Compensation Consultant

        El Paso's Compensation Committee retained Deloitte Consulting as its independent compensation consultant. Deloitte advised the committee on an ongoing basis with regard to the general competitive landscape and trends in compensation and executive and director compensation matters, including (i) competitive benchmarking, (ii) incentive plan design, (iii) performance metrics testing, (iv) peer group selection, (v) compensation risk-management, and (vi) updates on best-practices and trends in executive and director compensation.

  2011 Compensation Decisions

  2011 Annual Base Salaries and 2011 Target Bonus Opportunities

        Our named executive officers received base salary adjustments in early 2011. Salary increases were generally between 3% and 6%. In each situation, the salary increases were made to align with market competitive levels and reflect individual contributions. No adjustments were made to the named executive officers' 2011 target bonus opportunities. These target bonus opportunities relate to the positions each of our named executive officers held with El Paso during 2011 and were derived in part from peer group and competitive survey benchmarking data and in part by the judgment of El Paso's Compensation Committee and management on the internal equity of the positions, scope of job responsibilities and the executives' industry experience and tenure. The following table sets forth the base salaries and annual target bonus opportunities for our named executive officers for 2011.

Annual Base Salaries and
Target Bonus Opportunities

Name	2011 Base Salary(1) ($)	2011 Target Bonus Opportunity (% of salary)
Brent J. Smolik	600,000	90%
Dane E. Whitehead	406,008	60%
Clayton A. Carrell	336,000	45%
John D. Jensen	336,000	45%
Marguerite N. Woung-Chapman	295,488	35%

(1)
Base salary increases were effective as of April 1, 2011.

  Annual Cash Incentive Awards for 2011 Performance

        Performance Goals.    At the beginning of 2011, El Paso's Compensation Committee approved corporate and business unit financial and non-financial performance goals. El Paso's 2011 corporate financial goals, which were the primary goals used in determining the 2011 annual incentive bonuses for our named executive officers, are set forth below, including adjusted year-end results. For purposes of the performance goals, the reference to "MM" means million.

	2011 Goals
Corporate Financial Goals	Threshold	Target	Maximum	2011 Results	Weighting
Earnings Per Share	$0.84	$0.96	$1.08	$0.94	35%
Segment EBITDA	$3,260 MM	$3,361 MM	$3,505 MM	$3,363 MM	35%
Return on Total Capital	6.6%	7.1%	7.5%	7.1%	15%
Debt (net of cash)	$13,200 MM	$12,700 MM	$12,400 MM	$12,381 MM	15%

        The corporate financial goals were set in alignment with El Paso's 2011 strategic plan. In making the determination of the threshold, target and maximum levels, El Paso's Compensation Committee considered the specific circumstances expected to be faced by El Paso and its business units in 2011. The threshold levels represent reasonably achievable goals, whereas the maximum levels represent a significant stretch and would require exceptional performance.

        Annual Incentive Bonus Pool Funding.    After the 2011 financial results became available, El Paso's Compensation Committee determined the appropriate funding of the 2011 annual incentive bonus pool based on the achievement of the pre-established performance goals for the year, as well as the successful execution of operational and strategic initiatives. The following table sets forth the percentage that the annual incentive bonus pool is funded based on the level of performance relative to the performance goals that were established for the year.

Funding of the
Annual Incentive Bonus Pool

Performance	Pool Funding
Maximum Goals Met	150	%(1)
Target Goals Met	100	%(2)
Threshold Goals Met	50	%(3)
Threshold Not Met	0%

(1)
The maximum funding of the annual incentive bonus pool is 150% for performance at or above the maximum performance level.

(2)
For performance above target but below maximum, actual funding is between 100% and 150%, as determined by El Paso's Compensation Committee.

(3)
For performance above threshold but below target, actual funding is between 50% and 100%, as determined by El Paso's Compensation Committee.

        Individual Performance Adjustment.    In addition to company performance, individual performance was an important factor in determining annual incentives for 2011. Individual performance goals for 2011 included living El Paso's core values of stewardship, integrity, safety, accountability, and excellence strengthening El Paso's balance sheet, continuing to improve our exploration and production cost structure and delivering significant reserve growth with increased oil exposure, increasing our inventory of low-risk, repeatable drilling operations, executing on the construction of El Paso's backlog of pipeline projects and placing pipeline growth projects in service on time and on budget, continuing to grow El Paso's master limited partnership, reducing costs, improving execution capability, leadership training and development initiatives and supporting volunteer efforts in the communities in which we work. Based on the executive's performance in relation to these goals, an individual performance factor is assigned to each executive. The individual performance factor is used to adjust the executive's actual annual cash incentive award.

        The range of annual cash incentive bonuses is illustrated as a percentage of base salary for each named executive officer in the following table. The actual percentage of cash incentive bonuses could be at any level between the minimum and maximum percentages based on company and individual performance.

Range of Cash Incentive Bonuses as a Percentage of Base Salary for 2011

	Minimum Threshold Not Met	Threshold	Target	Maximum
Brent J. Smolik	0%	45%	90%	202.50%
Dane E. Whitehead	0%	30%	60%	135%
Clayton A. Carrell	0%	22.5%	45%	150%
John D. Jensen	0%	22.5%	45%	150%
Marguerite N. Woung-Chapman	0%	17.5%	35%	78.75%

        The potential range of values of the annual cash incentive awards for 2011 performance for each of the named executive officers is reflected in the Grants of Plan-Based Awards table in the "Estimated Possible Payouts under Non-Equity Incentive Plan Awards" column.

        El Paso Performance.    In February 2012, El Paso's Compensation Committee reviewed El Paso's performance and the performance of its business units relative to the performance goals that were established for the year. In reviewing El Paso's performance relative to the corporate financial goals, El Paso's Compensation Committee excluded the impacts of certain items under pre-approved adjustment categories, including: charges due to the deconsolidation of El Paso's joint venture Ruby Pipeline, L.L.C.; debt extinguishment losses; adjustments to exclude the mark-to-market impact of our derivative positions and include the value of hedge cash settlements; a ceiling test charge related to capitalized costs in Brazil; commodity price fluctuations in the exploration and production business unit, which resulted in an unfavorable adjustment to earnings per share, segment EBITDA and outstanding debt (net of cash); transaction-related costs; decision to develop El Paso's exploration and production Eagle Ford shale program without a joint venture partner as well the impact of certain divestitures not contemplated by plan, each of which resulted in adjustments to segment EBITDA; and actions taken to resolve legacy issues. El Paso's Compensation Committee determined that these items were not related to the ongoing operation of El Paso in a manner consistent with the way the performance goals and ranges were set for compensation-related purposes. Based on these adjustments, El Paso's Compensation Committee determined that El Paso achieved the following adjusted results:

  •
  earnings per share of $0.94;

  •
  segment EBITDA of $3,363 million;

  •
  return on total capital of 7.1%; and

  •
  outstanding debt (net of cash) of $12,381 million.

        El Paso's Compensation Committee also considered the strategic initiatives undertaken by El Paso during 2011 that were designed to increase and accelerate stockholder value that required maximum performance on behalf of management and employees, including the proposed spin-off of El Paso's exploration and production business unit, and the subsequent decision to merge El Paso with Kinder Morgan, Inc. Based on the achievement of the performance goals and after considering management's execution of strategic initiatives that resulted in acceleration of El Paso's stockholder value for 2011, El Paso's Compensation Committee approved a corporate funding level of 150% for cash incentive awards, as well as a funding level of 146% for the exploration and production business unit.

        Individual Performance.    After approving the bonus pool funding levels described above, El Paso's Compensation Committee and management reviewed the individual performance of each of our named executive officers, with particular focus on individual accountabilities and business unit performance. Based on this review, El Paso's Compensation Committee, as it related to Messrs. Smolik and Whitehead, and El Paso's management, as it related to Messrs. Carrell and Jensen and Ms. Woung-Chapman, awarded the executives above-target individual performance factors.

        2011 Annual Incentives.    Based on the policies described above, El Paso's Compensation Committee approved annual incentive bonuses for 2011 performance for Messrs. Smolik and Whitehead, and El Paso management approved annual incentive bonuses for 2011 performance for Messrs. Carrell and Jensen and Ms. Woung-Chapman in accordance with the funding levels set forth above and the individual performance and contributions of each named executive officer.

Annual Cash Incentives
for 2011 Performance

Actual Incentive Bonus(1) ($)
Brent J. Smolik	1,206,900
Dane E. Whitehead	544,457
Clayton A. Carrell	344,000
John D. Jensen	333,750
Marguerite N. Woung-Chapman	184,000

(1)
Cash incentive awards for 2011 performance were paid in March 2012.

  Long-Term Incentive Awards

        El Paso's annual long-term incentives have historically been comprised of an approximate 50/50 combination of stock options and restricted stock. However, commencing with the April 2011 grant cycle, El Paso's Compensation Committee incorporated performance shares into the equity program, along with traditional stock options and time-vested restricted stock. The performance shares were designed to pay out on the basis of El Paso's multi-year relative TSR results, with no dividends payable on unvested performance shares. With 2011 as a transition year, the performance share grant utilized two performance periods, with half of the target grant payout based on El Paso's TSR results over a two year period (2011-2012), and half on TSR results over a three year period (2011-2013).

        The number and kind of El Paso equity awards granted in April 2011 to each of our named executive officers is reflected in the table below.

Annual Grant of
El Paso Long-Term Incentive Awards

Name	Stock Options (#)	Restricted Stock (#)	Performance Shares (#)
Brent J. Smolik	108,507	66,828	48,476
Dane E. Whitehead	35,156	22,853	17,313
Clayton A. Carrell	35,156	20,776	11,668
John D. Jensen	35,156	20,776	11,668
Marguerite N. Woung-Chapman	20,399	13,850	7,918

        Stock options were granted at target levels and were not adjusted for company or individual performance. In contrast, restricted stock awards were granted based on the level of achievement during 2011 of certain pre-established performance goals. The performance goals that were used by El Paso's Compensation Committee for purposes of determining the number of restricted stock awards granted to our named executive officers in April 2011 included (i) El Paso's 2011 annual corporate financial goals (weighted at 50%) and (ii) El Paso's 2011 relative TSR compared to its peer group of companies (weighted at 50%). During 2011, El Paso had above-target achievement of corporate financial goals, together with top quartile TSR performance, which resulted in above-target restricted share grants to our named executive officers. The performance share grants were granted at target levels, with minor adjustments for individual performance. El Paso made no equity grants to our named executive officers in 2012.

  Impact of EP Energy Sale and El Paso Merger on NEO Compensation

  Outstanding El Paso Equity Awards

        All of our named executive officers held vested and unvested stock options to purchase shares of El Paso common stock, restricted shares and performance shares granted under El Paso's equity plan prior to the closing of the sale on May 24, 2012 of El Paso's exploration and production business unit to EPE Acquisition, LLC. Pursuant to the terms of the merger agreement between El Paso and Kinder Morgan, Inc., which merger became effective on May 25, 2012, each outstanding El Paso stock option, restricted share and performance share automatically vested. In the case of outstanding performance shares, performance was deemed to be attained at target. At such time, each outstanding stock option, restricted share and performance share was converted into the right to receive either cash or a mixture of cash and shares of Class P common stock of KMI for all shares subject to such awards (in the case of stock options, less the aggregate exercise price), pursuant to the terms of the El Paso/KMI merger agreement. Each holder also received warrants as part of the merger consideration in respect of such equity awards. Our named executive officers were deemed to remain in the employ of El Paso up to the effective time of the merger between El Paso and KMI for purposes of the treatment of their outstanding El Paso equity awards, which vested and were converted into merger consideration as described above.

  Retention Plan

        Our named executive officers participate in a retention plan that was established by El Paso in late 2011. The plan was adopted, in consultation with KMI, for full-time employees of El Paso who primarily provided services to El Paso's exploration and production business (the "Retention Plan"). Based on the level of gross sales proceeds received by El Paso/KMI in respect of the sale of the EP Energy business assets and on the specific time at which such assets were sold, a retention bonus pool in the aggregate amount of $1,750,000 has been established for EP Energy officers. Prior to the determination of actual pool funding in 2012, each of our named executive officers was awarded a percentage interest in the overall pool. In accordance with this allocation, Mr. Smolik's payment is $226,937, Mr. Whitehead's payment is $153,564, Mr. Carrell's payment is $127,085, Mr. Jensen's payment is $127,085, and Ms. Woung-Chapman's payment is $111,762.

  Employment Agreements

        In connection with the closing of the sale of EP Energy to EPE Acquisition, LLC, EP Energy entered into employment agreements with each of our named executive officers. These agreements provide us and the executives with certain rights and obligations during and following a termination of employment. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. The employment agreements provide for, among other things, base salaries, annual performance bonuses and severance benefits in the event of a termination of employment under certain circumstances. The employment agreements became effective as of the closing of the sale. The employment agreements have an initial term that expires on the fifth anniversary of their effective date, but the term of each agreement will automatically be extended for successive additional one-year periods unless either the executive or company provides written notice to the other at least 60 days prior to the end of the then-current initial term or extension term that no such automatic extension will occur. In addition, in connection with entering into the agreement, the executives agreed to waive any rights relating to their participation in El Paso's 2004 Key Executive Severance Protection Plan. Additional detail regarding the employment agreements is set forth below.

        Brent J. Smolik.    We entered into an employment agreement with Mr. Smolik, effective May 24, 2012, to serve as our President and Chief Executive Officer, as well as the Chairman of the Board of Managers of our parent EPE Acquisition, LLC. Under the terms of the agreement, Mr. Smolik's annual base salary is $850,000, with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Smolik is also entitled to an additional one-time guaranteed bonus of $2,000,000 payable in the first quarter of 2013. Mr. Smolik is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Smolik's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as non-compete, non-solicitation and confidentiality restrictions.

        Dane E. Whitehead.    We entered into an employment agreement with Mr. Whitehead, effective May 24, 2012, to serve as our Executive Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Whitehead's annual base salary is $450,000, with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Whitehead is also entitled to an additional one-time guaranteed bonus of $850,000 payable in the first quarter of 2013. Mr. Whitehead is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Whitehead's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

        Clayton A. Carrell.    We entered into an employment agreement with Mr. Carrell, effective May 24, 2012, to serve as our Executive Vice President and Chief Operating Officer. Under the terms of the agreement, Mr. Carrell's annual base salary is $400,000, with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Carrell is also entitled to an additional one-time guaranteed bonus of $600,000 payable in the first quarter of 2013. Mr. Carrell is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Carrell's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

        John D. Jensen.    We entered into an employment agreement with Mr. Jensen, effective May 24, 2012, to serve as our Executive Vice President, Operations Services. Under the terms of the agreement, Mr. Jensen's annual base salary is $400,000, with an annual cash bonus target equal to 100% of his annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Mr. Jensen is also entitled to an additional one-time guaranteed bonus of $600,000 payable in the first quarter of 2013. Mr. Jensen is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Mr. Jensen's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

        Marguerite N. Woung-Chapman.    We entered into an employment agreement with Ms. Woung-Chapman, effective May 24, 2012, to serve as our Senior Vice President, General Counsel & Corporate Secretary. Under the terms of the agreement, Ms. Woung-Chapman's annual base salary is $370,000, with an annual cash bonus target equal to 55% of her annual base salary, with higher or lower amounts (0% to 200% of target) payable depending on performance relative to targeted results. Ms. Woung-Chapman is also entitled to an additional one-time guaranteed bonus of $370,000 payable in the first quarter of 2013. Ms. Woung-Chapman is eligible to participate in all benefit plans and programs that are available to other senior executives of our company. Ms. Woung-Chapman's employment agreement contains provisions related to the payment of benefits upon certain termination events, as well as certain non-compete, non-solicitation and confidentiality restrictions.

  Executive Compensation Programs at EP Energy

  Compensation Committee of Our Board of Managers

        The compensation committee of the Board of Managers of our parent, EPE Acquisition, LLC ("Compensation Committee") is responsible with overseeing and approving compensation for our executive officers.

  Our Compensation Programs

        We believe El Paso's executive compensation programs were effective at retaining and motivating our named executive officers and in aligning their interests with the interests of El Paso's stockholders. As described below, the executive compensation programs initially adopted by us are similar to those in place at El Paso immediately prior to the sale, but, in the case of long-term incentive, tailored to reflect our status as a privately-owned company. The Compensation Committee will continue to evaluate our compensation and benefit programs and may make adjustments as necessary to meet prevailing business needs.

        Compensation Objectives.    Our executive compensation program at EP Energy is designed to achieve the following objectives:

  •
  attract, retain and motivate the high-performing executive talent necessary at a new privately-held operating company, and

  •
  align the interests of our executive officers with both the short-term and long-term interests of our equity holders.

        In connection with the closing of the sale and as set forth in the executive officer employment agreements, we adopted the same components of compensation used by El Paso, consisting of base salary, annual performance-based cash bonus and long-term incentives.

        Base Salary.    The Compensation Committee will review the base salary of each of our named executive officers annually. In making base salary decisions, we anticipate that the Compensation Committee will consider factors including external benchmarking data, scope of job responsibilities, experience and individual performance.

        Annual Performance-Based Cash Incentive.    In connection with the closing of the sale, we adopted an annual incentive program for our named executive officers similar to the El Paso bonus program described above. The EP Energy officers' annual cash bonus program will link annual bonus payments to company performance and each individual officer's performance for the year.

        The Compensation Committee will establish company financial and operational performance goals each year as the primary driver in determining annual incentive bonuses for our named executive officers.

        In addition to company performance metrics, we anticipate that the Compensation Committee will also consider individual performance in determining annual cash bonus payments.

        The Compensation Committee may also consider additional relevant factors, including the marketplace for executive talent within our industry and the competitiveness of our annual cash bonus program relative to our peers.

        Long-Term Incentive Awards.    We provide our named executive officers with two forms of long-term equity incentive awards, each of which is designed to align the interests of our named executive officers with that of our equity investors, as described below.

        Management Incentive Units.    At the time of the closing of the sale of EP Energy, we issued Management Incentive Units ("MIPs") to our executive officers, which units are intended to constitute profits interests. The MIPs vest ratably over 5 years based on the executive's continued employment with the company and become payable based on the achievement of certain predetermined performance measures, including, without limitation, the occurrence of certain liquidity events. The MIPs were issued at no cost and, similar to a stock option, have value only to the extent the value of the company increases. The number of MIPs awarded to each named executive officer is set forth in the table below.

Management Incentive Units
(profits interests)

Name	MIPs (#)(1)
Brent J. Smolik	207,985
Dane E. Whitehead	69,328
Clayton A. Carrell	69,328
John D. Jensen	69,328
Marguerite N. Woung-Chapman	27,731

(1)
The MIPs were issued on May 24, 2012.

        Class A Investment Units.    In addition to the MIPs awards described above, each of our named executive officers purchased Class A units (capital interests) in our parent company (at a purchase price of $1,000 per Class A unit) shortly following the closing of the sale. In connection with this purchase, each named executive officers was awarded a "matching" Class A unit grant in an amount equal to 50% of the Class A units purchased. The matching units are subject to forfeiture in the event of certain termination scenarios. The number of Class A units issued to each named executive officer is set forth in the table below.

 Class A Investment Units

Name	Buy-In Units (#)(1)	Matching Units (#)(2)	Total Units (#)(3)
Brent J. Smolik	4,000	2,000	6,000
Dane E. Whitehead	1,700	850	2,550
Clayton A. Carrell	1,200	600	1,800
John D. Jensen	1,200	600	1,800
Marguerite N. Woung-Chapman	740	370	1,110

(1)
This column reflects the number of Class A units of our parent company that each named executive officer purchased following the closing of the sale of EP Energy to EPE Acquisition, LLC, at a purchase price of $1,000 per Class A unit.

(2)
This column reflects the matching Class A unit grant awarded to each named executive officer in connection with his or her buy-in of Class A units.

(3)
The management buy-in and matching Class A units were issued on July 23, 2012.

  Post-Employment Benefits

        401(k) Retirement Plan.    We sponsor a tax-qualified defined contribution retirement plan for a broad-based group of employees. We make matching contributions (dollar for dollar up to 6% of eligible compensation) and non-elective employer contributions (5% of eligible compensation) to the defined contribution plan, and individual employees, including our named executive officers, are eligible to contribute to the defined contribution plan. We do not sponsor a defined benefit pension plan.

        Severance.    Severance benefits are provided in certain termination events as set forth in the executives' employment agreements. Benefits include 3 times annual salary and target bonus for the CEO and 2 times annual salary and target bonus for other named executive officers.

        Senior Executive Survivor Benefits Plan.    We sponsor a welfare benefit plan that provides senior executives with survivor benefit coverage in lieu of the coverage provided generally to employees under EP Energy's group life insurance plan in the event of an executive's death. The amount of survivor benefit is 2 1/2 times the executive officer's annual salary.

        Other Benefits.    We anticipate that our executive officers will be offered limited perquisites, including financial planning assistance.

  Summary Compensation Table

        The following table and the narrative text that follows it provide a summary of the compensation earned or paid to our named executive officers during 2011 according to applicable SEC regulations. All of the information included in this table reflects compensation earned by the individuals for service with El Paso. We were not a reporting company under the Exchange Act for 2009 and 2010. Therefore, pursuant to the executive compensation rules adopted by the SEC, only the compensation of Mr. Smolik is shown for prior years when he was a named executive officer of El Paso. All references in the following tables to stock relate to awards of stock granted by El Paso. The amounts set forth in this table do not necessarily reflect the compensation such persons will receive from EP Energy, which could be higher or lower, because historical compensation was determined by El Paso and going forward compensation levels will be determined based on the compensation policies, programs and procedures established by the compensation committee of our parent, EPE Acquisition, LLC. The principal position listed for each name executive officer below reflects the current position each executive holds at EP Energy.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Brent J. Smolik	2011	595,002	—	2,563,509	795,215	1,206,900	119,088	83,894	5,363,608
President & Chief Executive	2010	576,636	—	722,650	666,883	1,000,000	118,356	72,049	3,156,574
Officer	2009	566,520	—	385,023	502,351	1,000,000	57,136	34,724	2,545,754
Dane E. Whitehead	2011	402,447	—	897,081	257,648	544,457	61,190	55,110	2,217,933
Executive Vice President &
Chief Financial Officer
Clayton A. Carrell	2011	333,579	—	702,422	257,648	344,000	36,849	26,821	1,701,319
Executive Vice President &
Chief Operating Officer
John D. Jensen	2011	333,591	—	702,422	257,648	333,750	37,188	27,977	1,692,576
Executive Vice President
Operations Services
Marguerite N. Woung-Chapman	2011	291,114	—	472,141	149,498	184,000	46,765	40,427	1,183,945
Senior Vice President, General
Counsel & Corporate Secretary

(1)
Amounts in this column reflect the aggregate grant date fair value of stock awards or option awards, as applicable, granted to each named executive officer under El Paso's equity plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718").

(2)
The amount in this column for 2011 reflects each named executive officer's annual cash incentive bonus earned for 2011 performance under El Paso's annual incentive plan.

(3)
The amount in this column for 2011 reflects the annual change in the actuarial present value of each named executive officer's accumulated pension benefits under El Paso's pension and supplemental pension plans. The change in pension value is generally equal to the difference between the actuarial present value at the end of the year and the beginning of the year. The annual change in the actuarial present value of Messrs. Smolik's, Whitehead's, Carrell's and Jensen's and Ms. Woung-Chapman's accumulated pension and supplemental pension benefits for 2011 is $117,938, $60,854, $36,677, $37,032 and $46,333 respectively.

(4)
The amount in this column for 2011 also reflects above-market interest credited to our named executive officers' El Paso supplemental Retirement Savings Plan account balances under El Paso's supplemental benefits plan. During 2011, interest was credited to the balance of each executive officer's supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody's Seasoned Aaa Corporate Bond Rate and Moody's Seasoned Baa Corporate Bond Rate, as published by Moody's Investors Services, Inc. It was determined that the rate of interest exceeded 120 percent of the applicable federal long-term rate for each month during 2011. The total amount of the above-market interest credited to Messrs. Smolik's, Whitehead's, Carrell's, and Jensen's and Ms. Woung-Chapman's supplemental Retirement Savings Plan account balance during 2011 was $418, $336, $172, $156, and $432, respectively.

(5)
The compensation reflected in the "All Other Compensation" column for 2011 for each of our named executive officers includes company matching contributions to El Paso's Retirement Savings Plan, supplemental company matching contributions accrued under El Paso's 2005 Supplemental Benefits Plan, annual executive physicals, financial planning assistance and limited tax reimbursements, which are listed in the table immediately below.

 All Other Compensation included in the Summary Compensation Table for 2011

Name	Company Matching Contributions to the Retirement Savings Plan ($)	Supplemental Company Matching Contributions under the 2005 Supplemental Benefits Plan ($)(A)	Personal Use of Aircraft ($)(B)	Annual Executive Physicals ($)(C)	Financial Planning ($)(D)	Tax Reimbursements ($)(E)	Total ($)
Brent J. Smolik	11,025	60,750	11	1,397	10,082	629	83,894
Dane E. Whitehead	11,025	25,085	—	2,000	17,000	—	55,110
Clayton A. Carrell	11,025	14,399	—	1,397	—	—	26,821
John D. Jensen	11,025	14,652	209	2,000	—	91	27,977
Marguerite N. Woung-Chapman	22,050	16,930	—	1,447	—	—	40,427

(A)
The compensation reflected in this column for each of our named executive officers for 2011 includes supplemental company matching contributions which were accrued under El Paso's 2005 Supplemental Benefits Plan.

(B)
The amount shown in this column for Mr. Smolik for 2011 reflects the incremental cost to El Paso for an occasion when his spouse accompanied him on a business-related flight on private aircraft leased by El Paso. As Mr. Smolik was using the leased aircraft for business purposes, the only incremental cost to El Paso associated with his spouse's travel was a nominal per person segment fee charged by the private carrier to El Paso, which amount is shown above. The amount shown for Mr. Jensen reflects an occasion when his spouse accompanied him on a business-related flight using a commercial carrier. When the executive officer's use of leased aircraft or a guest's travel does not meet the IRS's standard for business use, but nevertheless is determined by the company to be business-related, the cost of that travel is imputed as income to the executive officer and a gross-up payment for taxes is provided. No tax gross-ups are made for flights that are not business-related. Any tax reimbursements with respect to the imputed income for business-related travel are reflected in the "Tax Reimbursements" column of this table.

(C)
The amounts in this column for 2011 reflect the cost for executive officer annual physicals.

(D)
The amounts in this column for 2011 reflect the cost for financial and tax planning assistance. This amount is imputed as income and no tax-gross up is provided.

(E)
The amounts in this column for 2011 reflect tax reimbursements associated with imputed income for occasions when the executive's spouse accompanied him on a business-related flight.

  Grants of Plan-Based Awards Table

        The following table provides additional information about stock awards and non-equity plan awards granted by El Paso to our named executive officers during the year ended December 31, 2011.

Grants of Plan-Based Awards
During the Year Ended December 31, 2011

										All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Closing Market Price of Underlying Securities on Grant Date ($/Sh)(6)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Possible Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(5))		Grant Date Fair Value of Stock and Option Awards ($)(7)
		Date of Compensation Committee Action
Name	Grant Date		Threshold Not Met ($)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brent J. Smolik
Short-Term Incentive	N/A	N/A	—	270,000	540,000	1,215,000
Stock Options	4/1/2011	2/7/2011									108,507	18.205	18.16	795,215
Restricted Stock	4/1/2011	2/7/2011								66,828				1,216,604
Performance Shares	4/1/2011	2/7/2011					—	48,476	96,952					1,346,906
Dane E. Whitehead
Short-Term Incentive	N/A	N/A	—	121,802	243,605	548,111
Stock Options	4/1/2011	2/7/2011									35,156	18.205	18.16	257,648
Restricted Stock	4/1/2011	2/7/2011								22,853				416,039
Performance Shares	4/1/2011	2/7/2011					—	17,313	34,626					481,042
Clayton A. Carrell
Short-Term Incentive	N/A	N/A	—	75,600	151,200	504,000
Stock Options	4/1/2011	2/7/2011									35,156	18.205	18.16	257,648
Restricted Stock	4/1/2011	2/7/2011								20,776				378,227
Performance Shares	4/1/2011	2/7/2011					—	11,668	23,336					324,195
John D. Jensen
Short-Term Incentive	N/A	N/A	—	75,600	151,200	504,000
Stock Options	4/1/2011	2/7/2011									35,156	18.205	18.16	257,648
Restricted Stock	4/1/2011	2/7/2011								20,776				378,227
Performance Shares	4/1/2011	2/7/2011					—	11,668	23,336					324,195
Marguerite N. Woung-Chapman
Short-Term Incentive	N/A	N/A	—	51,710	103,421	232,697
Stock Options	4/1/2011	2/7/2011									20,399	18.205	18.16	149,498
Restricted Stock	4/1/2011	2/7/2011								13,850				252,139
Performance Shares	4/1/2011	2/7/2011					—	7,918	15,836					220,002

(1)
These columns show the potential value of the payout of the annual cash incentive bonuses for 2011 performance for each named executive officer if the threshold, target and maximum performance levels are achieved. The actual amount of the annual cash incentive bonuses paid for 2011 performance is shown in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

(2)
These columns show the potential payout of performance shares granted in 2011 for each named executive officer if the target and maximum performance levels are achieved. No performance shares were paid out during 2011.

(3)
This column shows the number of shares of El Paso restricted stock granted in 2011 to the named executive officers. The shares vest in three equal annual installments beginning one year from the date of grant.

(4)
This column shows the number of El Paso stock options granted in 2011 to the named executive officers. The stock options vest in three equal annual installments beginning one year from the date of grant.

(5)
This column shows the exercise price for the El Paso stock options granted during 2011, which was the average between the high and low selling prices at which our common stock traded on the date of grant.

(6)
This column shows the closing market price of a share of El Paso's common stock on the date of grant of the stock options.

(7)
This column shows the grant date fair value of El Paso restricted stock, performance shares and stock options computed in accordance with FASB ASC Topic 718 granted to the named executive officers during 2011.

        The following is a description of material factors necessary to understand the information regarding the stock awards and option awards reflected in the Grants of Plan-Based Awards table. The awards reflected in the Grants of Plan-Based Awards table are shares of El Paso restricted stock, performance shares and non-qualified stock options to purchase shares of El Paso's common stock which were approved by El Paso's Compensation Committee and granted to the named executive officers on April 1, 2011. The stock options and restricted stock awards approved granted on April 1, 2011 were made as part of El Paso's 2011 annual grant of long-term incentive awards based on 2010 performance. The performance share awards granted on April 1, 2011 were not based on 2010 performance, but rather were approved by El Paso's Compensation Committee and incorporated into El Paso's long-term incentive program in 2011. As discussed further in the CD&A, the performance shares were designed to payout solely on the basis of El Paso's multi-year relative TSR results. With 2011 as a transition year, the performance share grant utilized two performance periods, with half of the target grant pay out based on El Paso's TSR results over a two-year period (2011-2012), and half on TSR results over a three-year period (2011-1013). The grant date fair value of the performance shares granted on April 1, 2011 that vest over a two-year period was $27.93, and the grant date fair value of performance shares that vest over a three-year period was $27.64. The grant date fair value per share for the restricted stock awards granted on April 1, 2011 was $18.205. The grant date fair value per option for the stock options granted on April 1, 2011 was $7.328, computed using a Black-Scholes option-pricing model based on several assumptions. These assumptions are based on El Paso's best estimate at the time of grant and are listed below, as follows:

Grant Date 04/01/2011
Expected Term in Years	6.0
Expected Volatility	40%
Expected Dividends	0.5000%
Risk-Free Interest Rate	2.569%

        Restricted stock carries voting and dividend rights.    The amount of dividends received during 2011 on shares of El Paso's unvested restricted stock granted to our named executive officers is factored into the grant date fair value per share and is not required to be included in the Summary Compensation Table or Grants of Plan-Based Awards table but is reflected in the table below.

Name	Dividends Received during 2011 on Restricted Stock ($)
Brent J. Smolik	5,427
Dane E. Whitehead	2,058
Clayton A. Carrell	1,441
John D. Jensen	1,475
Marguerite N. Woung-Chapman	1,050

  Employment Agreements

        As discussed in the CD&A, we entered into employment agreements with our named executive officers in connection with the closing of the sale of EP Energy to EPE Acquisition, LLC. The employment agreements are effective as of May 24, 2012 and have a five year term. See the heading "Impact of EP Energy Sale and El Paso Merger on NEO Compensation" in the CD&A for a summary of the key terms of the employment agreements.

  Outstanding Equity Awards

        The following table summarizes the equity awards El Paso made to our named executive officers which were outstanding as of December 31, 2011.

 Outstanding Equity Awards
at December 31, 2011

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
				Option Exercise Price ($)(1)
					Option Expiration Date
Name	Exercisable	Unexercisable
Brent J. Smolik	106,112	—		14.580	4/02/2017	13,053	(7)	346,818	48,476	(11)	1,288,007
	108,319	—		16.705	4/01/2018	21,617	(8)	574,364
	116,063	58,032	(4)	6.335	4/01/2019	43,520	(9)	1,156,326
	49,020	98,039	(5)	11.070	4/01/2020	66,828	(10)	1,775,620
	—	108,507	(6)	18.205	4/01/2021
Dane E. Whitehead	30,134	—		13.100	5/01/2016	7,769	(7)	206,422	17,313	(11)	460,006
	34,380	—		14.580	4/02/2017	16,352	(8)	434,473
	35,095	—		16.705	4/01/2018	4,638	(9)	123,232
	37,605	18,802	(4)	6.335	4/01/2019	22,853	(10)	607,204
	21,525	43,048	(5)	11.070	4/01/2020
	—	35,156	(6)	18.205	4/01/2021
Clayton A. Carrell	70,323	—		13.920	3/12/2017	3,446	(7)	91,560	11,668	(11)	310,019
	9,009	—		16.390	3/03/2018	14,845	(9)	394,432
	20,364	—		16.705	4/01/2018	20,776	(10)	552,018
	21,820	10,910	(4)	6.335	4/01/2019
	15,883	31,764	(5)	11.070	4/01/2020
	—	35,156	(6)	18.205	4/01/2021
John D. Jensen	—	10,910	(4)	6.335	4/01/2019	4,532	(7)	120,415	11,668	(11)	310,019
	—	31,764	(5)	11.070	4/01/2020	14,845	(9)	394,432
	—	35,156	(6)	18.205	4/01/2021	20,776	(10)	552,018
Marguerite N. Woung-Chapman	6,788	—		16.705	4/01/2018	4,177	(7)	110,983	7,918	(11)	210,381
	10,910	10,910	(4)	6.335	4/01/2019	9,348	(9)	248,376
	9,216	18,431	(5)	11.070	4/01/2020	13,850	(10)	367,995
	—	20,399	(6)	18.205	4/01/2021

(1)
The average between the high and low selling prices at which El Paso's common stock traded on the grant date is used as the exercise price (or strike price) for stock options. No cash is realized until the shares received upon exercise of an option are sold.

(2)
The values represented in this column have been calculated by multiplying $26.57, the closing price of El Paso's common stock on December 31, 2011 by the number of shares of stock.

(3)
The number of shares in this column represents the number of performance shares that would vest based on achieving target-level performance.

(4)
These are stock options that were granted as part of El Paso's 2009 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting date on April 1, 2012.

(5)
These are stock options that were granted as part of El Paso's 2010 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting dates on April 1, 2012 and April 1, 2013.

(6)
These are stock options that were granted as part of the El Paso's 2011 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 1, 2012, April 1, 2013 and April 1, 2014.

(7)
These are shares of restricted stock that were granted as part of El Paso's 2009 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting date on April 1, 2012.

(8)
These are shares of restricted stock that El Paso's Compensation Committee awarded as part of the 2008 performance bonus in lieu of cash and cliff-vest three years from the date of grant, with the vesting date on April 1, 2012.

(9)
These are shares of restricted stock that were granted as part of El Paso's 2010 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting dates on April 1, 2012 and April 1, 2013.

(10)
These are shares of restricted stock that were granted as part of El Paso's 2011 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 1, 2012, April 1, 2013 and April 1, 2014.

(11)
These are performance shares granted as part of El Paso's 2011 annual grant of long-term incentive awards and vest based on El Paso's multi-year relative TSR results. The amount listed is the target grant. Actual payouts could range between 0-200% of target and would be settled in stock.

  Option Exercises and Stock Vested Table

        The following table sets forth information concerning El Paso stock option exercises and vesting of El Paso restricted stock during 2011 for each of our named executive officers. In satisfaction of applicable SEC regulations, the number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options is reflected in this table. The number of shares of restricted stock that have vested and the aggregate dollar value realized upon the vesting of such restricted stock is also reflected.

Option Exercises and Stock Vested
During Fiscal Year 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brent J. Smolik	—	—	48,138	876,352
Dane E. Whitehead	—	—	22,543	410,395
Clayton A. Carrell	—	—	15,182	276,495
John D. Jensen	55,417	447,826	14,232	259,094
Marguerite N. Woung-Chapman	45,536	258,331	11,607	211,305

(1)
The values represented in this column for El Paso restricted stock have been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

  Pension Benefits Table

        The following table sets forth information with respect to the pension benefits of each of the named executive officers under El Paso's qualified and nonqualified pension plans. El Paso sponsors a qualified Pension Plan and supplemental benefits plans in which the named executive officers participate. In satisfaction of applicable SEC regulations, this table provides the number of years of service credited to the named executive officers, the actuarial present value of the named executive officers' accumulated benefits at the earliest unreduced retirement age and the dollar amount of benefits paid, if any, to a named executive officer under each of the plans during 2011. No pension benefits were paid to the named executive officers during 2011.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Brent J. Smolik	Pension Plan	5	79,233	—
	Supplemental Benefits Plan	—	—	—
	2005 Supplemental Benefits Plan	5	298,632	—
Dane E. Whitehead	Pension Plan	6	86,557	—
	Supplemental Benefits Plan	—	—	—
	2005 Supplemental Benefits Plan	6	125,084	—
Clayton A. Carrell	Pension Plan	5	66,004	—
	Supplemental Benefits Plan	—	—	—
	2005 Supplemental Benefits Plan	5	59,832	—
John D. Jensen	Pension Plan	5	65,111	—
	Supplemental Benefits Plan	—	—	—
	2005 Supplemental Benefits Plan	5	50,527	—
Marguerite N. Woung-Chapman	Pension Plan	15	227,581	—
	Supplemental Benefits Plan	8	10,985	—
	2005 Supplemental Benefits Plan	7	63,791	—

(1)
The present value of the named executive officers' accumulated pension benefits in this column reflects a 4.32 percent discount rate and December 31, 2011 measurement date. The calculations reflect an age 65 commencement date.

        The following is a description of material factors necessary to understand the information disclosed above in the Pension Benefits table for each of the named executive officers. El Paso's Pension Plan provides pension benefits under a cash balance plan formula that defines participants' accrued benefits in terms of a notional cash account balance. Eligible El Paso employees become participants in the Pension Plan immediately upon employment and are fully vested in their benefits upon the earliest of the completion of three years of service or attainment of age 65. At the end of each calendar quarter, participant cash account balances are increased by an interest credit based on the 5-Year U.S. Treasury constant maturity yield, subject to a minimum interest credit of 4 percent per year, plus a pay credit equal to a percentage of salary and bonus.

        Amounts in the Pension Benefits table reported as the actuarial present value of each named executive officer's accumulated benefits are calculated as of December 31, 2011 using the same assumptions that are used for El Paso's pension liability disclosure in Note 13 to El Paso's financial statements included in its 2011 Annual Report on Form 10-K filed with the SEC on February 27, 2012. However, the amounts in the Pension Benefits table assume no pre-retirement decrements (i.e., that the named executive officers work and survive to retirement age) and reflect an age 65 commencement date.

        Under El Paso's qualified Pension Plan and applicable Code provisions, for 2011 compensation in excess of $245,000 could not be taken into account and the maximum payable benefit in 2011 was $195,000. For 2011, any excess benefits otherwise accruing under the Pension Plan were payable under El Paso's 2005 Supplemental Benefits Plan which was adopted effective January 1, 2005 in connection with the implementation of Section 409A of the Code. The 2005 Supplemental Benefits Plan replaced El Paso's prior Supplemental Benefits Plan for benefits accruing after 2004. The benefits that accrue under the 2005 Supplemental Benefits Plan are supplemental benefits for officers and key management employees (including all of the named executive officers) who could not be paid under El Paso's Pension Plan and/or Retirement Savings Plan due to certain Code limitations. The supplemental pension benefits under El Paso's 2005 Supplemental Benefits Plan, when combined with the supplemental pension benefits the executive is entitled to receive under the prior Supplemental Benefits Plan and the amounts a participant is entitled to receive under El Paso's qualified Pension Plan, will be the actuarial equivalent of the Pension Plan's benefit formula had the limitations of the Code not been applied. See the "Nonqualified Deferred Compensation" table below for additional information regarding our named executive officers' supplemental Retirement Savings Plan benefits. The management committee of the plans designates who may participate and also administers the plan.

  Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

        The following table sets forth information with respect to nonqualified defined contribution plans sponsored by El Paso for each of the named executive officers as of December 31, 2011. El Paso sponsors a supplemental benefits plan that provides for the crediting of matching contributions that could not be paid under El Paso's Retirement Savings Plan due to Code limitations. El Paso does not sponsor a traditional nonqualified deferred compensation plan that provides for deferrals of base salary and bonuses for executive officers. None of the named executive officers had withdrawals or distributions of supplemental Retirement Savings Plan benefits during 2011.

Nonqualified Deferred Compensation
as of December 31, 2011

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Brent J. Smolik	60,750	5,816	182,289
Dane E. Whitehead	25,085	2,223	70,282
Clayton A. Carrell	14,399	1,141	38,405
John D. Jensen	14,652	1,040	36,648
Marguerite N. Woung-Chapman	16,930	2,852	75,316

(1)
The amounts in this column are reported as compensation to the named executive officers in the Summary Compensation Table in the "All Other Compensation" column as supplemental company matching contributions for El Paso's Retirement Savings Plan which were accrued under El Paso's 2005 Supplemental Benefits Plan. See footnote 5 to the Summary Compensation Table.

(2)
Of the amounts in this column, $418 for Mr. Smolik, $336 for Mr. Whitehead, $172 for Mr. Carrell, $156 for Mr. Jensen and $432 for Ms. Woung-Chapman are reported as compensation in the Summary Compensation Table in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column. See footnote 4 to the Summary Compensation Table.

(3)
Of the totals in this column, $60,750 for Mr. Smolik, $25,085 for Mr. Whitehead, $14,399 for Mr. Carrell, $14,652 for Mr. Jensen and $16,930 for Ms. Woung-Chapman, were reported as compensation in the Summary Compensation Table included in this registration statement.

        The following is a description of material factors necessary to understand the information disclosed above in the Nonqualified Deferred Compensation table for each of the named executive officers. The registrant's contributions reflected in this table include supplemental company matching contributions for the Retirement Savings Plan which are accrued under El Paso's supplemental benefits plans. The supplemental Retirement Savings Plan benefits are excess benefits in the form of company matching contributions that could not be made under El Paso's Retirement Savings Plan due to Code limitations. During 2011, these excess benefits were credited by El Paso to each executive's supplemental Retirement Savings Plan account balance under El Paso's 2005 Supplemental Benefits Plan. The plan administrator determines the rate of interest, if any, periodically attributable to the balance of each supplemental Retirement Savings Plan account. For 2011, interest was credited to the balance of each executive's supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody's Seasoned Aaa Corporate Bond Rate and Moody's Seasoned Baa Corporate Bond Rate, as published by Moody's Investors Services, Inc.

  Potential Payments upon Termination or Change in Control

        The following tables reflect the incremental value of compensation and benefits each named executive officer would have received in the event of an involuntary termination without cause, death, disability, termination with cause and a termination following a change in control relative to a voluntary termination of employment by the executive. Pursuant to SEC rules, all amounts below are based upon amounts payable in the event the termination event occurred as of December 31, 2011, and thus reflect amounts payable under El Paso's compensation programs in effect at that time. All amounts are estimates of the amounts which would have been paid to the executive officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive officer's termination.

  Potential Payments upon Termination or Change in Control Assuming Termination Event Occurs on December 31, 2011

  Payments made upon Voluntary Termination

        The following table reflects the total value of payments the named executive officers would have received in the event of a voluntary termination on December 31, 2011. In the event a named executive officer voluntarily terminated his or her employment, the executive officer would have been entitled to his or her vested benefits under El Paso's Pension Plan and Retirement Savings Plan (including supplemental benefits). Under El Paso's equity compensation plan, unvested equity awards would be forfeited in the event of a voluntary termination.

Payments made upon Voluntary Termination

Name	Pension Benefits ($)(1)(2)	Supplemental Pension Benefits ($)(2)	Retirement Savings Plan Benefits ($)	Supplemental Retirement Savings Plan Benefits ($)	Equity Awards ($)	Total ($)
Brent J. Smolik	76,609	288,744	271,831	182,289	5,449,195	6,268,668
Dane E. Whitehead	83,385	120,501	150,731	70,282	2,258,908	2,683,807
Clayton A. Carrell	62,989	57,099	152,485	38,405	1,823,489	2,134,467
John D. Jensen	61,533	47,751	182,841	36,648	—	328,773
Marguerite N. Woung-Chapman	218,511	71,796	462,308	75,316	430,575	1,258,506

Total						12,674,221

(1)
The amounts in this column reflect a lump sum payment.

(2)
The amounts in these columns may differ from the amounts in the Pension Benefits table due to several factors, including the use of different assumptions and the timing of commencement of payment.

  Incremental Payments made upon Involuntary Termination without Cause

        The following table reflects the incremental value of enhanced benefits the named executive officers would have received in the event of an involuntary termination without cause as of December 31, 2011 above the compensation and benefits that the executive officer would have been entitled to as a result of a voluntary termination, which includes a severance payment, continued medical benefits and the value of restricted stock that vest on a pro-rata basis. Under El Paso's severance plan, the amount of severance pay is based on the individual's years of service and his or her compensation level. The maximum amount of severance pay is 1 times the participant's annual base salary. Severance pay is paid in a lump sum as soon as administratively practicable following termination. Participants are also entitled to receive continued medical and dental coverage for a period of three months following termination. Under El Paso's equity compensation plans, restricted stock vests on a pro-rata basis and unvested stock options are forfeited in the event of an involuntary termination without cause.

Incremental Payments made upon Involuntary Termination without Cause

	Severance Plan		Equity Awards
Name	Severance Payment ($)	Continued Medical Benefits ($)	Stock Options ($)(1)	Restricted Stock ($)(2)	Performance Shares ($)(3)	Total ($)
Brent J. Smolik	600,000	3,369	—	1,641,415	536,670	2,781,454
Dane E. Whitehead	406,008	3,369	—	508,709	191,672	1,109,758
Clayton A. Carrell	336,000	3,369	—	349,767	129,174	818,310
John D. Jensen	336,000	3,369	—	371,103	129,174	839,646
Marguerite N. Woung-Chapman	295,488	1,623	—	264,743	87,659	649,513

Total						6,198,681

(1)
Unvested stock options are forfeited in the event of an involuntary termination without cause.

(2)
This column shows the value of shares of El Paso restricted stock that vest on a pro-rata basis in the event of an involuntary termination without cause calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(3)
This column shows the value of El Paso performance shares that vest on a pro-rata basis in the event of an involuntary termination without cause based on target level achievement, calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

  Incremental Payments made upon Death

        The following table reflects the incremental value of enhanced benefits our named executive officers would have received in the event of death above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination. El Paso sponsored a Senior Executive Survivor Benefits Plan that provided certain senior executives of El Paso with survivor benefit coverage in lieu of the coverage provided generally under El Paso's group life insurance plan. The amount of benefits provided is 2.5 times the executive officer's annual salary. Messrs. Smolik, Whitehead, Carrell and Jensen participated in El Paso's Senior Executive Survivor Benefits Plan during 2011. Under El Paso's equity compensation plan, outstanding stock options become fully vested and exercisable and the restriction periods applicable to shares of restricted stock immediately lapse in the event of death.

 Incremental Payments made upon Death

		Equity Awards
	Survivor Benefit Coverage ($)
Name		Stock Options ($)(1)	Restricted Stock ($)(2)	Performance Shares ($)(3)	Total ($)
Brent J. Smolik	1,500,000	3,601,543	3,853,128	536,670	9,491,341
Dane E. Whitehead	1,015,000	1,341,782	1,371,331	191,672	3,919,785
Clayton A. Carrell	840,000	1,007,186	1,038,010	129,174	3,014,370
John D. Jensen	840,000	1,007,186	1,066,865	129,174	3,043,225
Marguerite N. Woung-Chapman	295,000	677,082	727,354	87,659	1,787,095

Total					21,255,816

(1)
This column shows the value of El Paso stock options that become fully vested and exercisable in the event of the death of a named executive officer calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(2)
This column shows the value of shares of El Paso restricted stock that become fully vested in the event of the death of a named executive officer calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(3)
This column shows the value of El Paso performance shares that vest on a pro-rata basis in the event of death, calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

  Incremental Payments made upon Disability

        The following table reflects the incremental value of enhanced benefits our named executive officers would have received under El Paso's welfare benefits plan in the event of permanent disability above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include disability benefits, the value of unvested stock options that become fully vested and the value of restricted stock that vests on a pro-rata basis. In the event of a named executive officer's permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. For purposes of this table, we have assumed the executive officer is disabled for a period of one year. The restrictions on outstanding shares of restricted stock lapse on a prorated basis and all stock options become fully vested and exercisable in the event an executive officer becomes permanently disabled. In addition, in the event of disability, performance shares vest on a pro-rata basis based on target.

 Incremental Payments made upon Disability

		Equity Awards
Name	Disability Income ($)(1)	Stock Options ($)(2)	Restricted Stock ($)(3)	Performance Shares ($)(4)	Total ($)
Brent J. Smolik	300,000	3,601,543	1,641,415	536,670	6,079,628
Dane E. Whitehead	243,605	1,341,782	508,709	191,672	2,285,768
Clayton A. Carrell	201,600	1,007,186	349,767	129,174	1,687,727
John D. Jensen	168,000	1,007,186	371,103	129,174	1,675,463
Marguerite N. Woung-Chapman	147,744	677,082	182,642	87,659	1,095,127

Total					12,823,713

(1)
In the event of a named executive officer's permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. The amounts in this column assume disability income is paid to the executive officer for a period of one year.

(2)
This column shows the value of El Paso stock options that become fully vested and exercisable in the event of the disability of a named executive officer calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(3)
This column shows the value of shares of El Paso restricted stock that vest on a pro-rata basis in the event of disability calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(4)
This column shows the value of El Paso performance shares that vest on a pro-rata basis in the event of disability, calculated using $26,57, the closing price of El Paso's common stock on December 31, 2011.

  Incremental Payments made upon Termination with Cause

        In the event a named executive officer is terminated with cause, the named executive officer would not receive any benefits above the compensation and benefits he or she is entitled to as a result of a voluntary termination.

  Incremental Payments made upon a Change in Control of El Paso

        The following table reflects the incremental value of enhanced benefits the named executive officers would have received in the event of termination of employment on December 31, 2011 following a change in control of El Paso above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include benefits under El Paso's 2004 Key Executive Severance Protection Plan and the value of stock options and restricted stock that become fully vested. The plan provides severance benefits following an involuntary/good reason termination of employment within two years of a change in control of El Paso for certain executives designated by El Paso's Board or El Paso's Compensation Committee, including all of our named executive officers, and supersedes benefits payable under El Paso's severance plan (see "Incremental Payments made upon Involuntary Termination without Cause" above).

 Incremental Payments made upon a Change in Control of El Paso

	2004 Key Executive Severance Protection Plan
				Equity Awards
			Continued Medical Benefits ($)
Name	Severance Payment ($)	Bonus Payment ($)		Stock Options ($)(1)	Restricted Stock ($)(2)	Performance Shares ($)(3)	Total ($)
Brent J. Smolik	2,280,000	540,000	27,126	3,601,543	3,853,128	1,288,007	11,589,804
Dane E. Whitehead	1,299,226	243,605	27,126	1,341,782	1,371,331	460,006	4,743,076
Clayton A. Carrell	974,400	151,200	27,126	1,007,186	1,038,010	310,019	3,507,941
John D. Jensen	974,400	151,200	27,126	1,007,186	1,066,865	310,019	3,536,796
Marguerite N. Woung-Chapman	398,909	103,421	7,005	677,082	727,354	210,381	2,124,152

Total							25,501,769

(1)
This column shows the value of El Paso stock options that become fully vested and exercisable in the event of a change in control of El Paso calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(2)
This column shows the value of shares of El Paso restricted stock that become fully vested in the event of a change in control of El Paso calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

(3)
This column shows the value of El Paso performance shares that vest at target in the event of a change in control of El Paso calculated using $26.57, the closing price of El Paso's common stock on December 31, 2011.

Director Compensation

        Members of the Board of Managers of our parent, EPE Acquisition, LLC, do not receive a retainer or board meeting fees from EPE Acquisition, LLC for serving on the Board. All members of the Board are reimbursed for their reasonable expenses for attending Board functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        All of our equity interests are held indirectly by EPE Acquisition, LLC and we do not have any limited liability company units issued and outstanding. The following table sets forth information regarding the beneficial ownership of our equity interests as of September 1, 2012, and shows the percentage owned by:

  •
  each person known to beneficially own more than 5% of our equity interests;

  •
  each of our Named Executive Officers;

  •
  each member of our Board of Managers; and

  •
  all of the executive officers and members of our Board of Managers as a group.

        The percentages of our equity interests beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated equity interests, and has not pledged any such equity interests as security.

Beneficial Ownership of Equity Interests
Name of Beneficial Owner	Percentage of Ownership
EPE Acquisition, LLC(1)	100.0%
Brent J. Smolik(2)	—
Dane E. Whitehead(3)	—
Clayton A. Carrell(4)	—
John D. Jensen(5)	—
Marguerite N. Woung-Chapman(6)	—
Greg Beard(7)	—
Joshua J. Harris(7)	—
Chang-Seok Jeong(8)	—
Pierre F. Lapeyre, Jr.(9)	—
David Leuschen(9)	—
Sam Oh(7)	—
Donald A. Wagner(10)	—
Rakesh Wilson(7)	—
All managers and named executive officers as a group	—

*
Indicates less than 1%
(1)
All of our equity interests are held by EPE Holdings LLC. EPE Intermediate LLC is the sole member of EPE Holdings LLC, and EPE Acquisition, LLC ("EPE Acquisition") is the sole member of EPE Intermediate LLC. ANRP (EPE AIV), L.P. ("ANRP EPE"), AIF PB VII (LS AIV), L.P. ("AIF PB"), AIF VII (AIV), L.P. ("AIF VII"), Apollo (EPE Intermediate DC I), LLC ("Intermediate I") and Apollo (EPE Intermediate DC II), LLC ("Intermediate II," and together with ANRP EPE, AIF PB, AIF VII and Intermediate I, the "Apollo Funds") have the right to appoint five out of ten members to EPE

  Acquisition's board of managers and may thus be deemed to control actions that EPE Acquisition's board of managers may take with respect to our equity interests that require approval of a majority of EPE Acquisition's managers. Apollo Management VII, L.P. ("Management VII") is the manager of each of ANRP EPE, AIF PB and AIF VII, and a manager of Intermediate I and Intermediate II along with Apollo Commodities Management, L.P. ("Commodities Management"), which also serves as a manager of Intermediate I and Intermediate II. The general partner of Management VII is AIF VII Management, LLC ("AIF VII LLC") and the general partner of Commodities Management is Apollo Commodities Management GP, LLC ("Commodities GP"). Apollo Management, L.P. ("Apollo Management") is the sole member-manager of AIF VII LLC. Apollo Management GP, LLC ("Management GP") is the general partner of Apollo Management. Apollo Management Holdings, L.P. ("Management Holdings") is the sole member and manager of Management GP and of Commodities GP. Apollo Management Holdings GP, LLC ("Management Holdings GP") is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the Units beneficially owned by EPE Acquisition. The address of EPE Holdings LLC, EPE Intermediate LLC and EPE Acquisition, LLC is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002. The address of each of the Apollo Funds other than ANRP EPE is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of ANRP EPE, Management VII, Commodities Management, AIF VII LLC, Commodities GP, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

(2)
Mr. Smolik holds 6,000 Class A units of EPE Acquisition, LLC, which accounts for less than 1% of the issued and outstanding equity interests of EPE Acquisition, LLC. The address of Mr. Smolik is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002.

(3)
Mr. Whitehead holds 2,550 Class A units of EPE Acquisition, LLC, which accounts for less than 1% of the issued and outstanding equity interests of EPE Acquisition, LLC. The address of Mr. Whitehead is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002.

(4)
Mr. Carrell holds 1,800 Class A units of EPE Acquisition, LLC, which accounts for less than 1% of the issued and outstanding equity interests of EPE Acquisition, LLC. The address of Mr. Carrell is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002.

(5)
Mr. Jensen holds 1,800 Class A units of EPE Acquisition, LLC, which accounts for less than 1% of the issued and outstanding equity interests of EPE Acquisition, LLC. The address of Mr. Jensen is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002.

(6)
Ms. Woung-Chapman holds 1,100 Class A units of EPE Acquisition, LLC, which accounts for less than 1% of the issued and outstanding equity interests of EPE Acquisition, LLC. The address of Ms. Woung-Chapman is c/o EP Energy LLC, 1001 Louisiana Street, Houston, Texas 77002.

(7)
The address of each of the managers is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, New York 10019.

(8)
The address of the manager is c/o Korea National Oil Corporation, 57 Gwampyeong-ro212beong-gil, Dongan-gu, Anyang, Gyeonggido, Korea 431-711.

(9)
The address of each of the managers is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 19th Floor, New York, New York 10019.

(10)
The address of the manager is c/o Access Industries Holdings LLC, 730 Fifth Avenue, 20th Floor, New York, New York 10019.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Second Amended and Restated Limited Liability Company Agreement of Parent

        In connection with the Acquisition Transactions, certain affiliates of Apollo (collectively, the "Apollo Member"), EPE 892 and TE Co-Investors (DC), LLC (the "EPE 892 Member"), EPE Domestic Co-Investors, L.P. (the "EPE Domestic Member"), EPE Overseas Co-Investors (DC), LLC (the "EPE Overseas Member," and together with the EPE 892 Member and EPE Domestic Member, the "Co-Investment Members"), an affiliate of Access (the "Access Member"), a vehicle through which management holds class A common units ("Class A Units") of Parent (the "EMI Member"), an affiliate of KNOC (the "KNOC Member"), Riverstone V Everest Holdings, L.P. (the "Riverstone Member" and, together with the KNOC Member and the Access Member, the "Principal Members"), a vehicle through which management holds class B profits interest units ("Class B Units") of Parent (the "EEH Member") (collectively, the "Members") and Parent, entered into a second amended and restated limited liability company agreement of Parent (the "LLC Agreement"). The Apollo Member, the Co-Investment Members, the Principal Members and the EMI Member were issued Class A Units (such Members in their capacity as holders of Class A Units, the "Class A Members").

        The Board initially consists of nine Managers: (a) four designated by the Apollo Member; (b) two designated by the Riverstone Member; (c) one designated by the Access Member; (d) one designated by the KNOC Member; and (e) the Chief Executive Officer of Parent.

        The number of Managers that each such Member is entitled to designate is subject to such Member maintaining a certain Class A Unit ownership threshold. All decisions of the Board require a majority vote of the Managers, other than certain extraordinary specified matters, which require the approval of a majority of the Managers, which majority must include the affirmative vote by a Manager designated by a Principal Member or its replacement elected in accordance with the LLC Agreement.

        The LLC Agreement provides for customary rights of first refusal, drag-along rights, tag-along rights and preemptive rights for all Class A Members.

        If, by the fifth anniversary of the consummation of the Acquisition Transactions, Parent or a successor entity of Parent has not consummated an initial public offering or a change of control transaction, the Apollo Member or the Class A Members holding 40% of the then outstanding Class A Units shall have the right to cause Parent to consummate a qualified initial public offering ("QIPO") without the approval of the Board and without the consent of the other Members.

Related Party Transaction Policy

        Under the LLC Agreement, the consummation of any transaction or series of related transactions involving Parent or any of its subsidiaries, on the one hand, and any Member, Manager or an affiliate of any Member or Manager, on the other hand (each such transaction, a "Related Party Transaction"), requires the approval of a majority of the Managers, other than those Managers that are (or whose affiliates are) party to such Related Party Transaction or that have been designated by the Class A Members that are party, or whose affiliates are party to, such Related Party Transaction. This voting requirement does not apply to (among other things): (i) any transaction consummated in the ordinary course of business, on arm's length terms and de minimis in nature; and (ii) an acquisition of additional securities by a Class A Member pursuant to an exercise of its preemptive rights pursuant to the LLC Agreement.

Transaction Fee Agreement

        In connection with the Acquisition Transactions, Apollo Global Securities, LLC, the Riverstone Member (together, the "Initial Service Providers"), Access and KNOC (collectively with the Initial Service Providers, the "Service Providers") entered into a transaction fee agreement with EP Energy

Global LLC ("EP Energy Global") and Parent (the "Transaction Fee Agreement") relating to the provision of certain structuring, financial, investment banking and other similar advisory services by the Service Providers to Parent, its direct and indirect divisions and subsidiaries, parent entities or controlled affiliates (collectively, the "Company Group") in connection with the Acquisition Transactions and future transactions. Parent will pay the Initial Service Providers a one-time transaction fee of $71.5 million in the aggregate in exchange for services rendered in connection with structuring the Acquisition Transactions, arranging the financing and performing other services in connection with the Acquisition Transactions. Subject to the terms and conditions of the Transaction Fee Agreement, Parent will pay to the Service Providers an additional transaction fee equal to the lesser of (i) 1% of the aggregate enterprise value paid or provided by the Company Group and (ii) $100,000,000 in connection with any transaction (including any merger, consolidation, recapitalization or sale of assets or equity interests) effected by a member of the Company Group after the consummation of the Acquisition Transactions and (x) which results in a change of control of the equity and voting securities, or sale of all or substantially all of the assets of, the Company Group, or (y) which is in connection with one or more public offerings of any class of equity securities of Parent, EP Energy Global or any other member of the Company Group.

Management Fee Agreement

        In connection with the Acquisition Transactions, Apollo Management VII, L.P., Apollo Commodities Management, L.P., with respect to Series I, the Riverstone Member, Access and KNOC (collectively, the "Management Service Providers") entered into a management fee agreement with Parent and EP Energy Global (the "Management Fee Agreement") relating to the provision of certain management consulting and advisory services to the members of the Company Group following the consummation of the Acquisition Transactions. In exchange for the provision of such services, Parent will pay the Management Service Providers a non-refundable annual management fee of $25 million in the aggregate.

Participation of Apollo Global Securities, LLC in the Sales of the Initial Notes

        Apollo Global Securities, LLC is an affiliate of Apollo, one of the Sponsors, and acted as an initial purchaser in the sales of the initial notes. Apollo Global Securities, LLC received $937,500, $2,500,000 and $131,250 of the gross spread in the sales of the initial senior secured notes, initial 2020 senior notes and initial 2022 senior notes, respectively.

 DESCRIPTION OF OTHER INDEBTEDNESS

The RBL Facility

        The following sets forth a summary of the terms of the RBL Facility. This summary is not a complete description of all the terms of the agreements governing our RBL Facility.

General

        In connection with the Acquisition Transactions, we entered into the RBL Facility, a new $2,000 million reserve-based borrowing base revolving credit facility, with JPMorgan Chase Bank, N.A. as the administrative agent, which will mature after five years. The RBL Facility provides for revolving loans, swing line loans and letters of credit. On the closing date of the Acquisition Transactions, we borrowed $750 million of loans under the RBL Facility to fund a portion of the Acquisition consideration, to fund certain original issue discount or upfront fees, to pay any working capital adjustments payable pursuant to the Purchase and Sale Agreement and to pay the costs and expenses incurred in connection with the Acquisition Transactions. The foregoing borrowings, together with letters of credit issued under the RBL Facility to roll over any of our letters of credit that are outstanding on the closing date of the Acquisition Transactions, reduce availability under the RBL Facility.

Interest Rates and Fees

        Under the RBL Facility, we have a choice of borrowing at an interest rate equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the federal funds rate plus 50 basis points, (2) the prime commercial lending rate of JPMorgan Chase Bank, N.A. and (3) LIBOR for an interest period of one month beginning on such day plus 100 basis points or (b) a LIBOR rate, in each case, plus an applicable margin. The applicable margin varies depending on the percentage of our borrowing base utilized at a given time and ranges from 150 to 250 basis points per annum for LIBOR based borrowings and ranges from 50 to 150 basis points per annum for base rate borrowings.

        In addition to paying interest on outstanding principal under the RBL Facility, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments. The commitment fee rate ranges from 37.5 to 50 basis points per annum based on our borrowing base usage at a given time.

Prepayments and Adjustments of the Borrowing Base

        The first semi-annual redetermination date of our borrowing base is scheduled to be April 1, 2013. If following a scheduled or interim redetermination of the borrowing base the aggregate amount of outstanding revolving loans, swingline loans and letters of credit exceeds the borrowing base, we will be required to elect within 10 business days to (i) within 30 days after such election, provide additional collateral having a borrowing base value sufficient to eliminate the deficiency; (ii) within 30 days after such election, prepay the loans (or cash collateralize the letters of credit) in an amount sufficient to eliminate such deficiency; (iii) prepay such deficiency in six equal monthly installments beginning on the 30th day after our receipt of notice of the deficiency from the administrative agent; or (iv) undertake a combination of clauses (i), (ii) and (iii); provided that any such deficiency must be cured prior to the maturity date of the RBL Facility.

        If the borrowing base is reduced as a result of the incurrence of certain debt, early monetization or termination of hedge positions (above a certain agreed-upon threshold) or disposition of borrowing base assets (above a certain agreed-upon threshold) and the aggregate amount of outstanding revolving loans, swingline loans and letters of credit exceeds such reduced borrowing base, we are required to prepay the loans (or cash collateralize letters of credit) in an amount sufficient to eliminate such deficiency within two business days following receipt of the RBL Facility administrative agent's written notice of such deficiency.

Guarantees and Security

        All obligations under the RBL Facility are fully and unconditionally guaranteed on a joint and several basis by, subject to certain exceptions, all of our existing and future direct and indirect wholly owned material domestic restricted subsidiaries, referred to collectively as guarantors (together with the borrower under the RBL Facility, referred to as "credit parties"). All obligations under the RBL Facility, and the guarantees of those obligations, are secured:

  •
  on a first-priority basis by a perfected pledge of all of our capital stock and all of the capital stock of each direct, wholly owned, domestic, material restricted subsidiary held by the credit parties;

  •
  on a first-priority basis by perfected real property mortgages on (x) not less than 50% of the PV-10 value of the proved oil and gas reserves included in the borrowing base under the RBL Facility no later than 90 days following the closing date of the Acquisition and (y) not less than 80% of the PV-10 value of the proved oil and gas reserves included in the borrowing base under the RBL Facility no later than 120 days following the closing date of the Acquisition, subject to extensions that may be granted in the discretion of the administrative agent under the RBL Facility; and

  •
  on a first-priority basis by a perfected security interest in substantially all other tangible (other than real property and other oil and gas properties) and intangible assets of the credit parties (together with the collateral described in the preceding sentences, collectively referred to as the "RBL Facility Priority Collateral"); and

  •
  on a second-priority basis by a perfected security interest in the Secured Notes/Term Loan Priority Collateral described below under "Senior Secured Term Loan."

        The obligations under the RBL Facility are also guaranteed by Holdings, our direct parent. Holdings' guarantee is limited recourse to our equity interests owned by Holdings.

Restrictive Covenants and Other Matters

        The RBL Facility contains restrictive covenants that may limit our ability to, among other things:

  •
  incur additional indebtedness;

  •
  create liens;

  •
  engage in mergers or consolidations;

  •
  change our lines of business;

  •
  sell or transfer assets;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  amend material agreements governing our subordinated indebtedness;

  •
  prepay, repay or repurchase certain junior indebtedness;

  •
  engage in transactions with affiliates;

  •
  make investments, acquisitions, loans and advances; and

  •
  enter into certain commodity and other regulated non-commodity hedging agreements.

        Each of these covenants is subject to customary or agreed-upon exceptions, baskets and thresholds.

        In addition, the RBL Facility requires us to maintain a ratio of our consolidated total debt, net of unrestricted cash and cash equivalents, to consolidated trailing 12-month EBITDAX (as defined in the credit agreement governing the RBL Facility) of not more than 5.0 to 1.0, with a step-down to 4.75 to 1.0 one year after entering into the RBL Facility and a further step down to 4.5 to 1.0 two years after entering into the RBL Facility and thereafter.

        The credit agreement governing the RBL Facility also contains certain other customary affirmative covenants and events of default, subject to customary or agreed-upon exceptions, baskets and thresholds (including equity cure provisions).

Senior Secured Term Loan Facility

        Concurrently with the closing of the offering of the initial senior secured notes and the initial 2020 senior notes, in order to fund a portion of the Acquisition, we also entered into a new $750 million senior secured term loan, with Citibank, N.A. as the administrative and collateral agent, which will mature on the sixth anniversary of the closing of the Acquisition. We refer to this loan in this prospectus as our "senior secured term loan."

        Our senior secured term loan bears interest, at our option, at a rate equal to either (a) a base rate determined by reference to the highest of (1) the federal funds rate plus 50 basis points, (2) the prime commercial lending rate of Citibank, N.A. and (3) LIBOR for an interest period of one month beginning on such day plus 100 basis points or (b) a LIBOR rate, in each case, plus an applicable margin.

        Any repricing amendment or refinancing through the issuance of any debt that results in a repricing event applicable to the senior secured term loan occurring at any time during the first year after the closing date will be accompanied by a 1.00% prepayment premium.

        We are also required to offer to prepay our senior secured term loan, on terms and subject to reinvestment rights and other exceptions consistent with comparable provisions applicable to the senior secured notes (as described in "Description of Senior Secured Exchange Notes"), with (a) the net cash proceeds from any non-ordinary course disposition of any Secured Notes/Term Loan Priority Collateral and (ii) the net cash proceeds from any non-ordinary-course asset sale of RBL Facility Priority Collateral in excess of the amount required to be paid to the lenders under the RBL Facility or the holders of certain other indebtedness. We are also required to offer to prepay our senior secured term loan following the occurrence of a change of control at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repayment, on terms consistent with those applicable to the senior secured notes.

        All obligations under our new senior secured term loan are fully and unconditionally guaranteed on a joint and several basis by each of the guarantors under the RBL Facility and the notes, and all such obligations and guarantees are secured (i) on a first-priority basis by a perfected pledge of the capital stock of all first-tier foreign subsidiaries that are directly owned by the borrower or any guarantor (which pledge will be limited to 65% of the voting capital stock and 100% of the non-voting capital stock of such subsidiary) (referred to as the "Secured Notes/Term Loan Priority Collateral") and (ii) on a second-priority basis by a security interest in the RBL Facility Priority Collateral. See "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements—Senior Lien Intercreditor Agreement." The senior secured term loan shares equally with the senior secured notes in the liens on the Secured Notes/Term Loan Priority Collateral and the RBL Facility Priority Collateral. The agent for the senior secured term loan and the trustee for the senior secured notes have entered into an intercreditor agreement governing the relationship between the lenders of the senior secured term loan and holders of the senior secured notes as well as holders of any other indebtedness that is secured on a pari passu basis with the senior secured notes. See "Description of Senior Secured Exchange Notes—Security—Intercreditor Agreements—Pari Passu Intercreditor Agreement."

        Our senior secured term loan includes customary events of default and contains customary representations and warranties and customary covenants, including, among other things, restrictions on indebtedness, investments, asset sales, mergers and consolidations, prepayments of subordinated indebtedness, liens, transactions with affiliates and dividends and other distributions, in each case, consistent with comparable provisions applicable to the senior secured notes. Our senior secured term loan does not contain any financial maintenance covenant.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We have entered into registration rights agreements with the initial purchasers of the initial notes, in which we agreed to file a registration statement relating to an offer to exchange the initial notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The exchange notes will have terms substantially identical to the initial notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer by the dates set forth in the registration rights agreement. The initial senior secured notes and initial 2020 senior notes in aggregate principal amounts of $750,000,000 and $2,000,000,000, respectively, were issued on April 24, 2012 and the initial 2022 senior notes in aggregate principal amount of $350,000,000 were issued on August 13, 2012.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the initial notes and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  the exchange offer is not permitted by applicable law or SEC policy;

  •
  prior to the consummation of the exchange offer, existing SEC interpretations are changed such that the debt securities received by the holders of the initial notes in the exchange offer would not be transferable without restriction under the Securities Act;

  •
  if any initial purchaser so requests on or prior to the 60th day after consummation of the exchange offer with respect to the initial notes not eligible to be exchanged for the exchange notes and held by it following the consummation of the exchange offer;

  •
  if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered initial notes and so requests on or prior to the 60th day after the consummation of the registered exchange offer; or

  •
  any other reason the exchange offer is not completed within 365 days following the issue date of the initial notes.

        Each holder of initial notes that wishes to exchange such initial notes for transferable exchange notes in the exchange offer will be required to make the following representations:

  •
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution (within the meaning of Securities Act) of the exchange notes in violation of the Securities Act;

  •
  it is not our "affiliate," as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

  •
  if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes and if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it (i) has not entered into any arrangement or understanding with the Issuers or an affiliate of the

    Issuer to distribute such exchange notes and (ii) will deliver a prospectus in connection with any resale of such exchange notes.

        In addition, each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  such holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  such exchange notes are acquired in the ordinary course of the holder's business; and

  •
  the holder does not intend to participate in the distribution of such exchange notes.

        Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

  •
  cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the exchange notes and (ii) will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding these procedures for the transfer of exchange notes. We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offer

        We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any initial notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each

$1,000 principal amount of initial notes surrendered under the exchange offer. Initial notes may be tendered only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

        The exchange notes that we propose to issue in this exchange offer will be substantially identical to the form and terms of our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of Senior Secured Exchange Notes," "Description of Senior 2020 Exchange Notes" and "Description of Senior 2022 Exchange Notes."

        We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

        This exchange offer will expire at midnight, New York City time, on                        , 2012, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

        We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise and we will disclose the number of initial notes tendered as of the date of the notice.

        We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

        To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

  (1)
  Regular delivery procedure:    Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before midnight, New York City time, on the expiration date.

  (2)
  Book-entry delivery procedure:    Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "—Book-Entry Delivery Procedure" below, on or before midnight, New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure:    If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "—Guaranteed Delivery Procedure" below.

        The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

        Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

  (1)
  a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc.;

  (2)
  a commercial bank or trust company having an office or correspondent in the United States; or

  (3)
  an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

  (a)
  by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company; or

  (b)
  for the account of a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

        If the letter of transmittal or any bond powers are signed by:

  (1)
  the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

  (2)
  a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

  (3)
  a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

  (4)
  trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

        To tender your initial notes in this exchange offer, you must make the following representations:

  (1)
  you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

  (2)
  any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder;

  (3)
  you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has no arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act;

  (4)
  you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours, or if you or such other person is an affiliate, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  (5)
  if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

  (6)
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

        You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreements relating to the initial notes.

        To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the

Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

        In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute such exchange notes and (ii) will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

  Book-Entry Delivery Procedure

        Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

        A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

        If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

  (1)
  you tender through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

  (2)
  on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  (3)
  the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

        We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

        We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes with the exception of conditions to this exchange offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this exchange offer, the waiver will be applied equally to all noteholders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

        If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

        We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

        If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

        By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of noteholders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the noteholders, and full rights to consent to any action taken by the noteholders.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before midnight, New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before midnight, New York City time, on the expiration date at the address provided below under "—Exchange Agent" and before acceptance of your tendered notes for exchange by us.

        Any notice of withdrawal must:

  (1)
  specify the name of the person having tendered the initial notes to be withdrawn;

  (2)
  identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

  (3)
  be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender;

  (4)
  specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn; and

  (5)
  if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

        The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

        You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

Conditions to the Exchange Offer

        We will complete this exchange offer only if:

  (1)
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer;

  (2)
  there is no change in the current interpretation of the staff of the SEC which permits resales of the exchange notes;

  (3)
  there is no stop order issued by the SEC or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose;

  (4)
  there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer; and

  (5)
  we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all noteholders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  (1)
  refuse to accept and return to their holders any initial notes that have been tendered;

  (2)
  extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders; or

  (3)
  waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "—Expiration Date; Extensions; Amendments; Termination."

Accounting Treatment

        We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the initial notes offering and the exchange offer over the term of the notes.

Exchange Agent

        We have appointed Wilmington Trust, National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Hand, Overnight Delivery, Registered or Certified Mail:

  Wilmington Trust, National Association
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890-1626
  Attention: Sam Hamed

By facsimile (for eligible institutions only): (302) 636-4139, Attention: Sam Hamed

For information or confirmation by telephone: (302) 636-6181

Fees and Expenses

        We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

        We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

  (1)
  certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered;

  (2)
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

  (3)
  a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

        If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

        The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

        In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless:

  (1)
  an initial purchaser requests us to register initial notes that are not eligible to be exchanged for exchange notes in the exchange offer;

  (2)
  you are not eligible to participate in the exchange offer;

  (3)
  you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by you; or

  (4)
  you are a broker-dealer and hold initial notes that are part of an unsold allotment from the original sale of the initial notes, in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

        Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

DESCRIPTION OF SENIOR SECURED EXCHANGE NOTES

General

        EP Energy LLC (formerly known as Everest Acquisition LLC), a Delaware limited liability company, and Everest Acquisition Finance Inc., a Delaware corporation (each an "Issuer" and together, the "Issuers") issued $750,000,000 aggregate principal amount of 6.875% Senior Secured Notes due 2019 (the "initial senior secured notes" ) under an indenture (the "indenture"), dated as of April 24, 2012, by and among the Issuers, the Subsidiary Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee. The Issuer will issue the senior secured exchange notes under the indenture. In this description, (i) "we," "us" and "our" mean EP Energy LLC and its Subsidiaries and (i) the term "Issuers" refers only to EP Energy LLC and Everest Acquisition Finance Inc., but not to any of their Subsidiaries.

        The terms of the senior secured exchange notes are identical in all material respects to the initial senior secured notes except that upon completion of the exchange offer, the senior secured exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the initial senior secured notes as the "initial notes." We refer to the senior secured exchange notes as the "exchange notes." Unless otherwise indicated by the context, references in the "Description of Senior Secured Exchange Notes" section to the "notes" include the initial notes and the exchange notes.

        The following summary of certain provisions of the indenture, the notes, the Security Documents and the Intercreditor Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. We urge you to read those agreements because they, not this description, define your rights as holders of the notes. Capitalized terms used in this "Description of Senior Secured Exchange Notes" section and not otherwise defined have the meanings set forth under "—Certain Definitions."

        The Issuers will issue the exchange notes in an aggregate principal amount up to $750,000,000. The Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The notes and any additional notes subsequently issued under the indenture may, at our election, be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of Senior Secured Notes," references to the notes include any additional notes actually issued.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated office or agency of the Trustee).

        The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, provided that the exchange notes may be issued in denominations of less than $1,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but in certain circumstances the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

        The notes are senior obligations of the Issuers, have the benefit of the security interests in the Collateral described below under "—Security" and will mature on May 1, 2019. Each note bears interest at a rate of 6.875% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2012.

Optional Redemption

        On or after May 1, 2015, the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2015	103.438%
2016	101.719%
2017 and thereafter	100.000%

        In addition, prior to May 1, 2015 the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to May 1, 2015 the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are contributed to the common equity capital of Holdings or used to purchase Capital Stock (other than Disqualified Stock) of Holdings, at a redemption price (expressed as a percentage of principal amount thereof) of 106.875%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

        In the case of any partial redemption, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the applicable legal requirements and the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Certain Covenants—Asset Sales." We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

        The indebtedness evidenced by the notes is senior Indebtedness of the Issuers, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuers, have the benefit of the security interest in the Collateral as described under "—Security" and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers. Pursuant to the Security Documents and the Intercreditor Agreements, the security interests securing the notes are senior in priority (subject to Permitted Liens, including exceptions described under the caption "—Security") to all security interests in the Notes Priority Collateral granted to secure the First-Priority Lien Obligations and junior in priority (subject to Permitted Liens, including exceptions described under the caption "—Security") to all security interests in the RBL Priority Collateral at any time granted to secure First-Priority Lien Obligations. The notes rank pari passu with the loans under the Term Loan Facility.

        The indebtedness evidenced by the Subsidiary Guarantees is senior Indebtedness of the applicable Subsidiary Guarantor, ranks pari passu in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor, have the benefit of the security interest in the Collateral of such Subsidiary Guarantor as described under "—Security" and are senior in right of payment, to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor. Pursuant to the Security Documents and the Intercreditor Agreements, the security interests securing the Subsidiary Guarantees are senior in priority (subject to Permitted Liens, including exceptions described under the caption "—Security") to all security interests in the Notes Priority Collateral granted to secure the First-Priority Lien Obligations and junior in priority (subject to Permitted Liens, including exceptions described under the caption "—Security") to all security interests in the Collateral at any time granted to secure First-Priority Lien Obligations. The Subsidiary Guarantees ranks pari passu with the guarantees of the loans under the Term Loan Facility.

        At June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions:

  (1)
  Holdings and its Subsidiaries would have had $1,900 million in aggregate principal amount of Secured Indebtedness outstanding, including the notes and loans under the Term Loan Facility, of which $400 million of Secured Indebtedness would have been outstanding under the Credit Agreement (which constitutes First-Priority Lien Obligations), and approximately $1.5 billion million would have been available and undrawn, and to all of which (other than the Term Loan Facility) the notes will be subordinated with respect to the Liens on the RBL Priority Collateral shared by such Indebtedness; and

  (2)
  Holdings and its Subsidiaries would have had $2,350 million in aggregate principal amount of senior unsecured Indebtedness outstanding, represented by the Senior Notes.

        Although the indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by Holdings and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries of Holdings that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Holdings and its Subsidiaries are able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness constituting First-Priority Lien Obligations or Other Second-Lien Obligations. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens."

        Holdings is a holding company that has no material assets or operations other than the equity in the assets of its Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Holdings that are not Subsidiary Guarantors. Our only Subsidiaries that are not Subsidiary Guarantors will be (i) non-Wholly Owned Subsidiaries and (ii) Foreign Subsidiaries, as well as Domestic Subsidiaries (x) that own no material assets (directly or through their Subsidiaries) other than equity interests of one or more of Foreign Subsidiaries that are CFCs or (y) that are Subsidiaries of Foreign Subsidiaries, all of which, as of June 30, 2012, had no outstanding indebtedness, excluding intercompany obligations.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries."

Security

        The Note Obligations will be secured (i) by first-priority security interests in 65% of the voting capital stock and 100% of the nonvoting capital stock of first-tier Foreign Subsidiaries that are owned by any Issuer or any Subsidiary Guarantor, subject to the limitation set forth below under "—Limitation on Stock Collateral" (the "Notes/Term Loan Priority Collateral") and (ii) by second-priority security interests in the collateral that secures the obligations of the Issuers and the Subsidiary Guarantors under the Credit Agreement other than the capital stock of Holdings (the "RBL Priority Collateral" and, together with the Notes/Term Loan Priority Collateral, the "Collateral"), in each case, subject to Permitted Liens. The Term Loan Facility is secured by security interests in both the RBL Priority Collateral and the Notes/Term Loan Priority Collateral that rank pari passu with the security interests securing the Notes Obligations. The Issuers and the Subsidiary Guarantors may incur additional Indebtedness in the future that may be secured by security interests in both the RBL Priority Collateral and the Notes/Term Loan Priority Collateral that rank pari passu with the security interests securing the Notes Obligations.

        The Collateral consists of substantially all of the property and assets, in each case, that are held by any Issuer or Subsidiary Guarantor, to the extent that such assets secure the First-Priority Lien Obligations and to the extent that a security interest is able to be granted or perfected therein, subject to the exceptions described below. Please see "Description of Other Indebtedness—The RBL Facility—

Guarantees and Security" for a description of the RBL Priority Collateral. The initial Collateral does not include, subject to certain exceptions, (i) any real property (owned or leased) or oil and gas properties (owned or leased), other than those securing the Credit Agreement, (ii) motor vehicles or other assets subject to certificates of title, letter of credit rights (other than to the extent a Lien thereon can be perfected by filing a customary financing statement) and commercial tort claims, (iii) those assets over which the granting of security interests in such assets would be prohibited by an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets owned on the Issue Date or acquired after the Issue Date with Indebtedness of the type permitted pursuant to clause (d) under the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), applicable law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any governmental authority or would result in materially adverse tax consequences as reasonably determined by Holdings, (iv) except with respect to the capital stock referenced in subclause (i) of the first sentence of the preceding paragraph, any foreign collateral or credit support, (v) margin stock and, to the extent prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders' agreement, equity interests in any Person other than Wholly-Owned Subsidiaries, (vi) any right, title or interest in any license, contract or agreement to which an Issuer or a Subsidiary Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate the terms of applicable law or of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which an Issuer or such Subsidiary Guarantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or regulation (including Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include all such rights and interests as if such provision had never been in effect, (vii) any equipment or other asset owned by an Issuer or any Subsidiary Guarantor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than an Issuer or any Subsidiary Guarantor as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, (viii) other than with respect to Notes/Term Loan Priority Collateral, any asset at any time that is not then subject to a Lien securing First-Priority Lien Obligations at such time, (ix) with respect to Notes/Term Loan Priority Collateral, any asset at any time that is not then subject to a Lien securing Second Lien Term Loan Obligations, except for the release of all or substantially all of the Collateral or in connection with the repayment in full of the Second Lien Term Loan Obligations, and (x) certain other exceptions described in the Security Documents, including the limitation on stock collateral described below (all such excluded assets referred to as "Excluded Assets"). The foregoing Excluded Assets (other than stock collateral not subject to the limitations described below) will not secure the Credit Agreement or other First-Priority Lien Obligations. The security interests in the RBL Priority Collateral securing the notes are second in priority to any and all security interests at any time granted to secure the First-Priority Lien Obligations and are also subject to all other Permitted Liens. No control agreements or control arrangements will be required with respect to any assets requiring perfection through control, control agreements or other control arrangements (other than control of pledged capital stock that is certificated to the extent otherwise required to be included in the Collateral), including deposit accounts, securities accounts and commodities accounts. The First-Priority

Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. The other Persons holding First-Priority Lien Obligations may have rights and remedies with respect to the RBL Priority Collateral that, if exercised, could adversely affect the value of the RBL Priority Collateral or the ability of the RBL Agent or Second Lien Agent under the applicable intercreditor agreement to realize or foreclose on the RBL Priority Collateral on behalf of the holders of the notes. The RBL Agent and Second Lien Agent also have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral or the ability of the holders of the notes to cause a realization or foreclosure on the Collateral, particularly the rights described below under "—Security—Intercreditor Agreements."

        The Issuers and the Subsidiary Guarantors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First-Priority Lien Obligations and additional Indebtedness that would be secured on a pari passu basis with the notes. The amount of such First-Priority Lien Obligations and additional Indebtedness is limited by the covenants described under "—Certain Covenants—Liens" and "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock." Under certain circumstances, the amount of such First-Priority Lien Obligations and additional Indebtedness could be significant.

Limitations on Stock Collateral

        The Capital Stock and securities of a Subsidiary of Holdings that are owned by an Issuer or any Subsidiary Guarantor will constitute Collateral only to the extent that such Capital Stock and securities can secure the notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's Capital Stock or securities secure the notes or any Guarantee, then the Capital Stock and/or securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee or any holder of notes, to the extent necessary to release the security interests on the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Collateral.

        In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Stock or securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and/or securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent that will not result in such Subsidiary being subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee or any holder of notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities, on the terms contemplated herein.

After Acquired Collateral

        Subject to certain limitations and exceptions (including Excluded Assets), if an Issuer or any Subsidiary Guarantor creates any additional security interest upon any property or asset to secure any First-Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a second priority security interest (subject to Permitted Liens, including the first priority lien that secures obligations in respect of the First-Priority Lien Obligations) upon such property as security for the notes. Also, if granting a security interest in such property requires the consent of a third party, Holdings will use commercially reasonable efforts to obtain such consent with respect to the second-priority security interest for the benefit of the Second Lien Collateral Agent on behalf of the Trustee and the holders of the notes. If such third party does not consent to the granting of the second-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents

        The Issuers, the Subsidiary Guarantors and the Second Lien Collateral Agent entered into the Security Documents defining the terms of the security interests that secure the notes. These security interests secure the payment and performance when due of all of the Obligations of the Issuers and the Subsidiary Guarantors under the notes, the Subsidiary Guarantees, the Indenture and the Security Documents, as provided in the Security Documents.

        Subject to the terms of the Security Documents, the Issuers and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the RBL Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Intercreditor Agreements

  Senior Lien Intercreditor Agreement

        The Second Lien Agent, on its own behalf and on behalf of the Secured Parties under the Indenture, the secured parties under the Term Loan Facility and holders of future Other Second-Lien Obligations, and the RBL Agent, on its own behalf and on behalf of the lenders under the Credit Agreement and the holders of the other First-Priority Lien Obligations (together with the Second Lien Agent, the "Applicable Collateral Agents") entered into a senior lien intercreditor agreement (as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Senior Lien Intercreditor Agreement") that sets forth the relative priority of the Liens securing the Second-Priority Lien Obligations compared to the Liens securing the First-Priority Lien Obligations (collectively, all such Second-Priority Lien Obligations and First-Priority Lien Obligations, the "Applicable Obligations"). The RBL Agent shall initially be the administrative agent under the Credit Agreement. Although the holders of Second-Priority Lien Obligations and First-Priority Lien Obligations will not be parties to the Senior Lien Intercreditor Agreement, by their acceptance of the instruments evidencing such Obligations, each will be deemed to agree to be bound thereby. In addition, the Senior Lien Intercreditor Agreement provides that it may be amended from time to time to add holders of Other Second-Lien Obligations to the extent permitted to be incurred under the Indenture, the Term Loan Facility and the Credit Agreement and to add holders of First-Priority Lien Obligations arising under any Credit Agreement Documents. The Senior Lien Intercreditor Agreement allocates the benefits of any Collateral between the holders of the First-Priority Lien Obligations on the one hand and the holders of the Second-Priority Lien Obligations on the other hand.

        The Senior Lien Intercreditor Agreement provides, among other things:

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  Lien Priority.  Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing any First-Priority Lien Obligations (the "RBL Liens"), the Liens securing any Second-Priority Lien Obligations (the "Notes Priority Liens"), or the enforceability of any such Liens or Obligations, (1) the RBL Liens on the RBL Priority Collateral will rank senior to any Notes Priority Liens on the RBL Priority Collateral, and (2) the Notes Priority Liens on the Notes/Term Loan Priority Collateral will rank senior to any RBL Liens on the Notes/Term Loan Priority Collateral.

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  Prohibition on Contesting Liens and Obligations.  No Applicable Collateral Agent or holder of any Applicable Obligation may contest or support any other person in contesting the validity or enforceability of the Liens of any other Applicable Collateral Agent or holder of any other class of Applicable Obligations.

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  Exercise of Remedies and Release of Liens with respect to the RBL Priority Collateral.  Prior to the Discharge of the First-Priority Lien Obligations, the RBL Agent will have the sole power to exercise remedies against the RBL Priority Collateral (subject to the right of the Second Lien Agent to take limited protective measures with respect to the Notes Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the RBL Priority Collateral. Upon any sale of any RBL Priority Collateral in connection with any enforcement action consented to by the RBL Agent, which results in the release of the Liens of such First Lien on such item of RBL Priority Collateral, the Liens of each other class of Applicable Obligations on such item of RBL Priority Collateral will be automatically released.

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  Exercise of Remedies and Release of Liens with respect to the Notes/Term Loan Priority Collateral. Prior to the Discharge of Second-Priority Lien Obligations, the Second Lien Agent acting pursuant to the Pari Passu Intercreditor Agreement will have the sole power to exercise remedies against the Notes/Term Loan Priority Collateral (subject to the right of the RBL Agent to take limited protective measures with respect to the RBL Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes/Term Loan Priority Collateral. Upon any sale of any Notes/Term Loan Priority Collateral in connection with any enforcement action consented to by the Second Lien Agent, which results in the release of the Liens of such Second Lien Agent on such item of Notes/Term Loan Priority Collateral, the Liens of each other class of Applicable Obligations on such item of Notes/Term Loan Priority Collateral will be automatically released.

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  Application of Proceeds and Turn-Over Provisions.  In connection with any enforcement action with respect to the Collateral or including in respect of any Insolvency or Liquidation Proceeding, (x)(1) all proceeds of RBL Priority Collateral will first be applied to the repayment of all First-Priority Lien Obligations (including all claims for post-petition interest, whether such claims are allowed or allowable under Section 506(b) of the Bankruptcy Code in any insolvency or liquidation proceeding), before being applied to any Second-Priority Lien Obligations; and (2) after the Discharge of First-Priority Lien Obligations, if any Second-Priority Lien Obligations remain outstanding, all proceeds of RBL Priority Collateral will be applied to the repayment of any outstanding Second-Priority Lien Obligations in accordance with the terms of the Second Priority Documents and (y)(1) all proceeds of Notes/Term Loan Priority Collateral shall first be applied to the repayment of all Second-Priority Lien Obligations (including all claims for post-petition interest, whether such claims are allowed or allowable under Section 506(b) of the Bankruptcy Code in any insolvency or liquidation proceeding) before being applied to any First-Priority Lien Obligations; and (2) after the Discharge of Second-Priority Lien Obligations, if any First-Priority Lien Obligations remain outstanding, all proceeds of Notes/Term Loan Priority Collateral will be applied to the repayment of any outstanding First-Priority Lien Obligations in accordance with the terms of the related first-priority security documents. If any holder of any Applicable Obligations or if any Applicable Collateral Agent receives any proceeds of the Collateral in contravention of the foregoing, such proceeds will be turned over to the Applicable Collateral Agent entitled to receive such proceeds pursuant to the prior sentence, for application in accordance with the prior sentence (even if such turnover has the effect of reducing the recovery of the holder of the Applicable Obligations).

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  Amendments and Refinancings.  The First-Priority Lien Obligations and the Second-Priority Lien Obligations may be amended or refinanced subject to the continuing rights of the holders of such refinancing Indebtedness under the Senior Lien Intercreditor Agreement.

        In addition, the Senior Lien Intercreditor Agreement provides that if Holdings or any of its Subsidiaries is subject to a case under the Bankruptcy Code or any other bankruptcy law:

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  (x) if the RBL Agent desires to permit the use of cash collateral or to permit the Issuers or any Subsidiary Guarantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or under any other similar law ("DIP Financing") secured by a lien on RBL Priority Collateral, then the Second Lien Agent and the holders of Second-Priority Lien Obligations agree not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise permitted under the Senior Lien Intercreditor Agreement) or any other relief in connection therewith and, to the extent the Liens on RBL Priority Collateral securing the First-Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate or "carve out" its Liens in the RBL Priority Collateral to such DIP Financing (and all Obligations relating thereto), any adequate protection Liens granted to the RBL Agent on account of the RBL Priority Collateral, and any "carve-out" from the RBL Priority Collateral for professional or United States Trustee fees agreed to by the RBL Agent, in each case on the same basis as such Liens are subordinated to or "carved out from" the Liens in such RBL Priority Collateral securing the First-Priority Lien Obligations; and (y) if the Second Lien Agent desires to permit the Issuers or any Subsidiary Guarantor to obtain any DIP Financing secured by a Lien on Notes/Term Loan Priority Collateral, then the RBL Agent and the holders of First-Priority Lien Obligations agree not to object to such DIP Financing or to request adequate protection (except as otherwise permitted under the Senior Lien Intercreditor Agreement) or any other relief in connection therewith and, to the extent the Liens on Notes/Term Loan Priority Collateral securing the Second-Priority Lien Obligations are subordinated or pari passu with respect to such DIP Financing, will subordinate or "carve out" its Liens in the Notes/Term Loan Priority Collateral to such DIP Financing (and all Obligations relating thereto), any adequate protection Liens granted to the Second Lien Agent on account of the Notes/Term Loan Priority Collateral, and any "carve-out" from the Notes/Term Loan Priority Collateral for professional or United States Trustee fees agreed to by the Second Lien Agent, in each case on the same basis as such Liens are subordinated to the RBL Liens in the Notes/Term Loan Priority Collateral.

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  (x) in the case of RBL Priority Collateral, the Second Lien Agent and the holders of Second-Priority Lien Obligations will not object to, and will not otherwise contest (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First-Priority Lien Obligations made by the RBL Agent or any holder of such First-Priority Lien Obligations (ii) any lawful exercise by any holder of First-Priority Lien Obligations of the right to credit bid First-Priority Lien Obligations in any sale in foreclosure of RBL Priority Collateral; and (iii) any other request for judicial relief made in any court by any holder of First-Priority Lien Obligations relating to the lawful enforcement of any Lien on the RBL Priority Collateral; and (y) in the case of Notes/Term Loan Priority Collateral, the RBL Agent and the holders of First-Priority Lien Obligations will not object to, and will not otherwise contest (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Second-Priority Lien Obligations made by the Second Lien Agent or any holder of such Second-Priority Lien Obligations; (ii) any lawful exercise by any holder of Second-Priority Lien Obligations of the right to credit bid Second-Priority Lien Obligations in any sale in foreclosure of Notes/Term Loan Priority

    Collateral; and (iii) any other request for judicial relief made in any court by any holder of Second-Priority Lien Obligations relating to the lawful enforcement of any Lien on the Notes/Term Loan Priority Collateral.

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  (x) in the case of RBL Priority Collateral, the Second Lien Agent and the holders of Second-Priority Lien Obligations will not object to (and will not otherwise contest) any order relating to a sale of RBL Priority Collateral of any Issuer or Subsidiary Guarantor for which the RBL Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the RBL Liens and the Notes Priority Liens will attach to the proceeds of the sale on the same basis of priority as the Liens securing such Obligations on the assets being sold, in accordance with the Senior Lien Intercreditor Agreement; and (y) in the case of Notes/Term Loan Priority Collateral, the RBL Agent and the holders of First-Priority Lien Obligations will not object to (and will not otherwise contest) any order relating to a sale of Notes/Term Loan Priority Collateral of any Issuer or Subsidiary Guarantor for which the Second Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the RBL Liens and the Notes Priority Liens will attach to the proceeds of the sale on the same basis of priority as such Liens attached to the assets being sold, in accordance with the Senior Lien Intercreditor Agreement.

  •
  (x) in the case of RBL Priority Collateral, the Second Lien Agent and the holders of Second-Priority Lien Obligations will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding without the prior consent of the RBL Agent; and (y) in the case of Notes/Term Loan Priority Collateral, the RBL Agent and the holders of First-Priority Lien Obligations will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding without the prior consent of the Second Lien Agent.

  •
  In respect of the RBL Priority Collateral, the Second Lien Agent and the holders of Second-Priority Lien Obligations will not contest (or support any other person contesting) (a) any request by the RBL Agent or the holders of First-Priority Lien Obligations for adequate protection or (b) any objection by the RBL Agent or the holders of First-Priority Lien Obligations to any motion, relief, action or proceeding based on the RBL Agent's or the holders of First-Priority Lien Obligations' claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First-Priority Lien Obligations (or any subset thereof) are granted adequate protection in respect of the RBL Priority Collateral in the form of a lien on additional or replacement collateral, then the Second Lien Agent may seek or request adequate protection in the form of a lien on such additional or replacement collateral, so long as, with respect to RBL Priority Collateral, such lien is subordinated to adequate protection liens granted to holders of the First-Priority Lien Obligations, on the same basis as the other Second-Priority Liens on RBL Priority Collateral are subordinated to the Liens on RBL Priority Collateral securing the First-Priority Lien Obligations under the Senior Lien Intercreditor Agreement and (ii) in the event the Second Lien Agent seeks or requests adequate protection in respect of the RBL Priority Collateral and such adequate protection is granted in the form of a lien on additional or replacement collateral, then the Second Lien Agent and the holders of Second-Priority Lien Obligations agree that the holders of the First-Priority Lien Obligations shall also be granted an adequate protection lien on such additional or replacement collateral, and that any such adequate protection lien on such additional or replacement collateral that constitutes RBL Priority Collateral granted to the holders of the First-Priority Lien Obligations shall be senior to the adequate protection liens on such collateral granted to the holders of the Second-Priority Lien Obligations on the same basis as the RBL Liens on the RBL Priority Collateral are senior to the Liens thereon securing the Second-Priority Lien Obligations under the Senior Lien Intercreditor Agreement. In addition, to the extent that the RBL Agent is granted a superpriority administrative claim as a form of adequate protection in respect of the RBL Priority Collateral, the holders of the Second-Priority Lien Obligations may also receive a superpriority administrative claim as a form of adequate protection in respect of the RBL Priority Collateral that is subordinate to the superpriority administrative claim granted to the RBL Agent.

  •
  In respect of the Notes/Term Loan Priority Collateral, the RBL Agent and the holders of First-Priority Lien Obligations will not contest (or support any other person contesting) (a) any request by the Second Lien Agent or the holders of Second-Priority Lien Obligations for adequate protection or (b) any objection by the Second Lien Agent's or the holders of Second-Priority Lien Obligations to any motion, relief, action or proceeding based on the Second Lien Agent and the holders of Second-Priority Lien Obligations' claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of Second-Priority Lien Obligations (or any subset thereof) are granted adequate protection in respect of the Notes/Term Loan Priority Collateral in the form of a lien on additional or replacement collateral, then the RBL Agent may seek or request adequate protection in the form of a lien on such additional or replacement collateral, so long as, with respect to the Notes/Term Loan Priority Collateral, such lien is subordinated to the adequate protection liens granted to holders of the Second-Priority Lien Obligations, on the same basis as the other First-Priority Liens on the Notes/Term Loan Priority Collateral are subordinated to the Liens on the Notes/Term Loan Priority Collateral securing the Second-Priority Lien Obligations under the Senior Lien Intercreditor Agreement and (ii) in the event the RBL Agent seeks or requests adequate protection in respect of the Notes/Term Loan Priority Collateral and such adequate protection is granted in the form of a lien on additional or replacement collateral, then the RBL Agent and the holders of the First-Priority Lien Obligations agree that the holders of the Second-Priority Lien Obligations shall also be granted an adequate protection lien on such additional or replacement collateral, and that any such adequate protection lien on such additional or replacement collateral that constitutes Notes/Term Loan Priority Collateral granted to the holders of the Second-Priority Lien Obligations shall be senior to the adequate protection liens on such collateral granted to the holders of the First-Priority Lien Obligations on the same basis as the Second-Priority Liens on the Notes/Term Loan Priority Collateral are senior to the Liens thereon securing the First-Priority Lien Obligations under the Senior Lien Intercreditor Agreement. In addition, to the extent that the Second Lien Agent is granted a superpriority administrative claim as a form of adequate protection in respect of the Notes/Term Loan Priority Collateral, the holders of the First-Priority Lien Obligations may also receive a superpriority administrative claim as a form of adequate protection in respect of the Notes/Term Loan Priority Collateral that is subordinate to the superpriority administrative claim granted to the Second Lien Agent.

  •
  (x) Neither the Second Lien Agent nor any other holder of Second-Priority Lien Obligations shall oppose or seek to challenge any claim by the RBL Agent or any holder of First-Priority Lien Obligations for allowance of First-Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the RBL Liens on the RBL Priority Collateral, without regard to the existence of the Notes Priority Liens on the RBL Priority Collateral; and (y) neither the RBL Agent nor any holder of First-Priority Lien Obligations shall oppose or seek to challenge any claim by the Second Lien Agent or any other holder of Second-Priority Lien Obligations for allowance of Second-Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Notes Priority Liens on the Notes/Term Loan Priority Collateral, without regard to the existence of the RBL Liens on the Notes/Term Loan Priority Collateral.

  •
  (x) until the Discharge of First-Priority Lien Obligations has occurred, the Second Lien Agent, on behalf of itself and the holders of Second-Priority Lien Obligations, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the RBL Liens on RBL Priority Collateral for costs or expenses of preserving or disposing of any Collateral; and (y) until the Discharge of Second-Priority Lien Obligations has occurred, the RBL Agent, on behalf of itself and the holders of First-Priority Lien Obligations, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Notes Priority Liens on Notes/Term Loan Priority Collateral for costs or expenses of preserving or disposing of any Collateral.

  Pari Passu Intercreditor Agreement

        The Trustee and the Second Lien Collateral Agent entered into a Pari Passu Intercreditor Agreement (as the same may be amended from time to time, the "Pari Passu Intercreditor Agreement") with the Second Lien Agent with respect to the Notes/Term Loan Priority Collateral, which may be amended from time to time without the consent of the holders of the notes to add other parties holding Second Priority Lien Obligations permitted to be incurred under the Indenture, the Term Loan Facility and the Pari Passu Intercreditor Agreement. The Second Lien Agent shall initially be the administrative agent under the Term Loan Facility.

        Under the Pari Passu Intercreditor Agreement, as described below, the "Applicable Authorized Representative" has the right to direct foreclosures and take other actions with respect to the Common Collateral, and the Authorized Representatives of other Series of Second-Priority Lien Obligations have no right to take actions with respect to the Common Collateral. The Applicable Authorized Representative will initially be the administrative agent under the Term Loan Facility, and the Trustee for the holders of the notes, as Authorized Representative in respect of the notes, will have no rights to take any action under the Pari Passu Intercreditor Agreement.

        The administrative agent under the Term Loan Facility will remain the Applicable Authorized Representative until the earlier of (1) the Discharge of Second Lien Term Loan Obligations and (2) the Non-Controlling Authorized Representative Enforcement Date (such date, the "Applicable Authorized Agent Date"). After the Applicable Authorized Agent Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Second Priority Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second-Priority Lien Obligations, other than the Second Lien Term Loan Obligations, with respect to the Common Collateral (the "Major Non-Controlling Authorized Representative").

        The "Non-Controlling Authorized Representative Enforcement Date" is the date that is 180 days (throughout which 180-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable governing instrument for that Series of Second-Priority Lien Obligations, and (b) the Second Lien Collateral Agent's and each other Authorized Representative's receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable governing instrument for that Series of Second-Priority Lien Obligations, has occurred and is continuing and (ii) the Second-Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable governing instrument for that Series of Second-Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the administrative agent under the Term Loan Facility or the Second Lien Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or (2) at any time an Issuer or the

Subsidiary Guarantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

        The Applicable Authorized Representative shall have the sole right to instruct the Second Lien Collateral Agent to act or refrain from acting with respect to the Common Collateral, (b) the Second Lien Collateral Agent shall not follow any instructions with respect to such Common Collateral from any representative of any Non-Controlling Secured Party or other Second Lien Secured Party (other than the Applicable Authorized Representative), and (c) no Authorized Representative of any Non-Controlling Secured Party or other Second Lien Secured Party (other than the Applicable Authorized Representative) will instruct the Second Lien Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

        Notwithstanding the equal priority of the Liens, the Second Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Common Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Second Lien Collateral Agent, Applicable Authorized Representative or Controlling Secured Party. The Second Lien Collateral Agent and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of the holders of the notes (other than funds deposited for the discharge or defeasance of the notes) other than pursuant to the Second Lien Security Documents. Each of the Second Lien Secured Parties also will agree that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in all or any part of the Collateral, or the provisions of the Pari Passu Intercreditor Agreement.

        If an event of default under any Second Priority Document has occurred and is continuing and the Second Lien Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of an Issuer or any Subsidiary Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Second Lien Collateral Agent or any other Second Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Second Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the Second Priority Lien Obligations to the payment in full of the Second Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the Second Lien Collateral Agent.

        Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a Second Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Second Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Priority Lien Obligations (such third party, an "Intervening Creditor"), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of Second Priority Lien Obligations with respect to which such Impairment exists.

        None of the Second Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Second Lien Collateral Agent or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the Second Lien Secured

Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Second Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each of the Second Priority Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the Second Lien Collateral Agent to be distributed in accordance with the Pari Passu Intercreditor Agreement.

        If an Issuer or any Subsidiary Guarantor becomes subject to any bankruptcy case, the Pari Passu Intercreditor Agreement will provide that (1) if an Issuer or any Subsidiary Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the "DIP Financing") to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Second Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the "DIP Financing Liens") or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Second-Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the Pari Passu Intercreditor Agreement), in each case so long as:

  (A)
  the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

  (B)
  the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Second Lien Secured Parties as set forth in the Pari Passu Intercreditor Agreement,

  (C)
  if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Priority Lien Obligations, such amount is applied pursuant to the Pari Passu Intercreditor Agreement, and

  (D)
  if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the Pari Passu Intercreditor Agreement; provided that the Second Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and

        provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

        The Second Lien Secured Parties acknowledge that the Second-Priority Lien Obligations of any Series may, subject to the limitations set forth in the other Second-Priority Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Pari Passu Intercreditor Agreement defining the relative rights of the Second Lien Secured Parties of any Series.

Release of Collateral

        The Issuers and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

  (1)
  with respect to RBL Priority Collateral, upon the Discharge of First-Priority Lien Obligations and concurrent release of all other Liens on such property or assets securing First-Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if an Issuer or any Subsidiary Guarantor subsequently incurs First-Priority Lien Obligations that are secured by Liens on property or assets of an Issuer or any Subsidiary Guarantor of the type constituting the RBL Priority Collateral and the related Liens are incurred in reliance on clause (6)(B) of the definition of Permitted Liens, then Holdings and the Subsidiary Guarantors will be required to reinstitute the security arrangements with respect to the RBL Priority Collateral in favor of the notes, which, in the case of any such subsequent First-Priority Lien Obligations, will be second priority Liens on the RBL Priority Collateral securing such First-Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First-Priority Lien Obligations, with the second priority Lien held either by the administrative agent, collateral agent or other representative for such First-Priority Lien Obligations or by a collateral agent or other representative designated by Holdings to hold the second priority Liens for the benefit of the holders of the notes and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Senior Lien Intercreditor Agreement;

  (2)
  to enable us to consummate the disposition of such property or assets to a Person that is not an Issuer or a Subsidiary Guarantor to the extent not prohibited under the covenant described under "—Certain Covenants—Asset Sales";

  (3)
  in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

  (4)
  in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the guarantee by such Subsidiary Guarantor of the Obligations under the Credit Agreement or any other Indebtedness which resulted in the obligation to become a Subsidiary Guarantor;

  (5)
  in respect of any assets or property constituting RBL Priority Collateral, upon the release of the security interests in such assets or property securing any First-Priority Lien Obligations, other than in connection with a Discharge of First-Priority Lien Obligations; and

  (6)
  as described under "—Amendments and Waivers" below.

        If an Event of Default under the Indenture exists on the date of Discharge of First-Priority Lien Obligations, the second priority Liens on the RBL Priority Collateral securing the notes will not be released, except to the extent the RBL Priority Collateral or any portion thereof was disposed of in order to repay the First-Priority Lien Obligations secured by the RBL Priority Collateral, and thereafter the Second Lien Agent (or another designated representative appointed pursuant to the terms of the Pari Passu Intercreditor Agreement) will have the right to foreclose or direct the RBL Agent to foreclose upon the RBL Priority Collateral (but in such event, the Liens on the RBL Priority Collateral securing the notes will be released when such Event of Default and all other Events of Default under the Indenture cease to exist).

        The security interests in all Collateral securing the notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under "—Satisfaction and Discharge") or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under "—Defeasance."

Subsidiary Guarantees

        Each of Holdings' direct and indirect Wholly Owned Restricted Subsidiaries (other than Everest Acquisition Finance Inc.) that are Domestic Subsidiaries and that are borrowers or guarantors under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). The Subsidiary Guaranteed Obligations of all Subsidiary Guarantors are secured by first-priority security interests (subject to Permitted Liens) in the Notes Priority Collateral owned by such Subsidiary Guarantor and by second-priority security interests (subject to Permitted Liens) in the RBL Priority Collateral owned by such Subsidiary Guarantor. Such Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—Because each subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors." After the Issue Date, Holdings will cause each Wholly Owned Restricted Subsidiary (other than an Excluded Subsidiary) that Incurs or guarantees certain Indebtedness of Holdings or any of its Restricted Subsidiaries or issues shares of Disqualified Stock and Everest Acquisition Finance Inc. to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same unsecured senior basis. See "—Certain Covenants—Future Subsidiary Guarantors."

        Each Subsidiary Guarantee will be a continuing guarantee and shall:

  (1)
  remain in full force and effect until payment in full of all the Subsidiary Guaranteed Obligations of such Subsidiary Guarantor;

  (2)
  subject to the next two succeeding paragraphs, be binding upon each such Subsidiary Guarantor and its successors; and

  (3)
  inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

        Each Subsidiary's Subsidiary Guarantee will be automatically released upon:

  (1)
  the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture;

  (2)
  the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

  (3)
  the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the notes;

  (4)
  the Issuers' exercise of their legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuers' obligations under the indenture are discharged in accordance with the terms of the indenture;

  (5)
  such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under "—Security—Release of Collateral"; and

  (6)
  the occurrence of a Covenant Suspension Event.

        A Restricted Subsidiary's Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem notes as described under "—Optional Redemption."

        In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

  (1)
  repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

  (2)
  obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the notes by delivery of a notice of redemption as described under

"—Optional Redemption," the Issuers shall mail a notice (a "Change of Control Offer") to each holder with a copy to the Trustee stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts and financial information regarding such Change of Control;

  (3)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

        The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of Holdings and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the indenture. If on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this "Description of Senior Secured Exchange Notes" section of this prospectus will not be applicable to the notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (2)
  "—Limitation on Restricted Payments";

  (3)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  "—Asset Sales";

  (5)
  "—Transactions with Affiliates";

  (6)
  clause (4) of the first paragraph of "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; and

  (7)
  "—Future Subsidiary Guarantors."

        If and while Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period."

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below or one of the clauses set forth in the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and prior, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments." As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Holdings or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of the covenant described under "—Future Subsidiary Guarantors."

        For purposes of the "—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The indenture provides that:

  (1)
  Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

  (2)
  Holdings will not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that Holdings and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount, together with any Refinancing Indebtedness thereof pursuant to clause (o) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

        The foregoing limitations will not apply to:

  (a)
  the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder up to an aggregate principal amount outstanding at any time that does not exceed the greatest of (1) $3.0 billion, (2) the sum of (x) $500.0 million and (y) 30% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence and (3) the Borrowing Base at the time of Incurrence;

  (b)
  the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by (1) the notes and the Subsidiary Guarantees, as applicable (not including any additional notes but including exchange notes and related guarantees thereof) and (2) Indebtedness, including in respect of the Senior Notes and the Term Loan Facility (including any guarantees thereof), in an aggregate principal amount for this clause (b)(2) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed $2,750 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (c)
  Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

  (d)
  Indebtedness (including Capitalized Lease Obligations) Incurred by Holdings or any Restricted Subsidiary, Disqualified Stock issued by Holdings or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $350.0 million and 5% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (e)
  Indebtedness Incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

  (f)
  Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (g)
  Indebtedness of Holdings to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

  (h)
  shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

  (i)
  Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

  (j)
  Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

  (k)
  obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

  (l)
  Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) below, does not exceed the greater of $500.0 million and 7% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which Holdings, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

  (m)
  Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of (i) the net cash proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Escrow Release Date plus (ii) the amount of net cash proceeds received by Holdings in excess of $3,200 million prior to or on the Escrow Release Date, in each case from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (which proceeds are contributed to Holdings or its Restricted Subsidiary) or cash contributed to the capital of Holdings (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

  (n)
  any guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Holdings or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of Holdings or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of Holdings, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under "—Future Subsidiary Guarantors" solely to the extent such covenant is applicable;

  (o)
  the Incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith

    (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

    (1)
    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First-Priority Lien Obligations);

    (2)
    to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

    (3)
    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of Holdings, an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

  (p)
  Indebtedness, Disqualified Stock or Preferred Stock of (x) Holdings or any Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

  (1)
  Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

  (2)
  the Fixed Charge Coverage Ratio of Holdings would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

  (q)
  Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

  (r)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (s)
  Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

  (t)
  Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

  (u)
  Indebtedness of Holdings or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

  (v)
  Indebtedness consisting of Indebtedness issued by Holdings or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent described in clause (4) of the third paragraph of the covenant described under "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided, that (i) only Indebtedness outstanding under the Credit Agreement in excess of $2,000 million may be classified or reclassified as not incurred under clause (a) of the second paragraph of this covenant and (ii) the Senior Notes and the Term Loan Facility (including any guarantees thereof) outstanding on the Escrow Release Date shall at all times be treated as incurred pursuant to clause (b) of the second paragraph of this covenant;

  (2)
  at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above;

  (3)
  if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and

  (4)
  if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of any of Holdings' or any of the Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (2)
  purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (3)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

  (a)
  no Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8) and (13)(b) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

        "Cumulative Credit" means the sum of (without duplication):

  (1)
  50% of the Consolidated Net Income of Holdings for the period from July 1, 2012 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the "Reference Period") (or in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (2)
  100% of (i) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings after the Escrow Release Date plus (ii) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings in excess of $3,200 million prior to or on the Escrow Release Date (in each case other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Holdings or a Restricted Subsidiary), plus

  (3)
  100% of (i) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash after the Escrow Release Date plus (ii) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, in excess of $3,200 million prior to or on the Escrow Release Date (in each case other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), plus

  (4)
  100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Holdings or any Restricted Subsidiary issued after the Escrow Release Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

  (5)
  100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Restricted Subsidiary from:

  (A)
  the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries by any Person (other than Holdings or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

  (B)
  the sale (other than to Holdings or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

  (C)
  a distribution or dividend from an Unrestricted Subsidiary, plus

  (6)
  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by Holdings) of the Investment of Holdings or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of Holdings) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

  (2)
  (a)    the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of Holdings, any direct or indirect parent of Holdings or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings) (collectively, including any such contributions, "Refunding Capital Stock"),

  (b)
  the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of Refunding Capital Stock, and

  (c)
  if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

  (3)
  the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor, which is Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

  (a)
  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

  (b)
  such Indebtedness is subordinated to the notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

  (c)
  such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

  (d)
  such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director or consultant of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock), with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds received by Holdings or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to members of management, directors or consultants of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings that occurs after the Escrow Release Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under "—Limitation on Restricted Payments"), plus

    (b)
    the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Escrow Release Date;

    provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Holdings, any Restricted Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

  (5)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (6)
  (a)  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (b)
  a Restricted Payment to any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of Holdings issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

  (c)
  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

    provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Holdings would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

  (7)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $175.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (8)
  the payment of dividends after a public offering of Capital Stock of Holdings or any direct or indirect parent of Holdings on Holdings' Capital Stock (or a Restricted Payment to any such direct or indirect parent of Holdings to fund the payment by such direct or indirect parent of Holdings of dividends on such entity's Capital Stock) of up to 6% per annum of the total market capitalization of Holdings or any such direct or indirect parent of Holdings as of the date of such public offering, other than public offerings with respect to Holdings' (or such direct or indirect parent's) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

  (9)
  Restricted Payments that are made with Excluded Contributions;

  (10)
  other Restricted Payments in an aggregate amount, when taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $225.0 million and 3% of Adjusted Consolidated Net Tangible Assets at the time made;

  (11)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries;

  (12)
  (a) with respect to any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of Holdings in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that Holdings and/or its Subsidiaries, as applicable, would have paid for such taxable period had Holdings and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (b) with respect to any taxable period ending after the Issue Date for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)), distributions to any direct or indirect parent of Holdings in an amount necessary to permit such direct or indirect parent of Holdings to make a pro rata distribution to its owners such that each direct or indirect owner of Holdings receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of Holdings for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

  (13)
  any Restricted Payment, if applicable:

  (a)
  in amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Holdings and general corporate operating and overhead expenses of any direct or indirect parent of Holdings in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries;

  (b)
  in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

    (c)
    in amounts required for any direct or indirect parent of Holdings to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;

  (14)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (15)
  purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

  (16)
  Restricted Payments by Holdings or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

  (17)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Change of Control" and "—Asset Sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (18)
  payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Holdings shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

  (19)
  any Restricted Payment used to fund the Transactions and the payment of fees and expenses Incurred in connection with the Transactions or owed by Holdings or any direct or indirect parent of Holdings or Restricted Subsidiaries of Holdings to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of Holdings to enable it to make payments in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Holdings) of such property.

        As of the Issue Date, all of the Subsidiaries of Holdings will be Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Issuer or Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

  (b)
  make loans or advances to Holdings or any Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;

        except in each case for such encumbrances or restrictions existing under or by reason of:

  (1)
  (i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Notes (including any guarantee thereof) and the Term Loan Facility (including any guarantee thereof) and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

  (2)
  the indenture, the notes (and any exchange notes) or the Guarantees;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

  (5)
  contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

  (6)
  Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (8)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (9)
  purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (10)
  customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

  (11)
  in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;

  (12)
  any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

  (13)
  other Indebtedness, Disqualified Stock or Preferred Stock (a) of Holdings or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers' ability to make anticipated principal or interest payments on the notes (as determined in good faith by Holdings), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (14)
  any Restricted Investment not prohibited by the covenant described under "—Limitation on Restricted Payments" and any Permitted Investment;

  (15)
  any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of "Permitted Business Investment"; or

  (16)
  any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Holdings or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or Additional Assets; provided that the amount of:

  (a)
  any liabilities (as shown on Holdings' or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

  (b)
  any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

  (c)
  with respect to any Asset Sale of Oil and Gas Properties by Holdings or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof), and

  (d)
  any Designated Non-cash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 4% of Adjusted Consolidated Net Tangible Assets and $300.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

        Within 365 days after Holdings' or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

  (1)
  to repay (a) Indebtedness constituting First-Priority Lien Obligations and other Pari Passu Indebtedness that is secured by a Lien permitted under the indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (c) Obligations under the notes or (d) other Pari Passu Indebtedness (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness that does not constitute First-Priority Lien Obligations, the Issuers will equally and ratably reduce Obligations under the notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings);

  (2)
  to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; or

  (3)
  to invest in Additional Assets.

        In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Holdings or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that Holdings or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all holders of notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $20.0 million, unless:

  (a)
  such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among Holdings and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Holdings and any direct parent of Holdings; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

  (2)
  Restricted Payments permitted by the provisions of the indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments;

  (3)
  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings;

  (4)
  transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

  (5)
  payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Holdings in good faith;

  (6)
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by Holdings;

  (7)
  the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the offering memorandum related to the initial notes dated April 10, 2012 and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

  (8)
  the execution of the Transactions, and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors;

  (9)
  (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to Holdings and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

  (10)
  any transaction effected as part of a Qualified Receivables Financing;

  (11)
  the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Person;

  (12)
  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

  (13)
  the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under "—Limitation on Restricted Payments";

  (14)
  any contribution to the capital of Holdings;

  (15)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets";

  (16)
  transactions between Holdings or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person;

  (17)
  pledges of Equity Interests of Unrestricted Subsidiaries;

  (18)
  the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

  (19)
  any employment agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

  (20)
  the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment or modification thereto (so long as, in the good faith judgment of the Board of Directors of Holdings, any such amendment or modification is not more disadvantageous, taken as a whole, to holders in any material respect as compared to the Sponsor Management Agreement in effect on the Issue Date);

  (21)
  payments by Holdings or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Holdings in good faith;

  (22)
  transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings in an Officers' Certificate) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

  (23)
  investments by the Sponsors in securities of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

  (24)
  customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Liens

        The indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (i) any Lien (except Permitted Liens) on any asset or property of Holdings or such Restricted Subsidiary securing Indebtedness of Holdings or a Restricted Subsidiary unless the notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any First-Priority Lien Obligation of Holdings or any Subsidiary Guarantor without effectively providing that the notes or the applicable Subsidiary Guarantee, as the case may be, shall be granted a second-priority security interest (subject to Permitted Liens) upon the RBL Priority Collateral constituting the collateral for such First-Priority Lien Obligations, except in respect of Excluded Assets and as set forth under "—Security"; provided, however, that if granting such security interests requires the consent of a third party, Holdings will use commercially reasonable efforts to obtain such consent with respect to the security interests for the benefit of the Second Lien Collateral Agent on behalf of the holders of the notes; provided further, however, that if such third party does not consent to the granting of such security interests after the use of commercially reasonable efforts, Holdings will not be required to provide such security interests.

        Clause (i) of the preceding paragraph will not require the Issuer or any Restricted Subsidiary of the Issuer to secure the notes if the Lien consists of a Permitted Lien. Any Lien that is granted to secure the notes or any Subsidiary Guarantee under clause (i) of the preceding paragraph (unless also granted pursuant to clause (ii) of the preceding paragraph) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Subsidiary Guarantee under such clause (i).

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of "Permitted Liens" and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of "Indebtedness."

Reports and Other Information

        The indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

  (1)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (2)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

  (4)
  subject to the foregoing, any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions and exclusions consistent with the presentation of financial and other information in the offering memorandum related to the initial notes dated April 10, 2012 (including with respect to any periodic reports provided prior to effectiveness of the exchange offer registration statement or shelf registration statement, the omission of financial information required by Rule 3-10 under Regulation S-X promulgated by the SEC (or any successor provision)). In addition to providing such information to the Trustee, Holdings shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts the information required to be provided pursuant to clauses (1), (2) or (3) of this paragraph, by posting such information to its website or on IntraLinks or any comparable online data system or website.

        If Holdings has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of Holdings, then the annual and quarterly information required by clauses (1) and (2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

        Notwithstanding the foregoing, Holdings will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement, as applicable.

        In the event that:

  (a)
  the rules and regulations of the SEC permit Holdings and any direct or indirect parent of Holdings to report at such parent entity's level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Holdings, or

  (b)
  any direct or indirect parent of Holdings is or becomes a guarantor of the notes,

consolidating reporting at the parent entity's level in a manner consistent with that described in this covenant for Holdings will satisfy this covenant, and the indenture will permit Holdings to satisfy its obligations in this covenant with respect to financial information relating Holdings by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings, the Subsidiary Guarantors and the other Subsidiaries of Holdings on a standalone basis, on the other hand.

        In addition, Holdings will make such information available to prospective investors upon request. In addition, Holdings has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Holdings will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Escrow Release Date, for all holders and securities analysts to discuss such financial information no later than five business days after the distribution of such information required by this covenant and prior to the date of each such conference call, announcing the time and date of such conference call and either including all information necessary to access the call or informing holder of notes, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or other login information.

        Notwithstanding the foregoing, Holdings will be deemed to have furnished such reports referred to above to the Trustee and the holders if Holdings has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on Holdings' website (or that of any of Holdings' parent companies).

Future Subsidiary Guarantors

        The indenture provides that Holdings will cause each Wholly Owned Restricted Subsidiary that is not an Excluded Subsidiary and that guarantees any Indebtedness (other than Junior Lien Obligations) of an Issuer or any of the Subsidiary Guarantors secured by the Collateral (other than Excluded Assets) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes and, if required by the applicable Intercreditor Agreement, a joinder to such Intercreditor Agreement. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Subsidiary Guarantee shall be released in accordance with the provisions of the indenture described under "—Subsidiary Guarantees."

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

        The indenture provides that Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  (1)
  Holdings is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the "Successor Holdco"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

  (2)
  the Successor Holdco (if other than Holdings) expressly assumes all the obligations of Holdings under the indenture pursuant to supplemental indentures;

  (3)
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Restricted Subsidiary at the time of such transaction), either

  (a)
  the Successor Holdco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (b)
  the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such transaction;

  (5)
  if Holdings is not the Successor Holdco, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the indenture and the notes; and

  (6)
  the Successor Holdco shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Holdco (if other than Holdings) will succeed to, and be substituted for, Holdings under the indenture and the notes, and in such event Holdings will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to or to a Restricted Subsidiary, and (b) Holdings may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby. This "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries.

        The indenture further provides that, subject to certain limitations in the indenture governing release of assets and property securing the notes and a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of Holdings that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and Holdings will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  (1)
  either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Subsidiary Guarantor") and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain Covenants—Asset Sales"; and

  (2)
  the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Subject to certain limitations described in the indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, and QD such Subsidiary Guarantor will automatically be released and discharged from its obligations under the indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with Holdings or another Subsidiary Guarantor.

        In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a "Transfer") to Holdings or any Subsidiary Guarantor.

Defaults

        An "Event of Default" is defined in the indenture as:

  (1)
  a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days;

  (2)
  a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by Holdings for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "Certain covenants—Reports and Other Information";

  (4)
  the failure by Holdings or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

  (5)
  the failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to Holdings or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent (the "cross-acceleration provision");

  (6)
  certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the "bankruptcy provisions");

  (7)
  failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision");

  (8)
  the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee with respect to the notes and such Default continues for 10 days;

  (9)
  unless such Liens have been released in accordance with the provisions of the Security Documents or the Intercreditor Agreements, the Liens in favor of the holders of the notes with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or an Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Subsidiary Guarantor, the Issuers fail to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Issuers have actual knowledge of such assertions; or

  (10)
  the failure by an Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (9) the "security default provisions").

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clauses (4) or (10) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clauses (4) or (10) hereof after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing,

  (2)
  holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy,

  (3)
  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee must mail to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice if it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, Holdings is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Holdings is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the indenture, the notes, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreements may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional Redemption" above;

  (5)
  make any note payable in money other than that stated in such note;

  (6)
  expressly subordinate the notes or any related Subsidiary Guarantee to any other Indebtedness of an Issuer or any Subsidiary Guarantor;

  (7)
  impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (8)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  (9)
  make any change in the provisions dealing with the application of proceeds of Collateral in the Intercreditor Agreements or the indenture that would adversely affect the holders of the notes.

        Except as expressly provided by the indenture, without the consent of holders of at least 66.67% in principal amount of notes then outstanding, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the holders of the notes. Without the consent of the holders of at least 66.67% in a aggregate principal amount of the notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the indenture and the Security Documents with respect to the notes.

        Without the consent of any holder, the Issuers and the Trustee may amend the indenture, the notes, the Subsidiary Guarantees, the Security Documents or the Intercreditor Agreements to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor (with respect to an Issuer) of the obligations of an Issuer under the indenture and the notes, to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the indenture, its Subsidiary Guarantee and the Security Documents, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantee or collateral with respect to the notes, to secure the notes, to release Collateral as permitted by the indenture and the Intercreditor Agreements, to add additional secured creditors holding Other Second-Lien Obligations, First-Priority Lien Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by the indenture or the Security Documents, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the indenture, Subsidiary Guarantees, the notes, the Security Documents or the Intercreditor Agreements, to any provision of this "Description of Senior Secured Exchange Notes" to the extent that such provision in this "Description of Senior Secured Exchange Notes" was intended by the Issuers to be a verbatim recitation of a provision of the indenture as stated in an Officers' Certificate, Subsidiary Guarantees, the notes, the Security Documents or the Intercreditor Agreements, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA to effect any provision of the indenture or to make certain changes to the indenture to provide for the issuance of additional notes.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

        No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings or any direct or indirect parent companies, as such, will have any liability for any obligations of Holdings or any Subsidiary Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the indenture. The Issuers are not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuers and/or the Subsidiary Guarantors have paid all other sums payable under the indenture; and

  (3)
  the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        The Issuers at any time may terminate all of their obligations under the notes and the indenture with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuers at any time may terminate their obligations under the covenants described under "—Certain Covenants" for the benefit of the holders of the notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of Control" and "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.

        The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6), (7), (8) or (9) under "—Defaults" or because of the failure of Holdings to comply with the first clause (4) under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets."

        In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

        The Wilmington Trust, National Association is the Trustee under the indenture and has been appointed by the Issuers as registrar and a paying agent with regard to the notes.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition" means the purchase of EP Energy Corporation, EP Energy Holding Company and El Paso Brazil by EPE Acquisition, LLC as described in this prospectus under the heading "Summary—Recent Events—The Acquisition Transactions."

        "Acquisition Documents" means the Purchase and Sale Agreement, dated as of February 24, 2012, by and among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Additional Assets" means:

  (1)
  any properties or assets used or useful in the Oil and Gas Business;

  (2)
  capital expenditures by Holdings or a Restricted Subsidiary in the Oil and Gas Business;

  (3)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or

  (4)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

  (a)
  the sum of:

  (i)
  estimated discounted future net revenues from proved oil and gas reserves of Holdings and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by Holdings in a reserve report prepared as of the end of Holdings' most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of Holdings and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year end reserve report and any adjustments since such year end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to Holdings were year end or (2) if Holdings so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined as provided in the definition of "Borrowing Base" and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each case as estimated by Holdings' petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

    (ii)
    the capitalized costs that are attributable to Oil and Gas Properties of Holdings and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Holdings' books and records as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iii)
    the Net Working Capital on a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iv)
    assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business, provided that such net value shall not be less than zero; and

    (v)
    the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements, and (B) the Fair Market Value, as estimated by Holdings, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest audited consolidated financial statements (it being understood that Holdings shall not be required to obtain any appraisal of any assets); minus

  (b)
  the sum of:

  (i)
  any amount included in (a)(i) through (a)(v) above that is attributable to minority interests;

  (ii)
  any net gas balancing liabilities of Holdings and its Restricted Subsidiaries reflected in Holdings' latest audited consolidated financial statements;

  (iii)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Holdings and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

  (iv)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in (a)(i)), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of Holdings and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If Holdings changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if Holdings were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuers, the greater of:

  (1)
  1% of the then outstanding principal amount of the note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note, at May 1, 2015 (such redemption price being set forth in the applicable table appearing above under "—Optional Redemption") plus (ii) all required interest payments due on the note through May 1, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/ Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) outside the ordinary course of business of Holdings or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  (2)
  the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

  (a)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

  (b)
  the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions described above under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

  (c)
  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

  (d)
  any disposition of assets of Holdings or any Restricted Subsidiary or issuance or sale of Equity Interests of Holdings or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by Holdings) of less than $50.0 million;

  (e)
  any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

  (f)
  any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (g)
  foreclosure or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries;

  (h)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (i)
  the lease, assignment or sublease of, or any transfer related to a "reverse build to suit" or similar transaction in respect of, any real or personal property in the ordinary course of business;

  (j)
  any sale of inventory or other assets in the ordinary course of business;

  (k)
  any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

  (l)
  in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (m)
  a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

  (n)
  any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the indenture;

  (o)
  dispositions in connection with Permitted Liens;

  (p)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

  (q)
  the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

  (r)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (s)
  any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

  (t)
  a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

  (u)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (v)
  the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

  (w)
  a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by Holdings to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of Holdings, the Board of Directors of Holdings shall be deemed to include the Board of Directors of Holdings or any direct or indirect parent, as appropriate.

        "Borrowing Base" means, at any date of determination, an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus

(c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted Subsidiaries under commodity hedging agreements (other than basis differential commodity hedging agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted subsidiaries under basis differential commodity hedging agreements, in each case for Holdings and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by Holdings in a reserve report prepared by Holdings' petroleum engineers applying the relevant NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity adjusted for relevant energy content, quality and basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by Holdings applying, if available, the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX (or successor) forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock or shares;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of Holdings or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Holdings and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of Holdings as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

        "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

  (2)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

  (6)
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

  (7)
  Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

  (8)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

        "Change of Control" means the occurrence of either of the following:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

  (2)
  Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

        "Common Collateral" means, at any time, Collateral in which the holders of two or more Series of Second-Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Second-Priority Lien Obligations are outstanding at any time and the holders of less than all Series of Second-Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of Second-Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

        "Consolidated Depreciation, Depletion and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the notes, amortization of deferred financing fees, any interest attributable to Dollar-Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

  (2)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

  (3)
  commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than Holdings and the Restricted Subsidiaries; minus

  (4)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

  (1)
  any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;

  (2)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

  (3)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  (4)
  any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

  (5)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of Holdings) shall be excluded;

  (6)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

  (7)
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

  (8)
  solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

  (9)
  an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

  (10)
  any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

  (11)
  any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

  (12)
  any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

  (13)
  accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

  (14)
  (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

  (15)
  (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

  (16)
  any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

  (17)
  (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

  (18)
  Capitalized Software Expenditures shall be excluded; and

  (19)
  Non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income).
        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

        "Consolidated Taxes" means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers' acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means (i) the Credit Agreement entered into upon expiration of the Escrow Period among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by Holdings to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

        "Discharge of First-Priority Lien Obligations" shall mean, except to the extent otherwise provided in the Senior Intercreditor Agreement with respect to the reinstatement or continuation of any First-Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First-Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a First-Priority Lien Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the holders of First-Priority Lien Obligations under such document evidencing such obligation; provided that the Discharge of First-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of any First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the First-Priority Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code under a confirmed and consummated plan, the First-Priority Lien Obligations shall be deemed to be discharged when the final payment is made under such plan in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

        "Discharge of Second Lien Term Loan Obligations" shall mean, except to the extent otherwise provided in the Pari Passu Intercreditor Agreement with respect to the reinstatement or continuation of any Second Lien Term Loan Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Second Term Loan Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a Second Lien Term Loan Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the lenders under the Term Loan Facility under such document evidencing such obligation; provided that the Discharge of Second Lien Term Loan Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of any Second-Priority Lien Obligations. In the event the Second Lien Term Loan Obligations are modified and the Second Lien Term Loan Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code under a confirmed and consummated plan, the Second Lien Term Loan Obligations shall be deemed to be discharged when the final payment is made under such plan in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

        "Discharge of Second-Priority Lien Obligations" shall mean, except to the extent otherwise provided in the Senior Intercreditor Agreement with respect to the reinstatement or continuation of any Second-Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Second-Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a Second-Priority Lien Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of holders of the Second-Priority Lien Obligations under such document evidencing such obligation; provided that the Discharge of Second-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of any Second-Priority Lien Obligations. In the event the Second-Priority Lien Obligations are modified and the Second-Priority Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code under a confirmed and consummated plan, the Second-Priority Lien Obligations shall be deemed to be discharged when the final payment is made under such plan in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

  (3)
  is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

  (1)
  Consolidated Taxes; plus

  (2)
  Fixed Charges; plus

  (3)
  Consolidated Depreciation, Depletion and Amortization Expense; plus

  (4)
  Consolidated Non-Cash Charges; plus

  (5)
  any expenses or charges (other than Consolidated Depreciation, Depletion and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the notes or any Bank Indebtedness, (ii) any amendment or other modification of the notes or other Indebtedness, (iii) any additional interest in respect of the notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

  (6)
  business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

  (7)
  the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

  (8)
  any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

  (9)
  the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "—Certain Covenants—Transactions with Affiliates"; plus

  (10)
  all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated April 10, 2012 to the extent such adjustments, without duplication, continue to be applicable to such period; plus

  (11)
  the amount of any loss attributable to a new plant or facility until the date that is 12 months after completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of Holdings and (B) losses attributable to such plant or facility after 12 months from the date of completing construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (11), plus

  (12)
  exploration expenses or costs (to the extent Holdings adopts the "successful efforts" method), and less, without duplication, to the extent the same increased Consolidated Net Income,

  (13)
  the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

  (14)
  non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), other than:

  (1)
  public offerings with respect to Holdings' or such direct or indirect parent's common stock registered on Form S-4 or Form S-8;

  (2)
  issuances to any Subsidiary of Holdings; and

  (3)
  any such public or private sale that constitutes an Excluded Contribution.

        "Escrow Account" means a segregated account, under the sole control of the Trustee, that includes only cash and U.S. dollar denominated Cash Equivalents (or rights to receive such under letters of credit), the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the holders of the notes.

        "Escrow Period" means that period beginning on the Issue Date and ending on the date on which the funds held in the Escrow Account are released upon satisfaction of all conditions precedent to such release, as set forth in the escrow agreement.

        "Escrow Release Date" means the date upon which the Escrow Condition is satisfied.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of Holdings) received by Holdings after the Issue Date from:

  (1)
  contributions to its common equity capital, and

  (2)
  the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be; provided, that $3,200 million of Cash Equivalents received by Holdings from the Equity Investors on or prior to the Escrow Release Date to fund the Acquisition shall not be permitted to be designated an Excluded Contribution.

        "Excluded Subsidiary" means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of Section 957 of the Code ("CFCs") or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Receivables Subsidiary and (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Farm-In Agreement" means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

        "Farm-Out Agreement" means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

        "First-Priority After-Acquired Property" means any property of an Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.

        "First-Priority Lien Obligations" means (i) all Secured Bank Indebtedness and (ii) all other obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or obligations in respect of cash management services.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that Holdings may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any

Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings as set forth in an Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated April 10, 2012 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Obligations.

        "holder" or "noteholder" means the Person in whose name a note is registered on the registrar's books.

        "Holdings" means Everest Acquisition LLC (renamed as EP Energy LLC on the Escrow Release Date), together with its successors or assigns.

        "Hydrocarbons" means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any Person:

  (1)
  the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  (2)
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

  (3)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Holdings) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of Holdings or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of Holdings, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Holdings or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Holdings or its Restricted Subsidiaries Incurred without violation of the indenture; and (9) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

        Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

        "Intercreditor Agreements" means the Senior Lien Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

  (2)
  securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Holdings and its Subsidiaries,

  (3)
  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

  (4)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investments" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

  (a)
  Holdings' "Investment" in such Subsidiary at the time of such redesignation less

    (b)
    the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Holdings) at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.

        "Issue Date" means the date on which the notes are originally issued.

        "Junior Lien Obligations" means the Obligations with respect to other Indebtedness permitted to be incurred under the indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the notes; provided such Lien is permitted to be incurred under the indenture.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Holdings or any direct or indirect parent of Holdings, as applicable, was approved by a vote of a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Certain Covenants—Asset Sales") to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to

Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

        "Notes Documents" means the indenture, the notes, the Subsidiary Guarantees and the Security Documents.

        "Notes Obligations" means Obligations in respect of the notes, the indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the notes.

        "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Holdings.

        "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, which meets the requirements set forth in the indenture.

        "Oil and Gas Business" means:

  (1)
  the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

  (2)
  the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

  (3)
  any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Holdings or its Restricted Subsidiaries, directly or indirectly, participate;

  (4)
  any business relating to oil field sales and service; and

  (5)
  any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.

        "Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings.

        "Other Second-Lien Obligations" means other Indebtedness of Holdings and its Restricted Subsidiaries that is equally and ratably secured with the notes as permitted by the Indenture and is designated by Holdings as an Other Second-Lien Obligation (provided that such designation shall not be required for the Term Loan Facility).

        "Pari Passu Indebtedness" means: (a) with respect to an Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

        "Pari Passu Intercreditor Agreement" means (i) the intercreditor agreement among Citibank, N.A., as Second Lien Collateral Agent, the Trustee, and the other parties from time to time party thereto, entered into upon expiration of the Escrow Period, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the indenture or (ii) any replacement thereof that contains terms not materially less favorable to the holders of the notes than the intercreditor agreement referred to in clause (i).

        "Permitted Business Investment" means any Investment and/or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

  (1)
  Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

  (2)
  Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

  (3)
  Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

        "Permitted Holders" means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a "Permitted Holder Group"), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other "group" (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

  (1)
  any Investment in Holdings or any Restricted Subsidiary;

  (2)
  any Investment in Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by Holdings or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain Covenants—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the indenture;

  (6)
  advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

  (7)
  any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (9)
  any Investment by Holdings or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (10)
  additional Investments by Holdings or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (11)
  loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person's purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (12)
  Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments";

  (13)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

  (14)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (15)
  (x) guarantees issued in accordance with the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Future Subsidiary Guarantors," including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Holdings or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

  (16)
  Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

  (17)
  any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

  (18)
  any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

  (19)
  additional Investments in joint ventures not to exceed, at any one time in the aggregate outstanding under this clause (19), $100.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (20)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Holdings or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (21)
  any Investment in any Subsidiary of Holdings or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

  (22)
  Permitted Business Investments.

        "Permitted Liens" means, with respect to any Person:

  (1)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (2)
  Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (3)
  Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

  (4)
  Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (5)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (6)
  (A)  Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (B)
  Liens securing Indebtedness incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (C)
  Liens securing Indebtedness incurred under the RBL Facility in excess of $2,000 million (and solely to the extent of such excess), including any letter of credit facility relating thereto, that was permitted to be incurred under the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (D)
  Liens securing Indebtedness permitted to be Incurred pursuant to clause (d), (l), (p) or (t) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (provided that in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of Holdings other than a Restricted Subsidiary that is not a Subsidiary Guarantor); and

  (E)
  Liens securing the Notes Obligations;

  (7)
  Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement), including Liens securing the loans under the Term Loan Facility;

  (8)
  Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;

  (9)
  Liens on assets or property at the time Holdings or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

  (10)
  Liens securing Indebtedness or other obligations of Holdings or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (11)
  Liens securing Hedging Obligations not incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

  (12)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (13)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;

  (14)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

  (15)
  Liens in favor of Holdings or any Subsidiary Guarantor;

  (16)
  Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

  (17)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (18)
  Liens on the Equity Interests of Unrestricted Subsidiaries;

  (19)
  grants of software and other technology licenses in the ordinary course of business;

  (20)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

  (21)
  Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings' or such Restricted Subsidiary's client at which such equipment is located;

  (22)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (23)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (24)
  Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

  (25)
  other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $350.0 million and 5% Adjusted Consolidated Net Tangible Assets at the time of Incurrence;

  (26)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (27)
  any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

  (28)
  Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

  (29)
  Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;

  (30)
  Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

  (31)
  Liens in respect of Production Payments and Reserve Sales;

  (32)
  Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

  (33)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (34)
  any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); and

  (35)
  Liens securing Junior Lien Obligations, provided that the notes are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Production Payments and Reserve Sales" means the grant or transfer by Holdings or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

  (1)
  the Board of Directors of Holdings shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary;

  (2)
  all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Holdings); and

  (3)
  the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of Holdings or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the notes or any Refinancing Indebtedness with respect to the notes shall not be deemed a Qualified Receivables Financing.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of Holdings' control, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by Holdings or any direct or indirect parent of Holdings as a replacement agency for Moody's or S&P, as the case may be.

        "RBL Facility" means the credit agreement entered into on the Escrow Release Date among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase

Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or other lenders), restructured, repaid, refunded, refinanced or otherwise modified from time to time pursuant to any amendment thereto or pursuant to a new loan agreement with other lenders, governed by a borrowing base set by the lenders, extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or under any successor or replacement agreement or increasing the amount loaned thereunder or altering the maturity thereof.

        "RBL Agent" means the agent for secured parties holding First-Priority Lien Obligations, as appointed pursuant to the Senior Lien Intercreditor Agreement. The RBL Agent is initially the administrative agent under the Credit Agreement.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary and:

  (a)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (b)
  with which neither Holdings nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and

  (c)
  to which neither Holdings nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Restricted Cash" means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to Holdings, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the indenture and that is secured by such cash or Cash Equivalents.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of Senior Secured Exchange Notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Second Lien Agent" means the agent for secured parties holding Second Priority Lien Obligations, as appointed pursuant to the Pari Passu Intercreditor Agreement. The Second Lien Agent is initially the administrative agent under the Term Loan Facility.

        "Second Lien Collateral Agent" means Citibank, N.A. in its capacity as "Collateral Agent" under the Security Documents and any successor thereto in such capacity.

        "Second Lien Secured Parties" means (a) the "Secured Parties," as defined in the Term Loan Facility, (b) the Trustee and the holders of the notes (including the holders of any additional notes subsequently issued under and in compliance with the terms of the indenture), and (c) holders of Other Second-Lien Obligations.

        "Second Lien Term Loan Obligations" means Obligations in respect of the Term Loan Facility and the Second-Priority Documents in respect thereof.

        "Second-Priority Documents" means the Notes Documents, any document or instrument evidencing or governing the Term Loan Facility and any other document or instrument evidencing or governing any Other Second-Lien Obligations.

        "Second-Priority Lien Obligations" means (a) the Notes Obligations, (b) the Second Lien Term Loan Obligations and (c) all other Obligations in respect of, or arising under, the Second-Priority Documents, including all fees and expenses of the collateral agent for any Other Second-Lien

Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to Holdings, an Issuer or any Subsidiary Guarantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

        "Secured Bank Indebtedness" means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) or clause (6)(C) of the definition of Permitted Lien.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Security Documents" means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Trustee, the Second Lien Collateral Agent and the holders of the notes as contemplated by the indenture.

        "Senior Lien Intercreditor Agreement" means (i) the intercreditor agreement among JPMorgan Chase Bank, N.A., as RBL Agent, Citibank, N.A., as Second Lien Collateral Agent, and the other parties from time to time party thereto, entered into upon expiration of the Escrow Period, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the indenture or (ii) any replacement thereof that contains terms not materially less favorable to holders of the notes than the intercreditor agreement referred to in clause (i).

        "Senior Notes" means the Issuers' 9.375% Senior Notes due 2020 issued on the Issue Date and including any exchange notes issued in exchange therefor pursuant to the Registration Rights Agreement.

        "Series" means (a) with respect to the Second Lien Secured Parties, each of (i) the "Secured Parties," as defined in the Term Loan Facility (in their capacities as such), (ii) the holders of the notes and the Trustee (each in their capacity as such) and (iii) holders of Other Second-Lien Obligations that become subject to the Pari Passu Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such holders of Other Second-Lien Obligations) and (b) with respect to any Second-Priority Lien Obligations, each of (i) the Second Lien Term Loan Obligations, (ii) the Notes Obligations and (iii) the Other Second-Lien Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the Pari Passu Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other Second-Lien Obligations).

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

        "Similar Business" means a business, the majority of whose revenues are derived from the activities of Holdings and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsors, EP Energy Holding Company and EPE Acquisition, LLC.

        "Sponsors" means (i) affiliates of each of Apollo Global Management, LLC, Access Industries, Inc. and Riverstone Holdings, L.P. and other investors party to that certain Interim Investors Agreement dated as of February 24, 2012 (the "Interim Investors Agreement") and any other investors that may become party to the Interim Investors Agreement prior to or upon the consummation of the Acquisition and any of their respective Affiliates other than any portfolio companies (collectively, the "Equity Investor") and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of Holdings.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary thereof which Holdings has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to an Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means any guarantee of the obligations of the Issuers under the indenture and the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture.

        "Subsidiary Guarantor" means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

        "Tax Distributions" means any distributions described in clause (12) of the covenant entitled "—Certain Covenants—Limitation on Restricted Payments."

        "Term Loan Facility" means the term loan agreement, dated as of the Issue Date, by and among Holdings, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and collateral agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

        "TIA" means the Trust indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings, without giving effect to any amortization of the amount of intangible assets since December 31, 2011, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Transactions" means the transactions described under "Summary—Recent Events—The Acquisition Transactions."

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuers, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2015; provided, however, that if the period from such redemption date to May 1, 2015, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means:

  (1)
  any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and

  (2)
  who shall have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary;

        Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of the Restricted Subsidiaries (other than pursuant to customary Liens on related arrangements under any oil and gas royalty trust or master limited partnership); provided, further, however, that either:

  (a)
  the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

  (b)
  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  (x)
  (1) Holdings could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or (2) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

  (y)
  no Event of Default shall have occurred and be continuing.

        Any such designation by Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR 2020 EXCHANGE NOTES

General

        EP Energy LLC (formerly known as Everest Acquisition LLC), a Delaware limited liability company, and Everest Acquisition Finance Inc., a Delaware corporation (each an "Issuer" and together, the "Issuers") issued $2,000,000,000 aggregate principal amount of 9.375% Senior Notes due 2020 (the "initial 2020 senior notes") under an indenture (the "indenture"), dated as of April 24, 2012, by and among the Issuers, the Subsidiary Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee. In this description, (i) "we," "us" and "our" mean EP Energy LLC and its Subsidiaries and (i) the term "Issuers" refers only to EP Energy LLC and Everest Acquisition Finance Inc., but not to any of their Subsidiaries.

        The Issuers will issue the senior 2020 exchange notes under the indenture. The terms of the senior 2020 exchange notes are identical in all material respects to the initial 2020 senior notes except that upon completion of the exchange offer, the senior 2020 exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the initial 2020 senior notes as the "initial notes." We refer to the senior 2020 exchange notes as the "exchange notes." Unless otherwise indicated by the context, references in the "Description of Senior 2020 Exchange Notes" section to the "notes" include the initial notes and the exchange notes.

        The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. We urge you to read those agreements because they, not this description, define your rights as holders of the notes. Capitalized terms used in this "Description of Senior 2020 Exchange Notes" section and not otherwise defined have the meanings set forth under "—Certain Definitions."

        The Issuers will issue the exchange notes in an aggregate principal amount up to $2,000,000,000. The Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The notes and any additional notes subsequently issued under the indenture may, at our election, be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of Senior 2020 Exchange Notes," references to the notes include any additional notes actually issued.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated office or agency of the Trustee).

        The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, provided that the exchange notes may be issued in denominations of less than $1,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but in certain circumstances the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

        The notes are senior obligations of the Issuers and will mature on May 1, 2020. Each note bears interest at a rate of 9.375% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2012.

Optional Redemption

        On or after May 1, 2016 the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2016	104.688%
2017	102.344%
2018 and thereafter	100.000%

        In addition, prior to May 1, 2016 the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to May 1, 2015 the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are contributed to the common equity capital of Holdings or used to purchase Capital Stock (other than Disqualified Stock) of Holdings, at a redemption price (expressed as a percentage of principal amount thereof) of 109.375%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

        In the case of any partial redemption, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the applicable legal requirements and the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Certain Covenants—Asset Sales." We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

        The indebtedness evidenced by the notes is senior Indebtedness of the Issuers, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuers and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers.

        The indebtedness evidenced by the Subsidiary Guarantees is senior Indebtedness of the applicable Subsidiary Guarantor, ranks pari passu in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor and is senior in right of payment, to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

        At June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions:

  (1)
  Holdings and its Subsidiaries would have had $1,900 million in aggregate principal amount of Secured Indebtedness outstanding, including the Secured Notes and loans under the Term Loan Facility, of which $400 million of Secured Indebtedness would have been outstanding under the Credit Agreement, and approximately $1.5 billion would have been available and undrawn, and to all of which the notes will be subordinated to the extent of the value of the collateral securing such Indebtedness; and

  (2)
  Holdings and its Subsidiaries would have had $2,350 million in aggregate principal amount of senior unsecured Indebtedness outstanding, including the notes and the senior 2022 notes.

        Although the indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by Holdings and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries of Holdings that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Holdings and its Subsidiaries are able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens."

        Holdings is a holding company that has no material assets or operations other than the equity in the assets of its Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Holdings that are not Subsidiary Guarantors. Our only Subsidiaries that are not Subsidiary Guarantors will be (i) non-Wholly Owned Subsidiaries and

(ii) Foreign Subsidiaries, as well as Domestic Subsidiaries (x) that own no material assets (directly or through their Subsidiaries) other than equity interests of one or more of Foreign Subsidiaries that are CFCs or (y) that are Subsidiaries of Foreign Subsidiaries, all of which, as of June 30, 2012, had no outstanding indebtedness, excluding intercompany obligations.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries."

Subsidiary Guarantees

        Each of Holdings' direct and indirect Wholly Owned Restricted Subsidiaries (other than Everest Acquisition Finance Inc.) that are Domestic Subsidiaries and that are borrowers or guarantors under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—Because each subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors." After the Issue Date, Holdings will cause each Wholly Owned Restricted Subsidiary (other than an Excluded Subsidiary) that Incurs or guarantees certain Indebtedness of Holdings or any of its Restricted Subsidiaries or issues shares of Disqualified Stock and Everest Acquisition Finance Inc. to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same unsecured senior basis. See "—Certain Covenants—Future Subsidiary Guarantors."

        Each Subsidiary Guarantee will be a continuing guarantee and shall:

  (1)
  remain in full force and effect until payment in full of all the Subsidiary Guaranteed Obligations of such Subsidiary Guarantor;

  (2)
  subject to the next two succeeding paragraphs, be binding upon each such Subsidiary Guarantor and its successors; and

  (3)
  inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

        Each Subsidiary's Subsidiary Guarantee will be automatically released upon:

  (1)
  the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture;

  (2)
  the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

  (3)
  the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the notes;

  (4)
  the Issuers' exercise of their legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuers' obligations under the indenture are discharged in accordance with the terms of the indenture; and

  (5)
  the occurrence of a Covenant Suspension Event.

        A Restricted Subsidiary's Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem notes as described under "—Optional Redemption."

        In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

  (1)
  repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

  (2)
  obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the notes by delivery of a notice of redemption as described under "—Optional Redemption," the Issuers shall mail a notice (a "Change of Control Offer") to each holder with a copy to the Trustee stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts and financial information regarding such Change of Control;

  (3)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

        The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of Holdings and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the indenture. If on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this "Description of Senior 2020 Exchange Notes" section of this prospectus will not be applicable to the notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (2)
  "—Limitation on Restricted Payments";

  (3)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  "—Asset Sales";

  (5)
  "—Transactions with Affiliates";

  (6)
  clause (4) of the first paragraph of "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; and

  (7)
  "—Future Subsidiary Guarantors."

        If and while Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period."

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below or one of the clauses set forth in the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments." As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Holdings or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of the covenant described under "—Future Subsidiary Guarantors."

        For purposes of the "—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The indenture provides that:

  (1)
  Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

  (2)
  Holdings will not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that Holdings and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount, together with any Refinancing Indebtedness thereof pursuant to clause (o) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

        The foregoing limitations will not apply to:

  (a)
  the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder up to an aggregate principal amount outstanding at any time that does not exceed the greatest of (1) $3.0 billion, (2) the sum of (x) $500.0 million and (y) 30% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence and (3) the Borrowing Base at the time of Incurrence;

  (b)
  the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by (1) the notes and the Subsidiary Guarantees, as applicable (not including any additional notes but including exchange notes and related guarantees thereof) and (2) Indebtedness, including in respect of the Secured Notes and the Term Loan Facility (including any guarantees thereof), in an aggregate principal amount for this clause (b)(2) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o)

    below, does not exceed $1,500 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (c)
  Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

  (d)
  Indebtedness (including Capitalized Lease Obligations) Incurred by Holdings or any Restricted Subsidiary, Disqualified Stock issued by Holdings or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $350.0 million and 5% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (e)
  Indebtedness Incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

  (f)
  Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (g)
  Indebtedness of Holdings to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

  (h)
  shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

  (i)
  Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

  (j)
  Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

  (k)
  obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

  (l)
  Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) below, does not exceed the greater of $500.0 million and 7% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which Holdings, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

  (m)
  Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of (i) the net cash proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Escrow Release Date plus (ii) the amount of net cash proceeds received by Holdings in excess of $3,200 million prior to or on the Escrow Release Date, in each case from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (which proceeds are contributed to Holdings or its Restricted Subsidiary) or cash contributed to the capital of Holdings (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Holdings or any of its

    Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

  (n)
  any guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Holdings or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of Holdings or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of Holdings, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under "—Future Subsidiary Guarantors" solely to the extent such covenant is applicable;

  (o)
  the Incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

  (1)
  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness);

  (2)
  to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

    (3)
    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of Holdings, an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

  (p)
  Indebtedness, Disqualified Stock or Preferred Stock of (x) Holdings or any Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

  (1)
  Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

  (2)
  the Fixed Charge Coverage Ratio of Holdings would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

  (q)
  Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

  (r)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (s)
  Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

  (t)
  Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

  (u)
  Indebtedness of Holdings or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

  (v)
  Indebtedness consisting of Indebtedness issued by Holdings or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent described in clause (4) of the third paragraph of the covenant described under "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided, that (i) only Indebtedness outstanding under the Credit Agreement in excess of $2,000 million may be classified or reclassified as not incurred under clause (a) of the second paragraph of this covenant and (ii) the Secured Notes and the Term Loan Facility (including any guarantees thereof) outstanding on the Escrow Release Date shall at all times be treated as incurred pursuant to clause (b) of the second paragraph of this covenant;

  (2)
  at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above;

  (3)
  if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and

  (4)
  if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of any of Holdings' or any of the Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (2)
  purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (3)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (4)
  make any Restricted Investment.

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

  (a)
  no Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8) and (13)(b) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

        "Cumulative Credit" means the sum of (without duplication):

  (1)
  50% of the Consolidated Net Income of Holdings for the period from July 1, 2012 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the "Reference Period") (or in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (2)
  100% of (i) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings after the Escrow Release Date plus (ii) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings in excess of $3,200 million prior to or on the Escrow Release Date (in each case other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Holdings or a Restricted Subsidiary), plus

  (3)
  100% of (i) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash after the Escrow Release Date plus (ii) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, in excess of $3,200 million prior to or on the Escrow Release Date (in each case other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), plus

  (4)
  100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Holdings or any Restricted Subsidiary issued after the Escrow Release Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

  (5)
  100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Restricted Subsidiary from:

  (A)
  the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries by any Person (other than Holdings or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

  (B)
  the sale (other than to Holdings or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

  (C)
  a distribution or dividend from an Unrestricted Subsidiary, plus

  (6)
  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by Holdings) of the Investment of Holdings or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of Holdings) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

  (2)
  (a)   the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of Holdings, any direct or indirect parent of Holdings or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings) (collectively, including any such contributions, "Refunding Capital Stock"),

  (b)
  the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of Refunding Capital Stock, and

  (c)
  if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

  (3)
  the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor, which is Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

  (a)
  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

    (b)
    such Indebtedness is subordinated to the notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

    (c)
    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

    (d)
    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director or consultant of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock), with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds received by Holdings or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to members of management, directors or consultants of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings that occurs after the Escrow Release Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under "—Limitation on Restricted Payments"), plus

  (b)
  the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Escrow Release Date;

    provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Holdings, any Restricted Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

  (5)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (6)
  (a)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (b)
  a Restricted Payment to any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of Holdings issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

  (c)
  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

    provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Holdings would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

  (7)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $175.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (8)
  the payment of dividends after a public offering of Capital Stock of Holdings or any direct or indirect parent of Holdings on Holdings' Capital Stock (or a Restricted Payment to any such direct or indirect parent of Holdings to fund the payment by such direct or indirect parent of Holdings of dividends on such entity's Capital Stock) of up to 6% per annum of the total market capitalization of Holdings or any such direct or indirect parent of Holdings as of the date of such public offering, other than public offerings with respect to Holdings' (or such direct or indirect parent's) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

  (9)
  Restricted Payments that are made with Excluded Contributions;

  (10)
  other Restricted Payments in an aggregate amount, when taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $225.0 million and 3% of Adjusted Consolidated Net Tangible Assets at the time made;

  (11)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries;

  (12)
  (a)   with respect to any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of Holdings in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that Holdings and/or its Subsidiaries, as applicable, would have paid for such taxable period had Holdings and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (b) with respect to any taxable period ending after the Issue Date for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)), distributions to any direct or indirect parent of Holdings in an amount necessary to permit such direct or indirect parent of Holdings to make a pro rata distribution to its owners such that each direct or indirect owner of Holdings receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of Holdings for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

  (13)
  any Restricted Payment, if applicable:

  (a)
  in amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Holdings and general corporate operating and overhead expenses of any direct or indirect parent of Holdings in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries;

  (b)
  in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  in amounts required for any direct or indirect parent of Holdings to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;

  (14)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (15)
  purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

  (16)
  Restricted Payments by Holdings or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

  (17)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Change of Control" and "—Asset Sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (18)
  payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Holdings shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

  (19)
  any Restricted Payment used to fund the Transactions and the payment of fees and expenses Incurred in connection with the Transactions or owed by Holdings or any direct or indirect parent of Holdings or Restricted Subsidiaries of Holdings to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of Holdings to enable it to make payments in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Holdings) of such property.

        As of the Issue Date, all of the Subsidiaries of Holdings will be Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Issuer or Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

  (b)
  make loans or advances to Holdings or any Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

  (1)
  (i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Secured Notes (including any guarantee thereof) and the Term Loan Facility (including any guarantee thereof) and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

  (2)
  the indenture, the notes (and any exchange notes) or the Guarantees;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

  (5)
  contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

  (6)
  Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (8)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (9)
  purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (10)
  customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

  (11)
  in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;

  (12)
  any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

  (13)
  other Indebtedness, Disqualified Stock or Preferred Stock (a) of Holdings or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers' ability to make anticipated principal or interest payments on the notes (as determined in good faith by Holdings), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (14)
  any Restricted Investment not prohibited by the covenant described under "—Limitation on Restricted Payments" and any Permitted Investment;

  (15)
  any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of "Permitted Business Investment"; or

  (16)
  any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Holdings or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or Additional Assets; provided that the amount of:

  (a)
  any liabilities (as shown on Holdings' or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

  (b)
  any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

  (c)
  with respect to any Asset Sale of Oil and Gas Properties by Holdings or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof), and

  (d)
  any Designated Non-cash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 4% of Adjusted Consolidated Net Tangible Assets and $300.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

        Within 365 days after Holdings' or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

  (1)
  to repay (a) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (c) Obligations under the notes or (d) other Pari Passu Indebtedness (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuers will equally and ratably reduce Obligations under the notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings);

  (2)
  to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; or

  (3)
  to invest in Additional Assets.

        In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Holdings or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that Holdings or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all holders of notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $20.0 million, unless:

  (a)
  such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among Holdings and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Holdings and any direct parent of Holdings; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

  (2)
  Restricted Payments permitted by the provisions of the indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments;

  (3)
  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings;

  (4)
  transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

  (5)
  payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Holdings in good faith;

  (6)
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by Holdings;

  (7)
  the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the offering memorandum related to the initial notes dated April 10, 2012 and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

  (8)
  the execution of the Transactions, and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors;

  (9)
  (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to Holdings and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

  (10)
  any transaction effected as part of a Qualified Receivables Financing;

  (11)
  the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Person;

  (12)
  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

  (13)
  the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under "—Limitation on Restricted Payments";

  (14)
  any contribution to the capital of Holdings;

  (15)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets";

  (16)
  transactions between Holdings or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person;

  (17)
  pledges of Equity Interests of Unrestricted Subsidiaries;

  (18)
  the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

  (19)
  any employment agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

  (20)
  the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment or modification thereto (so long as, in the good faith judgment of the Board of Directors of Holdings, any such amendment or modification is not more disadvantageous, taken as a whole, to holders in any material respect as compared to the Sponsor Management Agreement in effect on the Issue Date);

  (21)
  payments by Holdings or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Holdings in good faith;

  (22)
  transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings in an Officers' Certificate) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

  (23)
  investments by the Sponsors in securities of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

  (24)
  customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Liens

        The indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of Holdings or such Restricted Subsidiary securing Indebtedness of Holdings or a Restricted Subsidiary unless the notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.

        Any Lien that is granted to secure the notes or any Subsidiary Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Subsidiary Guarantee.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of "Permitted Liens" and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of "Indebtedness."

Reports and Other Information

        The indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

  (1)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (2)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

  (4)
  subject to the foregoing, any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions and exclusions consistent with the presentation of financial and other information in the offering memorandum related to the initial notes dated April 10, 2012 (including with respect to any periodic reports provided prior to effectiveness of the exchange offer registration statement or shelf registration statement, the omission of financial information required by Rule 3-10 under Regulation S-X promulgated by the SEC (or any successor provision)). In addition to providing such information to the Trustee, Holdings shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts the information required to be provided pursuant to clauses (1), (2) or (3) of this paragraph, by posting such information to its website or on IntraLinks or any comparable online data system or website.

        If Holdings has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of Holdings, then the annual and quarterly information required by clauses (1) and (2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

        Notwithstanding the foregoing, Holdings will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement, as applicable.

        In the event that:

  (a)
  the rules and regulations of the SEC permit Holdings and any direct or indirect parent of Holdings to report at such parent entity's level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Holdings, or

  (b)
  any direct or indirect parent of Holdings is or becomes a guarantor of the notes,

consolidating reporting at the parent entity's level in a manner consistent with that described in this covenant for Holdings will satisfy this covenant, and the indenture will permit Holdings to satisfy its obligations in this covenant with respect to financial information relating Holdings by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings, the Subsidiary Guarantors and the other Subsidiaries of Holdings on a standalone basis, on the other hand.

        In addition, Holdings will make such information available to prospective investors upon request. In addition, Holdings has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Holdings will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Escrow Release Date, for all holders and securities analysts to discuss such financial information no later than five business days after the distribution of such information required by this covenant and prior to the date of each such conference call, announcing the time and date of such conference call and either including all information necessary to access the call or informing holder of notes, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or other login information.

        Notwithstanding the foregoing, Holdings will be deemed to have furnished such reports referred to above to the Trustee and the holders if Holdings has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on Holdings' website (or that of any of Holdings' parent companies).

Future Subsidiary Guarantors

        The indenture provides that Holdings will cause each Wholly Owned Restricted Subsidiary that is not an Excluded Subsidiary and that guarantees any Indebtedness of an Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Subsidiary Guarantee shall be released in accordance with the provisions of the indenture described under "—Subsidiary Guarantees."

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

        The indenture provides that Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  (1)
  Holdings is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the "Successor Holdco"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

  (2)
  the Successor Holdco (if other than Holdings) expressly assumes all the obligations of Holdings under the indenture pursuant to supplemental indentures;

  (3)
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Restricted Subsidiary at the time of such transaction), either

  (a)
  the Successor Holdco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (b)
  the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such transaction;

  (5)
  if Holdings is not the Successor Holdco, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the indenture and the notes; and

  (6)
  the Successor Holdco shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Holdco (if other than Holdings) will succeed to, and be substituted for, Holdings under the indenture and the notes, and in such event Holdings will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to or to a Restricted Subsidiary, and (b) Holdings may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby. This "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries.

        The indenture further provides that, subject to certain limitations in the indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of Holdings that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and Holdings will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  (1)
  either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Subsidiary Guarantor") and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain Covenants—Asset Sales"; and

  (2)
  the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Subject to certain limitations described in the indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, and QD such Subsidiary Guarantor will automatically be released and discharged from its obligations under the indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with Holdings or another Subsidiary Guarantor.

        In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a "Transfer") to Holdings or any Subsidiary Guarantor.

Defaults

        An "Event of Default" is defined in the indenture as:

  (1)
  a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days;

  (2)
  a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by Holdings for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "Certain covenants—Reports and Other Information";

  (4)
  the failure by Holdings or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

  (5)
  the failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to Holdings or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent (the "cross-acceleration provision");

  (6)
  certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the "bankruptcy provisions");

  (7)
  failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

  (8)
  the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee with respect to the notes and such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clause (4) hereof after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) occurs with respect to the notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing,

  (2)
  holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy,

  (3)
  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee must mail to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice if it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, Holdings is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Holdings is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the indenture, the notes and the Subsidiary Guarantees may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional Redemption" above;

  (5)
  make any note payable in money other than that stated in such note;

  (6)
  expressly subordinate the notes or any related Subsidiary Guarantee to any other Indebtedness of an Issuer or any Subsidiary Guarantor;

  (7)
  impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  (8)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Except as expressly provided by the indenture, without the consent of holders of at least 66.67% in principal amount of notes then outstanding, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the holders of the notes.

        Without the consent of any holder, the Issuers and the Trustee may amend the indenture, the notes or the Subsidiary Guarantees to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor (with respect to an Issuer) of the obligations of an Issuer under the indenture and the notes, to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the indenture and its Subsidiary Guarantee, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantee with respect to the notes, to secure the notes, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the indenture, Subsidiary Guarantees or the notes, to any provision of this "Description of Senior 2020 Exchange Notes" to the extent that such provision in this "Description of Senior 2020 Exchange Notes" was intended by the Issuers to be a verbatim recitation of a provision of the indenture as stated in an Officers' Certificate, Subsidiary Guarantees or the notes, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA to effect any provision of the indenture or to make certain changes to the indenture to provide for the issuance of additional notes.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

        No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings or any direct or indirect parent companies, as such, will have any liability for any obligations of Holdings or any Subsidiary Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the indenture. The Issuers are not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire

    Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuers and/or the Subsidiary Guarantors have paid all other sums payable under the indenture; and

  (3)
  the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        The Issuers at any time may terminate all of their obligations under the notes and the indenture with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuers at any time may terminate their obligations under the covenants described under "—Certain Covenants" for the benefit of the holders of the notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of Control" and "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6), (7), (8) or (9) under "—Defaults" or because of the failure of Holdings to comply with the first clause (4) under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets."

        In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

        The Wilmington Trust, National Association is the Trustee under the indenture and has been appointed by the Issuers as registrar and a paying agent with regard to the notes.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition" means the purchase of EP Energy Corporation, EP Energy Holding Company and El Paso Brazil by EPE Acquisition, LLC as described in this prospectus under the heading "Summary—Recent Events—The Acquisition Transactions."

        "Acquisition Documents" means the Purchase and Sale Agreement, dated as of February 24, 2012, by and among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Additional Assets" means:

  (1)
  any properties or assets used or useful in the Oil and Gas Business;

  (2)
  capital expenditures by Holdings or a Restricted Subsidiary in the Oil and Gas Business;

  (3)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or

  (4)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

  (a)
  the sum of:

  (i)
  estimated discounted future net revenues from proved oil and gas reserves of Holdings and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by Holdings in a reserve report prepared as of the end of Holdings' most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of Holdings and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year end reserve report and any adjustments since such year end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to Holdings were year end or (2) if Holdings so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined as provided in the definition of "Borrowing Base" and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each case as estimated by Holdings' petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

    (ii)
    the capitalized costs that are attributable to Oil and Gas Properties of Holdings and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Holdings' books and records as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iii)
    the Net Working Capital on a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iv)
    assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business, provided that such net value shall not be less than zero; and

    (v)
    the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements, and (B) the Fair Market Value, as estimated by Holdings, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest audited consolidated financial statements (it being understood that Holdings shall not be required to obtain any appraisal of any assets); minus

  (b)
  the sum of:

  (i)
  any amount included in (a)(i) through (a)(v) above that is attributable to minority interests;

  (ii)
  any net gas balancing liabilities of Holdings and its Restricted Subsidiaries reflected in Holdings' latest audited consolidated financial statements;

  (iii)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Holdings and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

  (iv)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in (a)(i)), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of Holdings and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If Holdings changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if Holdings were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuers, the greater of:

  (1)
  1% of the then outstanding principal amount of the note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note, at May 1, 2016 (such redemption price being set forth in the applicable table appearing above under "—Optional Redemption") plus (ii) all required interest payments due on the note through May 1, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/ Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) outside the ordinary course of business of Holdings or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  (2)
  the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

  (a)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

  (b)
  the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions described above under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

  (c)
  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

  (d)
  any disposition of assets of Holdings or any Restricted Subsidiary or issuance or sale of Equity Interests of Holdings or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by Holdings) of less than $50.0 million;

  (e)
  any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

  (f)
  any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (g)
  foreclosure or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries;

  (h)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (i)
  the lease, assignment or sublease of, or any transfer related to a "reverse build to suit" or similar transaction in respect of, any real or personal property in the ordinary course of business;

  (j)
  any sale of inventory or other assets in the ordinary course of business;

  (k)
  any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

  (l)
  in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (m)
  a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

  (n)
  any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the indenture;

  (o)
  dispositions in connection with Permitted Liens;

  (p)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

  (q)
  the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

  (r)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (s)
  any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

  (t)
  a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

  (u)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (v)
  the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

  (w)
  a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by Holdings to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of Holdings, the Board of Directors of Holdings shall be deemed to include the Board of Directors of Holdings or any direct or indirect parent, as appropriate.

        "Borrowing Base" means, at any date of determination, an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted Subsidiaries under commodity hedging agreements (other than basis differential commodity hedging agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted subsidiaries under basis differential commodity hedging agreements, in each case for Holdings and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by Holdings in a reserve report prepared by Holdings' petroleum engineers applying the relevant NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity adjusted for relevant energy content, quality and basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by Holdings applying, if available, the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX (or successor) forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock or shares;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of Holdings or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Holdings and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of Holdings as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

        "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

  (2)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

  (6)
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

  (7)
  Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

  (8)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

        "Change of Control" means the occurrence of either of the following:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

  (2)
  Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Depreciation, Depletion and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging

    Obligations and excluding additional interest in respect of the notes, amortization of deferred financing fees, any interest attributable to Dollar-Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

  (2)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

  (3)
  commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than Holdings and the Restricted Subsidiaries; minus

  (4)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

  (1)
  any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;

  (2)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

  (3)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  (4)
  any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

  (5)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of Holdings) shall be excluded;

  (6)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

  (7)
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

  (8)
  solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

  (9)
  an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

  (10)
  any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

  (11)
  any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

  (12)
  any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

  (13)
  accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

  (14)
  (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

  (15)
  (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

  (16)
  any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

  (17)
  (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

  (18)
  Capitalized Software Expenditures shall be excluded; and

  (19)
  Non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income).

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

        "Consolidated Taxes" means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers' acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means (i) the Credit Agreement entered into upon expiration of the Escrow Period among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by Holdings to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its

Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

  (3)
  is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

  (1)
  Consolidated Taxes; plus

  (2)
  Fixed Charges; plus

  (3)
  Consolidated Depreciation, Depletion and Amortization Expense; plus

  (4)
  Consolidated Non-Cash Charges; plus

  (5)
  any expenses or charges (other than Consolidated Depreciation, Depletion and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the notes or any Bank Indebtedness, (ii) any amendment or other modification of the notes or other Indebtedness, (iii) any additional interest in respect of the notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

  (6)
  business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

  (7)
  the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

  (8)
  any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

  (9)
  the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "—Certain Covenants—Transactions with Affiliates"; plus

  (10)
  all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated April 10, 2012 to the extent such adjustments, without duplication, continue to be applicable to such period; plus

  (11)
  the amount of any loss attributable to a new plant or facility until the date that is 12 months after completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of Holdings and (B) losses attributable to such plant or facility after 12 months from the date of completing construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (11), plus

  (12)
  exploration expenses or costs (to the extent Holdings adopts the "successful efforts" method), and less , without duplication, to the extent the same increased Consolidated Net Income,

  (13)
  the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

  (14)
  non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), other than:

  (1)
  public offerings with respect to Holdings' or such direct or indirect parent's common stock registered on Form S-4 or Form S-8;

  (2)
  issuances to any Subsidiary of Holdings; and

  (3)
  any such public or private sale that constitutes an Excluded Contribution.

        "Escrow Account" means a segregated account, under the sole control of the Trustee, that includes only cash and U.S. dollar denominated Cash Equivalents (or rights to receive such under letters of credit), the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the holders of the notes.

        "Escrow Period" means that period beginning on the Issue Date and ending on the date on which the funds held in the Escrow Account are released upon satisfaction of all conditions precedent to such release, as set forth in the escrow agreement.

        "Escrow Release Date" means the date upon which the Escrow Condition is satisfied.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of Holdings) received by Holdings after the Issue Date from:

  (1)
  contributions to its common equity capital, and

  (2)
  the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be; provided, that $3,200 million of Cash Equivalents received by Holdings from the Equity Investors on or prior to the Escrow Release Date to fund the Acquisition shall not be permitted to be designated an Excluded Contribution.

        "Excluded Subsidiary" means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of Section 957 of the Code ("CFCs") or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Receivables Subsidiary and (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Farm-In Agreement" means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

        "Farm-Out Agreement" means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that Holdings may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings as set forth in an Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated April 10, 2012 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Obligations.

        "holder" or "noteholder" means the Person in whose name a note is registered on the registrar's books.

        "Holdings" means Everest Acquisition LLC (renamed as EP Energy LLC on the Escrow Release Date), together with its successors or assigns.

        "Hydrocarbons" means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any Person:

  (1)
  the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  (2)
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

  (3)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Holdings) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of Holdings or its Restricted

Subsidiaries (as determined in good faith by the board of directors or senior management of Holdings, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Holdings or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Holdings or its Restricted Subsidiaries Incurred without violation of the indenture; and (9) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

        Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

  (2)
  securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Holdings and its Subsidiaries,

  (3)
  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

  (4)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investments" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

  (a)
  Holdings' "Investment" in such Subsidiary at the time of such redesignation less

  (b)
  the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Holdings) at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.

        "Issue Date" means the date on which the notes are originally issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Holdings or any direct or indirect parent of Holdings, as applicable, was approved by a vote of a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Certain Covenants—Asset Sales") to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

        "Notes Obligations" means Obligations in respect of the notes and the indenture, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the notes.

        "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Holdings.

        "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, which meets the requirements set forth in the indenture.

        "Oil and Gas Business" means:

  (1)
  the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

  (2)
  the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

  (3)
  any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Holdings or its Restricted Subsidiaries, directly or indirectly, participate;

  (4)
  any business relating to oil field sales and service; and

  (5)
  any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.

        "Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings.

        "Pari Passu Indebtedness" means: (a) with respect to an Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

        "Permitted Business Investment" means any Investment and/or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

  (1)
  Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

  (2)
  Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

  (3)
  Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

        "Permitted Holders" means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a "Permitted Holder Group"), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other "group" (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

  (1)
  any Investment in Holdings or any Restricted Subsidiary;

  (2)
  any Investment in Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by Holdings or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain Covenants—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the indenture;

  (6)
  advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

  (7)
  any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (9)
  any Investment by Holdings or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (10)
  additional Investments by Holdings or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (11)
  loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person's purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (12)
  Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments";

  (13)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

  (14)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (15)
  (x) guarantees issued in accordance with the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Future Subsidiary Guarantors," including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Holdings or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

  (16)
  Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

  (17)
  any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

  (18)
  any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

  (19)
  additional Investments in joint ventures not to exceed, at any one time in the aggregate outstanding under this clause (19), $100.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (20)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Holdings or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (21)
  any Investment in any Subsidiary of Holdings or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

  (22)
  Permitted Business Investments.

        "Permitted Liens" means, with respect to any Person:

  (1)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (2)
  Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (3)
  Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

  (4)
  Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (5)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (6)
  (A)
  Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (B)
  Liens securing Indebtedness incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (C)
  Liens securing Indebtedness incurred under the RBL Facility in excess of $2,000 million (and solely to the extent of such excess), including any letter of credit facility relating thereto, that was permitted to be incurred under the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (D)
  Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(2), (d), (l), (p) or (t) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (provided that in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of Holdings other than a Restricted Subsidiary that is not a Subsidiary Guarantor);

  (7)
  Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement, the holders of the Secured Notes or the lenders under the Term Loan Facility);

  (8)
  Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;

  (9)
  Liens on assets or property at the time Holdings or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") may not extend to any other property owned by Holdings or any Restricted Subsidiary

    (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

  (10)
  Liens securing Indebtedness or other obligations of Holdings or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (11)
  Liens securing Hedging Obligations not incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

  (12)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (13)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;

  (14)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

  (15)
  Liens in favor of Holdings or any Subsidiary Guarantor;

  (16)
  Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

  (17)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (18)
  Liens on the Equity Interests of Unrestricted Subsidiaries;

  (19)
  grants of software and other technology licenses in the ordinary course of business;

  (20)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

  (21)
  Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings' or such Restricted Subsidiary's client at which such equipment is located;

  (22)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (23)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (24)
  Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

  (25)
  other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $350.0 million and 5% Adjusted Consolidated Net Tangible Assets at the time of Incurrence;

  (26)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (27)
  any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

  (28)
  Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

  (29)
  Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;

  (30)
  Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

  (31)
  Liens in respect of Production Payments and Reserve Sales;

  (32)
  Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

  (33)
  Liens on pipelines or pipeline facilities that arise by operation of law; and

  (34)
  any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens and easements); or

    (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Production Payments and Reserve Sales" means the grant or transfer by Holdings or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

  (1)
  the Board of Directors of Holdings shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary;

  (2)
  all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Holdings); and

  (3)
  the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of Holdings or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the notes or any Refinancing Indebtedness with respect to the notes shall not be deemed a Qualified Receivables Financing.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of Holdings' control, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by Holdings or any direct or indirect parent of Holdings as a replacement agency for Moody's or S&P, as the case may be.

        "RBL Facility" means the credit agreement entered into on the Escrow Release Date among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or other lenders), restructured, repaid, refunded, refinanced or otherwise modified from time to time pursuant to any amendment thereto or pursuant to a new loan agreement with other lenders, governed by a borrowing base set by the lenders, extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or under any successor or replacement agreement or increasing the amount loaned thereunder or altering the maturity thereof.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary and:

  (a)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (b)
  with which neither Holdings nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and

  (c)
  to which neither Holdings nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Restricted Cash" means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to Holdings, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the indenture and that is secured by such cash or Cash Equivalents.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of Senior 2020 Exchange Notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Secured Notes" means the Issuers' 6.875% Senior Secured Notes due 2019 issued on the Issue Date and including any exchange notes issued in exchange therefor pursuant to the Registration Rights Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

        "Similar Business" means a business, the majority of whose revenues are derived from the activities of Holdings and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsors, EP Energy Holding Company and EPE Acquisition, LLC.

        "Sponsors" means (i) affiliates of each of Apollo Global Management, LLC, Access Industries, Inc. and Riverstone Holdings, L.P. and other investors party to that certain Interim Investors Agreement dated as of February 24, 2012 (the "Interim Investors Agreement") and any other investors that may become party to the Interim Investors Agreement prior to or upon the consummation of the Acquisition and any of their respective Affiliates other than any portfolio companies (collectively, the "Equity Investor") and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of Holdings.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary thereof which Holdings has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to an Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means any guarantee of the obligations of the Issuers under the indenture and the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture.

        "Subsidiary Guarantor" means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

        "Tax Distributions" means any distributions described in clause (12) of the covenant entitled "—Certain Covenants—Limitation on Restricted Payments."

        "Term Loan Facility" means the term loan agreement, dated as of the Issue Date, by and among Holdings, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and collateral agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

        "TIA" means the Trust indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings, without giving effect to any amortization of the amount of intangible assets since December 31, 2011, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Transactions" means the transactions described under "Summary—Recent Events—The Acquisition Transactions."

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuers, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2016; provided, however, that if the period from such redemption date to May 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means:

  (1)
  any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and

  (2)
  who shall have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary;

        Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of the Restricted Subsidiaries (other than pursuant to customary Liens on related arrangements under any oil and gas royalty trust or master limited partnership); provided, further, however, that either:

  (a)
  the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

  (b)
  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  (x)
  (1) Holdings could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or (2) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

  (y)
  no Event of Default shall have occurred and be continuing.

        Any such designation by Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF SENIOR 2022 EXCHANGE NOTES

General

        EP Energy LLC, a Delaware limited liability company, and Everest Acquisition Finance Inc., a Delaware corporation (each an "Issuer" and together, the "Issuers"), issued $350,000,000 aggregate principal amount of 7.750% Senior Notes due 2022 (the "initial 2022 senior notes") under an indenture (the "indenture"), dated as of August 13, 2012, by and among the Issuers, the Subsidiary Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee. In this description, (i) "we," "us" and "our" mean EP Energy LLC and its Subsidiaries and (i) the term "Issuers" refers only to EP Energy LLC and Everest Acquisition Finance Inc., but not to any of their Subsidiaries.

        The Issuers will issue the senior 2022 exchange notes under the indenture. The terms of the senior 2022 exchange notes are identical in all material respects to the initial 2022 senior notes except that upon completion of the exchange offer, the senior 2022 exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights. We refer to the initial 2022 senior notes as the "initial notes." We refer to the senior 2022 exchange notes as the "exchange notes." Unless otherwise indicated by the context, references in the "Description of Senior 2022 Exchange Notes" section to the "notes" include the initial notes and the exchange notes.

        The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. We urge you to read those agreements because they, not this description, define your rights as holders of the notes. Capitalized terms used in this "Description of Senior 2022 Exchange Notes" section and not otherwise defined have the meanings set forth under "—Certain Definitions."

        The Issuers will issue the exchange notes in an aggregate principal amount up to $350,000,000. The Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." The notes and any additional notes subsequently issued under the indenture may, at our election, be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number, if applicable. Unless the context otherwise requires, for all purposes of the indenture and this "Description of Senior 2022 Exchange Notes," references to the notes include any additional notes actually issued.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the designated office or agency of the Trustee).

        The exchange notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, provided that the exchange notes may be issued in denominations of less than $1,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $1,000. No service charge will be made for any registration of transfer or exchange of the notes, but in certain circumstances the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

        The notes are senior obligations of the Issuers and will mature on September 1, 2022. Each note bears interest at a rate of 7.750% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year, commencing March 1, 2013.

Optional Redemption

        On or after September 1, 2017 the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period	Redemption Price
2017	103.875%
2018	102.583%
2019	101.292%
2020 and thereafter	100.000%

        In addition, prior to September 1, 2017 the Issuers may redeem the notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by the Issuers by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to September 1, 2015 the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are contributed to the common equity capital of Holdings or used to purchase Capital Stock (other than Disqualified Stock) of Holdings, at a redemption price (expressed as a percentage of principal amount thereof) of 107.750%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Selection

        In the case of any partial redemption, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the applicable legal requirements and the requirements of DTC, if applicable);

provided that no notes of $2,000 or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Certain Covenants—Asset Sales." We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

        The indebtedness evidenced by the notes is senior Indebtedness of the Issuers, ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuers and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuers.

        The indebtedness evidenced by the Subsidiary Guarantees is senior Indebtedness of the applicable Subsidiary Guarantor, ranks pari passu in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor and is senior in right of payment, to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

        At June 30, 2012, on a pro forma basis after giving effect to the Refinancing Transactions:

  (1)
  Holdings and its Subsidiaries would have had $1,900 million in aggregate principal amount of Secured Indebtedness outstanding, including the Secured Notes and loans under the Term Loan Facility, of which $400 million of Secured Indebtedness would have been outstanding under the Credit Agreement, and approximately $1.5 billion would have been available and undrawn, and to all of which the notes will be subordinated to the extent of the value of the collateral securing such Indebtedness; and

  (2)
  Holdings and its Subsidiaries would have had $2,350 million in aggregate principal amount of senior unsecured Indebtedness outstanding, including the Existing Senior Notes and the notes.

        Although the indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by Holdings and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries of Holdings that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Holdings and its Subsidiaries are able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens."

        Holdings is a holding company that has no material assets or operations other than the equity in the assets of its Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuers, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of Holdings that are not Subsidiary Guarantors. Our only

Subsidiaries that are not Subsidiary Guarantors will be (i) non-Wholly Owned Subsidiaries and (ii) Foreign Subsidiaries, as well as Domestic Subsidiaries (x) that own no material assets (directly or through their Subsidiaries) other than equity interests of one or more of Foreign Subsidiaries that are CFCs or (y) that are Subsidiaries of Foreign Subsidiaries, all of which, as of March 31, 2012, had no outstanding indebtedness, excluding intercompany obligations.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries."

Subsidiary Guarantees

        Each of Holdings' direct and indirect Wholly Owned Restricted Subsidiaries (other than Everest Acquisition Finance Inc.) that are Domestic Subsidiaries and that are borrowers or guarantors under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under the indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Subsidiary Guaranteed Obligations"). Such Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

        Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—Because each subsidiary guarantor's liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the subsidiary guarantors." After the Issue Date, Holdings will cause each Wholly Owned Restricted Subsidiary (other than an Excluded Subsidiary) that Incurs or guarantees certain Indebtedness of Holdings or any of its Restricted Subsidiaries or issues shares of Disqualified Stock and Everest Acquisition Finance Inc. to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same unsecured senior basis. See "—Certain Covenants—Future Subsidiary Guarantors."

        Each Subsidiary Guarantee will be a continuing guarantee and shall:

  (1)
  remain in full force and effect until payment in full of all the Subsidiary Guaranteed Obligations of such Subsidiary Guarantor;

  (2)
  subject to the next two succeeding paragraphs, be binding upon each such Subsidiary Guarantor and its successors; and

  (3)
  inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

        Each Subsidiary's Subsidiary Guarantee will be automatically released upon:

  (1)
  the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture;

  (2)
  the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary";

  (3)
  the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the notes;

  (4)
  the Issuers' exercise of their legal defeasance option or covenant defeasance option as described under "—Defeasance" or if the Issuers' obligations under the indenture are discharged in accordance with the terms of the indenture; and

  (5)
  the occurrence of a Covenant Suspension Event.

        A Restricted Subsidiary's Subsidiary Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.

Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously or concurrently elected to redeem notes as described under "—Optional Redemption."

        In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuers shall:

  (1)
  repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

  (2)
  obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

        See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the notes by delivery of a notice of redemption as described under "—Optional Redemption," the Issuers shall mail a notice (a "Change of Control Offer") to each holder with a copy to the Trustee stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder's notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts and financial information regarding such Change of Control;

  (3)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions determined by the Issuers, consistent with this covenant, that a holder must follow in order to have its notes purchased.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        In addition, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under such Change of Control Offer.

        Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

        The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        This Change of Control repurchase provision is a result of negotiations between the Issuers and the initial purchasers. The Issuers have no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuers could decide to do so in the future. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuers' capital structure or credit rating.

        The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuers may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by the Issuers' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—We may not be able to repurchase the notes upon a change of control."

        The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of Holdings and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," under New York law, which governs the indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        The provisions under the indenture relating to the Issuers' obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

        Set forth below are summaries of certain covenants that are contained in the indenture. If on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the indenture then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the covenants specifically listed under the following captions in this "Description of Senior 2022 Exchange Notes" section of this prospectus will not be applicable to the notes (collectively, the "Suspended Covenants"):

  (1)
  "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (2)
  "—Limitation on Restricted Payments";

  (3)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries";

  (4)
  "—Asset Sales";

  (5)
  "—Transactions with Affiliates";

  (6)
  clause (4) of the first paragraph of "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; and

  (7)
  "—Future Subsidiary Guarantors."

        If and while Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period."

        On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below or one of the clauses set forth in the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted

Payments" had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on Restricted Payments." As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Holdings or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuers must comply with the terms of the covenant described under "—Future Subsidiary Guarantors."

        For purposes of the "—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The indenture provides that:

  (1)
  Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

  (2)
  Holdings will not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that Holdings and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount, together with any Refinancing Indebtedness thereof pursuant to clause (o) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

        The foregoing limitations will not apply to:

  (a)
  the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder up to an aggregate principal amount outstanding at any time that does not exceed the greatest of (1) $3.0 billion, (2) the sum of (x) $500.0 million and (y) 30% of Adjusted Consolidated Net Tangible Assets of Holdings and the Restricted Subsidiaries at the time of Incurrence and (3) the Borrowing Base at the time of Incurrence;

  (b)
  the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by (1) the notes and the Subsidiary Guarantees, as applicable (not including any additional notes but including exchange notes and related guarantees thereof) and (2) Indebtedness, including in respect of the Secured Notes and the Term Loan Facility (including any guarantees thereof), in an aggregate principal amount for this clause (b)(2) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed $1,500 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (c)
  Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b)), including the Existing Senior Notes and any guarantee thereof;

  (d)
  Indebtedness (including Capitalized Lease Obligations) Incurred by Holdings or any Restricted Subsidiary, Disqualified Stock issued by Holdings or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (d), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) below, does not exceed the greater of $350.0 million and 5% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

  (e)
  Indebtedness Incurred by Holdings or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

  (f)
  Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

  (g)
  Indebtedness of Holdings to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

  (h)
  shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

  (i)
  Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

  (j)
  Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

  (k)
  obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

  (l)
  Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (o) below, does not exceed the greater of $500.0 million and 7% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which Holdings, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

  (m)
  Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of (i) the net cash proceeds received by Holdings and its Restricted Subsidiaries since immediately after May 24, 2012 plus (ii) the amount of net cash proceeds received by Holdings in excess of $3,200 million prior to or on May 24, 2012, in each case from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (which proceeds are contributed to Holdings or its Restricted Subsidiary) or cash contributed to the capital of Holdings (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the third paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

  (n)
  any guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Holdings or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of Holdings or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of Holdings, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under "—Future Subsidiary Guarantors" solely to the extent such covenant is applicable;

  (o)
  the Incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (b), (c), (d), (l), (m), (o) and (p) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

  (1)
  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this subclause (1) will not apply to any refunding or refinancing of any Secured Indebtedness);

  (2)
  to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or

      Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

    (3)
    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of Holdings, an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

  (p)
  Indebtedness, Disqualified Stock or Preferred Stock of (x) Holdings or any Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by Holdings or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

  (1)
  Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

  (2)
  the Fixed Charge Coverage Ratio of Holdings would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;

  (q)
  Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to Holdings or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

  (r)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (s)
  Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

  (t)
  Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (it being understood that any Indebtedness incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

  (u)
  Indebtedness of Holdings or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

  (v)
  Indebtedness consisting of Indebtedness issued by Holdings or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent described in clause (4) of the third paragraph of the covenant described under "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

  (1)
  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided, that (i) only Indebtedness outstanding under the Credit Agreement in excess of $2,000 million may be classified or reclassified as not incurred under clause (a) of the second paragraph of this covenant and (ii) the Secured Notes and the Term Loan Facility (including any guarantees thereof) outstanding on May 24, 2012, shall at all times be treated as incurred pursuant to clause (b) of the second paragraph of this covenant;

  (2)
  at the time of incurrence, Holdings will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above;

  (3)
  if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and

  (4)
  if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.

        Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of any of Holdings' or any of the Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

  (2)
  purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (3)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

  (a)
  no Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8) and (13)(b) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

        "Cumulative Credit" means the sum of (without duplication):

  (1)
  50% of the Consolidated Net Income of Holdings for the period from July 1, 2012 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the "Reference Period") (or in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (2)
  100% of (i) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings after May 24, 2012 plus (ii) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings in excess of $3,200 million prior to or on May 24, 2012 (in each case other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Holdings or a Restricted Subsidiary), plus

  (3)
  100% of (i) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash after May 24, 2012 plus (ii) the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, in excess of $3,200 million prior to or on May 24, 2012 (in each case other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), plus

  (4)
  100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Holdings or any Restricted Subsidiary issued after May 24, 2012 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

  (5)
  100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Restricted Subsidiary from:

  (A)
  the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and the Restricted Subsidiaries by any Person (other than Holdings or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the succeeding paragraph),

    (B)
    the sale (other than to Holdings or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

    (C)
    a distribution or dividend from an Unrestricted Subsidiary, plus

  (6)
  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by Holdings) of the Investment of Holdings or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of Holdings) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the succeeding paragraph or constituted a Permitted Investment).

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

  (2)
  (a)  the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of Holdings, any direct or indirect parent of Holdings or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings) (collectively, including any such contributions, "Refunding Capital Stock"),

  (b)
  the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of Refunding Capital Stock, and

  (c)
  if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

  (3)
  the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of an Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Subsidiary Guarantor, which is Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

  (a)
  the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

    (b)
    such Indebtedness is subordinated to the notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

    (c)
    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

    (d)
    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

  (4)
  a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director or consultant of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock), with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

  (a)
  the cash proceeds received by Holdings or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to members of management, directors or consultants of Holdings and the Restricted Subsidiaries or any direct or indirect parent of Holdings that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under "—Limitation on Restricted Payments"), plus

  (b)
  the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Issue Date;

    provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to Holdings or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of Holdings, any Restricted Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity

    Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

  (5)
  the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (6)
  (a)  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (b)
  a Restricted Payment to any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of Holdings issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

  (c)
  the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

    provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Holdings would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

  (7)
  Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $175.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (8)
  the payment of dividends after a public offering of Capital Stock of Holdings or any direct or indirect parent of Holdings on Holdings' Capital Stock (or a Restricted Payment to any such direct or indirect parent of Holdings to fund the payment by such direct or indirect parent of Holdings of dividends on such entity's Capital Stock) of up to 6% per annum of the total market capitalization of Holdings or any such direct or indirect parent of Holdings as of the date of such public offering, other than public offerings with respect to Holdings' (or such direct or indirect parent's) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

  (9)
  Restricted Payments that are made with Excluded Contributions;

  (10)
  other Restricted Payments in an aggregate amount, when taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of $225.0 million and 3% of Adjusted Consolidated Net Tangible Assets at the time made;

  (11)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries;

  (12)
  (a) with respect to any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of Holdings in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that Holdings and/or its Subsidiaries, as applicable, would have paid for such taxable period had Holdings and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (b) with respect to any taxable period ending after the Issue Date for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)), distributions to any direct or indirect parent of Holdings in an amount necessary to permit such direct or indirect parent of Holdings to make a pro rata distribution to its owners such that each direct or indirect owner of Holdings receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of Holdings for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

  (13)
  any Restricted Payment, if applicable:

  (a)
  in amounts required for any direct or indirect parent of Holdings to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Holdings and general corporate operating and overhead expenses of any direct or indirect parent of Holdings in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries;

  (b)
  in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (c)
  in amounts required for any direct or indirect parent of Holdings to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;

  (14)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (15)
  purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

  (16)
  Restricted Payments by Holdings or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

  (17)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions "—Change of Control" and "—Asset Sales"; provided that all notes tendered by holders of the notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (18)
  payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under "Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets"; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Holdings shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

  (19)
  any Restricted Payment used to fund the Transactions and the payment of fees and expenses Incurred in connection with the Transactions or owed by Holdings or any direct or indirect parent of Holdings or Restricted Subsidiaries of Holdings to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of Holdings to enable it to make payments in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under "—Transactions with Affiliates";

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (7), (10), (11) and (13)(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Holdings) of such property.

        As of the Issue Date, all of the Subsidiaries of Holdings will be Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Issuer or Restricted Subsidiary to:

  (a)
  (i) pay dividends or make any other distributions to Holdings or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

  (b)
  make loans or advances to Holdings or any Restricted Subsidiary; or

  (c)
  sell, lease or transfer any of its properties or assets to Holdings or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

  (1)
  (i) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Senior Notes (including any guarantee thereof), the Secured Notes (including any guarantee thereof) and the Term Loan Facility (including any guarantee thereof) and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

  (2)
  the indenture, the notes (and any exchange notes) or the Guarantees;

  (3)
  applicable law or any applicable rule, regulation or order;

  (4)
  any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

  (5)
  contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

  (6)
  Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (8)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (9)
  purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

  (10)
  customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

  (11)
  in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;

  (12)
  any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

  (13)
  other Indebtedness, Disqualified Stock or Preferred Stock (a) of Holdings or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers' ability to make anticipated principal or interest payments on the notes (as determined in good faith by Holdings), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (14)
  any Restricted Investment not prohibited by the covenant described under "—Limitation on Restricted Payments" and any Permitted Investment;

  (15)
  any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of "Permitted Business Investment"; or

  (16)
  any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) Holdings or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or Additional Assets; provided that the amount of:

  (a)
  any liabilities (as shown on Holdings' or a Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

  (b)
  any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

  (c)
  with respect to any Asset Sale of Oil and Gas Properties by Holdings or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof), and

  (d)
  any Designated Non-cash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 4% of Adjusted Consolidated Net Tangible Assets and $300.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

        Within 365 days after Holdings' or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

  (1)
  to repay (a) Indebtedness constituting Bank Indebtedness and other Pari Passu Indebtedness that is secured by a Lien permitted under the indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (c) Obligations under the notes or (d) other Pari Passu Indebtedness (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness, the Issuers will equally and ratably reduce Obligations under the notes as provided under "Optional Redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings);

  (2)
  to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; or

  (3)
  to invest in Additional Assets.

        In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless Holdings or such Restricted Subsidiary enters into another binding commitment (a "Second Commitment") within six months of such cancellation or termination of the prior binding commitment; provided, further, that Holdings or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net

Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.

        Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuers shall make an offer to all holders of notes (and, at the option of the Issuers, to holders of any Pari Passu Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

        If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness will be made pursuant to the terms of such Pari Passu Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

        The indenture provides that Holdings will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $20.0 million, unless:

  (a)
  such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

  (1)
  transactions between or among Holdings and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Holdings and any direct parent of Holdings; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

  (2)
  Restricted Payments permitted by the provisions of the indenture described above under the covenant "—Limitation on Restricted Payments" and Permitted Investments;

  (3)
  the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings;

  (4)
  transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

  (5)
  payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of Holdings in good faith;

  (6)
  any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by Holdings;

  (7)
  the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the offering memorandum related to the initial notes dated August 8, 2012 and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

  (8)
  the execution of the Transactions, and the payment of all fees and expenses related to the Transactions, including fees to the Sponsors;

  (9)
  (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to Holdings and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

  (10)
  any transaction effected as part of a Qualified Receivables Financing;

  (11)
  the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Person;

  (12)
  the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

  (13)
  the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under "—Limitation on Restricted Payments";

  (14)
  any contribution to the capital of Holdings;

  (15)
  transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets";

  (16)
  transactions between Holdings or any Restricted Subsidiary and any Person, a director of which is also a director of Holdings or any direct or indirect parent of Holdings; provided, however, that such director abstains from voting as a director of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person;

  (17)
  pledges of Equity Interests of Unrestricted Subsidiaries;

  (18)
  the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

  (19)
  any employment agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

  (20)
  the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment or modification thereto (so long as, in the good faith judgment of the Board of Directors of Holdings, any such amendment or modification is not more disadvantageous, taken as a whole, to holders in any material respect as compared to the Sponsor Management Agreement in effect on the Issue Date);

  (21)
  payments by Holdings or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of Holdings in good faith;

  (22)
  transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings in an Officers' Certificate) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

  (23)
  investments by the Sponsors in securities of Holdings or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

  (24)
  customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Liens

        The indenture provides that Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of Holdings or such Restricted Subsidiary securing Indebtedness of Holdings or a Restricted Subsidiary unless the notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.

        Any Lien that is granted to secure the notes or any Subsidiary Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the notes or such Subsidiary Guarantee.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of "Permitted Liens" and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of "Indebtedness."

Reports and Other Information

        The indenture provides that notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

  (1)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (2)
  within the time period specified in the SEC's rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC;

  (3)
  promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC's rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

  (4)
  subject to the foregoing, any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement, to exceptions and exclusions consistent with the presentation of financial and other information in the offering memorandum related to the initial notes dated August 8, 2012 (including with respect to any periodic reports provided prior to effectiveness of the exchange offer registration statement or shelf registration statement, the omission of financial information required by Rule 3-10 under Regulation S-X promulgated by the SEC (or any successor provision)). In addition to providing such information to the Trustee, Holdings shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts the information required to be provided pursuant to clauses (1), (2) or (3) of this paragraph, by posting such information to its website or on IntraLinks or any comparable online data system or website.

        If Holdings has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of Holdings, then the annual and quarterly information required by clauses (1) and (2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

        Notwithstanding the foregoing, Holdings will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement, as applicable.

        In the event that:

  (a)
  the rules and regulations of the SEC permit Holdings and any direct or indirect parent of Holdings to report at such parent entity's level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Holdings, or

  (b)
  any direct or indirect parent of Holdings is or becomes a guarantor of the notes,

consolidating reporting at the parent entity's level in a manner consistent with that described in this covenant for Holdings will satisfy this covenant, and the indenture will permit Holdings to satisfy its obligations in this covenant with respect to financial information relating Holdings by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings, the Subsidiary Guarantors and the other Subsidiaries of Holdings on a standalone basis, on the other hand.

        In addition, Holdings will make such information available to prospective investors upon request. In addition, Holdings has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Holdings will also hold quarterly conference calls, beginning with the first full fiscal quarter ending September 30, 2012, for all holders and securities analysts to discuss such financial information no later than five business days after the distribution of such information required by this covenant and prior to the date of each such conference call, announcing the time and date of such conference call and either including all information necessary to access the call or informing holder of notes, prospective investors, market makers affiliated with any initial purchaser of the notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or other login information.

        Notwithstanding the foregoing, Holdings will be deemed to have furnished such reports referred to above to the Trustee and the holders if Holdings has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on Holdings' website (or that of any of Holdings' parent companies).

Future Subsidiary Guarantors

        The indenture provides that Holdings will cause each Wholly Owned Restricted Subsidiary that is not an Excluded Subsidiary and that guarantees any Indebtedness of an Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Subsidiary Guarantee shall be released in accordance with the provisions of the indenture described under "—Subsidiary Guarantees."

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

        The indenture provides that Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

  (1)
  Holdings is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the "Successor Holdco"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the notes is a corporation;

  (2)
  the Successor Holdco (if other than Holdings) expressly assumes all the obligations of Holdings under the indenture pursuant to supplemental indentures;

  (3)
  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Issuer or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

  (4)
  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Holdco, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Holdco, or such Restricted Subsidiary at the time of such transaction), either

  (a)
  the Successor Holdco would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

    (b)
    the Fixed Charge Coverage Ratio would be greater than such ratio immediately prior to such transaction;

  (5)
  if Holdings is not the Successor Holdco, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under the indenture and the notes; and

  (6)
  the Successor Holdco shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

        The Successor Holdco (if other than Holdings) will succeed to, and be substituted for, Holdings under the indenture and the notes, and in such event Holdings will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4), (a) Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to or to a Restricted Subsidiary, and (b) Holdings may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of Holdings and the Restricted Subsidiaries is not increased thereby. This "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries.

        The indenture further provides that, subject to certain limitations in the indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of Holdings that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and Holdings will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

  (1)
  either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the "Successor Subsidiary Guarantor") and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption "—Certain Covenants—Asset Sales"; and

  (2)
  the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

        Subject to certain limitations described in the indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary

Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, and QD such Subsidiary Guarantor will automatically be released and discharged from its obligations under the indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with Holdings or another Subsidiary Guarantor.

        In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a "Transfer") to Holdings or any Subsidiary Guarantor.

Defaults

        An "Event of Default" is defined in the indenture as:

  (1)
  a default in any payment of interest (including any additional interest) on any note when due, continued for 30 days;

  (2)
  a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

  (3)
  failure by Holdings for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in "Certain covenants—Reports and Other Information";

  (4)
  the failure by Holdings or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the notes or the indenture;

  (5)
  the failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to Holdings or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent (the "cross-acceleration provision");

  (6)
  certain events of bankruptcy, insolvency or reorganization of Holdings or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the "bankruptcy provisions");

  (7)
  failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the "judgment default provision"); or

  (8)
  the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee with respect to the notes and such Default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        However, a default under clause (4) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding notes notify the Issuers of the default and the Issuers do not cure such default within the time specified in clause (4) hereof after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) occurs with respect to the notes and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding notes by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings occurs, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing,

  (2)
  holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy,

  (3)
  such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer or the Trustee, the Trustee must mail to each holder of the notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, Holdings is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Holdings also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Holdings is taking or proposes to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the indenture, the notes and the Subsidiary Guarantees may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or change the Stated Maturity of any note;

  (4)
  reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "—Optional Redemption" above;

  (5)
  make any note payable in money other than that stated in such note;

  (6)
  expressly subordinate the notes or any related Subsidiary Guarantee to any other Indebtedness of an Issuer or any Subsidiary Guarantor;

  (7)
  impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

  (8)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        Except as expressly provided by the indenture, without the consent of holders of at least 66.67% in principal amount of notes then outstanding, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the holders of the notes.

        Without the consent of any holder, the Issuers and the Trustee may amend the indenture, the notes or the Subsidiary Guarantees to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor (with respect to an Issuer) of the obligations of an Issuer under the indenture and the notes, to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the indenture and its Subsidiary Guarantee, to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantee with respect to the notes, to secure the notes, to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any holder, to conform the text of the indenture, Subsidiary Guarantees or the notes, to any provision of this "Description of Senior 2022 Exchange Notes" to the extent that such provision in this "Description of Senior 2022 Exchange Notes" was intended by the Issuers to be a verbatim recitation of a provision of the indenture as stated in an Officers' Certificate, Subsidiary Guarantees or the notes, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA to effect any provision of the indenture or to make certain changes to the indenture to provide for the issuance of additional notes.

        The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

        No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings or any direct or indirect parent companies, as such, will have any liability for any obligations of Holdings or any Subsidiary Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

        A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a noteholder to pay any taxes required by law or permitted by the indenture. The Issuers are not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuers and/or the Subsidiary Guarantors have paid all other sums payable under the indenture; and

  (3)
  the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

        The Issuers at any time may terminate all of their obligations under the notes and the indenture with respect to the holders of the notes ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuers at any time may terminate their obligations under the covenants described under "—Certain Covenants" for the benefit of the holders of the notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Defaults" (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under "—Change of Control" and "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" ("covenant defeasance") for the benefit of the holders of the notes. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

        The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4) and (5) (with respect only to Significant Subsidiaries), (6), (7), (8) or (9) under "—Defaults" or because of the failure of Holdings to comply with the first clause (4) under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets."

        In order to exercise their defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Concerning the Trustee

        The Wilmington Trust, National Association is the Trustee under the indenture and has been appointed by the Issuers as registrar and a paying agent with regard to the notes.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

        "Acquisition" means the purchase of EP Energy Corporation, EP Energy Holding Company and El Paso Brazil by EPE Acquisition, LLC as described in this prospectus under the heading "Summary—Recent Events—The Acquisition Transactions."

        "Acquisition Documents" means the Purchase and Sale Agreement, dated as of February 24, 2012, by and among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

        "Additional Assets" means:

  (1)
  any properties or assets used or useful in the Oil and Gas Business;

  (2)
  capital expenditures by Holdings or a Restricted Subsidiary in the Oil and Gas Business;

  (3)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or

  (4)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Additional Refinancing Amount" means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

  (a)
  the sum of:

  (i)
  estimated discounted future net revenues from proved oil and gas reserves of Holdings and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by Holdings in a reserve report prepared as of the end of Holdings' most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of Holdings and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year end reserve report and any adjustments since such year end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to Holdings were year end or (2) if Holdings so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined as provided in the definition of "Borrowing Base" and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each case as estimated by Holdings' petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

    (ii)
    the capitalized costs that are attributable to Oil and Gas Properties of Holdings and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Holdings' books and records as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iii)
    the Net Working Capital on a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements;

    (iv)
    assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business, provided that such net value shall not be less than zero; and

    (v)
    the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest annual or quarterly consolidated financial statements, and (B) the Fair Market Value, as estimated by Holdings, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings' latest audited consolidated financial statements (it being understood that Holdings shall not be required to obtain any appraisal of any assets); minus

  (b)
  the sum of:

  (i)
  any amount included in (a)(i) through (a)(v) above that is attributable to minority interests;

  (ii)
  any net gas balancing liabilities of Holdings and its Restricted Subsidiaries reflected in Holdings' latest audited consolidated financial statements;

  (iii)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Holdings and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

  (iv)
  to the extent included in (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in (a)(i)), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of Holdings and its Restricted

      Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If Holdings changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if Holdings were still using the full cost method of accounting.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, as determined by the Issuers, the greater of:

  (1)
  1% of the then outstanding principal amount of the note; and

  (2)
  the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note, at September 1, 2017 (such redemption price being set forth in the applicable table appearing above under "—Optional Redemption") plus (ii) all required interest payments due on the note through September 1, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/ Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) outside the ordinary course of business of Holdings or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

  (2)
  the issuance or sale of Equity Interests (other than directors' qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

  (a)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

  (b)
  the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions described above under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

  (c)
  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

  (d)
  any disposition of assets of Holdings or any Restricted Subsidiary or issuance or sale of Equity Interests of Holdings or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by Holdings) of less than $50.0 million;

  (e)
  any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

  (f)
  any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (g)
  foreclosure or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries;

  (h)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

  (i)
  the lease, assignment or sublease of, or any transfer related to a "reverse build to suit" or similar transaction in respect of, any real or personal property in the ordinary course of business;

  (j)
  any sale of inventory or other assets in the ordinary course of business;

  (k)
  any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

  (l)
  in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

  (m)
  a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

  (n)
  any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the indenture;

  (o)
  dispositions in connection with Permitted Liens;

  (p)
  any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

  (q)
  the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

  (r)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (s)
  any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

  (t)
  a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

  (u)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

  (v)
  the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

  (w)
  a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.

        "Bank Indebtedness" means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by Holdings to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Board of Directors" means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of Holdings, the Board of Directors of Holdings shall be deemed to include the Board of Directors of Holdings or any direct or indirect parent, as appropriate.

        "Borrowing Base" means, at any date of determination, an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus

(c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted Subsidiaries under commodity hedging agreements (other than basis differential commodity hedging agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted subsidiaries under basis differential commodity hedging agreements, in each case for Holdings and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by Holdings in a reserve report prepared by Holdings' petroleum engineers applying the relevant NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity adjusted for relevant energy content, quality and basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by Holdings applying, if available, the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX (or successor) forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock or shares;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of Holdings or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Holdings and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of Holdings as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

        "Capitalized Software Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

        "Cash Equivalents" means:

  (1)
  U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

  (2)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

  (4)
  repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

  (6)
  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

  (7)
  Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

  (8)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

        "Change of Control" means the occurrence of either of the following:

  (1)
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

  (2)
  Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Depreciation, Depletion and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the notes, amortization of deferred financing fees, any interest attributable to Dollar-Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

  (2)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

  (3)
  commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than Holdings and the Restricted Subsidiaries; minus

  (4)
  interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

  (1)
  any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions, in each case, shall be excluded;

  (2)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

  (3)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

  (4)
  any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

  (5)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of Holdings) shall be excluded;

  (6)
  any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

  (7)
  the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

  (8)
  solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

  (9)
  an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under "—Certain Covenants—Limitation on Restricted Payments" shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

  (10)
  any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

  (11)
  any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

  (12)
  any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

  (13)
  accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

  (14)
  (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

  (15)
  (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

  (16)
  any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

  (17)
  (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

  (18)
  Capitalized Software Expenditures shall be excluded; and

  (19)
  Non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income).

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

        "Consolidated Taxes" means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

        "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers' acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

  (1)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

  (2)
  to advance or supply funds:

  (a)
  for the purchase or payment of any such primary obligation; or

  (b)
  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

  (3)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means (i) the Credit Agreement dated as of May 24, 2012 by and among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by Holdings to be included in the definition of "Credit Agreement," one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Credit Agreement Documents" means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

  (3)
  is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means a Restricted Subsidiary that is not a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

  (1)
  Consolidated Taxes; plus

  (2)
  Fixed Charges; plus

  (3)
  Consolidated Depreciation, Depletion and Amortization Expense; plus

  (4)
  Consolidated Non-Cash Charges; plus

  (5)
  any expenses or charges (other than Consolidated Depreciation, Depletion and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the notes or any Bank Indebtedness, (ii) any amendment or other modification of the notes or other Indebtedness, (iii) any additional interest in respect of the notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

  (6)
  business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

  (7)
  the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

  (8)
  any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

  (9)
  the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "—Certain Covenants—Transactions with Affiliates"; plus

  (10)
  all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated August 8, 2012 to the extent such adjustments, without duplication, continue to be applicable to such period; plus

  (11)
  the amount of any loss attributable to a new plant or facility until the date that is 12 months after completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of Holdings and (B) losses attributable to such plant or facility after 12 months from the date of completing construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (11), plus

  (12)
  exploration expenses or costs (to the extent Holdings adopts the "successful efforts" method), and less, without duplication, to the extent the same increased Consolidated Net Income,

  (13)
  the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

  (14)
  non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), other than:

  (1)
  public offerings with respect to Holdings' or such direct or indirect parent's common stock registered on Form S-4 or Form S-8;

  (2)
  issuances to any Subsidiary of Holdings; and

  (3)
  any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contributions" means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of Holdings) received by Holdings after the Issue Date from:

  (1)
  contributions to its common equity capital, and

  (2)
  the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Holdings,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be; provided, that $3,200 million of Cash Equivalents received by Holdings from the Equity Investors on or prior to May 24, 2012 to fund the Acquisition shall not be permitted to be designated an Excluded Contribution.

        "Excluded Subsidiary" means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of Section 957 of the Code ("CFCs") or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Receivables Subsidiary and (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date.

        "Existing Senior Notes" means the Issuers' 9.375% Senior Notes due 2020 issued on April 24, 2012 (including exchange notes issued in exchange therefor pursuant to a registration rights agreement dated April 24, 2012) pursuant to the Indenture dated as of April 24, 2012 by and among the Issuers, the Subsidiary Guarantors party thereto, Wilmington Trust, National Association, as trustee, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

        "Farm-In Agreement" means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

        "Farm-Out Agreement" means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that Holdings may elect pursuant to an Officers' Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings as set forth in an Officers' Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature used in connection with the calculation of "Adjusted EBITDA" as set forth in footnote (4) to the "Summary Historical and Pro Forma Consolidated Financial and Other Operating Data" under "Summary" in the offering memorandum related to the initial notes dated August 8, 2012 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

        For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Obligations.

        "holder" or "noteholder" means the Person in whose name a note is registered on the registrar's books.

        "Holdings" means EP Energy LLC, together with its successors or assigns.

        "Hydrocarbons" means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any Person:

  (1)
  the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

  (2)
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

  (3)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Holdings) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of Holdings or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of Holdings, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Holdings or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Holdings or its Restricted Subsidiaries Incurred without violation of the indenture; and (9) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

        Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

  (2)
  securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Holdings and its Subsidiaries,

  (3)
  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

  (4)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

  (1)
  "Investments" shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

  (a)
  Holdings' "Investment" in such Subsidiary at the time of such redesignation less

  (b)
  the portion (proportionate to Holdings' equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Holdings) at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.

        "Issue Date" means the date on which the notes are originally issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means the group consisting of the directors, executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Holdings or any direct or indirect parent of Holdings, as applicable, was approved by a vote of a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of Holdings or any direct or indirect parent of Holdings, as applicable.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Certain Covenants—Asset Sales") to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP.

        "Notes Obligations" means Obligations in respect of the notes and the indenture, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the notes.

        "Officer" means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Holdings.

        "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, which meets the requirements set forth in the indenture.

        "Oil and Gas Business" means:

  (1)
  the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

  (2)
  the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

  (3)
  any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Holdings or its Restricted Subsidiaries, directly or indirectly, participate;

  (4)
  any business relating to oil field sales and service; and

  (5)
  any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.

        "Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings.

        "Pari Passu Indebtedness" means: (a) with respect to an Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

        "Permitted Business Investment" means any Investment and/or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

  (1)
  Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

  (2)
  Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

  (3)
  Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

        "Permitted Holders" means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a "Permitted Holder Group"), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other "group" (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

  (1)
  any Investment in Holdings or any Restricted Subsidiary;

  (2)
  any Investment in Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by Holdings or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

  (4)
  any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain Covenants—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the indenture;

  (6)
  advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

  (7)
  any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Holdings of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (9)
  any Investment by Holdings or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (10)
  additional Investments by Holdings or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (11)
  loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person's purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings;

  (12)
  Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in "—Certain Covenants—Limitation on Restricted Payments";

  (13)
  any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

  (14)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (15)
  (x) guarantees issued in accordance with the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Future Subsidiary Guarantors," including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of Holdings or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

  (16)
  Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

  (17)
  any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

  (18)
  any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivable Financing;

  (19)
  additional Investments in joint ventures not to exceed, at any one time in the aggregate outstanding under this clause (19), $100.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

  (20)
  Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Holdings or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (21)
  any Investment in any Subsidiary of Holdings or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

  (22)
  Permitted Business Investments.

        "Permitted Liens" means, with respect to any Person:

  (1)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (2)
  Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

  (3)
  Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

  (4)
  Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

  (5)
  minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (6)
  (A)  Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (B)
  Liens securing Indebtedness incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (C)
  Liens securing Indebtedness incurred under the RBL Facility in excess of $2,000 million (and solely to the extent of such excess), including any letter of credit facility relating thereto, that was permitted to be incurred under the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

  (D)
  Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(2), (d), (l), (p) or (t) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" (provided that in the case of clause (t), such Lien does not extend to the property or assets of any Subsidiary of Holdings other than a Restricted Subsidiary that is not a Subsidiary Guarantor);

  (7)
  Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement, the holders of the Secured Notes or the lenders under the Term Loan Facility);

  (8)
  Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;

  (9)
  Liens on assets or property at the time Holdings or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (p) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") may not extend to any other property owned by Holdings or any Restricted Subsidiary

    (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

  (10)
  Liens securing Indebtedness or other obligations of Holdings or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

  (11)
  Liens securing Hedging Obligations not incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

  (12)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (13)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;

  (14)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

  (15)
  Liens in favor of Holdings or any Subsidiary Guarantor;

  (16)
  Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

  (17)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (18)
  Liens on the Equity Interests of Unrestricted Subsidiaries;

  (19)
  grants of software and other technology licenses in the ordinary course of business;

  (20)
  Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

  (21)
  Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings' or such Restricted Subsidiary's client at which such equipment is located;

  (22)
  judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

  (23)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

  (24)
  Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

  (25)
  other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $350.0 million and 5% Adjusted Consolidated Net Tangible Assets at the time of Incurrence;

  (26)
  any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (27)
  any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

  (28)
  Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

  (29)
  Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;

  (30)
  Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

  (31)
  Liens in respect of Production Payments and Reserve Sales;

  (32)
  Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;

  (33)
  Liens on pipelines or pipeline facilities that arise by operation of law; and

  (34)
  any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens and easements); or

    (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b).

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

        "Production Payments and Reserve Sales" means the grant or transfer by Holdings or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

  (1)
  the Board of Directors of Holdings shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary;

  (2)
  all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Holdings); and

  (3)
  the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of Holdings or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the notes or any Refinancing Indebtedness with respect to the notes shall not be deemed a Qualified Receivables Financing.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of Holdings' control, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by Holdings or any direct or indirect parent of Holdings as a replacement agency for Moody's or S&P, as the case may be.

        "RBL Facility" means the credit agreement dated as of May 24, 2012 by and among Holdings, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or other lenders), restructured, repaid, refunded, refinanced or otherwise modified from time to time pursuant to any amendment thereto or pursuant to a new loan agreement with other lenders, governed by a borrowing base set by the lenders, extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or under any successor or replacement agreement or increasing the amount loaned thereunder or altering the maturity thereof.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary and:

  (a)
  no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

  (b)
  with which neither Holdings nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and

  (c)
  to which neither Holdings nor any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Restricted Cash" means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to Holdings, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the indenture and that is secured by such cash or Cash Equivalents.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this "Description of Senior 2022 Exchange Notes," all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Consolidated Total Indebtedness secured by a Lien.

        "Secured Notes" means the Issuers' 6.875% Senior Secured Notes due 2019 issued on April 24, 2012 (including exchange notes issued in exchange therefor pursuant to a registration rights agreement dated April 24, 2012) pursuant to the Indenture dated as of April 24, 2012 by and among the Issuers, the Subsidiary Guarantors party thereto, Wilmington Trust, National Association, as trustee, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

        "Similar Business" means a business, the majority of whose revenues are derived from the activities of Holdings and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsors, EP Energy Holding Company and EPE Acquisition, LLC.

        "Sponsors" means (i) affiliates of each of Apollo Global Management, LLC, Access Industries, Inc. and Riverstone Holdings, L.P. and other investors party to that certain Interim Investors Agreement dated as of February 24, 2012 (the "Interim Investors Agreement") and any other investors that may become party to the Interim Investors Agreement prior to or upon the consummation of the Acquisition and any of their respective Affiliates other than any portfolio companies (collectively, the "Equity Investor") and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of Holdings.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary thereof which Holdings has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to an Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means any guarantee of the obligations of the Issuers under the indenture and the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture.

        "Subsidiary Guarantor" means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

        "Tax Distributions" means any distributions described in clause (12) of the covenant entitled "—Certain Covenants—Limitation on Restricted Payments."

        "Term Loan Facility" means the term loan agreement, dated as of April 24, 2012, by and among Holdings, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and collateral agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

        "TIA" means the Trust indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the indenture.

        "Total Assets" means the total consolidated assets of Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings, without giving effect to any amortization of the amount of intangible assets since December 31, 2011, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

        "Transactions" means the transactions described under "Summary—Recent Events—The Acquisition Transactions."

        "Treasury Rate" means, as of the applicable redemption date, as determined by the Issuers, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 1, 2017; provided, however, that if the period from such redemption date to September 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Officer" means:

  (1)
  any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and

  (2)
  who shall have direct responsibility for the administration of the indenture.

        "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary;

        Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of the Restricted Subsidiaries (other than pursuant to customary Liens on related arrangements under any oil and gas royalty trust or master limited partnership); provided, further, however, that either:

  (a)
  the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

  (b)
  if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain Covenants—Limitation on Restricted Payments."

        Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

  (x)
  (1) Holdings could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or (2) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

  (y)
  no Event of Default shall have occurred and be continuing.

        Any such designation by Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

 BOOK-ENTRY; DELIVERY AND FORM
        Except as set forth below, the exchange notes will initially be issued in registered, global notes in global form without coupons ("Global Notes"). Each Global Note shall be deposited with the Trustee, as custodian for, and registered in the name of The Depository Trust Company ("DTC") or a nominee thereof. The initial notes to the extent validly tendered and accepted and directed by their holders in their letters of transmittal, will be exchanged through book-entry electronic transfer for the global note.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

The Global Notes

        We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary ("participants") and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

        So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indentures. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indentures with respect to the notes.

        Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indentures.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indentures, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will include legends with applicable transfer restrictions for such notes.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        A Global Note is exchangeable for certificated notes in fully registered form without interest coupons ("Certificated Securities") only in the following limited circumstances:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an event of default with respect to the notes under the indentures and DTC shall have requested the issuance of Certificated Securities.

        Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indentures) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Subject to the limitations and qualifications set forth herein (including Exhibit 8.1 hereto), this discussion is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. federal income tax counsel. The following is a discussion of the material U.S. federal income tax considerations relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and the ownership and disposition of exchange notes acquired by U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as "Holders") pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based on the Code, Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus and all of which are subject to change (perhaps with retroactive effect).

        This summary does not represent a detailed description of the U.S. federal income tax consequences to Holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to Holders that are subject to special treatment under the U.S. federal income tax laws, such as financial institutions, regulated investment companies, real estate investment trusts, individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, life insurance companies, partnerships or other passthrough entities (or investors therein), tax-exempt organizations, U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, persons holding notes as a hedge or hedged against currency risk, in an integrated or conversion transaction, as a position in a constructive sale or straddle, or U.S. Holders whose "functional currency" is other than the U.S. dollar. This summary does not address U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift taxes), the recently enacted Medicare tax on certain investment income, the alternative minimum tax or the consequences under the tax laws of any foreign, state or local jurisdiction. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code. We have not requested a ruling from the Internal Revenue Service (the "IRS") on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident alien individual of the United States;

  •
  a corporation that is organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        For purposes of this discussion, the term "non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate and that is not a U.S. Holder.

        If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such an entity will depend on the status of the partner and the activities of the entity. Partners in such entities that are considering exchanging initial notes for exchange notes pursuant to the exchange offer should consult their own tax advisors.

        Prospective investors should consult their own tax advisors concerning the particular U.S. federal income tax consequences of exchanging initial notes for exchange notes pursuant to the exchange offer and owning and disposing exchange notes acquired pursuant to the exchange offer, as well as the consequences arising under other federal tax laws and the laws of any other taxing jurisdiction.

Possible Alternative Treatment

        We may be obligated to pay amounts in excess of the stated interest or principal on the exchange notes, including as described under "Description of Senior 2020 Exchange Notes—Optional Redemption," "Description of Senior 2022 Exchange Notes—Optional Redemption," "Description of Senior Secured Exchange Notes—Optional Redemption," "Description of Senior 2020 Exchange Notes—Change of Control," "Description of Senior 2022 Exchange Notes—Change of Control" and "Description of Senior Secured Exchange Notes—Change of Control." These potential payments may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and, accordingly, we do not intend to treat the exchange notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a Holder, unless such Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Holder might be required to accrue ordinary interest income on the exchange notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income any gain realized on the taxable disposition of an exchange note. The remainder of this discussion assumes that the exchange notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the exchange notes.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

  Exchange Offer

        Exchanging an initial note for an exchange note pursuant to the exchange offer should not be treated as a taxable exchange for U.S. federal income tax purposes. Consequently, U.S. Holders should not recognize gain or loss upon receipt of an exchange note. The holding period for an exchange note should include the holding period for the initial note and the initial basis in an exchange note should be the same as the adjusted basis in the initial note.

  Stated Interest

        Absent an election to the contrary (see "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method)," below), any stated interest payments on an exchange note to a U.S. Holder will be taxable as ordinary interest income at the time they accrue or are received, in accordance with the U.S. Holder's regular method of tax accounting for U.S. federal income tax purposes.

  Market Discount and Bond Premium

        Market Discount.    If a U.S. Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that is less than its "revised issue price," the amount of the difference should be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an initial note should carry over to the exchange note received in exchange therefor. The amount of any market discount will be treated as de minimis and disregarded if it is less than one-quarter of one percent of the revised issue price of the initial note, multiplied by the number of complete years to maturity. For this purpose, the "revised issue price" of an initial note equals the issue price of the initial note. The "issue price" of a note is the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The rules described below do not apply to a U.S. Holder if such holder purchased an initial note that has de minimis market discount.

        Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the initial note or the exchange note) that has not previously been included in income. If a U.S. Holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), such holder will be required to include any accrued market discount as ordinary income as if such holder had sold the exchange note at its then fair market value. In addition, such holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the initial note or the exchange note received in exchange therefor.

        Market discount accrues ratably during the period from the date on which such holder acquired the initial note through the maturity date of the exchange note (for which the initial note was exchanged), unless such holder makes an irrevocable election to accrue market discount under a constant yield method. Such holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If such holder elects to include market discount in income currently, such holder's adjusted basis in an exchange note will be increased by any market discount included in income. An election to include market discount currently will apply to all market discount obligations acquired during or after the first taxable year in which the election is made, and the election may not be revoked without the consent of the IRS. If a U.S. Holder makes the election described below in "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method)" for a market discount note, such holder would be treated as having made an election to include market discount in income currently under a constant yield method, as discussed in this paragraph.

        Bond Premium.    If a U.S. Holder purchased an initial note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of the principal amount of the initial note, the excess will be treated as bond premium. Any bond premium applicable to an initial note should carry over to the exchange note received in exchange therefor. A U.S. Holder may elect to reduce the amount required to be included in income each year with respect to interest on its note by the amount of amortizable bond premium allocable to that year, based on the exchange note's yield to maturity. However, because the exchange notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce or eliminate the amount of premium that a U.S. Holder may amortize with respect to an exchange note. U.S. Holders should consult their tax advisors about these special rules, including whether it would be advisable to elect to treat all interest on the exchange notes as original issue discount (see "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method)," below), which would result in a U.S. Holder not being subject to these special rules. If a U.S. Holder makes the election to amortize bond premium, it will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that the U.S. Holder holds at the beginning of the first taxable year to which the election applies or thereafter acquires, and the election may not be revoked without the consent of the IRS. See also "—Election to Treat All Interest as Original Issue Discount (Constant Yield Method)," below.

  Election to Treat All Interest as Original Issue Discount (Constant Yield Method)

        A U.S. Holder may elect to include in gross income all "interest" (as defined below) that accrues on its exchange note using the constant-yield method described below. For purposes of this election,

"interest" will include stated interest, market discount and de minimis market discount, as reduced by any amortizable bond premium (described in "—Bond Premium," above). A U.S. Holder that makes this election will be required to include interest in gross income for U.S. federal income tax purposes as it accrues (regardless of its method of tax accounting), which may be in advance of receipt of the cash attributable to that income.

        Although this election applies only to the exchange note for which a U.S. Holder makes it, an electing U.S. Holder will be deemed to have made the election described in "—Bond Premium," above, to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that it holds at the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if a U.S. Holders makes this election for a market discount note, such holder will be treated as having made the election discussed above under "—Market Discount and Bond Premium—Market Discount" to include market discount in income currently over the life of all debt instruments that the U.S. holder hold at the time of the election or acquire thereafter. A U.S. Holder may not revoke an election to apply the constant-yield method to all interest on an exchange note without the consent of the IRS.

        If a U.S. Holder makes this election for its exchange note, then no payments on the exchange note will be treated as payments of QSI, and the annual amounts of interest includible in income by the U.S. Holder will equal the sum of the "daily portions" of the interest with respect to the exchange note for each day on which the U.S. Holder owns the exchange note during the taxable year. The U.S. Holder determines the daily portions of interest by allocating to each day in an "accrual period" a pro rata portion of the interest that is allocable to that accrual period. The term "accrual period" means an interval of time with respect to which the accrual of interest is measured and which may vary in length over the term of an exchange note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period. For purposes of this election, the "issue date" of the exchange note is the date the U.S. Holder purchases the exchange note.

        The amount of interest allocable to an accrual period will equal the product of the "adjusted issue price" of the exchange note at the beginning of the accrual period and its "yield to maturity." The adjusted issue price of an exchange note at the beginning of the first accrual period is the purchase price, and, on any day thereafter, it is the sum of the issue price and the amount of interest previously included in gross income, reduced by the amount of any payment previously made on the exchange note. If all accrual periods are of equal length except for a shorter initial or final accrual period, the U.S. Holder can compute the amount of interest allocable to the initial period using any reasonable method; however, the interest allocable to the final accrual period will always be the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period.

  Dispositions

        A sale, exchange, redemption, retirement or other taxable disposition of an exchange note will result in taxable gain or loss to a U.S. Holder equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to any accrued and unpaid stated interest, which will be taxed as ordinary income to the extent not previously so taxed) and the U.S. Holder's adjusted tax basis in the exchange note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. A U.S. Holder's adjusted tax basis in an exchange note should equal the cost of such exchange note to such Holder, increased by any market discount previously included in gross income and reduced (but not below zero) by the amount of any amortizable bond premium taken into account with respect to the exchange note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the exchange note (or the initial note exchanged therefor) is held for more than one year. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Certain U.S. Federal Tax Considerations for Non-U.S. Holders

  Exchange Offer

        Non-U.S. Holders should not recognize gain or loss upon receipt of an exchange note in exchange for an initial note pursuant to the exchange offer.

  Interest

        Subject to the discussion below of backup withholding, U.S. federal income or withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the exchange notes, provided that such payment is not effectively connected with such non-U.S. Holder's conduct of a U.S. trade or business and such non-U.S. Holder:

  •
  does not own actually or constructively own 10% or more of the capital or profits interest in Parent;

  •
  is not a controlled foreign corporation that is related to Parent under the applicable provisions of the Code; and

  •
  is not a bank whose receipt of interest on the exchange notes is described in section 881(c)(3)(A) of the Code; and

either (a) such non-U.S. Holder provides identifying information (i.e., name and address) to us on IRS Form W-8BEN (or successor form), and certifies, under penalty of perjury, that such non-U.S. Holder is not a U.S. person or (b) a financial institution holding the exchange notes on behalf of such non-U.S. Holder certifies, under penalty of perjury, that it has received such a certification from the beneficial owner and, when required, provides us with a copy.

        If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless such Holder provides us with a properly executed (1) applicable IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the exchange note is not subject to withholding tax because it is effectively connected with such Holder's conduct of a trade or business in the United States (in which case such interest will be subject to tax as discussed below).

  Dispositions

        Any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of an exchange note by a non-U.S. Holder will not be subject to U.S. federal income or withholding tax (except to the extent attributable to accrued and unpaid interest, which will be taxable as described above) unless (1) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder (in which case such gain will be subject to regular graduated U.S. tax rates as described above) or (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met (in which case such gain, net of certain U.S.-source losses, if any, will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty)).

  Effectively Connected Interest or Gain

        If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes or gain from the disposition of the exchange notes is effectively connected with the conduct of that trade or business, such non-U.S. Holder will, subject to any applicable income tax treaty, be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

  U.S. Holders

        A U.S. Holder may be subject to information reporting and backup withholding (currently at the rate of 28%, and scheduled to increase to 31% in 2013) with respect to payments of stated interest and payments of the gross proceeds from the sale or other disposition (including a retirement or redemption) of an exchange note. Certain U.S. Holders (including corporations) are not subject to information reporting and backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:

  •
  fails to furnish its correct taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  is notified by the IRS that it is subject to backup withholding because it has previously failed to properly report payments of interest or dividends;

  •
  fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding; or

  •
  otherwise fails to comply with applicable requirements of the backup withholding rules.

  Non-U.S. Holders

        A non-U.S. Holder will not be subject to backup withholding (currently at the rate of 28%, and scheduled to increase to 31% in 2013) with respect to payments of interest to such non-U.S. Holder if we have received from such non-U.S. Holder the statement described above under "—Certain U.S. Federal Tax Considerations to Non-U.S. Holders—Interest" or the non-U.S. Holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person. A non-U.S. Holder may, however, be subject to information reporting requirements with respect to payments of interest on the exchange notes.

        Proceeds from the sale, exchange, retirement, redemption or other taxable disposition of the exchange notes made to or through a foreign office of a foreign broker without certain specified connections to the United States will not be subject to information reporting or backup withholding. A non-U.S. Holder may be subject to backup withholding and/or information reporting with respect to the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of an exchange note within the United States or conducted through certain U.S.-related financial intermediaries, unless the payer receives the statement described above under "—Certain U.S. Federal Tax Considerations to Non-U.S. Holders—Interest" and does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person, as defined under the Code, or such non-U.S. Holder otherwise establishes an exemption.

  U.S. Holders and non-U.S. Holders

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Holder's U.S. federal income tax liability, and may entitle a Holder to a refund, provided the required information is timely furnished to the IRS.

 PLAN OF DISTRIBUTION

        Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it (i) has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute such exchange notes and (ii) will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                    , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for holders of the notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees being issued were passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

Independent registered public accounting firm

        The consolidated financial statements of EP Energy Corporation at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon appearing herein. Such financial statements, except as they relate to Four Star Oil & Gas Company have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

        The audited financial statements of Four Star Oil & Gas Company as of December 31, 2011 and for the year ended December 31, 2011, not separately presented in this prospectus, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report thereon appears herein. The audited financial statements of EP Energy Corporation, to the extent they relate to Four Star Oil & Gas Company, have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Everest Acquisition LLC at April 30, 2012, and for the period March 23, 2012 (inception) to April 30, 2012, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Independent Petroleum Engineers

        Estimates of our oil, NGL and natural gas reserves, related future net cash flows and the present values thereof as of December 31, 2011 included in this prospectus were based in part upon reserve information that was audited by independent petroleum engineers, Ryder Scott Company, L.P. We have included these estimates in reliance on the authority of Ryder Scott Company, L.P. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        We will be required to file annual and quarterly reports and other information with the SEC after the registration statement described below is declared effective by the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public through our internet website at www.epenergy.com or on the SEC's website at www.sec.gov. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to the exchange offer. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

        We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the initial notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

        We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

GLOSSARY OF OIL AND NATURAL GAS TERMS

        The terms defined in this section are used throughout this prospectus:

        "/d." per day.

        "Basin." A large natural depression on the earth's surface in which sediments generally brought by water accumulate.

        "Bbl." One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil, condensate or natural gas liquids.

        "Bcf." One billion cubic feet of natural gas.

        "Bcfe." One billion cubic feet of natural gas equivalent, determined by using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas.

        "Boe." Barrel of oil equivalent, a standard convention used to express oil and gas volumes on a comparable oil equivalent basis. Gas equivalents are determined under the relative energy content method by using the ratio of 6.0 Mcf of gas to 1.0 Bbl of oil or NGLs.

        "Btu." British Thermal units, a measure of heating value.

        "Completion." The process of treating a drilled well followed by the installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

        "Developed acreage." The number of acres that are allocated or assignable to productive wells or wells capable of production.

        "Development well." A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

        "Dry hole." Exploratory or development well that does not produce oil or natural gas in economically producible quantities.

        "Exploratory well." A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

        "Farm-in or farm-out." An agreement under which the owner of a working interest in an oil or natural gas lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its working interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The working interest received by an assignee is a "farm-in" while the working interest transferred by the assignor is a "farm-out."

        "Field." An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature and/or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

        "Formation." A layer of rock which has distinct characteristics that differ from nearby rock.

        "Gross acreage or gross wells." The total acres or wells, as the case may be, in which a working interest is owned.

        "Horizontal drilling." A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

        "MBbl." One thousand barrels of crude oil, condensate or NGLs.

        "MBoe." One thousand Boes.

        "Mcf." One thousand cubic feet of natural gas.

        "Mcfe." One thousand cubic feet equivalent, determined by using a ratio of six Mcf of natural gas to one bbl of crude oil, condensate or NGLs.

        "MMBbl." One million barrels of crude oil, condensate or NGLs.

        "MMBtu." One million British thermal units.

        "MMcfe." One million cubic feet of natural gas equivalent, determined by using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or NGLs.

        "Net Revenue Interest." The interest in and to all hydrocarbons produced, saved and sold from or allocated to an oil and/or gas property after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of such hydrocarbon production.

        "NGLs." Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

        "NYMEX." The New York Mercantile Exchange.

        "Net acres." The percentage of total acres an owner has out of a particular number of acres, or a specified tract. An owner who has 50% interest in 100 acres has 50 net acres.

        "Productive well." A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of the production exceed production expenses and taxes.

        "Proved developed reserves." Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well and through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

        "Proved reserves." The estimated quantities of oil, natural gas and NGLs which geoscience and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

        "Proved undeveloped ("PUD") reserves." Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

        "Recompletion." The process of re-entering an existing wellbore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

        "Reservoir." A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

        "Spacing." The distance between wells producing from the same reservoir. Spacing is often expressed in terms of acres, e.g., 40-acre spacing, and is often established by regulatory agencies.

        "Standardized measure." Discounted future net cash inflows estimated by applying year-end prices to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on period-end costs to determine pre-tax cash inflows. Future income taxes, if applicable, are computed by applying the statutory tax rate to the excess of pre-tax cash inflows over our tax basis in the oil and natural gas properties. Future net cash inflows after income taxes are discounted using a 10% annual discount rate.

        "Tcfe." One trillion cubic feet of natural gas equivalent, determined by using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas.

        "Undeveloped acreage." Acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether such acreage contains proved reserves.

        "Unit." The joining of all or substantially all property interests in a particular spacing or development area tract or section, to provide for development and operation of all such separate property interests. Also, the area covered by a unitization agreement or pooling order.

        "Wellbore." The hole drilled by the bit that is equipped for natural gas production on a completed well. Also called well or borehole.

        "Working interest." The right granted to the lessee of a property to explore for and to produce and own oil, natural gas or other minerals. The working interest owners bear the exploration, development and operating costs on either a cash, penalty or carried basis.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Income for (i) the successor period from March 23, 2012 (inception) to June 30, 2012 and (ii) predecessor periods from January 1, 2012 to May 24, 2012 and the six month period ended June 30, 2011

F-2

Condensed Consolidated Statements of Comprehensive Income (Loss) for (i) the successor period from March 23, 2012 (inception) to June 30, 2012 and (ii) predecessor periods from January 1, 2012 to May 24, 2012 and the six month period ended June 30, 2011

F-3
Condensed Consolidated Balance Sheets as of June 30, 2012 (successor) and December 31, 2011 (predecessor)	F-4

Condensed Consolidated Statements of Cash Flows for the successor period from March 23, 2012 (inception) to June 30, 2012 and predecessor periods from January 1, 2012 to May 24, 2012 and the six months ended June 30, 2011

F-6
Condensed Consolidated Statements of Changes of Equity for the successor period from March 23, 2012 to June 30, 2012 and predecessor period from January 1, 2012 to May 24, 2012	F-7
Notes to the Condensed Consolidated Financial Statements	F-8
Audited Financial Statements (Successor)
Report of Independent Registered Public Accounting Firm	F-32
Balance Sheet as of April 30, 2012	F-33
Statement of Income (loss) for the Period from March 23, 2012 to April 30, 2012	F-34
Statement of Cash Flows for the Period from March 23, 2012 to April 30, 2012	F-35
Notes to Financial Statements	F-36
Audited Consolidated Financial Statements (Predecessor)
Report of Independent Registered Public Accounting Firm	F-39
Report of Independent Registered Public Accounting Firm	F-40
Consolidated Statements of Income for the Years Ended December 31, 2011, 2010 and 2009	F-41
Consolidated Statements of Comprehensive Income for the Years Ended December 31, 2011, 2010 and 2009	F-42
Consolidated Balance Sheets as of December 31, 2011 and 2010	F-43
Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009	F-45
Consolidated Statements of Equity for the Years Ended December 31, 2011, 2010 and 2009	F-46
Notes to Consolidated Financial Statements	F-47
Supplemental Oil and Natural Gas Operations (Unaudited)	F-78
Schedule II Valuation and Qualifying Accounts	F-89

EP ENERGY LLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions)

(Unaudited)

	Year-to-Date Periods
	Successor	Predecessor
	March 23 (inception) to June 30, 2012	January 1 to May 24, 2012	Six Months Ended June 30, 2011
Operating Revenues
Oil and condensate	$77	$322	$236
Natural gas	61	262	497
NGL	5	29	28
Financial derivatives	57	365	24

Total operating revenues	200	978	785

Operating expenses
Transportation costs	14	45	38
Lease operating expenses	21	96	100
General and administrative expenses	209	75	98
Depreciation, depletion and amortization	34	319	280
Impairments/Ceiling test charges	1	62	—
Exploration expense	6	—	—
Taxes, other than income taxes	12	45	49

Total operating expenses	297	642	565

Operating income	(97)	336	220
(Loss) earnings from unconsolidated affiliates	(1)	(5)	(1)
Other (expense) income	1	(3)	—
Interest expense
Third party	(53)	(14)	(2)
Affiliated	—	—	(4)

Income before income taxes	(150)	314	213
Income tax expense	—	136	61

Net income (loss)	$(150)	$178	$152

See accompanying notes.

EP ENERGY LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In millions)

(Unaudited)

	Year-to-Date Periods
	Successor	Predecessor
	March 23 (inception) to June 30, 2012	January 1 to May 24, 2012	Six Months Ended June 30, 2011
Net (loss) income	$(150)	$178	$152

Net gains from cash flow hedging activities:
Reclassification adjustment(1)	—	3	4

Other comprehensive gains	—	3	4

Comprehensive (loss) income	$(150)	$181	$156

(1)
Reclassification adjustments are stated net of tax. Taxes recognized for the predecessor periods from January 1, 2012 to May 24, 2012 and six months ending June 30, 2011 of $2 million for both periods.

See accompanying notes.

EP ENERGY LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

ASSETS

	Successor June 30, 2012	Predecessor December 31, 2011
Current assets
Cash and cash equivalents	$55	$25
Accounts receivable
Customer, net of allowance of less than $1 in 2012 and 2011	163	135
Affiliates	—	132
Other, net of allowance of $2 for 2012 and $7 for 2011	30	39
Materials and supplies	29	28
Derivatives	278	272
Prepaid assets	43	12
Other	—	15

Total current assets	598	658

Property, plant and equipment, at cost
Oil and natural gas properties, of which $481 was excluded from amortization for 2011	6,927	21,923
Other property, plant and equipment	89	147

	7,016	22,070
Less accumulated depreciation, depletion and amortization	34	18,003

Total property, plant and equipment, net	6,982	4,067

Other assets
Investments in unconsolidated affiliates	236	346
Derivatives	200	9
Deferred income taxes	6	7
Unamortized debt issue cost	139	8
Other	5	4

	586	374

Total assets	$8,166	$5,099

See accompanying notes.

EP ENERGY LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except share amounts)

(Unaudited)

LIABILITIES AND EQUITY

	Successor June 30, 2012	Predecessor December 31, 2011
Current liabilities
Accounts payable
Trade	$107	$140
Affiliates	—	47
Other	268	258
Derivatives	—	7
Accrued taxes other than income	30	33
Accrued interest	52	—
Deferred income taxes	—	91
Current reserves	23	—
Other	25	13

Total current liabilities	505	589

Long-term debt	4,243	851
Other long-term liabilities
Derivatives	18	73
Asset retirement obligations	226	148
Deferred income taxes	—	291
Other	16	47

Total non-current liabilities	4,503	1,410

Commitments and contingencies (Note 8)
Members'/Stockholder's equity
Common stock, par value $1 per share; 1,000 shares authorized and outstanding at December 31, 2011	—	—
Additional paid-in capital	—	4,580
Accumulated deficit	—	(1,476)
Accumulated other comprehensive loss	—	(4)
Members' equity	3,158	—

Total members'/stockholder's equity	3,158	3,100

Total liabilities and equity	$8,166	$5,099

See accompanying notes.

EP ENERGY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Year-to-Date Periods
	Successor	Predecessor
	March 23 (Inception) to June 30, 2012	January 1 to May 24, 2012	Six Months Ended June 30, 2011
Cash flows from operating activities
Net income (loss)	$(150)	$178	$152
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	34	319	280
Deferred income tax expense	1	199	58
Loss from unconsolidated affiliates, adjusted for cash distributions	2	12	27
Impairments/Ceiling test charges	1	62	—
Amortization of equity compensation expense	8	—	—
Other non-cash income items	3	7	3
Asset and liability changes
Accounts receivable	(18)	132	(28)
Accounts payable	(6)	(56)	25
Affiliate income taxes	—	4	16
Derivatives	(15)	(201)	117
Accrued interest	52	(1)	—
Other asset changes	(26)	(7)	11
Other liability changes	22	(68)	2

Net cash (used in) provided by operating activities	(92)	580	663

Cash flows from investing activities
Capital expenditures	(150)	(636)	(675)
Net proceeds from the sale of assets	22	9	24
Cash paid for acquisitions, net of cash acquired	(7,126)	(1)	(1)

Net cash used in investing activities	(7,254)	(628)	(652)

Cash flows from financing activities
Proceeds from long term debt	4,323	215	925
Repayment of long term debt	(80)	(1,065)	(825)
Contributed member equity	3,300	—	—
Contribution from El Paso Corporation	—	960	—
Change in note payable with El Paso Corporation	—	—	(145)
Debt issuance costs	(142)	—	—
Other	—	—	(6)

Net cash provided by (used in) financing activities	7,401	110	(51)

Change in cash and cash equivalents	55	62	(40)
Cash and cash equivalents
Beginning of period	—	25	74

End of period	$55	$87	$34

See accompanying notes

EP ENERGY LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In millions, except share amounts)

(Unaudited)

	Shares	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated deficit)	Accumulated Other Comprehensive Income	Total Stockholder's/ Members' Equity
Predecessor
Balance at December 31, 2011	1,000	$—	$4,580	$(1,476)	$(4)	$3,100
Contribution from parent		—	1,481	—	—	1,481
Other		—	12	—	3	15
Net income		—	—	178	—	178
Elimination of predecessor stockholder's equity	(1,000)	—	(6,073)	1,298	1	(4,774)

Balance at May 24, 2012	—	$—	$—	$—	$—	$—

Successor
Balance at March 23, 2012 (inception)	—	$—	$—	$—	$—	$—
Member contributions	—	—	—	—	—	3,300
Equity compensation expense	—	—	—	—	—	8
Net loss	—	—	—	—	—	(150)

Balance at June 30, 2012	—	$—	$—	$—	$—	$3,158

See accompanying notes.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation

        EP Energy LLC (the successor and formerly known as Everest Acquisition LLC) was formed as a Delaware limited liability company on March 23, 2012 by Apollo Global Management LLC (Apollo) and other private equity investors (collectively, the Sponsors). On May 24, 2012, the Sponsors acquired EP Energy Global LLC, (formerly known as EP Energy Corporation and EP Energy, L.L.C. after its conversion into a Delaware limited liability company) and subsidiaries for approximately $7.2 billion in cash as contemplated by the merger agreement among El Paso Corporation (El Paso) and Kinder Morgan, Inc. (KMI) which is further described in Note 2. The entities acquired are engaged in the exploration for and the acquisition, development, and production of oil, natural gas and NGL primarily in the United States, with other activities in Brazil and Egypt and together constituted the oil and natural gas operations of El Paso. Hereinafter, the acquired entities are referred to as the predecessor for financial accounting and reporting purposes.

        The condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles as it applies to interim financial statements. Because this is an interim period report presented using a condensed format, it does not include all of the disclosures required by United States generally accepted accounting principles. You should read this interim report along with the December 31, 2011 financial statements of the predecessor, which contain a summary of significant accounting policies and other disclosures. The financial statements as of June 30, 2012 and for each of the predecessor and successor periods presented are unaudited. The consolidated predecessor balance sheet as of December 31, 2011 has been derived from the audited balance sheet in the 2011 audited predecessor financial statements. In our opinion, all adjustments which are of a normal, recurring nature to fairly present these interim period results are reflected. We have evaluated subsequent events through September 11, 2012, the date of issuance of the financial statements. Due to the seasonal nature of our businesses, information for interim periods may not be indicative of our results of operations for the entire year. Predecessor periods reflect reclassifications to conform to EP Energy LLC's financial statement presentation.

Significant Accounting Policies

        Other than as described below, there were no changes in significant accounting policies as described in the 2011 audited financial statements of the predecessor and no material accounting pronouncements issued but not yet adopted as of June 30, 2012.

        Accounting for Oil and Natural Gas Activities.    On May 25, 2012, in conjunction with the purchase of EP Energy, L.L.C., we began applying the successful efforts method of accounting (our accounting policy) for oil and natural gas exploration and development activities. Prior to the acquisition date, the predecessor applied the full cost method of accounting for its oil and natural gas exploration and development activities.

        Under the successful efforts method, (i) lease acquisition costs and all development costs are capitalized and exploratory drilling costs are capitalized until results are determined, (ii) other non-drilling exploratory costs, including certain geological and geophysical costs such as seismic costs and delay rentals, are expensed as incurred, (iii) internal costs directly identified with the acquisition, successful drilling of exploratory wells and development activities are capitalized, and (iv) interest costs

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies (Continued)

related to financing oil and natural gas projects actively being developed are capitalized until the projects are evaluated or substantially complete and ready for their intended use if the projects were evaluated as successful.

        The provision for depreciation, depletion, and amortization is determined on a basis identified by common geological structure or economic aggregation applied to total capitalized costs, plus future abandonment costs net of salvage value, using the unit of production method with lease acquisition costs amortized over total proved reserves and other exploratory drilling and developmental costs amortized over proved developed reserves. Impairments of capitalized costs are assessed on a basis identified by common geological structure or economic aggregation periodically (at least annually) or upon a triggering event to determine if impairment of such properties is necessary based on estimates of the future cash flows for all proved developed (producing and non-producing) and proved undeveloped reserves and related market factors. Unproved properties are also reviewed annually or upon an event that may indicate impairment (trigger) to determine if the market value is less than the carrying value, with any such impairment charged to expense in the period.

2. Acquisitions and Divestitures

        Acquisitions.    On May 24, 2012, Apollo and other investors acquired EP Energy Global LLC for approximately $7.2 billion. We also paid approximately $330 million in transaction, advisory, and other fees, of which $142 million was capitalized as debt issue costs and $15 million as prepaid costs in other assets on our balance sheet and the remaining $173 million expensed in our income statement. The acquisition was funded with approximately $3.3 billion in equity contributions and the issuance of approximately $4.25 billion of debt. In conjunction with the sale, a portion of the proceeds were also used to repay approximately $960 million outstanding under predecessor's revolving credit facility at that time. See Note 7 for additional discussion of debt. The purchase transaction was accounted for as a business combination under the acquisition method of accounting which requires, among other items, that assets and liabilities acquired assumed be recognized on the balance sheet at their fair values as of the acquisition date. Our consolidated balance sheet presented as of June 30, 2012, reflects the preliminary purchase price allocation based on available information. We expect to complete final purchase price allocation in the fourth quarter of 2012. The following is the preliminary allocation of the adjusted purchase to specific assets and liabilities assumed based on estimates of fair values and costs. There was no goodwill associated with the transaction.

Allocation of purchase price	May 24, 2012
(In millions)
Current assets	$586
Non-current assets	444
Property, plant and equipment	6,887
Current liabilities	(420)
Non-current liabilities	(284)

Total purchase price	$7,213

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Acquisitions and Divestitures (Continued)

        The unaudited pro forma information below for the six month periods ended June 30, 2012 and June 30, 2011 has been derived from the historical consolidated financial statements and has been prepared as though the acquisition occurred as of the beginning of January 1, 2011. The unaudited pro forma information does not purport to represent what our results of operations would have been if such transactions had occurred on such date.

	Six months ended June 30, 2012	Six months ended June 30, 2011
	(In millions)
Operating Revenues	$1,178	$785
Net Income	235	431

        Divestitures.    In June 2012, we sold our interests in Egypt for approximately $22 million and did not record a gain or loss on the sale. The sale represents an exit from the Egyptian exploration activities. In addition, we received approximately $9 million for the sale of domestic oil and natural gas properties that closed in December 2011. During the six months ended June 30, 2011, we received approximately $24 million for the sale of domestic oil and natural gas properties. In July 2012, we sold oil and natural gas properties located in the Gulf of Mexico for a gross purchase price of approximately $103 million. Proceeds net of purchase price adjustments, were approximately $79 million. We did not record a gain or loss on the sale.

3. Impairments/Ceiling Test Charges

        Under the full cost method of accounting, the predecessor conducted quarterly ceiling tests of capitalized costs in each of the full cost pools. During the first quarter of 2012, a non-cash ceiling test charge of approximately $62 million was recorded as a result of the decision to end exploration and development activities in Egypt. The charge principally relates to unevaluated costs in that country and included approximately $2 million related to equipment. No full cost ceiling test charges were recorded during the six months ended June 30, 2011, and no impairments were recorded of oil and natural gas properties under the successful efforts method of accounting for oil and natural gas properties in the successor period through June 30, 2012. Due to current natural gas prices, the fair value of our oil and natural gas properties could decline in the future and we may be required to record an impairment of the carrying value.

4. Income Taxes

        Prior to its acquisition, the predecessor was party to a tax accrual policy with El Paso whereby they filed U.S. and certain state returns on the predecessor's behalf. Under its policy, the predecessor recorded federal and state income taxes on a separate return basis and reflected current and deferred income taxes in the financial statements through the acquisition date. In conjunction with the acquisition, all domestic federal and state current and deferred income taxes were settled with El Paso through a non-cash contribution. As of May 25, 2012, we are only subject to foreign income taxes, and as of June 30, 2012 and December 31, 2011, we had net foreign income tax asset balances of $6 million and $7 million, respectively.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Income Taxes (Continued)

        Income Tax Expense (Benefit).    The components of the predecessor's income tax expense (benefit) were as follows:

	Predecessor
	January 1 to May 24, 2012	Six months ended June 30, 2011
	(In millions)
Components of Income Tax Expense
Current
Federal	$(61)	$9
State	(3)	1
Foreign	1	(7)

	(63)	3

Deferred
Federal	188	55
State	11	3

	199	58

Total income tax expense	$136	$61

        Effective Tax Rate.    Interim period income taxes for the predecessor were computed by applying an anticipated annual effective tax rate to year-to-date income or loss, except for significant unusual or infrequently occurring items, which were recorded in the period in which they occurred. Changes in tax laws or rates were recorded in the period of enactment. The effective tax rate was affected by items such as income attributable to dividend exclusions on earnings from unconsolidated affiliates where receipt of dividends was anticipated, the effect of state income taxes (net of federal income tax effects), and the effect of foreign income which was taxed at different rates.

        Effective tax rates for the predecessor periods from January 1, 2012 to May 24, 2012 and six months ended June 30, 2011, were 43 percent and 29 percent, respectively. For the predecessor periods from January 1, 2012 to May 24, 2012, the effective tax rate was significantly higher than the statutory rate primarily due to the impact of an Egyptian ceiling test charge without a corresponding tax benefit. For the six months ended June 30, 2011, the effective tax rate of the predecessor was lower than the statutory rate primarily due to the favorable resolution of tax matters, dividend exclusions on earnings from unconsolidated affiliates where we anticipated receiving dividends, and foreign income taxed at different rates.

5. Property, Plant, and Equipment

        Unproved oil and natural gas properties.    As of June 30, 2012, we have approximately $3.0 billion of property, plant, and equipment associated with unproven oil and natural gas properties primarily a result of the purchase price allocation in conjunction with the acquisition of the predecessor. Unproved properties are reviewed annually or upon an event that may indicate impairment (trigger) to determine if the market value is less than the carrying value, with any such impairment charged to expense in the

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Property, Plant, and Equipment (Continued)

period. Due to current natural gas prices, the fair value of our oil and natural gas properties could decline in the future and we may be required to record an impairment to the carrying value. As of June 30, 2012, we did not have any material suspended well costs.

        Asset Retirement Obligations.    We have legal obligations associated with the retirement of our oil and natural gas wells and related infrastructure. We have obligations to plug wells when production on those wells is exhausted, when we no longer plan to use them or when we abandon them. We accrue a liability on those legal obligations when we can estimate the timing and amount of their settlement and include obligations where we will be legally required to replace, remove or retire the associated assets. In estimating the liability associated with our asset retirement obligations, we utilize several assumptions, including a credit-adjusted risk-free rate of 7 percent and a projected inflation rate of 2.5 percent. Changes in estimate represent changes to the expected amount and timing of payments to settle our asset retirement obligations. Typically, these changes primarily result from obtaining new information about the timing of our obligations to plug our oil and natural gas wells and the costs to do so. The net asset retirement liability is reported on our balance sheet in other current and non-current liabilities. Changes in the net liability from December 31, 2011 through June 30, 2012 (reflecting both predecessor and successor periods) were as follows:

2012
(In millions)
Net asset retirement liability at January 1	$153
Liabilities settled	(8)
Accretion expense(1)	7
Liabilities incurred	7
Changes in estimate (predecessor)	42
Fair value adjustment related to acquisition	34

Net asset retirement liability at June 30(2)	$235

(1)
Includes approximately $5 million of accretion expense related to the predecessor period from January 1, 2012 to May 24, 2012.

(2)
Includes approximately $64 million of asset retirement liability for the Gulf of Mexico oil and natural gas properties sold in July 2012.

        Capitalized Interest.    Interest expense is reflected net of capitalized interest for the period from March 23, 2012 (inception) to June 30, 2012 of $2 million, and for the predecessor periods from January 1, 2012 to May 24, 2012 and six months ending June 30, 2011 of $4 million and of $6 million.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Financial Instruments

        The following table presents the carrying value and fair value of our financial instruments:

	Successor June 30, 2012		Predecessor December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In millions)
Short-term debt	$1	$1	$—	$—
Long-term debt	4,243	4,282	851	765

Derivatives	$460	$460	$201	$201

        As of June 30, 2012 and December 31, 2011, the carrying amounts of cash and cash equivalents, accounts receivable and accounts payable represent fair value because of the short-term nature of these instruments. As of June 30, 2012, we hold short term and long term debt obligations with various terms, our debt obligations are discussed further in Note 7. We estimated the fair value of debt (representing a Level 2 fair value measurement) primarily based on quoted market prices for the same or similar issuances, including consideration of our credit risk related to those instruments.

        Oil and natural gas derivatives.    We attempt to mitigate a portion of our commodity price risk and stabilize cash flows associated with forecasted sales of oil and natural gas production through the use of oil and natural gas swaps, basis swaps and option contracts. As of June 30, 2012 and December 31, 2011, we have oil and natural gas derivatives on 33,706 MBbl and 14,530 MBbl of oil and 304 TBtu and 105 TBtu of natural gas, respectively. None of these contracts are designated as accounting hedges.

        In July and August of 2012, we added 730 MBbls of oil fixed price swaps, 1,829 MBbls of costless three-way oil collars and 29 TBtu of natural gas fixed price swaps.

        Interest Rate Derivatives.    During July 2012, we entered into interest rate swaps on $600 million related to our reserves based lending credit facility (RBL). These interest rate derivatives start in November 2012 extending through April 2017 and attempt to reduce our variable interest rate exposure. None of these contracts are designated as accounting hedges.

        Fair Value Measurements.    We use various methods to determine the fair values of our financial instruments. The fair value of a financial instrument depends on a number of factors, including the availability of observable market data over the contractual term of the underlying instrument. We separate the fair values of our financial instruments into three levels (Levels 1, 2 and 3) based on our assessment of the availability of observable market data and the significance of non-observable data used to determine fair value. As of June 30, 2012, all of our financial instruments were classified as Level 2, which are based on pricing data representative of quoted prices for similar assets and liabilities in active markets (or identical assets and liabilities in less active markets). Our assessment of an instrument within a level can change over time based on the maturity or liquidity of the instrument, which could result in a change in the classification of our financial instruments between other levels, which are described below:

  •
  Level 1 instruments' fair values are based on quoted prices in actively traded markets.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Financial Instruments (Continued)

  •
  Level 3 instruments' fair values are partially calculated using pricing data that is similar to Level 2 instruments, but also reflect adjustments for being in less liquid markets or having longer contractual terms.

        During the six months ended June 30, 2012, there have been no changes to the inputs and valuation techniques used to measure fair value, the types of instruments, or the levels in which they are classified. On certain derivative contracts recorded as assets in the table below we are exposed to the risk that our counterparties may not perform or post the required collateral.

        Financial Statement Presentation.    The following table presents the fair value associated with derivative financial instruments as of June 30, 2012 and December 31, 2011. Derivative assets and liabilities are netted with counterparties where we have a legal right of offset and classify our derivatives as either current or non-current assets or liabilities based on their anticipated settlement date.

	Level 2
	Successor	Predecessor
	June 30, 2012	December 31, 2011
	(In millions)
Assets
Oil and natural gas derivatives	$525	$304
Impact of master netting arrangements	(47)	(23)

Total net assets	478	281

Liabilities
Oil and natural gas derivatives	(65)	(103)
Impact of master netting arrangements	47	23

Total net liabilities	(18)	(80)

Total	$460	$201

        The following table presents realized and unrealized net gains on financial derivatives and previously dedesignated cash flow hedges included in accumulated other comprehensive income (in millions):

	Year-to-Date Periods
	Successor	Predecessor
	March 23 (inception) to June 30, 2012	January 1 to May 24, 2012	Six Months Ended June 30, 2011
Realized and unrealized gains	$57	$365	$24

Accumulated other comprehensive income	$—	$5	$6

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Debt and Available Credit Facility

        In conjunction with the acquisition of the predecessor for approximately $7.2 billion, during April and May we issued or obtained approximately $4.25 billion of debt and repaid amounts outstanding under the predecessor's existing revolving credit facility. Listed below are additional details related to each of these debt obligations:

		Successor	Predecessor
	Interest Rate	June 30, 2012	December 31, 2011
		(In millions)
$1 billion revolving credit facility—due June 2, 2016(1)	Variable	$—	$850
Senior notes—due June 1, 2013	7.75%	1	1
$2 billion RBL credit facility—due May 24, 2017	Variable	750	—
$750 million term loan—due April 24, 2018(2)	Variable	743	—
$750 million senior secured note—due May 1, 2019(3)	6.875%	750	—
$2.0 billion senior unsecured note—due May 1, 2020	9.375%	2,000	—

Total		$4,244	$851

(1)
Prior to the acquisition, the predecessor maintained a $1 billion revolving credit facility. The amounts outstanding under this facility were repaid in conjunction with the acquisition as an equity contribution from El Paso.

(2)
The Term Loan carries a specified margin over the LIBOR of 5.25%, with a minimum LIBOR floor of 1.25%.

(3)
Each of the term loan and secured notes are secured by a second priority lien on all of the collateral securing the RBL credit facility, and effectively rank junior to any existing and future first lien secured indebtedness of the Company.

        $2.0 Billion Reserve-based Loan (RBL).    We have a $2.0 billion credit facility in place which allows us to borrow funds or issue letters of credit (LCs). We enter into letters of credit and issue surety bonds in the ordinary course of our operating activities. As of June 30, 2012, the aggregate amount of borrowings outstanding under the credit facility was $750 million. In addition, we had $8 million of letters of credit outstanding as of June 30, 2012. This facility is collateralized by certain of our oil and natural gas properties. The initial borrowing base for this facility was established at $2.0 billion, with semi-annual redeterminations beginning in April 2013. Amounts outstanding under the $2.0 billion RBL bear interest at specified margins over the LIBOR of between 1.50% and 2.50% for Eurodollar loans or at specified margins over the ABR of between 0.50% and 1.50% for ABR loans. Such margins will fluctuate based on the utilization of the facility. Listed below is a further description of our credit facility including remaining capacity under the facility as of June 30, 2012:

Credit Facility	Maturity Date	Interest Rate	Commitment fees	Remaining Capacity as of June 30, 2012(1)
$2.0 billion RBL	May 24, 2017	LIBOR + 1.75%(1) 1.75% for LCs	0.375% commitment fee on unused capacity	$1.25 billion

(1)
Based on June 30, 2012 borrowing level.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Debt and Available Credit Facility (Continued)

        On August 8, 2012, we issued $350 million of senior unsecured notes, which are set to mature September 1, 2022. The notes were issued at par, with a 7.75% coupon and the proceeds were used primarily to repay a portion of our RBL facility. In addition, on August 21, 2012, we re-priced our $750 term loan note from 6.5% to 5.0%.

        Guarantees.    Our obligations under the RBL, term loan, secured and unsecured notes are fully and unconditionally guaranteed, jointly and severally, by the Company's present and future direct and indirect wholly owned material domestic subsidiaries. Our foreign wholly-owned subsidiaries are not parties to the guarantees. As of June 30, 2012, foreign subsidiaries that will not guarantee the notes held approximately 2% of our consolidated assets and had no outstanding indebtedness, excluding intercompany obligations. For the period from March 23, 2012 (inception) to June 30, 2012 these non-guarantor subsidiaries generated approximately 8% of our revenue including the impacts of financial derivatives.

        Restrictive Provisions/Covenants.    The availability of borrowings under our credit agreements and our ability to incur additional indebtedness is subject to various financial and non-financial covenants and restrictions. Our most restrictive financial covenant requires that EP Energy LLC's debt to adjusted EBITDAX, as defined in the credit agreement, must not exceed 5.0 to 1.0 during the current period. Certain other covenants and restrictions, among other things, also limit our ability to incur or guarantee additional indebtedness; make any restricted payments or pay any dividends on equity interests or redeem, repurchase or retire parent entities' equity interests or subordinated indebtedness; sell assets; make investments; create certain liens; prepay debt obligations; engage in transactions with affiliates; and enter into certain hedge agreements. As of June 30, 2012, we were in compliance with our debt covenants.

8. Commitments and Contingencies

Legal Proceedings and Other Contingencies

        We and our subsidiaries and affiliates are named defendants in numerous legal proceedings that arise in the ordinary course of our business. There are also other regulatory rules and orders in various stages of adoption, review and/or implementation. For each of these matters, we evaluate the merits of the case or claim, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If we determine that an unfavorable outcome is probable and can be estimated, we establish the necessary accruals. While the outcome of these matters cannot be predicted with certainty and there are still uncertainties related to the costs we may incur, based upon our evaluation and experience to date, we believe we have established appropriate reserves. It is possible, however, that new information or future developments could require us to reassess our potential exposure related to these matters and adjust our accruals accordingly, and these adjustments could be material. As of June 30, 2012, we had approximately $23 million accrued for all outstanding legal proceedings and other contingent matters, including $22 million of sales tax reserves.

        Sales Tax Audits.    As a result of sales and use tax audits during 2010, the state of Texas has asserted additional taxes plus penalties and interest for the audit period 2001-2008 for two of our operating entities. We believe amounts reserved are adequate. We are currently contesting the assessments and the ultimate outcomes are still uncertain. We are indemnified by KMI if and to the

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Commitments and Contingencies (Continued)

extent the ultimate outcomes exceed the reserves. During the period ending June 30, 2012, the Louisiana audit was settled.

Environmental Matters

        We are subject to existing federal, state and local laws and regulations governing environmental air, land and water quality. The environmental laws and regulations to which we are subject also require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. As of June 30, 2012, we had accrued less than $1 million for related environmental remediation costs associated with onsite, offsite and groundwater technical studies and for related environmental legal costs. Our accrual represents a combination of two estimation methodologies. First, where the most likely outcome can be reasonably estimated, that cost has been accrued. Second, where the most likely outcome cannot be estimated, a range of costs is established and if no one amount in that range is more likely than any other, the lower end of the expected range has been accrued. Our exposure could be as high as $1 million. Our environmental remediation projects are in various stages of completion. The liabilities we have recorded reflect our current estimates of amounts that we will expend to remediate these sites. However, depending on the stage of completion or assessment, the ultimate extent of contamination or remediation required may not be known. As additional assessments occur or remediation efforts continue, we may incur additional liabilities.

        Climate Change and other Emissions.    The Environmental Protection Agency (EPA) and several state environmental agencies have adopted regulations to regulate greenhouse gas (GHG) emissions. Although the EPA has adopted a tailoring rule to regulate GHG emissions, at this time we do not expect a material impact to our existing operations until 2016. There have also been various legislative and regulatory proposals and final rules at the federal and state levels to address emissions from power plants and industrial boilers. Although such rules and proposals will generally favor the use of natural gas over other fossil fuels such as coal, it remains uncertain what regulations will ultimately be adopted and when they will be adopted. In addition, any regulations regulating GHG emissions would likely increase our costs of compliance by potentially delaying the receipt of permits and other regulatory approvals; requiring us to monitor emissions, install additional equipment or modify facilities to reduce GHG and other emissions; purchase emission credits; and utilize electric-driven compression at facilities to obtain regulatory permits and approvals in a timely manner.

        Air Quality Regulations.    In August 2010, the EPA finalized a rule that mandates emission reductions of hazardous air pollutants from reciprocating internal combustion engines and requires us to install emission controls on engines across our operations. Engines subject to the regulations must comply by October 2013. We currently estimate approximately $3 million in capital expenditures in 2013 to complete the required modifications and testing. Recently, in June 2012, EPA published proposed amendments to the rule. We are reviewing these amendments which may result in a reduction to the estimated $3 million capital requirement.

        In August 2012, EPA finalized New Source Performance Standard OOOO regulations to reduce various air pollutants from the oil and natural gas industry. These regulations will limit emissions from the hydraulic fracturing of certain natural gas wells and equipment including compressors, storage

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

8. Commitments and Contingencies (Continued)

vessels and natural gas processing plants. We do not anticipate a material impact associated with compliance to these new requirements.

        In the State of Utah we are currently obtaining or amending air quality permits for a number of small oil and natural gas production facilities. As part of this permitting process we anticipate the installation of tank emission controls that will require approximately $2 million capital expenditures starting in 2013 and extending through the first half of 2014.

        Hydraulic Fracturing Regulations.    We use hydraulic fracturing extensively in our operations. Various regulations have been adopted and proposed at the federal, state and local levels to regulate hydraulic fracturing operations. These regulations range from banning or substantially limiting hydraulic fracturing operations, requiring disclosure of the hydraulic fracturing fluids and requiring additional permits for the use, recycling and disposal of water used in such operations. In addition, various agencies, including the EPA, the Department of Interior and Department of Education are reviewing changes in their regulations to address the environmental impacts of hydraulic fracturing operations. Until such regulations are implemented, it is uncertain what impact they might have on our operations.

        Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) Matters.    As part of our environmental remediation projects, we have received notice that we could be designated, or have been asked for information to determine whether we could be designated as a Potentially Responsible Party (PRP) with respect to the Casmalia Remediation site located in California under the CERCLA or state equivalents. As of June 30, 2012, we have estimated our share of the remediation costs at this site to be less than $1 million. Because the clean-up costs are estimates and are subject to revision as more information becomes available about the extent of remediation required, and in some cases we have asserted a defense to any liability, our estimates could change. Moreover, liability under the federal CERCLA statute may be joint and several, meaning that we could be required to pay in excess of our pro rata share of remediation costs. Our understanding of the financial strength of other PRPs has been considered, where appropriate, in estimating our liabilities. Accruals for these matters are included in the environmental reserve discussed above.

        It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations, and orders of regulatory agencies, as well as claims for damages to property and the environment or injuries to employees and other persons resulting from our current or past operations, could result in substantial costs and liabilities in the future. As this information becomes available, or other relevant developments occur, we will adjust our accrual amounts accordingly. While there are still uncertainties related to the ultimate costs we may incur, based upon our evaluation and experience to date, we believe our reserves are adequate.

9. Investments in Unconsolidated Affiliates

        We hold investments in two unconsolidated affiliates, Four Star Oil & Gas Company (Four Star) and Black Warrior Transmission Corporation, which are accounted for using the equity method of accounting. Our income statement typically reflects (i) our share of net earnings directly attributable to

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Investments in Unconsolidated Affiliates (Continued)

these unconsolidated affiliates, and (ii) other adjustments, such as the amortization of the excess of our investment relative to the underlying equity in the net assets related to Four Star.

        As of June 30, 2012 and December 31, 2011, our investment in unconsolidated affiliates was $236 million and $346 million ($281 million net of deferred income taxes). Included in these amounts was approximately $129 million and $272 million ($207 million net of deferred income taxes) related to the excess of our investment in Four Star relative to the underlying equity in the net assets of Four Star. In conjunction with the acquisition and purchase price allocation, we adjusted our basis in Four Star to approximately $232 million on the date of acquisition. We amortize the excess of our investment in Four Star over the underlying equity in the net assets using the unit-of-production method over the life of our estimate of Four Star's oil and natural gas reserves.

        Due to current natural gas prices, the fair value of our investment in Four Star could decline as a result of lower natural gas prices and we may be required to record an impairment of the carrying value in the future if the loss is determined to be other than temporary.

        We received no dividends from Four Star for the predecessor periods from January 1, 2012 to May 24, 2012 and six months ending June 30, 2011 we received dividends of $8 million and $26 million and for the successor period March 23, 2012 to June 30, 2012 we did not receive any dividends.

	Successor	Predecessor
	March 23 (inception) to June 30, 2012	January 1 to May 24, 2012	Six Months Ended June 30, 2011
	(In millions)
Operating results:
Operating revenues	$9	$75	$130
Operating expenses	13	58	82
Net (loss) income(1)	(2)	11	32

(1)
Proportionate share does not reflect amortization of our investment in Four Star of $12 million and $18 million for the predecessor periods from January 1, 2012 to May 24, 2012 and six months ending June 30, 2011 and $1 million for the successor period of March 23, 2012 to June 30, 2012.

10. Long-Term Incentive Compensation / Post-Employment Benefits

        Equity Awards Outstanding Prior to Acquisition.    Prior to the closing of the merger between KMI and El Paso, certain of our employees held vested and unvested stock options, restricted shares and performance shares granted under El Paso's equity plan. Pursuant to the terms of the merger agreement between El Paso and KMI, each outstanding El Paso stock option, restricted share and performance share automatically vested upon completion of the merger. In the case of outstanding performance shares, performance was deemed to be attained at target. On the merger date, each outstanding stock option, restricted share and performance share was converted into the right to receive either cash or a mixture of cash and shares of Class P common stock of KMI for all shares subject to such awards (in the case of stock options, less the aggregate exercise price), pursuant to the terms of the El Paso/KMI merger agreement. Each holder also received warrants as part of the merger

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Long-Term Incentive Compensation / Post-Employment Benefits (Continued)

consideration in respect of such equity awards. Through the merger date, the predecessor recorded as general and administrative expense in the income statements, amounts billed directly by El Paso for compensation expense related to certain stock-based compensation awards granted directly to our employees, as well as our proportionate share of El Paso's corporate compensation expense. However, compensation cost associated with the acceleration of vesting as a result of the merger between El Paso and KMI was assumed by El Paso and KMI and are not reflected in these financial statements.

        EP Energy LLC Long Term Incentive Compensation Programs.    Upon the closing of the acquisition, we adopted new long term incentive (LTI) programs, including an annual performance-based cash incentive payment program and certain long-term equity based programs:

  •
  Cash-Based Long Term Incentive.  In addition to annual bonus payments, we provide a cash-based long term incentive program to certain of our employees linking annual performance-based cash incentive payments to the financial performance of the company as approved by the Compensation Committee of our Board of Managers and individual performance for the year. Cash-based LTI awards are expected to be granted annually with a three-year vesting schedule (50% vesting in the first year, and 25% vesting in each of the succeeding two years). We recognize compensation cost in our financial statements as general and administrative expense on these awards over the requisite service period for each separately vesting tranche of the award, net of estimates for forfeitures. For accounting purposes, these performance based cash incentive awards were treated as liability awards with a fair value on the grant date of approximately $23 million. For the periods ended March 23, 2012 to June 30, 2012, and April 1, 2012 to June 30, 2012 we recorded approximately $1 million for both periods related to these awards.

  •
  Long Term Equity Incentive Awards.  We provide certain individuals with two forms of long term equity incentive awards as follows:

  •
  Class A "Matching" Grants.    In conjunction with the acquisition by our Sponsors whereby the Sponsors contributed approximately $3.3 billion and received Class A units, certain of our employees purchased a total of approximately 24,000 Class A units (capital interests) in our parent company (at a purchase price of $1,000 per Class A unit) shortly following the closing of the sale. In connection with their purchase of these units, our parent awarded (i) "matching" Class A unit grants in an amount equal to 50% of the Class A units purchased (approximately 12,000 units) and (ii) a "guaranteed cash bonus" to be paid in early 2013 equivalent to the amount of the "matching" Class A unit grant. Matching units are subject to forfeiture in the event of certain termination scenarios. For accounting purposes, we treated the "guaranteed bonus" amounts as liability awards to be settled in cash and the "matching" Class A unit grants as compensatory equity awards. Both of these awards had a fair value of approximately $12 million each on the grant date based on 50 percent of the amount purchased by the participating officer and management group. For the "guaranteed cash bonus", we will recognize the fair value as compensation cost in general and administrative expense over the period from the date of grant (May 24, 2012) through the anticipated cash payout date in early 2013. For the "matching" Class A unit grant, we will recognize the fair value as compensation cost in general and administrative expense ratably over the four year period from the date of grant through the period over

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10. Long-Term Incentive Compensation / Post-Employment Benefits (Continued)

      which the requisite service is provided and the time period at which certain transferability restrictions are removed. For the periods from March 23, 2012 to June 30, 2012, and April 1, 2012 to June 30, 2012, we recognized approximately $1.9 million related to both of these awards.

    •
    Management Incentive Units.    In addition to the Class A "matching" awards described above, our parent issued approximately 808,000 Management Incentive Units ("MIPs") to certain of our employees. These MIPs are intended to constitute profits interests. The MIPs vest ratably over 5 years subject to certain forfeiture provisions based on continued employment with the company and become payable based on the achievement of certain predetermined performance measures, including, without limitation, the occurrence of certain specified threshold capital transactions. The MIPs were issued at no cost and have value only to the extent the value of the company increases. For accounting purposes, these profits interests were treated as compensatory equity awards. We determined a grant date fair value of approximately $70 million using an option pricing model. We recognize compensation cost in our financial statements as general and administrative expense on these awards. Compensation cost, net of forfeitures, will be recognized on an accelerated basis for each tranche of the award, over the five year requisite service period considering certain termination provisions limiting recipients to the receipt of 75 percent of the vested portion of such awards prior to a specified threshold capital transaction. For the periods from March 23, 2012 to June 30, 2012, and April 1, 2012 to June 30, 2012, we recognized approximately $7.8 million related to these awards.

        Post Employment Benefits.    We sponsor a tax-qualified defined contribution retirement plan for a broad-based group of employees. We make matching contributions (dollar for dollar up to 6% of eligible compensation) and non-elective employer contributions (5% of eligible compensation) to the defined contribution plan, and individual employees, are eligible to contribute to the defined contribution plan. We do not sponsor a defined benefit pension plan or a postretirement welfare benefit plan.

11. Related Party Transactions

        Transaction Fee Agreement.    In connection with the acquisition of EP Energy Global LLC, we were subject to a transaction fee agreement with certain of our Sponsors (the "Service Providers") for the provision of certain structuring, financial, investment banking and other similar advisory services. Included in the transaction and other costs paid at the time of the acquisition as further described in Note 2, we paid one-time transaction fees of $71.5 million (recorded as general and administrative expense in our income statement) to the Service Providers in the aggregate in exchange for services rendered in connection with structuring, arranging the financing and performing other services. In the event of any future transactions (including any merger, consolidation, recapitalization or sale of assets or equity interests resulting in a change of control of the equity and voting securities, or sale of all or substantially all of the assets or which is in connection with one or more public offerings, each as further defined in the Transaction Fee Agreement), we would pay an additional transaction fee equal to the lesser of (i) 1% of the aggregate enterprise value paid or provided and (ii) $100,000,000.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Related Party Transactions (Continued)

        Management Fee Agreement.    We entered into a management fee agreement with certain of our Sponsors for the provision of certain management consulting and advisory services. Under the agreement, we pay a non-refundable annual management fee of $25 million. In 2012, we prepaid approximately $15 million for these services through the end of 2012 and through June 30, 2012, have expensed $2 million in general and administrative expense.

        Related Party Transactions Prior to the Acquisition.    In conjunction with the acquisition, El Paso made total contributions of approximately $1.5 billion to the predecessor including a non-cash contribution of approximately $0.5 billion to satisfy its current and deferred income tax balances at that time and a cash contribution to facilitate repayment of approximately $960 million of outstanding debt of the predecessor under its revolving credit facility. Additionally, prior to the completion of the acquisition, the predecessor entered into transactions during the ordinary course of conducting its business with affiliates of El Paso, primarily related to the sale, transportation and hedging of its oil, natural gas and NGL production. Other than continuing transition services agreements with KMI, the agreements noted below ceased on the date of acquisition and included the following services:

  •
  General.  El Paso billed the predecessor directly for certain general and administrative costs and allocated a portion of its general and administrative costs. The allocation was based on the estimated level of resources devoted to its operations and the relative size of its earnings before interest and taxes, gross property and payroll. These expenses were primarily related to management, legal, financial, tax, consultative, administrative and other services, including employee benefits, pension benefits, annual incentive bonuses, rent, insurance, and information technology. El Paso also billed the predecessor directly for compensation expense related to certain stock-based compensation awards granted directly to the predecessor's employees, and allocated to the predecessor a proportionate share of El Paso's corporate compensation expense.

  •
  Pension and Retirement Benefits.    El Paso maintained a primary pension plan, the El Paso Corporation Pension Plan, a defined benefit plan covering substantially all of our employees prior to the acquisition and providing benefits under a cash balance formula. El Paso also maintained a defined contribution plan covering all of our employees prior to the acquisition. El Paso matched 75 percent of participant basic contributions up to 6 percent of eligible compensation and made additional discretionary matching contributions. El Paso was responsible for benefits accrued under these plans and allocated related costs.

  •
  Other Post-Retirement Benefits.    El Paso provided limited post-retirement life insurance benefits for current and retired employees prior to the acquisition. El Paso was responsible for benefits accrued under its plan and allocated the related costs to its affiliates.

  •
  Marketing.  Prior to the completion of the acquisition, the predecessor sold natural gas primarily to El Paso Marketing at spot market prices. Substantially all of the affiliated accounts receivable at December 31, 2011 related to sales of natural gas to El Paso Marketing. The predecessor was also a party to a hedging contract with El Paso Marketing. Realized gains and losses on these hedges were included in operating revenues.

  •
  Transportation and Related Services.  Prior to the completion of the acquisition, the predecessor also contracted for services with El Paso's regulated interstate pipelines that provided

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

11. Related Party Transactions (Continued)

    transportation and related services for natural gas production. At December 31, 2011, contractual deposits were $8 million associated with El Paso's regulated interstate pipelines.

        The following table shows revenues and charges to/from affiliates for the following predecessor periods:

	January 1, 2012 to May 24, 2012	Six months ended June 30, 2011
	(In millions)
Operating revenues	$143	$322
Operating expenses	44	58
Reimbursements of operating expenses	—	1
  •
  Income Taxes.  Prior to the acquisition, El Paso filed consolidated U.S. federal and certain state tax returns which included the predecessor's taxable income. See Note 4 for additional information on income tax related matters.

        Cash Management Program.    Prior to the acquisition, our predecessor participated in El Paso's cash management program which matched short-term cash surpluses and needs of its participating affiliates, thus minimizing total borrowings from outside sources.

12. Condensed Consolidating Financial Statements

        As discussed in Note 7, our secured and unsecured notes are fully and unconditionally guaranteed, jointly and severally, by the Company's present and future direct and indirect wholly owned material domestic subsidiaries. Our foreign wholly-owned subsidiaries are not parties to the guarantees (the "Non-Guarantor Subsidiaries"). The following reflects condensed consolidating financial information of the issuer, guarantor subsidiaries, non-guarantor subsidiaries, eliminating entries (to combine the entities) and consolidated results as of June 30, 2012 and December 31, 2011. Also presented are condensed consolidating statements of operations and cash flows for the successor for the period from March 23, 2012 (inception) to June 30, 2012 and for the predecessor for the period from January 1, 2012 to May 24, 2012.

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE PERIOD FROM MARCH 23, 2012 (INCEPTION) TO JUNE 30, 2012
(In millions)

	Successor
	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and condensate	$—	$69	$8	$—	$77
Natural gas	—	53	8	—	61
NGL	—	5	—	—	5
Financial derivatives	28	29	—	—	57

Total operating revenues	28	156	16	—	200

Operating expenses
Transportation costs	—	14	—	—	14
Lease operating expenses	—	16	5	—	21
General and administrative expenses	183	24	2	—	209
Depreciation, depletion and amortization	—	33	1	—	34
Impairments	—	1	—	—	1
Exploration expense	—	6	—	—	6
Taxes, other than income taxes	—	10	2	—	12

Total operating expenses	183	104	10	—	297

Operating (loss) income	(155)	52	6	—	(97)
Loss from unconsolidated affiliates	—	(1)	—	—	(1)
Other income	—	—	1	—	1
Interest expense	(54)	1	—	—	(53)

Income (loss) before earnings from consolidated subsidiaries	(209)	52	7	—	(150)

Earnings (loss) from consolidated subsidiaries	59	7	—	(66)	—

Net (loss) income	$(150)	$59	$7	$(66)	$(150)

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE PERIOD FROM JANUARY 1, 2012 TO MAY 24, 2012
(In millions)

	Predecessor
	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and condensate	$310	$12	$—	$322
Natural gas	228	34	—	262
NGL	29	—	—	29
Financial derivatives	365	—	—	365

Total operating revenues	932	46	—	978

Operating expenses
Transportation costs	45	—	—	45
Lease operating expenses	80	16	—	96
General and administrative expenses	69	6	—	75
Depreciation, depletion and amortization	307	12	—	319
Ceiling test charges	—	62	—	62
Taxes, other than income taxes	31	14	—	45

Total operating expenses	532	110	—	642

Operating income	400	(64)	—	336
Loss from unconsolidated affiliates	(5)	—	—	(5)
Other income (expense)	1	(4)	—	(3)
Interest expense
Third party	(14)	—	—	(14)
Affiliated	2	(2)	—	—

Income (loss) before income taxes	384	(70)	—	314
Income tax expense	135	1	—	136

Income (loss) before earnings from consolidated subsidiaries	249	(71)	—	178

(Loss) Earnings from consolidated subsidiaries	(71)	—	71	—

Net income (loss)	$178	$(71)	$71	$178

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(In millions)

	Predecessor
	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and condensate	$217	$19	$—	$236
Natural gas	464	33	—	497
NGL	28	—	—	28
Financial derivatives	24	—	—	24

Total operating revenues	733	52	—	785

Operating expenses
Transportation costs	38	—	—	38
Lease operating expenses	80	20	—	100
General and administrative expenses	91	7	—	98
Depreciation, depletion and amortization	266	14	—	280
Taxes, other than income taxes	42	7	—	49

Total operating expenses	517	48	—	565

Operating income	216	4	—	220
Loss from unconsolidated affiliates	(1)	—	—	(1)
Other (expense) income	(1)	1	—	—
Interest expense
Third party	(4)	—	2	(2)
Affiliated	(2)	—	(2)	(4)

Income before income taxes	208	5	—	213
Income tax expense (benefit)	69	(8)	—	61

Income before earnings from consolidated subsidiaries	139	13	—	152

Earnings (loss) from consolidated subsidiaries	13	—	(13)	—

Net income (loss)	$152	$13	$(13)	$152

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONSOLIDATING BALANCE SHEET
AS OF JUNE 30, 2012
(In millions)

	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$1	$42	$12	$—	$55
Accounts receivable
Customer, net of allowance of less than $1	3	133	27	—	163
Affiliates	21	4	—	(25)	—
Other, net of allowance of $2	—	29	1	—	30
Materials and supplies	—	29	—	—	29
Derivatives	95	183	—	—	278
Prepaid assets	13	20	10	—	43

Total current assets	133	440	50	(25)	598

Property, plant and equipment, at cost
Oil and natural gas properties	—	6,824	103	—	6,927
Other property, plant and equipment	—	87	2	—	89

	—	6,911	105	—	7,016
Less accumulated depreciation, depletion and amortization	—	33	1	—	34

Total property, plant and equipment, net	—	6,878	104	—	6,982

Other assets
Investments in unconsolidated affiliates	—	236	—	—	236
Investment in consolidated affiliate	7,018	77	—	(7,095)	—
Derivatives	174	26	—	—	200
Deferred income taxes	—	—	6	—	6
Unamortized debt issue cost	139	—	—	—	139
Other	—	5	—	—	5

	7,331	344	6	(7,095)	586

Total assets	$7,464	$7,662	$160	$(7,120)	$8,166

LIABILITIES AND EQUITY
Current liabilities
Accounts payable
Trade	$—	$107	$—	$—	$107
Affiliates	—	21	4	(25)	—
Other	—	226	42	—	268
Accrued taxes other than income	—	22	8	—	30
Accrued interest	52	—	—	—	52
Current reserves	—	23	—	—	23
Other	—	25	—	—	25

Total current liabilities	52	424	54	(25)	505

Long-term debt	4,243	—	—	—	4,243
Other long-term liabilities
Derivatives	11	7	—	—	18
Asset retirement obligations	—	204	22	—	226
Other	—	9	7	—	16

Total non-current liabilities	4,254	220	29	—	4,503

Commitments and contingencies
Members' equity	3,158	7,018	77	(7,095)	3,158

Total liabilities and equity	$7,464	$7,662	$160	$(7,120)	$8.166

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2011

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$6	$19	$—	$25
Accounts receivable
Customer, net of allowance of less than $1	119	16	—	135
Affiliates	132	—	—	132
Other, net of allowance of $7	38	1	—	39
Materials and supplies	21	7	—	28
Derivatives	272	—	—	272
Prepaid assets	4	8	—	12
Other	14	1	—	15

Total current assets	606	52	—	658

Property, plant and equipment, at cost
Oil and natural gas properties	20,670	1,253	—	21,923
Other property, plant and equipment	143	4	—	147

	20,813	1,257	—	22,070
Less accumulated depreciation, depletion and amortization	17,026	977	—	18,003

Total property, plant and equipment, net	3,787	280	—	4,067

Other assets
Investments in unconsolidated affiliates	346	—	—	346
Investment in consolidated affiliate	2	—	(2)	—
Derivatives	9	—	—	9
Deferred income taxes	—	7	—	7
Unamortized debt issue cost	259	—	(251)	8
Other	4	—	—	4

	620	7	(253)	374

Total assets	$5,013	$339	$(253)	$5,099

LIABILITIES AND EQUITY
Current liabilities
Accounts payable
Trade	$140	$—	$—	$140
Affiliates	47	—	—	47
Other	210	48	—	258
Derivatives	7	—	—	7
Accrued taxes other than income	24	9	—	33
Deferred income taxes	91	—	—	91
Other	13	—	—	13

Total current liabilities	532	57	—	589

Long-term debt	851	—	—	851
Non-current note payable to unconsolidated affiliate	—	251	(251)	—
Other long-term liabilities
Derivatives	73	—	—	73
Asset retirement obligations	126	22	—	148
Deferred income taxes	291	—	—	291
Other	40	7	—	47

	1,381	280	(251)	1,410

Commitments and contingencies
Stockholder's equity
Common stock, par value $1 per share; 1,000 shares authorized and outstanding	—	381	(381)	—
Preferred stock	—	4	(4)	—
Additional paid-in capital	4,580	393	(393)	4,580
Accumulated deficit	(1,476)	(776)	776	(1,476)
Accumulated other comprehensive loss	(4)	—	—	(4)

Total stockholder's equity	3,100	2	(2)	3,100

Total liabilities and equity	$5,013	$339	$(253)	$5,099

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 23, 2012 (INCEPTION) TO JUNE 30, 2012
(In millions)

	Successor
	Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net (loss) income	$(150)	$59	$6	$(65)	$(150)
Adjustments to reconcile net (loss) income to net cash from operating activities
Depreciation, depletion and amortization	—	33	1	—	34
Deferred income tax expense	—	—	1	—	1
Loss from unconsolidated affiliates, adjusted for cash distributions	—	2	—	—	2
Earnings from consolidated affiliates	(59)	(6)	—	65	—
Impairments	—	1	—	—	1
Amortization of equity compensation expense	8	—	—	—	8
Other non-cash income items	2	1	—	—	3
Asset and liability changes
Accounts receivable	(3)	(4)	(12)	1	(18)
Accounts payable	—	(10)	5	(1)	(6)
Derivatives	(25)	10	—	—	(15)
Accrued interest	52	—	—	—	52
Other asset changes	(13)	(13)	—	—	(26)
Other liability changes	—	23	(1)	—	22

Net cash (used in) provided by operating activities	(188)	96	—	—	(92)

Cash flows from investing activities
Capital expenditures	—	(150)	—	—	(150)
Net proceeds from the sale of assets	—	22	—	—	22
Cash paid for acquisitions, net of cash acquired	(7,213)	—	—	87	(7,126)

Net cash (used in) provided by investing activities	(7,213)	(128)		87	(7,254)

Cash flows from financing activities
Proceeds from long term debt	4,323	—	—	—	4,323
Repayment of long term debt	(80)	—	—	—	(80)
Contributed member equity	3,300	—	—	—	3,300
Debt issuance costs	(142)	—	—	—	(142)

Net cash provided by financing activities	7,401	—	—	—	7,401

Change in cash and cash equivalents	—	(32)	—	87	55
Cash and cash equivalents
Beginning of period	—	75	12	(87)	—

End of period	$—	$43	$12	$—	$55

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2012 TO MAY 24, 2012
(In millions)

	Predecessor
	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$178	$(71)	$71	$178
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	307	12	—	319
Deferred income tax expense	199	—	—	199
Loss from unconsolidated affiliates, adjusted for cash distributions	12	—	—	12
Earnings from consolidated affiliates	71	—	(71)	—
Ceiling test charges	—	62	—	62
Other non-cash income items	7	—	—	7
Asset and liability changes
Accounts receivable	132	2	(2)	132
Accounts payable	(54)	(4)	2	(56)
Affiliate income taxes	3	1	—	4
Derivatives	(201)	—	—	(201)
Accrued interest	(1)	—	—	(1)
Other asset changes	(7)	—	—	(7)
Other liability changes	(66)	(2)	—	(68)

Net cash provided by operating activities	580	—	—	580

Cash flows from investing activities
Capital expenditures	(628)	(8)	—	(636)
Net proceeds from the sale of assets	9	—	—	9
Change in note receivable with affiliates	(1)	—	1	—
Cash paid for acquisitions, net of cash acquired	(1)	—	—	(1)

Net cash provided by (used in) investing activities	(621)	(8)	1	(628)

Cash flows from financing activities
Proceeds from long term debt	215	—	—	215
Repayment of long term debt	(1,065)	—	—	(1,065)
Contribution from El Paso Corporation	960	—	—	960
Change in note payable with affiliate	—	1	(1)	—

Net cash provided by (used in) financing activities	110	1	(1)	110

Change in cash and cash equivalents	69	(7)	—	62
Cash and cash equivalents
Beginning of period	6	19	—	25

End of period	$75	$12	$—	$87

EP ENERGY LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY LLC
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(In millions)

	Predecessor
	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$152	$13	$(13)	$152
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	266	14	—	280
Deferred income tax expense	58	—	—	58
Earnings from unconsolidated affiliates, adjusted for cash distributions	27	—	—	27
Loss from consolidated affiliates	(13)	—	13	—
Other non-cash income items	2	1	—	3
Asset and liability changes
Accounts receivable	(21)	(7)	—	(28)
Accounts payable	24	1	—	25
Income taxes	16	—	—	16
Derivatives	117	—	—	117
Other asset changes	9	2	—	11
Other liability changes	7	(5)	—	2

Net cash provided by (used in) operating activities	644	19	—	663

Cash flows from investing activities
Capital expenditures	(661)	(14)	—	(675)
Net proceeds from the sale of assets	24	—	—	24
Cash paid for acquisitions, net of cash acquired	(1)	—	—	(1)
Investment in affiliate	(6)	—	6	—
Change in note receivable with affiliate	(5)	—	5	—

Net cash provided by (used in) investing activities	(649)	(14)	11	(652)

Cash flows from financing activities
Proceeds from borrowing under revolving credit facility	925	—	—	925
Repayment of amounts borrowed under revolving credit facility	(825)	—	—	(825)
Change in note payable with affiliate	(145)	5	(5)	(145)
Contribution from parent	—	6	(6)	—
Other	(6)	—	—	(6)

Net cash provided by (used in) financing activities	(51)	11	(11)	(51)

Change in cash and cash equivalents	(56)	16	—	(40)
Cash and cash equivalents
Beginning of period	67	7	—	74

End of period	$11	$23	$—	$34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers of
Everest Acquisition LLC:

        We have audited the accompanying balance sheet of Everest Acquisition LLC as of April 30, 2012, and the related statements of income (loss) and cash flows for the period March 23, 2012 (inception) to April 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Everest Acquisition LLC as of April 30, 2012, and the results of its operations and its cash flows for the period March 23, 2012 (inception) to April 30, 2012, in conformity with U.S. generally accepted accounting principles.

                      /s/ Ernst & Young LLP

Houston, Texas
September 11, 2012

EVEREST ACQUISITION LLC
BALANCE SHEET
(In thousands)

April 30, 2012
ASSETS
Current assets
Cash	$5,864
Restricted cash	2,878,956

Total current assets	2,884,820

Total assets	$2,884,820

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accrued liabilities	$25,051
Interest payable	4,794

Total current liabilities	29,845

Long-term debt obligations	2,750,000

Commitments and contingencies
Members' Equity	104,975

Total liabilities and members' equity	$2,884,820

See accompanying notes.

 EVEREST ACQUISITION LLC
STATEMENT OF INCOME (LOSS)
(In thousands)

March 23, 2012 (inception) to April 30, 2012
Costs and expenses:
General and administrative expenses	$25,051
Interest expense	4,794

Operating loss	29,845

Net loss	$29,845

See accompanying notes.

 EVEREST ACQUISITION LLC
STATEMENT OF CASH FLOWS
(In thousands)

March 23, 2012 (inception) to April 30, 2012
Cash flows from operating activities
Net (loss)	$(29,845)
Adjustments to reconcile net loss to net cash from operating activities
Changes in operating assets and liabilities
Accrued liabilities	25,051
Interest payable	4,794

Net cash provided by operating activities	—

Cash flows from investing activities
Increase in restricted cash	(2,878,956)

Net cash provided by investing activities	(2,878,956)

Cash flows from financing activities
Proceeds from debt borrowings	2,750,000
Proceeds from members' contributions	134,820

Net cash provided by financing activities	2,884,820

Change in cash	5,864
Cash
Beginning of period	—

End of period	$5,864

See accompanying notes.

EVEREST ACQUISITION LLC

NOTES TO FINANCIAL STATEMENTS

1. Basis of Presentation and Significant Accounting Policies

  Basis of Presentation and Description of the Company

        Everest Acquisition LLC (the "Company," "we," "our") was formed as a Delaware limited liability company on March 23, 2012 by Apollo Global Management, LLC ("Apollo") and other private equity investors (collectively, the "Sponsors"). The company was established along with Everest Acquisition Finance, Inc. On April 24, 2012, we and Everest Acquisition Finance, Inc. co-issued approximately $2.75 billion in private placement notes.

        On May 24, 2012, the Sponsors acquired EP Energy Global LLC, (formerly known as EP Energy Corporation and EP Energy, L.L.C. after its conversion into a Delaware limited liability company) and subsidiaries for approximately $7.2 billion in cash (exclusive of approximately $330 million of transaction fees and expenses) using the $2.75 billion in private placement notes noted above, $750 million borrowed pursuant to a reserve based lending facility ("RBL Facility") entered into in May 2012, proceeds from a $743 million senior secured term loan and approximately $3.3 billion provided by the Sponsors. Following these transactions, Everest Acquisition LLC was renamed EP Energy LLC. As a result of the acquisition, EP Energy LLC owns 100% in each of EP Energy Global LLC and Everest Acquisition Finance, Inc.

        Our financial statements are prepared in accordance with United States generally accepted accounting principles. We have evaluated subsequent events through September 11, 2012, the date of issuance of our financial statements.

  Cash and Restricted Cash

        We consider short-term investments with an original maturity of less than three months to be cash equivalents. As of April 30, 2012 we had approximately $2.88 billion of restricted cash held in escrow to fund the acquisition of EP Energy Global LLC (classified as current assets on our balance sheet). These amounts consisted of $2.75 billion in proceeds received from debt borrowings and approximately $130 million contributed by the members (see Note 4).

2. Long-Term Debt

        On April 24, 2012, we issued long-term debt as follows:

	Interest Rate	Amount
		(In Millions)
$750 million senior secured note—due May 1, 2019	6.875%	$750
$2 billion senior secured note—due May 1, 2020	9.375%	2,000

Total		$2,750

        Pursuant to the terms of the note agreements, the proceeds from these borrowings were required to be placed into escrow and subject to certain call features in the event the acquisition were not to occur. As a result of the acquisition discussed above closing on May 24, 2012, the proceeds were released from escrow and as such we have reflected this borrowing as long-term debt in our balance sheet.

        As of April 30, the fair value of our debt obligations approximates their carrying value. We estimated the fair value of debt (representing a Level 2 fair value measurement) primarily based on

EVEREST ACQUISITION LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

2. Long-Term Debt (Continued)

quoted market prices for the same or similar issuances, including consideration of our credit risk related to those instruments. Level 2 instruments are based on pricing data representative of quoted prices for similiar assets and liabilities in active markets (or identical assets and liabilities in less active markets).

        Our ability to incur additional indebtedness is subject to various covenants and restrictions. Certain of these covenants and restrictions, among other things, limit our ability to incur or guarantee additional indebtedness; make any restricted payments or pay any dividends on equity interests or redeem, repurchase or retire parent entities' equity interests or subordinated indebtedness; sell assets; make investments; create certain liens; prepay debt obligations; engage in transactions with affiliates; and enter into certain hedge agreements. As of April 30, 2012, we were in compliance with all of our debt covenants.

        During the period from March 23, 2012 (inception) through April 30, 2012, we accrued interest expense of $4.8 million on our senior notes issued in late April 2012. Interest is payable semi-annually on May 1 and November 1 of each year.

        In May 2012, in conjunction with the acquisition, we entered into a $750 million term loan—due April 24, 2018, and a $2 billion reserve based lending (RBL) credit facility due May 24, 2017. In August 2012, we issued $350 million of additional senior unsecured notes, which are set to mature September 1, 2022. The notes were issued at par, with a 7.75% coupon and the proceeds were used primarily to repay a portion of our RBL facility. In addition, in August 2012 we re-priced our $750 million term loan from 6.5% to 5.0%.

3. Transaction Fees

        During the period from March 23, 2012 (inception) to April 30, 2012, we accrued approximately $25 million in certain initial legal and advisory, rating, printing and other expenses associated with the acquisition of EP Energy Global LLC and the related financing transactions. In conjunction with and prior to the acquisition of EP Energy Global LLC and the related financing transactions, we incurred certain legal and advisory, rating agency, printing, and other fees totaling approximately $330 million, of which approximately $173 million was not capitalizable. During the period from March 23, 2012 (our inception) to April 30, 2012, we had accrued approximately $25 million of these costs which had been incurred as of April 30, 2012 and which were not contingent on the closing of the acquisition.

4. Members' Equity

        In April 2012, our members contributed approximately $134.8 million, of which approximately $130 million was maintained in an escrow account prior to the May 24, 2012 acquisition of EP Energy Global LLC as further described in Note 1. In May 2012, these amounts in escrow were released to our members at which time they contributed a total of $3.3 billion to complete the acquisition of EP Energy Global LLC. During the periods from March 23, 2012 (inception) to April 30, 2012 we recorded a net loss of approximately $29.8 million.

5. Acquisition of EP Energy Global LLC

        The purchase transaction described in Note 1 was accounted for as a business combination under the acquisition method of accounting which requires, among other items, that assets and liabilities

EVEREST ACQUISITION LLC

NOTES TO FINANCIAL STATEMENTS (Continued)

5. Acquisition of EP Energy Global LLC (Continued)

acquired and assumed be recognized on the balance sheet at their fair values as of the acquisition date. The following is the allocation of the adjusted purchase to specific assets and liabilities assumed based on estimates of fair values and costs. There was no goodwill associated with the transaction.

Allocation of purchase price
(In millions)
Current assets	$586
Non-current assets	444
Property, plant and equipment	6,887
Current liabilities	(420)
Non-current liabilities	(284)

Total purchase price	$7,213

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
EP Energy Corporation:

        We have audited the accompanying consolidated balance sheets of EP Energy Corporation (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of income, comprehensive income, cash flows, and stockholder's equity for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedule listed in the Index to Consolidated Financial Statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. The financial statements of Four Star Oil & Gas Company (a corporation in which the Company has a 49 percent interest), have been audited by other auditors whose report has been furnished to us, and our opinion on the consolidated financial statements, insofar as it relates to the amounts included from Four Star Oil & Gas Company, is based solely on the report of other auditors. In the consolidated financial statements, the Company's investments in unconsolidated affiliates includes approximately $70 million from Four Star Oil & Gas Company as of December 31, 2011, and the Company's earnings from unconsolidated affiliates includes approximately $29 million for the year ended December 31, 2011, from Four Star Oil & Gas Company.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EP Energy Corporation at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 1 to the consolidated financial statements, effective December 31, 2009 the Company has changed its reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

                      /s/ Ernst & Young LLP

Houston, Texas
March 7, 2012,
except for Note 12, as to which the date is
September 11, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Stockholders of
Four Star Oil & Gas Company:

        In our opinion, the consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows (not presented separately herein) present fairly, in all material respects, the financial position of Four Star Oil & Gas Company and its subsidiary (the "Company") at December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As described in Notes 4 and 5 to the consolidated financial statements, the Company has significant transactions with affiliated companies. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/PricewaterhouseCoopers LLP

February 24, 2012
Houston, Texas

EP ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In millions)

	Year Ended December 31,
	2011	2010	2009
Operating revenues
Oil and natural gas sales
Third parties	$948	$634	$552
Affiliates	634	746	545
Realized and unrealized gains on financial derivatives	284	390	687
Other	1	19	44

	1,867	1,789	1,828

Operating expenses
Cost of products	—	15	31
Transportation costs	85	73	66
Operation and maintenance	418	383	392
Depreciation, depletion and amortization	612	477	440
Ceiling test charges	152	25	2,123
Impairment of inventory and other assets	6	—	25
Taxes, other than income taxes	91	85	68

	1,364	1,058	3,145

Operating income (loss)	503	731	(1,317)
Loss from unconsolidated affiliates	(7)	(7)	(30)
Other (expense) income	(2)	3	(1)
Interest expense, net of capitalized interest of $13 in 2011, $9 in 2010 and $7 in 2009
Third parties	(9)	(16)	(21)
Affiliates	(3)	(5)	(4)

Income (loss) before income taxes	482	706	(1,373)
Income tax expense (benefit)	220	263	(462)

Net income (loss)	$262	$443	$(911)

See accompanying notes.

EP ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In millions)

	Year Ended December 31,
	2011	2010	2009
Net income (loss)	$262	$443	$(911)

Net gains (losses) from cash flow hedging activities:
Reclassification adjustments for amounts recognized during the period (net of income taxes of $4 in 2011 and 2010 and $147 in 2009)	7	7	(259)

Other comprehensive gain (loss)	7	7	(259)

Comprehensive income (loss)	$269	$450	$(1,170)

See accompanying notes.

EP ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$25	$74
Accounts receivable
Customer, net of allowance of less than $1 in 2011 and 2010	135	78
Affiliates	132	170
Other, net of allowance of $7 in 2011 and 2010	39	38
Materials and supplies	28	39
Income tax receivable from affiliates	6	89
Assets from price risk management activities	272	247
Other	21	25

Total current assets	658	760

Property, plant and equipment, at cost
Oil and natural gas properties
Proved properties-full cost method	21,442	20,771
Unevaluated costs excluded from amortization	481	785
Other	147	136

	22,070	21,692
Less accumulated depreciation, depletion and amortization	18,003	17,968

Total property, plant and equipment, net	4,067	3,724

Other assets
Investments in unconsolidated affiliates	346	399
Assets from price risk management activities	9	29
Deferred income taxes	7	19
Other	12	11

	374	458

Total assets	$5,099	$4,942

See accompanying notes.

EP ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except share amounts)

	December 31,
	2011	2010
LIABILITIES AND EQUITY
Current liabilities
Accounts payable
Trade	$140	$118
Affiliates	47	139
Other	258	187
Income tax payable	4	4
Liabilities from price risk management activities	7	14
Asset retirement obligations	5	34
Deferred income taxes	91	37
Other	37	29

Total current liabilities	589	562

Long-term debt	851	301
Note payable to affiliate	—	781
Other long-term liabilities
Liabilities from price risk management activities	73	25
Asset retirement obligations	148	101
Deferred income taxes	291	49
Other	47	56

Total non-current liabilities	1,410	1,313

Commitments and contingencies (Note 8)
Stockholder's equity
Common stock, par value $1 per share; 1,000 shares authorized and outstanding	—	—
Additional paid-in capital	4,580	4,816
Accumulated deficit	(1,476)	(1,738)
Accumulated other comprehensive loss	(4)	(11)

Total stockholder's equity	3,100	3,067

Total liabilities and equity	$5,099	$4,942

See accompanying notes.

EP ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities
Net income (loss)	$262	$443	$(911)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	612	477	440
Ceiling test charges	152	25	2,123
Deferred income tax expense (benefit)	304	320	(550)
Loss from unconsolidated affiliates, adjusted for cash distributions	53	57	75
Other non-cash income items	10	5	31
Asset and liability changes
Accounts receivable	(20)	(17)	102
Materials and supplies	5	10	18
Change in price risk management activities, net	47	(99)	150
Accounts payable	(67)	90	(55)
Income taxes	83	(172)	140
Other asset changes	7	6	(27)
Other liability changes	(22)	(78)	37

Net cash provided by operating activities	1,426	1,067	1,573

Cash flows from investing activities
Capital expenditures	(1,591)	(1,238)	(1,115)
Cash paid for acquisitions, net of cash acquired	(22)	(51)	(131)
Net proceeds from the sale of assets	612	155	93
Increase in note receivable with affiliate	(236)	—	—
Other	—	4	(3)

Net cash used in investing activities	(1,237)	(1,130)	(1,156)

Cash flows from financing activities
Proceeds from borrowings under revolving credit facility	2,030	500	100
Repayment of amounts borrowed under revolving credit facility	(1,480)	(1,034)	(180)
(Decrease) increase in note payable with affiliate	(781)	489	(256)
Other	(7)	(1)	—

Net cash used in financing activities	(238)	(46)	(336)

Change in cash and cash equivalents	(49)	(109)	81
Cash and cash equivalents
Beginning of period	74	183	102

End of period	$25	$74	$183

Supplemental cash flow information
Interest paid, net of amounts capitalized	$9	$7	$19
Income tax (refunds) payments	(158)	105	(52)

See accompanying notes.

EP ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF EQUITY

(In millions, except share amounts)

	Year Ended December 31,
	2011		2010		2009
	Shares	Amount	Shares	Amount	Shares	Amount
Common stock, $1.00 par value:
Balance at beginning of year	1,000	$—	1,000	$—	1,000	$—

Balance at end of year	1,000	—	1,000	—	1,000	—

Additional paid-in capital:
Balance at beginning of year		4,816		4,725		4,723
Contribution from parent		—		91		2
Distribution to parent		(236)		—		—

Balance at end of year		4,580		4,816		4,725

Retained earnings (accumulated deficit)
Balance at beginning of year		(1,738)		(2,178)		(1,267)
Other		—		(3)		—
Net income (loss)		262		443		(911)

Balance at end of year		(1,476)		(1,738)		(2,178)

Accumulated other comprehensive (loss) income:
Balance at beginning of year		(11)		(18)		241
Other comprehensive income (loss)		7		7		(259)

Balance at end of year		(4)		(11)		(18)

Total equity at end of year	1,000	$3,100	1,000	$3,067	1,000	$2,529

See accompanying notes.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Significant Accounting Policies

  Basis of Presentation and Consolidation

        We are a Delaware corporation formed in 1999 as a wholly-owned direct subsidiary of El Paso Corporation (El Paso). We engage in the exploration for and the acquisition, development, and production of oil, natural gas and NGLs in the United States, Brazil and Egypt. During 2011, we changed our name to EP Energy Corporation from El Paso Exploration and Production Company.

        Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles and include the accounts of all consolidated subsidiaries after the elimination of all significant intercompany accounts and transactions. We have evaluated subsequent events through March 7, 2012, the date of issuance of our financial statements.

        On October 16, 2011, El Paso announced a definitive merger agreement with Kinder Morgan, Inc. (KMI) whereby KMI will acquire El Paso in a transaction that valued El Paso at approximately $38 billion (based on the KMI stock price at that date), including the assumption of debt. In conjunction with the merger, KMI has announced that they intend to sell our assets. The merger agreement has been approved by El Paso's and KMI's board of directors. The completion of the merger is subject to satisfaction or waiver of certain closing conditions including, among others, customary regulatory approvals, approval by El Paso's stockholders and approval of the issuance of KMI stock and warrants by KMI's stockholders. A voting agreement has been executed by certain stockholders of KMI, holding approximately 75 percent of the voting power of KMI, in which such stockholders have agreed to vote in favor of the merger and issuance of KMI stock and warrants. The completion of the merger will constitute a change of control for El Paso that may trigger change in control provisions in certain agreements including those related to (i) debt and other financing agreements, (ii) severance agreements and (iii) incentive compensation plan agreements that will result in an immediate acceleration of all unvested stock based compensation awards upon closing of the merger. We have obtained consent that the KMI acquisition does not trigger a change in control for our revolving credit facility covenants, however when our assets are sold, we will need to either amend our debt agreements or obtain waivers of those covenants at that time.

        On February 24, 2012, we entered into a purchase and sale agreement to sell all of our assets to an affiliate of Apollo Global Management, LLC (Apollo) and certain other parties for $7.15 billion subject to certain adjustments for items such as contributions or distributions, incurrence of debt and title defects. The sale is contemplated by the merger agreement with KMI. The closing of the sale is conditioned upon the closing of the transactions contemplated by the merger agreement with KMI. Both transactions are expected to be completed in the second quarter of 2012. The purchase and sale agreement contains customary representations and warranties relating to our assets and operations. Additionally, El Paso has entered into a performance guarantee in favor of Apollo, under which El Paso guarantees the performance of all of our obligations under the purchase and sale agreement. Pursuant to the merger agreement with KMI, KMI is required to indemnify El Paso from any and all costs incurred by El Paso arising from or relating to the sale of our assets.

        We consolidate entities when we have the ability to control the operating and financial decisions of the entity or when we have a significant interest in the entity that gives us the ability to direct the activities that are significant to that entity. The determination of our ability to control, direct or exert significant influence over an entity involves the use of judgment. We apply the equity method of accounting where we can exert significant influence over, but do not control or direct the policies,

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Significant Accounting Policies (Continued)

decisions and activities of an entity. We use the cost method of accounting where we are unable to exert significant influence over the entity.

  Use of Estimates

        The preparation of our financial statements requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these financial statements. Actual results can, and often do, differ from those estimates.

  Revenue Recognition

        Our revenues are derived primarily through the physical sale of oil, condensate, natural gas and NGLs. Revenues from sales of these products are recorded upon delivery and the passage of title using the sales method, net of any royalty interests or other profit interests in the produced product. Revenues related to products delivered, but not yet billed, are estimated each month. These estimates are based on contract data, commodity prices and preliminary throughput and allocation measurements. When actual sales volumes exceed our entitled share of sales volumes, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds our share of the remaining estimated proved natural gas reserves for a given property, we record a liability. Costs associated with the transportation and delivery of production are included in transportation costs. Our revenue from El Paso Marketing, L.P. (El Paso Marketing) represents 34 percent, 41 percent and 30 percent of our total revenues in 2011, 2010 and 2009, respectively. We have no other customers whose revenue exceeds 10 percent of our total revenues in 2011, 2010 and 2009.

  Cash and Cash Equivalents

        We consider short-term investments with an original maturity of less than three months to be cash equivalents. As of December 31, 2011 and 2010, we had less than $1 million of restricted cash in other current assets to cover escrow amounts required for leasehold agreements in our domestic operations.

  Allowance for Doubtful Accounts

        We establish provisions for losses on accounts receivable and for natural gas imbalances with other parties if we determine that we will not collect all or part of the outstanding balance. We regularly review collectibility and establish or adjust our allowance as necessary using the specific identification method.

  Oil and Natural Gas Properties

        We use the full cost method to account for our oil and natural gas properties. Under the full cost method, substantially all costs incurred in connection with the acquisition, development and exploration of oil and natural gas reserves are capitalized on a country-by-country basis. These capitalized amounts include the costs of unproved properties, internal costs directly related to acquisition, development and exploration activities, asset retirement costs and capitalized interest. Under the full cost method, both dry hole costs and geological and geophysical costs are capitalized into the full cost pool, which is subject to amortization and periodically assessed for impairment through a ceiling test calculation discussed below.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Significant Accounting Policies (Continued)

        Capitalized costs associated with proved reserves are amortized over the life of the proved reserves using the unit of production method. Conversely, capitalized costs associated with unproved properties are excluded from the amortizable base until these properties are evaluated or it is determined that the costs are impaired. On a quarterly basis, we transfer unproved property costs into the amortizable base when properties are determined to have proved reserves. If costs are determined to be impaired, the amount of any impairment is transferred to the full cost pool if an oil or natural gas reserve base exists, or is expensed if a reserve base has not yet been created. The amortizable base includes future development costs; dismantlement, restoration and abandonment costs, net of estimated salvage values; and geological and geophysical costs incurred that cannot be associated with specific unevaluated properties or prospects in which we own a direct interest.

        Our capitalized costs in each country, net of related deferred income taxes, are limited to a ceiling based on the present value of future net revenues from proved reserves less estimated future capital expenditures, discounted at 10 percent, plus the cost of unproved oil and natural gas properties not being amortized, less related income tax effects. We perform this ceiling test calculation each quarter. Prior to December 31, 2009, we utilized end of period spot prices to determine future net revenues. As a result of our adoption of the Securities and Exchange Commission (SEC)'s final rule on the Modernization of Oil and Gas Reporting, effective December 31, 2009, we utilize a 12-month average price (calculated as the unweighted arithmetic average of the price on the first day of each month within the 12-month period prior to the end of the reporting period) when performing the ceiling test. We are also required to hold prices constant over the life of the reserves, even though actual prices of oil and natural gas are volatile and change from period to period. If total capitalized costs exceed the ceiling, we are required to writedown our capitalized costs to the ceiling. Any required write-down is included as a ceiling test charge on our income statement and as an increase to accumulated depreciation, depletion and amortization on our balance sheet. The present value of future net revenues used for our ceiling test calculations excludes the impact of derivatives and the estimated future cash outflows associated with asset retirement liabilities related to proved developed reserves.

        When we sell or convey interests in our oil and natural gas properties, we reduce our oil and natural gas reserves for the amount attributable to the sold or conveyed interest. We do not recognize a gain or loss on sales of our oil and natural gas properties, unless those sales would significantly alter the relationship between capitalized costs and proved reserves. We treat sales proceeds on non-significant sales as an adjustment to the cost of our properties.

  Property, Plant and Equipment (Other than Oil and Natural Gas Properties)

        Our property, plant and equipment, other than our assets accounted for under the full cost method, is recorded at its original cost of construction or, upon acquisition, at the fair value of the assets acquired. We capitalize the major units of property replacements or improvements and expense minor items. We depreciate our property, plant and equipment using the straight-line method over the useful lives of the assets which range from three to 15 years.

  Accounting for Asset Retirement Obligations

        We record a liability for legal obligations associated with the replacement, removal or retirement of our long-lived assets in the period the obligation is incurred and estimable. Our asset retirement liabilities are initially recorded at their estimated fair value with a corresponding increase to property,

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Significant Accounting Policies (Continued)

plant and equipment. This increase in property, plant and equipment is then depreciated over the useful life of the asset to which that liability relates. An ongoing expense is recognized for changes in the value of the liability as a result of the passage of time, which we record as depreciation, depletion and amortization expense in our income statement.

  Accounting for Stock-Based Compensation

        We measure all employee stock-based compensation awards at fair value on the date the awards are granted to employees and recognized compensation cost in our financial statements over the requisite service period. For a further discussion of our stock-based compensation awards, see Note 9.

  Environmental Costs and Other Contingencies

        Environmental Costs.    We record environmental liabilities at their undiscounted amounts on our balance sheet in other current and long-term liabilities when our environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of our environmental liabilities are based on current available facts, existing technology and presently enacted laws and regulations, taking into consideration the likely effects of other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies' clean-up experience and data released by the Environmental Protection Agency (EPA) or other organizations. Our estimates are subject to revision in future periods based on actual costs or new circumstances. We capitalize costs that benefit future periods and we recognize a current period charge in operation and maintenance expense when clean-up efforts do not benefit future periods.

        We evaluate any amounts paid directly or reimbursed by government sponsored programs and potential recoveries or reimbursements of remediation costs from third parties, including insurance coverage, separately from our liability. Recovery is evaluated based on the creditworthiness or solvency of the third party, among other factors. When recovery is assured, we record and report an asset separately from the associated liability on our balance sheet.

        Other Contingencies.    We recognize liabilities for other contingencies when we have an exposure that indicates it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Where the most likely outcome of a contingency can be reasonably estimated, we accrue a liability for that amount. Where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other to occur, the low end of the range is accrued.

  Price Risk Management Activities

        We enter into derivative contracts on our oil and natural gas products primarily to stabilize cash flows and reduce the risk and financial impact of downward commodity price movements on commodity sales.

        Our derivatives are reflected on our balance sheet at their fair value as assets and liabilities from price risk management activities. We classify our derivatives as either current or non-current assets or liabilities based on their anticipated settlement date. We net derivative assets and liabilities on counterparties where we have a legal right of offset.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Basis of Presentation and Significant Accounting Policies (Continued)

        All of our derivatives are marked-to-market each period and changes in their fair value, as well as any realized amounts, are reflected as operating revenues.

        In our cash flow statement, cash inflows and outflows associated with the settlement of our derivative instruments are recognized in operating cash flows. In our balance sheet, receivables and payables resulting from the settlement of our derivative instruments are reported as either trade or affiliate receivables and payables. See Note 5 for a further discussion of our price risk management activities.

  Income Taxes

        Our operations have been included in El Paso's U.S. federal and certain state returns. We record income taxes on a separate return basis as if we had filed separate income tax returns under our existing structure for the periods presented in accordance with the tax sharing agreement between us and El Paso. El Paso maintains a tax accrual policy to record both regular and alternative minimum taxes for companies included in its consolidated federal and state income tax returns. The policy provides, among other things, that (i) each company in a taxable income position will accrue a current expense equivalent to its federal and state income taxes, and (ii) each company in a tax loss position will accrue a benefit to the extent that its deductions, including general business credits, can be utilized in El Paso's consolidated returns. In certain states, we file and pay directly to the state taxing authorities. El Paso pays all consolidated U.S. federal and state income tax directly to the appropriate taxing jurisdictions and, under a separate tax billing agreement, El Paso bills or refunds us for our portion of these income taxes.

        We record current income taxes based on our current taxable income and provide for deferred income taxes to reflect estimated future tax payments and receipts. Deferred taxes represent the tax impacts of differences between the financial statement and tax bases of assets and liabilities and carryovers at each year end. We account for tax credits under the flow-through method, which reduces the provision for income taxes in the year the tax credits first become available.

        The realization of our deferred tax assets depends on recognition of sufficient future taxable income in specific tax jurisdictions during periods in which those temporary differences are deductible. We reduce deferred tax assets by a valuation allowance when, based on our estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in recognition of deferred tax assets are subject to revision, either up or down, in future periods based on new facts or circumstances. Under the tax sharing agreement, in evaluating our valuation allowances, we consider the reversal of existing temporary differences, the existence of taxable income in prior carryback years, tax-planning strategies and future taxable income for each of our taxable jurisdictions, the latter two of which involve the exercise of significant judgment. Changes to our valuation allowances could materially impact our results of operations.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Acquisitions and Divestitures

        Acquisitions.    During 2011, 2010 and 2009, we acquired the following assets:

	2011	2010	2009
	(In millions)
Domestic oil and natural gas properties(1)	$—	$51	$92
Other	22	—	39

Total	$22	$51	$131

(1)
Includes producing properties of approximately $87 million located primarily in Utah during 2009.

        Divestitures.    During 2011, 2010 and 2009, we sold assets receiving proceeds as follows:

	2011	2010	2009
	(In millions)
Domestic oil and natural gas properties	$612	$29	$93
Processing plants, dehydration facility and gathering systems	—	126	—

Total	$612	$155	$93

        In 2011, we sold non-core oil and natural gas properties located in Alabama, Texas and Wyoming in several transactions from which we received proceeds that totaled approximately $596 million. In addition, we received approximately $16 million for the sale of oil and natural gas properties located primarily in Utah that closed in December of 2010. In 2010, we sold our Altamont and Bluebell processing plants and related gathering systems in Utah and our Crystal Gas gathering system, Holly dehydration facility in North Louisiana, and our Camino Real gathering system under construction in Texas to a Midstream affiliate for cash proceeds of approximately $126 million. These properties had a net asset book value of approximately $48 million, estimated asset retirement obligations of approximately $5 million and environmental remediation liabilities of approximately $4 million. Due to the affiliated nature of the sale, no gain or loss was recognized and the difference was reflected as an additional paid-in capital of $91 million. In 2011, we reacquired the Crystal Gas gathering system and the Holly dehydration facility in north Louisiana from the Midstream affiliate for approximately $22 million.

3. Ceiling Test Charges

        We are required to conduct quarterly ceiling tests of our capitalized costs in each of our full cost pools. During the years ended December 31, 2011, 2010, and 2009, we recorded the following ceiling test charges:

	2011	2010	2009
	(In millions)
Full cost pool:
U.S.	$—	$—	$2,031
Brazil	152	—	58
Egypt	—	25	34

Total	$152	$25	$2,123

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. Ceiling Test Charges (Continued)

        During 2011, our non-cash Brazilian ceiling test charge was driven, in part, by the release of certain unevaluated costs into the Brazilian full cost pool primarily as a result of the denial of a necessary environmental permit and the completion of our evaluation of two exploratory wells drilled in 2009 and 2010 without any additions to our proved reserves. See Note 6 for further discussion. We may incur additional ceiling test charges in Brazil in the future depending on the value of our proved reserves, which are subject to change as a result of factors such as prices, costs and well performance. In the future, we may incur ceiling test charges in Egypt depending on the results of our activities and political unrest in that country. We continue to evaluate the commerciality of these areas. The non-cash ceiling test charges recorded in 2009 were primarily due to a decline in commodity prices.

        Current natural gas prices are significantly below the 12-month average price used to determine our domestic proved reserves at December 31, 2011. A sustained period of low domestic natural gas prices will over time result in a downward revision of proved reserves and a corresponding reduction in the discounted future net cash flows from our proved reserves, which could result in ceiling test charges on our domestic full cost pool.

4. Income Taxes

        Pretax Income (Loss) and Income Tax Expense (Benefit).    The tables below show our pretax income (loss) and the components of income tax expense (benefit) for each of the three years ended December 31:

	2011	2010	2009
	(In millions)
Pretax Income (Loss)
U.S.	$635	$736	$(1,260)
Foreign	(153)	(30)	(113)

	$482	$706	$(1,373)

Components of Income Tax Expense (Benefit)
Current
Federal	$(77)	$(71)	$82
State	1	3	3
Foreign	(8)	11	3

	(84)	(57)	88

Deferred
Federal	284	314	(526)
State	19	12	(23)
Foreign	1	(6)	(1)

	304	320	(550)

Total income tax expense (benefit)	$220	$263	$(462)

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Income Taxes (Continued)

        Effective Tax Rate Reconciliation.    Our income taxes included in net income differs from the amount computed by applying the statutory federal income tax rate of 35 percent for the following reasons for each of the three years ended December 31:

	2011	2010	2009
	(In millions, except rates)
Income taxes at the statutory federal rate of 35%	$169	$247	$(481)
Increase (decrease)
State income taxes, net of federal income tax effect	12	10	(12)
Earnings from unconsolidated affiliates where we received or will receive dividends	(8)	(9)	(5)
Valuation allowances	23	6	75
Foreign income (loss) taxed at different rates	24	9	(35)
Other	—	—	(4)

Income tax expense (benefit)	$220	$263	$(462)

Effective tax rate	46%	37%	34%

        In 2011, our effective tax rate was higher than the statutory rate primarily due to the impact of the Brazilian non-cash ceiling test charge without a corresponding U.S. or Brazilian tax benefit offset by dividend exclusions on earnings from unconsolidated affiliates where we received dividends and the favorable resolution of certain tax matters.

        Deferred Tax Assets and Liabilities.    The following are the components of our net deferred tax liability as of December 31:

	2011	2010
	(In millions)
Deferred tax liabilities
Property, plant and equipment	$495	$78
Investments in unconsolidated affiliates	67	80
Price risk management activities	73	55

Total deferred tax liabilities	635	213

Deferred tax assets
Net operating loss and tax credit carryovers	458	328
Asset retirement obligation, legal and other reserves	112	106
Other	3	2
Valuation allowance	(313)	(290)

Total deferred tax assets	260	146

Net deferred tax liabilities	$375	$67

        Unrecognized Tax Benefits.    We are subject to taxation in the U.S. and various states and foreign jurisdictions. With a few exceptions, we are no longer subject to state, local or foreign income tax examinations by tax authorities for years prior to 2001 and U.S. income tax examinations for years prior

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Income Taxes (Continued)

to 2007. For years in which our returns are still subject to review, our unrecognized tax benefits could increase or decrease our income tax expense and effective income tax rates as these matters are finalized. We are currently unable to estimate the range of potential impacts the resolution of any contested matters could have on our financial statements. The following table shows the change in our unrecognized tax benefits during the year:

	2011	2010
	(In millions)
Amount at January 1	$30	$22
Tax positions taken in current year	—	7
Foreign currency fluctuations	(1)	1
Settlements with taxing authorities	(1)	—

Amount at December 31	$28	$30

        As of December 31, 2011 and 2010, approximately $21 million and $24 million (net of federal tax benefits) of unrecognized tax benefits and associated interest and penalties would affect our income tax expense and our effective income tax rate if recognized in future periods. We believe it is reasonably possible that the total amount of unrecognized tax benefits (including interest and penalty) could decrease by as much as $18 million over the next 12 months as a result of the anticipated favorable resolution of certain tax matters.

        We classify interest and penalties related to unrecognized tax benefits as income taxes in our financial statements. We recognized in our consolidated statements of income ($7) million for 2011 and less than $1 million in 2010 and 2009 for interest and penalties related to unrecognized tax benefits. As of December 31, 2011 and 2010, we had $2 million and $9 million, respectively, of accrued interest and penalties in our consolidated balance sheets.

        Net Operating Loss and Tax Credit Carryovers.    The table below presents the details of our federal and state net operating loss carryover periods as of December 31, 2011 (in millions):

	Carryover Period
	2012 - 2024	2025 - 2031	Total
U.S. federal net operating loss	$355	$461	$816
State net operating loss	197	143	340

        We also have U.S. federal alternative minimum tax credits of $26 million that carry over indefinitely. We have foreign net operating loss carryovers of $332 million and capital loss carryovers of $89 million. The losses related to Brazil are carried over indefinitely and can be utilized up to 30 percent of taxable income and the losses related to Egypt will expire after a five-year carryover period following the start of production. Use of our federal carryover is subject to the limitations provided under Sections 382 and 383 of the Internal Revenue Code as well as separate return limitation year rules of IRS regulations.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Income Taxes (Continued)

        Our intent is to indefinitely reinvest in foreign operations the cumulative undistributed earnings from our foreign subsidiaries. Therefore, we do not record deferred tax liabilities for any U.S. taxes or foreign withholding taxes that may be applicable upon actual or deemed repatriation. At December 31, 2011, we did not have any cumulative undistributed earnings from these investments on which we have not recorded U.S. income taxes.

        Valuation Allowances.    The realization of our deferred tax assets depends on recognition of sufficient future taxable income in specific tax jurisdictions during periods in which those temporary differences are deductible. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts we believe are more likely than not to be recovered. In evaluating our valuation allowances, we consider the reversal of existing temporary differences, the existence of taxable income in prior carryback years, tax planning strategies and future taxable income for each of our taxable jurisdictions, the latter two of which involve the exercise of significant judgment. Changes to our valuation allowances could materially impact our results of operations.

        As of December 31, 2011, our valuation allowance relates to deferred tax assets recorded on foreign net operating losses and temporary differences. The valuation allowance related to our Brazilian and Egyptian net operating losses was initially established primarily as a result of changes in worldwide economic conditions that created uncertainty in our outlook as to future taxable income in those particular tax jurisdictions. In 2011, our valuation allowance increased by $23 million on deferred tax assets associated with Brazil and Egypt net operating losses and ceiling test charges. In 2010, our valuation allowance increased by $6 million on deferred tax assets associated with Brazil and Egypt net operating losses and ceiling test charges. In 2009, we provided a valuation allowance of $75 million on deferred tax assets primarily associated with Brazil net operating losses and ceiling test charges. We believe it is more likely than not that we will realize the benefit of our deferred tax assets, net of existing valuation allowances, after considering the factors discussed above as well as the tax accrual policy with El Paso, as discussed further in Note 1.

        Affiliated Taxes.    We are a party to a tax accrual policy with El Paso whereby El Paso files U.S. and certain state returns on our behalf. See Note 11 for further discussion.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Financial Instruments

        The following table presents the carrying amounts and estimated fair values of our financial instruments as of December 31:

	2011		2010
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In millions)
Long-term debt	$851	$765	$301	$293

Note payable to affiliate	$—	$—	$781	$781

Net assets (liabilities) from price risk management activities
Derivatives with third parties	$199	$199	$243	$243
Derivatives with affiliate	2	2	(6)	(6)

Net assets from price risk management activities	$201	$201	$237	$237

        For the years ended December 31, 2011 and 2010, the carrying amounts of cash and cash equivalents, accounts receivable and accounts payable represent fair value because of the short-term nature of these instruments. As of December 31, 2011 and 2010, substantially all of the long-term debt balance was attributable to variable rate debt. We estimated the fair value of debt based on quoted market prices for the same or similar issuances, including consideration of our credit risk related to these instruments.

        Oil and natural gas derivatives.    We attempt to mitigate a portion of our commodity price risk and stabilize cash flows associated with forecasted sales of oil and natural gas production through the use of oil and natural gas swaps, basis swaps and option contracts. As of December 31, 2011 and 2010, we have oil and natural gas derivatives on 14,530 MBbl and 12,240 MBbl of oil and 105 TBtu and 283 TBtu of natural gas, respectively.

        During February and March of 2012, we entered into the following derivative contracts:

	2012		2013		2014
	Volumes(1)	Average Price(1)	Volumes(1)	Average Price(1)	Volumes(1)	Average Price(1)
Natural Gas
Fixed Price Swaps	77	$2.88	64	$3.61	37	$3.96
Oil
Fixed Price Swaps	675	$108.95	7,429	$104.83	4,015	$98.66

(1)
Volumes presented are TBtu for natural gas and MBbl for oil. Prices presented are per MMBtu of natural gas and per Bbl of oil.

        We use various methods to determine the fair values of our financial instruments. The fair value of a financial instrument depends on a number of factors, including the availability of observable market data over the contractual term of the underlying instrument.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Financial Instruments (Continued)

        We separate the fair values of our financial instruments into three levels (Levels 1, 2 and 3) based on our assessment of the availability of observable market data and the significance of non-observable data used to determine fair value. As of December 31, 2011 and 2010, all of our financial instruments were classified as Level 2, which are based on pricing data representative of quoted prices for similar assets and liabilities in active markets (or identical assets and liabilities in less active markets).

        Our assessment of an instrument within a level can change over time based on the maturity or liquidity of the instrument, which could result in a change in the classification of our financial instruments between other levels, which are described below:

  •
  Level 1 instruments' fair values are based on quoted prices in actively traded markets.

  •
  Level 3 instruments' fair values are partially calculated using pricing data that is similar to Level 2 instruments, but also reflect adjustments for being in less liquid markets or having longer contractual terms.

        Financial Statement Presentation.    The following table presents the fair value of our derivative financial instruments at December 31. We net our derivative assets and liabilities for counterparties where we have a legal right of offset and classify our derivatives as either current or non-current assets or liabilities based on their anticipated settlement date.

	Level 2
	2011	2010
	(In millions)
Assets
Oil and natural gas derivatives	$304	$373
Impact of master netting arrangements	(23)	(97)

Total net assets	281	276

Liabilities
Oil and natural gas derivatives	(103)	(136)
Impact of master netting arrangements	23	97

Total net liabilities	(80)	(39)

Total	$201	$237

        For the years ended December 31, 2011, 2010 and 2009, we recognized realized and unrealized net gains on our financial derivatives of $284 million, $390 million and $687 million respectively. As of December 31, 2011, 2010 and 2009, the amount of our previously de-designated cash flow hedges included in accumulated other comprehensive income consisted of unrealized losses of $7 million for each of the years 2011 and 2010 and unrealized gains of $259 million for 2009, net of income taxes.

        Credit Risk.    We are subject to the risk of loss on our financial instruments that we would incur as a result of non-performance by counterparties pursuant to the terms of their contractual obligations. We maintain credit policies with regard to our counterparties to minimize overall credit risk. These policies require (i) the evaluation of potential counterparties' financial condition (including credit rating) and (ii) the use of master netting agreements that allow for the netting of positive and negative exposures of various contracts associated with a single counterparty. Our assets from price risk

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. Financial Instruments (Continued)

management activities at December 31, 2011 represent derivative instruments from eight counterparties; all of which are financial institutions that have an "investment grade" (minimum Standard & Poor's rating of A or better) credit rating. We enter into derivatives directly with third parties and are not currently required to post collateral or other security for credit risk. Subject to the terms of our $1 billion revolving credit facility, collateral or other securities are not exchanged in relation to price risk management activities with the parties in the revolving credit facility.

6. Property, Plant and Equipment

        Unevaluated Capitalized Costs.    Unevaluated capitalized costs of oil and natural gas properties were as follows:

	December 31
	2011	2010
	(In millions)
U.S.
Acquisition	$301	$407
Exploration	98	130

Total U.S.	399	537

Egypt & Brazil
Acquisition	36	45
Exploration	46	203

Total Egypt & Brazil	82	248

Worldwide	$481	$785

        During 2011, we released approximately $86 million of our unevaluated capitalized costs to our Brazilian full cost pool upon completing our evaluation of certain exploratory wells drilled in 2009 and 2010 and also released approximately $94 million related to a Brazilian development project where we were denied a necessary environmental permit. These actions contributed to a ceiling test charge recorded on the Brazilian full cost pool during 2011. See Note 3 for a further discussion. At December 31, 2011, we have total oil and natural gas capitalized costs of approximately $74 million and $205 million in Egypt and Brazil, of which $74 million and $8 million are unevaluated capitalized costs.

        Asset Retirement Obligations.    We have legal obligations associated with the retirement of our oil and natural gas wells and related infrastructure. We have obligations to plug wells when production on those wells is exhausted, when we no longer plan to use them or when we abandon them. We accrue a liability on those legal obligations when we can estimate the timing and amount of their settlement and include obligations where we will be legally required to replace, remove or retire the associated assets.

        In estimating the liability associated with our asset retirement obligations, we utilize several assumptions, including credit-adjusted risk-free rates ranging from 5 to 12 percent and a projected inflation rate of 2.5 percent. Changes in estimate represent changes to the expected amount and timing of payments to settle our asset retirement obligations. Typically, these changes primarily result from obtaining new information about the timing of our obligations to plug our oil and natural gas wells and the costs to do so. The net asset retirement liability as of December 31 reported on our balance sheet

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Property, Plant and Equipment (Continued)

in other current and non-current liabilities, and the changes in the net liability for the years ended December 31 were as follows:

	2011	2010
	(In millions)
Net asset retirement liability at January 1	$135	$169
Liabilities settled	(11)	(26)
Accretion expense	13	16
Liabilities incurred	2	2
Liabilities transferred to affiliate	1	(5)
Changes in estimate	13	(21)

Net asset retirement liability at December 31	$153	$135

7. Debt and Available Credit Facilities

        Our long-term debt and available credit facilities consisted of the following at December 31:

			Amount Outstanding
	Interest Rate
Description		Term	2011	2010
			(In millions)
$1 billion revolving credit facility	Variable	June 2, 2016	$850	$—
$1 billion revolving credit facility	Variable	September 7, 2012	—	300
Senior notes	7.75%	June 1, 2013	1	1

Total			$851	$301

        $1 Billion Revolving Credit Facility.    As of December 31, 2011, we had $150 million of available capacity under this facility. Based on December 31, 2011 borrowing levels, we pay interest at LIBOR plus 2.25% on our borrowings and a commitment fee of 0.50% on any unused capacity. This facility is collateralized by certain of our oil and natural gas properties. The credit agreement is subject to a borrowing base redetermination on a semiannual basis. Subsequent to December 31, 2011, we borrowed an additional $110 million under our revolving credit facility.

        The availability of borrowings under the facilities is subject to various conditions, which include compliance with the financial covenants and ratios required by the facilities, absence of default under the facilities, and the continued accuracy of the representations and warranties contained in the facilities. The financial coverage ratios under the facilities require that our EBITDA (as defined in the facilities) to interest expense ratio not be less than 2.0 to 1.0 and our debt (as defined in the facilities) to EBITDA ratio not to exceed 4.0 to 1.0. For the year ended December 31, 2011, we were in compliance with our debt-related covenants.

        A downward revision of our oil and natural gas reserves due to future declines in commodity prices, performance revisions or otherwise, could require a redetermination of the borrowing base and could negatively impact our ability to borrow funds from such facilities in the future.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Debt and Available Credit Facilities (Continued)

        We have obtained consent that the KMI acquisition does not trigger a change in control for our revolving credit facility covenants, however when our assets are sold, we will need to either amend our debt agreements or obtain waivers of those covenants at that time.

8. Commitments and Contingencies

  Legal Proceedings and Other Contingencies

        We and our subsidiaries and affiliates are named defendants in numerous legal proceedings that arise in the ordinary course of our business. There are also other regulatory rules and orders in various stages of adoption, review and/or implementation. For each of these matters, we evaluate the merits of the case or claim, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If we determine that an unfavorable outcome is probable and can be estimated, we establish the necessary accruals. While the outcome of these matters cannot be predicted with certainty and there are still uncertainties related to the costs we may incur, based upon our evaluation and experience to date, we believe we have established appropriate reserves. It is possible, however, that new information or future developments could require us to reassess our potential exposure related to these matters and adjust our accruals accordingly, and these adjustments could be material. As of December 31, 2011, we had approximately $5 million accrued for all outstanding legal proceedings and other contingent matters, not including sales tax reserves.

        Cash Balance Plan Lawsuit.    In December 2004, a purported class action lawsuit entitled Tomlinson, et al. v. El Paso Corporation and El Paso Corporation Pension Plan was filed in U.S. District Court for Denver, Colorado. The lawsuit alleges various violations of the Employee Retirement Income Security Act (ERISA) and the Age Discrimination in Employment Act as a result of our change from a final average earnings formula pension plan to a cash balance pension plan. In 2010, a District Court dismissed all of the claims in this matter. The plaintiffs appealed the dismissal of the case and in August 2011 the Court of Appeals for the Tenth Circuit affirmed the District Court's decision. Plaintiffs filed a petition with the United States Supreme Court to review the case, which was denied. The matter is now resolved with no liability on the part of El Paso or the El Paso Corporation Pension Plan.

        Sales Tax Audits.    As a result of a sales and use tax audit during 2010, the State of Texas has asserted additional taxes for the audit period 2001-2008 for two of our operating entities. We have recorded reserves of approximately $22 million of which approximately $12 million is being asserted by the state and approximately $10 million is related to interest, penalties and professional fees as of December 31, 2011. We are currently contesting the assessment and the ultimate outcome is still uncertain. These reserves are reported on our balance sheet in other current liabilities.

  Environmental Matters

        We are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and greenhouse gas (GHG) emissions. The environmental laws and regulations to which we are subject also require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. As of December 31, 2011, we had accrued less than $1 million for related environmental remediation costs associated with onsite, offsite and groundwater technical studies and for related environmental legal

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Commitments and Contingencies (Continued)

costs. Our accrual represents a combination of two estimation methodologies. First, where the most likely outcome can be reasonably estimated, that cost has been accrued. Second, where the most likely outcome cannot be estimated, a range of costs is established and if no one amount in that range is more likely than any other, the lower end of the expected range has been accrued. Our exposure could be as high as $1 million. Our environmental remediation projects are in various stages of completion. The liabilities we have recorded reflect our current estimates of amounts that we will expend to remediate these sites. However, depending on the stage of completion or assessment, the ultimate extent of contamination or remediation required may not be known. As additional assessments occur or remediation efforts continue, we may incur additional liabilities.

        Climate Change and other Emissions.    The Environmental Protection Agency (EPA) and several state environmental agencies have adopted regulations to regulate GHG emissions. Although the EPA has adopted a tailoring rule to regulate GHG emissions, it is not expected to materially impact our existing operations until 2016. However, the tailoring rule is subject to judicial reviews and such reviews could result in the EPA being required to regulate GHG emissions at lower levels that could subject many of our larger facilities to regulation prior to 2016. There have also been various legislative and regulatory proposals and final rules at the federal and state levels to address emissions from power plants and industrial boilers. Although such rules and proposals will generally favor the use of natural gas over other fossil fuels such as coal, it remains uncertain what regulations will ultimately be adopted and when they will be adopted. In addition, any regulations regulating GHG emissions would likely increase our costs of compliance by potentially delaying the receipt of permits and other regulatory approvals; requiring us to monitor emissions, install additional equipment or modify facilities to reduce GHG and other emissions; purchase emission credits; and utilize electric-driven compression at facilities to obtain regulatory permits and approvals in a timely manner.

        Air Quality Regulations.    In August 2010, the EPA finalized a rule that impacts emissions of hazardous air pollutants from reciprocating internal combustion engines and requires us to install emission controls on engines across our operations. Engines subject to the regulations have to be in compliance by October 2013. We plan to execute the required modifications and testing in 2013. Our current estimated impact is approximately $4 million in capital expenditures in 2013. In July 2011, the EPA proposed regulations that would subject oil and gas operations to new source performance standards for volatile organic compound emissions. If adopted, these regulations would require oil and gas operators to employ "green completion" technology to reduce methane emissions during the completion of hydraulically fractured wells.

        Hydraulic Fracturing Regulations.    We use hydraulic fracturing extensively in our operations. Various regulations have been adopted and proposed at the federal, state and local levels to regulate hydraulic fracturing operations. These regulations range from banning or substantially limiting hydraulic fracturing operations, requiring disclosure of the hydraulic fracturing fluids and requiring additional permits for the use, recycling and disposal of water used in such operations. In addition, various agencies, including the EPA, the Department of Interior and Department of Education are reviewing changes in their regulations to address the environmental impacts of hydraulic fracturing operations. Until such regulations are implemented, it is uncertain what impact they might have on our operations.

        Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) Matters.    As part of our environmental remediation projects, we have received notice that we could be designated,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Commitments and Contingencies (Continued)

or have been asked for information to determine whether we could be designated as a Potentially Responsible Party (PRP) with respect to one active site under the CERCLA or state equivalents. We have sought to resolve our liability as a PRP at this site through indemnification by third parties and settlements which provide for payment of our allocable share of remediation costs. As of December 31, 2011, we have estimated our share of the remediation costs at this site to be less than $1 million. Because the clean-up costs are estimates and are subject to revision as more information becomes available about the extent of remediation required, and in some cases we have asserted a defense to any liability, our estimates could change. Moreover, liability under the federal CERCLA statute may be joint and several, meaning that we could be required to pay in excess of our pro rata share of remediation costs. Our understanding of the financial strength of other PRPs has been considered, where appropriate, in estimating our liabilities. Accruals for these matters are included in the environmental reserve discussed above.

        It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations, and orders of regulatory agencies, as well as claims for damages to property and the environment or injuries to employees and other persons resulting from our current or past operations, could result in substantial costs and liabilities in the future. As this information becomes available, or other relevant developments occur, we will adjust our accrual amounts accordingly. While there are still uncertainties related to the ultimate costs we may incur, based upon our evaluation and experience to date, we believe our reserves are adequate.

  Lease Obligations

        We lease office space and various equipment under operating lease agreements. As of December 31, 2011, the annual minimum lease payments under non-cancelable future operating lease commitments are approximately $3 million for each of the years 2012 and 2013 and approximately $2 million for 2014 and thereafter. These amounts exclude minimum annual commitments paid by El Paso, which are allocated to us through an overhead allocation. Rental expense for operating leases, including the overhead allocation, is approximately $2 million for each year ended December 31, 2011, 2010 and 2009.

  Other Commercial Commitments

        At December 31, 2011, we have various commercial commitments totaling $679 million primarily related to commitments associated with volume and transportation, drilling rig, completion and seismic activities. Our annual obligations under these arrangements are $145 million in 2012, $66 million in 2013, $65 million in 2014, $63 million in 2015, $78 million in 2016 and $262 million thereafter.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Stock-Based Compensation

        Overview.    Certain employees of the Company (direct employees) participate in El Paso's stock-based compensation plans. The plan permits the granting of various types of awards including, but not limited to non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units and other stock-based awards. Pursuant to the merger agreement with KMI, on closing of the merger, all unvested stock-based compensation awards will immediately vest and become exercisable, with performance shares vesting at 100 percent of targeted shares. At that time, all unrecognized stock-based compensation expense will accelerate. The disclosures and tables that follow are based on the existing terms of our stock-based compensation awards and do not reflect any impacts of the merger agreement with KMI.

        We are charged by El Paso for stock-based compensation expense related to our direct employees. El Paso also charges us for the allocated costs of certain indirect employees of El Paso (including stock-based compensation) who provide general and administrative services on our behalf and may become our employees in the future. Information presented herein is limited to stock-based compensation associated with our direct employees. Accordingly, the amounts presented are not necessarily indicative of future performance and do not necessarily reflect the results we would have experienced as an independent company for the periods presented.

        Stock based compensation expense is recorded over the requisite service period for each separately vesting portion of the award, net of estimates of forfeitures. If forfeitures differ from estimates, additional adjustments to compensation expense will be required in future periods. For the years ended 2011, 2010, and 2009, total stock-based compensation expense included in operation and maintenance expense was approximately $21 million, $18 million, and $19 million, amounts capitalized as part of fixed assets were $6 million, $5 million and $6 million, and we generated $7 million, $6 million and $7 million of income tax benefits. Total unrecognized stock based compensation cost at December 31, 2011 was approximately $20 million, which is expected to be recognized over a weighted average period of 10 months. During the years ended December 31, 2011, 2010, and 2009, options exercised had a total intrinsic value of $19 million, $2 million and less than $1 million, respectively, and the fair value of restricted shares vested was $15 million, $12 million, and $5 million, respectively.

        Non-Qualified Stock Options.    El Paso grants non-qualified stock options to our employees at an exercise price equal to the market value of El Paso's stock on the grant date. The stock option awards have contractual terms of 10 years and generally have vested in equal amounts over three years from the grant date. Dividends are not paid on unexercised options. Proceeds upon exercise are paid directly

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Stock-Based Compensation (Continued)

to El Paso by our employees. A summary of stock option transactions for the year ended December 31, 2011 is presented below:

	# Shares Underlying Options	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (In years)	Aggregate Intrinsic Value (In millions)
Outstanding at December 31, 2010	8,218,613	$14.25
Granted	441,347	$18.07
Exercised	(2,243,840)	$11.69
Forfeited or canceled	(349,873)	$9.74
Expired	(548,350)	$53.67

Outstanding at December 31, 2011	5,517,897	$11.94	6.87	$81

Vested at December 31, 2011 or expected to vest in the future	5,397,318	$11.96	6.84	$79

Exercisable at December 31, 2011	3,106,320	$12.59	5.86	$44

        Fair Value Assumptions.    The fair value of each stock option granted is estimated on the date of grant using a Black-Scholes option-pricing model based on several assumptions. These assumptions are based on El Paso management's best estimate at the time of grant. For the years ended December 31, 2011, 2010 and 2009 the weighted average grant date fair value per share of options granted was $7.26, $4.54 and $2.96.

        Listed below is the weighted average of each assumption based on grants in each fiscal year:

	2011	2010	2009
Expected Term in Years	6.0	6.0	6.0
Expected Volatility	40%	40%	54%
Expected Dividends	0.5%	0.5%	1.5%
Risk-Free Interest Rate	2.5%	2.9%	2.0%

        The expected volatility estimates are based on an analysis of implied volatilities from traded options on El Paso's common stock and from their historical stock price volatility over the expected term. The estimated expected term of the option awards are based on the vesting period and average remaining contractual term, referred to as the "simplified method." This method is used to provide a reasonable basis for estimating the expected term based on insufficient historical data prior to 2006 primarily due to significant changes in the composition of employees receiving stock-based compensation awards.

        Restricted Stock.    El Paso grants shares of restricted common stock, which carry voting and dividend rights, to our employees. Sale or transfer of these shares is restricted until they vest. The fair value of the restricted shares is determined on the grant date and these shares generally have vested in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Stock-Based Compensation (Continued)

equal amounts over three years from the date of the grant. A summary of the changes in non-vested restricted shares for the year ended December 31, 2011 is presented below:

Nonvested Shares	# Shares	Weighted Average Grant Date Fair Value per Share
Nonvested at December 31, 2010	1,768,577	$9.87
Granted	1,411,140	$18.17
Vested	(796,972)	$10.28
Forfeited	(205,189)	$12.82

Nonvested at December 31, 2011	2,177,556	$14.82

        The weighted average grant date fair value per share for restricted stock granted during 2011, 2010 and 2009 was $18.17, $11.09 and $6.49, respectively.

        Performance Shares.    Beginning in 2011, El Paso granted approximately 130,000 performance shares to our officers. The number of performance shares ultimately earned will vary between zero and 200 percent of targeted shares depending on the level of El Paso's total shareholder return ("TSR") relative to that of El Paso's peer group of companies. The performance shares carry dividend rights and cannot be sold or transferred until they vest. The fair value of the performance-based shares granted is estimated on the day of grant using a Monte-Carlo simulation. Of the awards granted, fifty percent vest at the end of a two year performance period beginning January 1, 2011 with a grant date fair value per share of $27.93 and the remaining fifty percent vest at the end of a three year performance period beginning January 1, 2011 with a grant date fair value per share of $27.64. At December 31, 2011, the number of shares that El Paso would issue under the 2011 performance grants, assuming the awards were vested and relative TSR performance was determined at that date, would be approximately 260,000 shares.

10. Investments in Unconsolidated Affiliates

        Four Star Oil & Gas Company (Four Star).    We account for our investment using the equity method of accounting and report our share of Four Star's earnings as earnings from unconsolidated affiliates on our income statement, net of amortization of the excess of our underlying equity in the net assets. We hold an approximate 49 percent ownership investment in Four Star. We amortize our investment in excess of our underlying equity in the net assets of Four Star using the unit-of-production method over the life of our estimate of Four Star's oil and natural gas reserves. We recorded $34 million, $38 million and $48 million during the years ended December 31, 2011, 2010 and 2009 to amortize our investment in excess of the underlying equity in the net assets of the investment. Our investment in Four Star was greater than our equity in the net assets by $272 million and $306 million at December 31, 2011 and 2010. We received dividends of $46 million, $50 million and $45 million from Four Star in 2011, 2010 and 2009. Below is summarized financial information of the financial

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Investments in Unconsolidated Affiliates (Continued)

position and operating results of Four Star as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, respectively.

	For the year ended December 31,
	2011	2010	2009
	(In millions)
Operating results data:
Operating revenues	$252	$245	$205
Operating expenses	163	147	148
Net income	59	63	38

	As of December 31,
	2011	2010
	(In millions)
Financial position data:
Current assets	$68	$76
Non-current assets	286	305
Current liabilities	64	52
Non-current liabilities	147	150
Equity in net assets	143	179

        Due to current natural gas prices, the fair value of our investment in Four Star could decline as a result of lower natural gas prices and we may be required to record an impairment of the carrying value in the future if the loss is determined to be other than temporary.

11. Related Party Transactions

        Cash Management Program.    Subject to limitations in our credit facility, we participate in El Paso's cash management program, which matches short-term cash surpluses and needs of its participating affiliates, thus minimizing total borrowings from outside sources by El Paso. At December 31, 2010, we had a note payable due to El Paso in the amount of $781 million pursuant to the cash management program. During 2011, we repaid this amount in full and advanced El Paso an additional $236 million in the form of a note receivable. On December 31, 2011, the note receivable was settled in the form of a noncash equity distribution to El Paso. The balance outstanding under the cash management program at December 31, 2011 was zero. The program remains in place and available to us in 2012.

        The basis for the interest rate under the cash management program is LIBOR plus 2.25% for 2011, and LIBOR plus 1.25% for 2010 and 2009. The interest rate under the cash management program was 2.52%, 1.52% and 1.48% as of December 31, 2011, 2010 and 2009.

        Other Affiliated Transactions.    During the ordinary course of conducting our business, we enter into transactions with affiliates primarily related to the sale, transport and hedging of our oil, natural gas

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Related Party Transactions (Continued)

and NGL production. The following table shows revenues and charges to/from our affiliates for the years ended December 31:

	2011	2010	2009
	(In millions)
Operating revenues	$634	$746	$545
Operating expenses	138	132	92
Reimbursements of operating expenses	3	2	2
  •
  El Paso Marketing.  We sell our natural gas primarily to El Paso Marketing at spot market prices. Substantially all of our affiliated accounts receivable at December 31, 2011 and 2010 related to sales of natural gas to El Paso Marketing. We are also a party to a hedging contract with El Paso Marketing. Realized gains and losses on these hedges are included in our operating revenues.

  •
  El Paso.  El Paso bills us directly for certain general and administrative costs and allocates a portion of its general and administrative costs to us. This allocation is based on the estimated level of resources devoted to our operations and the relative size of our earnings before interest and taxes, gross property and payroll. These expenses are primarily related to management, legal, financial, tax, consultative, administrative and other services, including employee benefits, pension benefits, annual incentive bonuses, rent, insurance, and information technology. El Paso currently bills us directly for compensation expense related to certain stock-based compensation awards granted to our direct employees, and allocates to us our proportionate share of El Paso's corporate compensation expense. General and administrative costs are included in our operation and maintenance expenses.

  •
  El Paso Pipelines.  We contract for services with El Paso's regulated interstate pipelines that provide transportation and related services for our natural gas production. At December 31, 2011 and 2010 we had contractual deposits of $8 million and $7 million with El Paso's regulated interstate pipelines.

        Taxes.    We are party to a tax accrual policy with El Paso whereby El Paso files U.S. and certain state tax returns on our behalf, as further described in Note 1. At December 31, 2011, we had federal income tax receivables of $6 million, state income taxes payable of $2 million and foreign income taxes payable of $2 million. At December 31, 2010, we had federal income tax receivable of $89 million, state income taxes payable of $1 million and foreign income taxes payable of $3 million. These assets and liabilities are recorded as current assets and current liabilities on our balance sheets. The majority of these balances will become payable to or receivable from El Paso under the tax accrual policy.

        Pension and Retirement Benefits.    El Paso maintains a primary pension plan, the El Paso Corporation Pension Plan that is a defined benefit plan that covers substantially all of our employees and provides benefits under a cash balance formula. El Paso also maintains a defined contribution plan covering all of our employees. El Paso matches 75 percent of participant basic contributions up to 6 percent of eligible compensation and can also make additional discretionary matching contributions. El Paso is responsible for benefits accrued under these plans and allocates our related costs to us.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements

        On May 24, 2012, Apollo Global Management LLC ("Apollo") and other private equity investors (collectively, the Sponsors) acquired EP Energy Global LLC (f/k/a EP Energy Corporation) for approximately $7.2 billion. The acquisition was funded with approximately $3.3 billion in equity contributions from the Sponsors and the issuance of approximately $4.25 billion of debt (including secured and unsecured notes issued by EP Energy LLC, who is the parent company of EP Energy Global LLC (subsequent to the acquisition). In conjunction with the sale, a portion of the proceeds were also used to repay approximately $960 million outstanding under EP Energy Corporation's revolving credit facility at that time. The secured and unsecured notes issued in conjunction with the acquisition are fully and unconditionally guaranteed, jointly and severally, by EP Energy LLC's present and future direct and indirect wholly owned material domestic subsidiaries. EP Energy LLC's foreign wholly-owned subsidiaries are not parties to the guarantees (the "Non-Guarantor Subsidiaries"). The following reflects condensed consolidating financial information on a basis consistent with the described debt structure for the guarantor subsidiaries, non-guarantor subsidiaries, and eliminating entries (to combine the entities), as well as consolidated results as of December 31, 2011 and 2010 and for the three years ended December 31, 2011.

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and natural gas sales
Third parties	$837	$111	$—	$948
Affiliates	634	—	—	634
Realized and unrealized gains on financial derivatives	284	—	—	284
Other	1	—	—	1

Total operating revenues	1,756	111	—	1,867

Operating expenses
Transportation costs	85	—	—	85
Operation and maintenance	363	55	—	418
Depreciation, depletion and amortization	581	31	—	612
Ceiling test charges	24	128	—	152
Impairment of inventory and other assets	6	—	—	6
Taxes, other than income taxes	76	15	—	91

Total operating expenses	1,135	229	—	1,364

Operating income (loss)	621	(118)	—	503
Loss from unconsolidated affiliates	(7)	—	—	(7)
Other income (expense)	1	(3)	—	(2)
Interest (expense) income
Third party	(10)	—	1	(9)
Affiliated	8	(10)	(1)	(3)

Income (loss) before income taxes	613	(131)	—	482
Income tax expense (benefit)	228	(8)	—	220

Income (loss) before earnings from consolidated subsidiaries	385	(123)	—	262

(Loss) earnings from consolidated subsidiaries	(123)	—	123	—

Net income (loss)	$262	$(123)	$123	$262

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2010
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and natural gas sales
Third parties	$549	$85	$—	$634
Affiliates	746	—	—	746
Realized and unrealized gains on financial derivatives	390	—	—	390
Other	19	—	—	19

Total operating revenues	1,704	85	—	1,789

Operating expenses
Cost of products	15	—	—	15
Transportation costs	73	—	—	73
Operation and maintenance	332	51	—	383
Depreciation, depletion and amortization	450	27	—	477
Ceiling test charges	—	25	—	25
Taxes, other than income taxes	73	12	—	85

Total operating expenses	943	115	—	1,058

Operating income (loss)	761	(30)	—	731
Loss from unconsolidated affiliates	(7)	—	—	(7)
Other income	1	2	—	3
Interest (expense) income
Third party	(17)	—	1	(16)
Affiliated	(3)	(1)	(1)	(5)

Income (loss) before income taxes	735	(29)	—	706
Income tax expense	253	10	—	263

Income (loss) before earnings from consolidated subsidiaries	482	(39)	—	443

(Loss) earnings from consolidated subsidiaries	(39)	—	39	—

Net income (loss)	$443	$(39)	$39	$443

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Operating Revenues
Oil and natural gas sales
Third parties	$527	$25	$—	$552
Affiliates	545	—	—	545
Realized and unrealized gains on financial derivatives	687	—	—	687
Other	44	—	—	44

Total operating revenues	1,803	25	—	1,828

Operating expenses
Cost of products	31	—	—	31
Transportation costs	66	—	—	66
Operation and maintenance	356	36	—	392
Depreciation, depletion and amortization	430	10	—	440
Ceiling test charges	2,047	76	—	2,123
Impairment of inventory and other assets	25	—	—	25
Taxes, other than income taxes	61	7	—	68

Total operating expenses	3,016	129	—	3,145

Operating loss	(1,213)	(104)	—	(1,317)
Loss from unconsolidated affiliates	(30)	—	—	(30)
Other income (expense)	4	(5)	—	(1)
Interest (expense) income
Third party	(22)	—	1	(21)
Affiliated	(3)	—	(1)	(4)

Loss before income taxes	(1,264)	(109)	—	(1,373)
Income tax benefit	(462)	—	—	(462)

Loss before earnings from consolidated subsidiaries	(802)	(109)	—	(911)

(Loss) earnings from consolidated subsidiaries	(109)	—	109	—

Net (loss) income	$(911)	$(109)	$109	$(911)

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2011
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$6	$19	$—	$25
Accounts receivable
Customer, net of allowance of less than $1	119	16	—	135
Affiliates	132	—	—	132
Other, net of allowance of $7	38	1	—	39
Income tax receivable from affiliate	6	—	—	6
Materials and supplies	21	7	—	28
Assets from price risk management activities	272	—	—	272
Other	12	9	—	21

Total current assets	606	52	—	658

Property, plant and equipment, at cost
Oil and natural gas properties
Proved property—full cost method	20,271	1,171	—	21,442
Unevaluated costs excluded from amortization	400	81	—	481
Other property, plant and equipment	142	5	—	147

	20,813	1,257	—	22,070
Less accumulated depreciation, depletion and amortization	17,026	977	—	18,003

Total property, plant and equipment, net	3,787	280	—	4,067

Other assets
Investments in unconsolidated affiliates	346	—	—	346
Investment in consolidated affiliate	2	—	(2)	—
Assets from price risk management activities	9	—	—	9
Deferred income taxes	—	7	—	7
Unamortized debt issue cost	259	—	(251)	8
Other	4	—	—	4

	620	7	(253)	374

Total assets	$5,013	$339	$(253)	$5,099

LIABILITIES AND EQUITY
Current liabilities
Accounts payable
Trade	$140	$—	$—	$140
Affiliates	47	—	—	47
Other	210	48	—	258
Income tax payable	4	—	—	4
Liabilities from price risk management activities	7	—	—	7
Asset retirement obligation	5	—	—	5
Deferred income taxes	91	—	—	91
Other	28	9	—	37

Total current liabilities	532	57	—	589

Long-term debt	851	—	—	851
Non-current note payable to unconsolidated affiliate	—	251	(251)	—
Other long-term liabilities
Liabilities from price risk management activities	73	—	—	73
Asset retirement obligations	126	22	—	148
Deferred income taxes	291	—	—	291
Other	40	7	—	47

Total non-current liabilities	1,381	280	(251)	1,410

Commitments and contingencies
Stockholder's equity
Common stock, par value $1 per share; 1,000 shares authorized and outstanding	—	381	(381)	—
Preferred stock	—	4	(4)	—
Additional paid-in capital	4,580	393	(393)	4,580
Accumulated deficit	(1,476)	(776)	776	(1,476)
Accumulated other comprehensive loss	(4)	—	—	(4)

Total stockholder's equity	3,100	2	(2)	3,100

Total liabilities and equity	$5,013	$339	$(253)	$5,099

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2010
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$67	$7	$—	$74
Accounts receivable
Customer, net of allowance of less than $1	64	14	—	78
Affiliates	170	—	—	170
Other, net of allowance of $7	37	1	—	38
Materials and supplies	32	7	—	39
Income tax receivable from affiliate	89	—	—	89
Assets from price risk management activities	247	—	—	247
Other	14	11	—	25

Total current assets	720	40	—	760

Property, plant and equipment, at cost
Oil and natural gas properties
Proved property—full cost method	19,780	991	—	20,771
Unevaluated costs excluded from amortization	546	239	—	785
Other property, plant and equipment	133	3	—	136

	20,459	1,233	—	21,692
Less accumulated depreciation, depletion and amortization	17,149	819	—	17,968

Total property, plant and equipment, net	3,310	414	—	3,724

Other assets
Investment in consolidated affiliate	(149)	—	149	—
Investments in unconsolidated affiliates	399	—	—	399
Assets from price risk management activities	29	—	—	29
Deferred income taxes	11	8	—	19
Notes receivable from affiliate	504	—	(504)	—
Other	7	4	—	11

	801	12	(355)	458

Total assets	$4,831	$466	$(355)	$4,942

LIABILITIES AND EQUITY
Current liabilities
Accounts payable
Trade	$118	$—	$—	$118
Affiliates	139	—	—	139
Other	118	69	—	187
Income tax payable	4	—	—	4
Liabilities from price risk management activities	14	—	—	14
Asset retirement obligations	34	—	—	34
Deferred income taxes	37	—	—	37
Other	23	6	—	29

Total current liabilities	487	75	—	562

Long-term debt	301	—	—	301
Notes payable to affiliate	781	504	(504)	781
Other long-term liabilities
Liabilities from price risk management activities	25	—	—	25
Asset retirement obligations	81	20	—	101
Deferred income taxes	49	—	—	49
Other	40	16	—	56

Total non-current liabilities	1,277	540	(504)	1,313

Commitments and contingencies
Stockholder's equity
Common stock, par value $1 per share; 1,000 shares authorized and outstanding	—	381	(381)	—
Preferred stock	—	4	(4)	—
Additional paid-in capital	4,816	118	(118)	4,816
Accumulated deficit	(1,738)	(652)	652	(1,738)
Accumulated other comprehensive loss	(11)	—	—	(11)

Total stockholder's equity	3,067	(149)	149	3,067

Total liabilities and equity	$4,831	$466	$(355)	$4,942

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$262	$(123)	$123	$262
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	581	31	—	612
Ceiling test charges	24	128	—	152
Deferred income tax expense	303	1	—	304
Earnings from unconsolidated affiliates, adjusted for cash distributions	53	—	—	53
Earnings from consolidated affiliates	123	—	(123)	—
Other non-cash income items	10	—	—	10
Asset and liability changes
Accounts receivable	(18)	(2)	—	(20)
Materials and supplies	5	—	—	5
Change in price risk management activities, net	47	—	—	47
Accounts payable	(61)	(6)	—	(67)
Income taxes	83	—	—	83
Other asset changes	2	5	—	7
Other liability changes	(15)	(7)	—	(22)

Net cash provided by operating activities	1,399	27	—	1,426

Cash flows from investing activities
Capital expenditures	(1,555)	(36)	—	(1,591)
Cash paid for acquisitions, net of cash acquired	(21)	(1)	—	(22)
Net proceeds from the sale of assets	612	—	—	612
Investment in subsidiary	(6)	—	6	—
Increase in note receivable with affiliate	(252)	—	16	(236)

Net cash (used in) provided by investing activities	(1,222)	(37)	22	(1,237)

Cash flows from financing activities
Proceeds from borrowings under revolving credit facility	2,030	—	—	2,030
Repayment of amounts borrowed under revolving credit facility	(1,480)	—	—	(1,480)
Contributions from parent	—	6	(6)	—
(Decrease) increase in note payable with affiliate	(781)	16	(16)	(781)
Other	(7)	—	—	(7)

Net cash (used in) provided by financing activities	(238)	22	(22)	(238)

Change in cash and cash equivalents	(61)	12	—	(49)
Cash and cash equivalents
Beginning of period	67	7	—	74

End of period	$6	$19	$—	$25

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$443	$(39)	$39	$443
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	450	27	—	477
Ceiling test charges	—	25	—	25
Deferred income tax expense (benefit)	328	(8)	—	320
Earnings from unconsolidated affiliates, adjusted for cash distributions	57	—	—	57
Earnings from consolidated affiliates	39	—	(39)	—
Other non-cash income items	5	—	—	5
Asset and liability changes
Accounts receivable	(16)	(1)	—	(17)
Materials and supplies	10	—	—	10
Change in price risk management activities, net	(99)	—	—	(99)
Accounts payable	105	(15)	—	90
Income taxes	(172)	—	—	(172)
Other asset changes	1	5	—	6
Other liability changes	(92)	14	—	(78)

Net cash provided by operating activities	1,059	8	—	1,067

Cash flows from investing activities
Capital expenditures	(1,161)	(77)	—	(1,238)
Cash paid for acquisitions, net of cash acquired	(51)	—	—	(51)
Net proceeds from the sale of assets	155	—	—	155
Increase in note receivable with affiliate	(50)	—	50	—
Investment in subsidiary	(17)	—	17	—
Other	4	—	—	4

Net cash (used in) provided by investing activities	(1,120)	(77)	67	(1,130)

Cash flows from financing activities
Proceeds from borrowings under revolving credit facility	500	—	—	500
Repayment of amounts borrowed under revolving credit facility	(1,034)	—	—	(1,034)
Increase (decrease) in note payable with affiliate	489	50	(50)	489
Other	(1)	17	(17)	(1)

Net cash (used in) provided by financing activities	(46)	67	(67)	(46)

Change in cash and cash equivalents	(107)	(2)	—	(109)
Cash and cash equivalents
Beginning of period	174	9	—	183

End of period	$67	$7	$—	$74

EP ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Condensed Consolidating Financial Statements (Continued)

EP ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In millions)

	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income (loss)	$(911)	$(109)	$109	$(911)
Adjustments to reconcile net income (loss) to net cash from operating activities
Depreciation, depletion and amortization	430	10	—	440
Ceiling test charges	2,047	76	—	2,123
Deferred income tax benefit	(550)	—	—	(550)
Earnings from unconsolidated affiliates, adjusted for cash distributions	75	—	—	75
Earnings from consolidated affiliates	109	—	(109)	—
Other non-cash income items	31	—	—	31
Asset and liability changes
Accounts receivable	110	(8)	—	102
Materials and supplies	25	(7)	—	18
Change in price risk management activities, net	150	—	—	150
Accounts payable	(77)	22	—	(55)
Income taxes	140	—	—	140
Other asset changes	(22)	(5)	—	(27)
Other liability changes	28	9	—	37

Net cash provided by (used in) operating activities	1,585	(12)	—	1,573

Cash flows from investing activities
Capital expenditures	(880)	(235)	—	(1,115)
Cash paid for acquisitions, net of cash acquired	(92)	(39)	—	(131)
Net proceeds from the sale of assets	89	4	—	93
Investment in subsidiary	(193)	—	193	—
(Decrease) increase in note receivable with affiliate	(81)	—	81	—
Other	(3)	—	—	(3)

Net cash (used in) provided by investing activities	(1,160)	(270)	274	(1,156)

Cash flows from financing activities
Proceeds from borrowings under revolving credit facility	100	—	—	100
Repayment of amounts borrowed under revolving credit facility	(180)	—	—	(180)
Contributions from parent	—	193	(193)	—
(Decrease) increase in note payable with affiliate	(256)	81	(81)	(256)

Net cash (used in) provided by financing activities	(336)	274	(274)	(336)

Change in cash and cash equivalents	89	(8)	—	81
Cash and cash equivalents
Beginning of period	84	18	—	102

End of period	$173	$10	$—	$183

Supplemental Oil and Natural Gas Operations (Unaudited)

        EP Energy Corporation is engaged in the exploration for, and the acquisition, development and production of oil, natural gas and NGL, in the United States (U.S.), Brazil and Egypt.

        Capitalized Costs.    Capitalized costs relating to oil and natural gas producing activities and related accumulated depreciation, depletion and amortization were as follows at December 31 (in millions):

	U.S.	Brazil and Egypt(1)	Worldwide
2011 Consolidated:
Oil and natural gas properties:
Costs subject to amortization	$20,156	$1,284	$21,440
Costs not subject to amortization	399	82	481

	20,555	1,366	21,921
Less accumulated depreciation, depletion and amortization	16,837	1,087	17,924

Net capitalized costs	$3,718	$279	$3,997

2011 Unconsolidated Affiliate—Four Star(2):
Oil and natural gas properties	$628	$—	$628
Less accumulated depreciation, depletion and amortization	489	—	489

Net capitalized costs	$139	$—	$139

2010 Consolidated:
Oil and natural gas properties:
Costs subject to amortization	$19,676	$1,091	$20,767
Costs not subject to amortization	537	248	785

	20,213	1,339	21,552
Less accumulated depreciation, depletion and amortization	16,993	902	17,895

Net capitalized costs	$3,220	$437	$3,657

2010 Unconsolidated Affiliate—Four Star(2):
Oil and natural gas properties	$614	$—	$614
Less accumulated depreciation, depletion and amortization	466	—	466

Net capitalized costs	$148	$—	$148

(1)
Capitalized costs for Egypt were $74 million and $66 million as of December 31, 2011 and 2010, included in costs not subject to amortization. During 2011, we recorded a ceiling test charge of $152 million in our Brazilian full cost pool. During 2010, we recorded a ceiling test charge of $25 million in our Egyptian full cost pool.

(2)
Amounts represent our approximate 49 percent equity interest in the underlying oil and gas assets of Four Star. Four Star applies the successful efforts method of accounting for its oil and gas properties.

        Total Costs Incurred.    Costs incurred in oil and natural gas producing activities, whether capitalized or expensed, were as follows for the year ended December 31 (in millions):

	U.S.	Brazil and Egypt(1)	Worldwide
2011 Consolidated:
Property acquisition costs
Proved properties	$—	$—	$—
Unproved properties	45	—	45
Exploration costs	858	15	873
Development costs	694	12	706

Costs expended	1,597	27	1,624
Asset retirement obligation costs	25	—	25

Total costs incurred	$1,622	$27	$1,649

2011 Unconsolidated Affiliate—Four Star(2):
Development costs expended	$12	$—	$12

2010 Consolidated:
Property acquisition costs
Proved properties	$51	$—	$51
Unproved properties	269	—	269
Exploration costs	600	58	658
Development costs	276	28	304

Costs expended	1,196	86	1,282
Asset retirement obligation costs	7	—	7

Total costs incurred	$1,203	$86	$1,289

2010 Unconsolidated Affiliate—Four Star(2):
Development costs expended	$20	$—	$20

2009 Consolidated:
Property acquisition costs
Proved properties	$87	$—	$87
Unproved properties	89	51	140
Exploration costs	355	67	422
Development costs	324	118	442

Costs expended	855	236	1,091
Asset retirement obligation costs	36	6	42

Total costs incurred	$891	$242	$1,133

2009 Unconsolidated Affiliate—Four Star(2):
Development costs expended	$10	$—	$10

(1)
Costs incurred for Egypt were $8 million, $20 million and $81 million for the years ended December 31, 2011, 2010 and 2009.

(2)
Amounts represent our approximate 49 percent equity interest in the underlying costs incurred by Four Star.

        Pursuant to the full cost method of accounting, we capitalize certain general and administrative expenses directly related to property acquisition, exploration and development activities and interest costs incurred and attributable to unproved oil and natural gas properties and major development projects of oil and natural gas properties. The table above includes capitalized internal general and administrative costs incurred in connection with the acquisition, development and exploration of oil and natural gas reserves of $81 million for each of the years ended December 31, 2011 and 2010 and $80 million for the year ended December 31, 2009. We also capitalized interest of $13 million, $9 million and $7 million for the years ended December 31, 2011, 2010 and 2009.

        In our December 31, 2011 reserve report, the amounts estimated to be spent in 2012, 2013 and 2014 to develop our consolidated worldwide proved undeveloped reserves are $1,003 million, $1,009 million and $1,329 million, respectively.

        Unevaluated Capitalized Costs.    We exclude capitalized costs of oil and natural gas properties from amortization that are in various stages of evaluation or are part of a major development project. We expect these costs to be included in the amortization calculation in the next three to five years.

        Presented below is an analysis of the capitalized costs of oil and natural gas properties by year of expenditure that are not being amortized as of December 31, 2011 pending determination of proved reserves (in millions):

		Costs Excluded for Years Ended December 31(1)
	Cumulative Balance December 31, 2011				Cumulative Balance January 1, 2009
		2011	2010	2009
U.S.
Acquisition	$301	$20	$206	$29	$46
Exploration	98	80	4	10	4

Total U.S.(2)	399	100	210	39	50

Egypt & Brazil
Acquisition	36	1	—	32	3
Exploration	46	8	20	10	8

Total Egypt & Brazil(3)	82	9	20	42	11

Worldwide	$481	$109	$230	$81	$61

(1)
Includes capitalized interest of $2 million, $6 million and $2 million for the years ended December 31, 2011, 2010 and 2009.

(2)
Includes $155 million related to the Wolfcamp Shale and $94 million related to the Eagle Ford Shale at December 31, 2011.

(3)
Includes $8 million related to Brazil at December 31, 2011.

        During 2011 we were informed that our environmental permit request for the Pinauna Field in the Camamu Basin was denied. As a result, we released $94 million of unevaluated capitalized costs related to this field into the Brazilian full cost pool. Additionally, during 2011, we released approximately $86 million of unevaluated capitalized costs into the Brazilian full cost pool related to the ES-5 block in the Espirito Santo Basin upon the completion of our evaluation of exploratory wells drilled in 2009 and 2010 without any additions to our proved reserves. We will continue to pursue alternatives for the hydrocarbons discovered in these areas. See Note 3 for further discussion.

        Oil and Natural Gas Reserves.    Net quantities of proved developed and undeveloped reserves of natural gas, oil and condensate and NGL and changes in these reserves at December 31, 2011 presented in the tables below are based on our internal reserve report. Net proved reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at the time of the estimate. Our 2010 consolidated proved reserves were consistent with estimates of proved reserves filed with other federal agencies in 2011 except for differences of less than five percent resulting from actual production, acquisitions, property sales, necessary reserve revisions and additions to reflect actual experience.

        Ryder Scott Company, L.P. (Ryder Scott), conducted an audit of the estimates of the proved reserves prepared by us as of December 31, 2011. In connection with its audit, Ryder Scott reviewed 86 percent of the properties associated with our proved reserves on a natural gas equivalent basis, representing 87 percent of the total discounted future net cash flows of these proved reserves. Ryder Scott also conducted an audit of the estimates we prepared of the proved reserves of Four Star as of December 31, 2011. In connection with the audit of these proved reserves, Ryder Scott reviewed 87 percent of the properties associated with Four Star's total proved reserves on a natural gas equivalent basis, representing 91 percent of the total discounted future net cash flows. For the reviewed properties, our overall proved reserves estimates are within 10 percent of Ryder Scott's estimates.

				Oil and Condensate			NGL
	Natural Gas (in Bcf)			(in MBbls)			(in MBbls)
								Equivalent Volumes (in Bcfe)
	U.S.	Brazil	Worldwide	U.S.	Brazil	Worldwide	U.S.
Consolidated:
January 1, 2009	2,091	47	2,138	23,910	3,180	27,090	4,159	2,325
Revisions due to prices	(138)	(2)	(140)	13,336	(380)	12,956	(3,552)	(84)
Revisions other than price	(36)	(6)	(42)	3,477	(640)	2,837	1,511	(16)
Extensions and discoveries(1)	380	70	450	18,089	2,136	20,225	16	572
Purchases of reserves in place(1)	19	—	19	7,343	—	7,343	—	63
Sales of reserves in place(1)	(49)	—	(49)	(1,328)	—	(1,328)	(260)	(59)
Production	(215)	(4)	(219)	(3,978)	(100)	(4,078)	(1,570)	(252)

December 31, 2009	2,052	105	2,157	60,849	4,196	65,045	304	2,549

Revisions due to prices	108	3	111	8,719	88	8,807	105	164
Revisions other than price	(58)	(13)	(71)	7,873	(1,246)	6,627	6,977	11
Extensions and discoveries(2)	506	—	506	28,141	—	28,141	3,088	693
Purchases of reserves in place(2)	25	—	25	3,045	—	3,045	—	43
Sales of reserves in place(2)	(21)	—	(21)	(1,024)	—	(1,024)	—	(27)
Production	(216)	(10)	(226)	(4,363)	(384)	(4,747)	(1,423)	(263)

December 31, 2010	2,396	85	2,481	103,240	2,654	105,894	9,051	3,170

Revisions due to prices	(9)	—	(9)	713	3	716	—	(5)
Revisions other than price	44	6	50	(1,630)	(34)	(1,664)	(1,124)	34
Extensions and discoveries(3)	519	—	519	90,128	—	90,128	7,525	1,105
Purchases of reserves in place(3)	—	—	—	13	—	13	—	—
Sales of reserves in place(3)	(153)	—	(153)	(8,983)	—	(8,983)	(139)	(207)
Production	(231)	(10)	(241)	(5,680)	(354)	(6,034)	(1,068)	(284)

December 31, 2011	2,566	81	2,647	177,801	2,269	180,070	14,245	3,813

Unconsolidated Affiliate—Four Star:
January 1, 2009	176	—	176	2,199	—	2,199	5,518	222
Revisions due to prices	(9)	—	(9)	23	—	23	(40)	(9)
Revisions other than price	10	—	10	100	—	100	456	13
Extensions and discoveries	1	—	1	4	—	4	8	1
Production	(20)	—	(20)	(419)	—	(419)	(678)	(26)

December 31, 2009	158	—	158	1,907	—	1,907	5,264	201

				Oil and Condensate			NGL
	Natural Gas (in Bcf)			(in MBbls)			(in MBbls)
								Equivalent Volumes (in Bcfe)
	U.S.	Brazil	Worldwide	U.S.	Brazil	Worldwide	U.S.
Revisions due to prices	8	—	8	44	—	44	87	9
Revisions other than price	6	—	6	36	—	36	(325)	4
Extensions and discoveries	—	—	—	—	—	—	5	—
Production	(17)	—	(17)	(364)	—	(364)	(573)	(22)

December 31, 2010	155	—	155	1,623	—	1,623	4,458	192

Revisions due to prices	(5)	—	(5)	31	—	31	(28)	(5)
Revisions other than price	2	—	2	221	—	221	1,034	9
Extensions and discoveries	—	—	—	—	—	—	—	—
Production	(17)	—	(17)	(306)	—	(306)	(556)	(22)

December 31, 2011	135	—	135	1,569	—	1,569	4,908	174

Total Combined:
December 31, 2009	2,210	105	2,315	62,756	4,196	66,952	5,568	2,750

December 31, 2010	2,551	85	2,636	104,863	2,654	107,517	13,509	3,362

December 31, 2011	2,701	81	2,782	179,370	2,269	181,639	19,153	3,987

Consolidated:
Proved developed reserves:
January 1, 2011	1,559	75	1,634	38,278	2,403	40,681	6,096	1,914
December 31, 2011	1,488	81	1,569	46,797	2,269	49,066	5,168	1,895
Proved undeveloped reserves:
January 1, 2011	837	10	847	64,962	251	65,213	2,955	1,256
December 31, 2011	1,078	—	1,078	131,004	—	131,004	9,077	1,918
Unconsolidated Affiliate—Four Star:
Proved developed reserves:
January 1, 2011	129	—	129	1,574	—	1,574	3,483	159
December 31, 2011	116	—	116	1,520	—	1,520	4,066	150
Proved undeveloped reserves:
January 1, 2011	26	—	26	49	—	49	975	32
December 31, 2011	19	—	19	49	—	49	842	24
Total Combined:
Proved developed reserves:
January 1, 2011	1,688	75	1,763	39,852	2,403	42,255	9,579	2,074
December 31, 2011	1,604	81	1,685	48,317	2,269	50,586	9,234	2,045
Proved undeveloped reserves:
January 1, 2011	863	10	873	65,011	251	65,262	3,930	1,288
December 31, 2011	1,097	—	1,097	131,053	—	131,053	9,919	1,942

(1)
In 2009, of the 572 Bcfe of extensions and discoveries, 301 Bcfe related to the Central division, of which, 208 Bcfe related to the Haynesville Shale and 70 Bcfe related to the Holly/Kingston fields. We also had 147 Bcfe of extensions and discoveries related to Altamont in the Western division and 83 Bcfe related to the Camarupim Field in Brazil. In addition, 41 Bcfe of extensions and discoveries related to the Gulf Coast division, of which, 14 Bcfe related to Eugene Island 364/365 in the Gulf of Mexico and 12 Bcfe related to the Wilcox area in South Texas. In 2009, we acquired interests in domestic oil and natural gas producing properties located in the Western division. We also sold domestic natural gas producing properties located in the Central and Western divisions.

(2)
In 2010, of the 693 Bcfe of extensions and discoveries, 452 Bcfe related to the Central division, of which, 425 Bcfe related to the Haynesville Shale area. There were 238 Bcfe of extensions and discoveries in the Gulf Coast division with 187 Bcfe of that coming from the Eagle Ford Shale. The Western division accounted for 3 Bcfe of extensions and discoveries and there were no extensions and discoveries in the International division.

(3)
In 2011, of the 1,105 Bcfe of extensions and discoveries, 428 Bcfe related to the Central division, of which, 389 Bcfe related to the Haynesville Shale area. There were 592 Bcfe of extensions and discoveries in the Southern division with 479 Bcfe of that coming from the Eagle Ford Shale and 113 coming from the Wolfcamp Shale. The Western division accounted for 85 Bcfe of extensions and discoveries and there were no extensions and discoveries in the International division.

        Beginning December 31, 2009, in accordance with SEC Regulation S-X, Rule 4-10 as amended, we use the 12-month average price calculated as the unweighted arithmetic average of the spot price on the first day of each month within the 12-month period prior to the end of the reporting period. The first day 12-month average U.S. price used to estimate our proved reserves at December 31, 2011 was $4.12 per MMBtu for natural gas and $96.19 per barrel of oil. The prices used for our International assets were contractually defined. The aggregate International price used to estimate our proved reserves at December 31, 2011 was $5.31 per MMBtu for natural gas and $109.29 per barrel of oil.

        All estimates of proved reserves are determined according to the rules prescribed by the SEC in existence at the time estimates were made. These rules require that the standard of "reasonable certainty" be applied to proved reserve estimates, which is defined as having a high degree of confidence that the quantities will be recovered. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as more technical and economic data becomes available, a positive or upward revision or no revision is much more likely than a negative or downward revision. Estimates are subject to revision based upon a number of factors, including many factors beyond our control such as reservoir performance, prices, economic conditions and government restrictions. In addition, as a result of drilling, testing and production subsequent to the date of an estimate may justify revision of that estimate. Reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered. Estimating quantities of proved oil and natural gas reserves is a complex process that involves significant interpretations and assumptions and cannot be measured in an exact manner. It requires interpretations and judgment of available technical data, including the evaluation of available geological, geophysical, and engineering data. The accuracy of any reserve estimate is highly dependent on the quality of available data, the accuracy of the assumptions on which they are based upon economic factors, such as oil and natural gas prices, production costs, severance and excise taxes, capital expenditures, workover and remedial costs, and the assumed effects of governmental regulation. In addition, due to the lack of substantial, if any, production data, there are greater uncertainties in estimating proved undeveloped reserves, proved developed non-producing reserves and proved developed reserves that are early in their production life. As a result, our reserve estimates are inherently imprecise.

        The meaningfulness of reserve estimates is highly dependent on the accuracy of the assumptions on which they were based. In general, the volume of production from oil and natural gas properties we own declines as reserves are depleted. Except to the extent we conduct successful exploration and development activities or acquire additional properties containing proved reserves, or both, our proved reserves will decline as reserves are produced. Subsequent to December 31, 2011, there have been no major discoveries or other events, favorable or otherwise, that may be considered to have caused a significant change in our estimated proved reserves at December 31, 2011. Current natural gas prices are significantly below the 12-month average price used to determine our domestic proved reserves at December 31, 2011. A sustained period of low domestic natural gas prices will over time result in a downward revision of proved reserves and a corresponding reduction in the discounted future net cash flows from our proved reserves.

        Results of Operations.    Results of operations for oil and natural gas producing activities by fiscal year were as follows at December 31 (in millions):

	U.S.	Brazil and Egypt	Worldwide
2011 Consolidated:
Net Revenues(1)
Sales to external customers	$837	$111	$948
Affiliated sales	634	—	634

Total	1,471	111	1,582
Cost of products and services	(91)	(5)	(96)
Production costs(2)	(245)	(53)	(298)
Ceiling test charges(3)	—	(152)	(152)
Depreciation, depletion and amortization(4)	(563)	(32)	(595)

	572	(131)	441
Income tax expense	(207)	—	(207)

Results of operations from producing activities	$365	$(131)	$234

Depreciation, depletion and amortization ($/Mcfe)(4)	$2.08	$2.60	$2.10

2011 Unconsolidated Affiliate—Four Star(5):
Net Revenues—Sales to external customers(1)	$123	$—	$123

Cost of products and services	(4)	—	(4)
Production costs(2)	(49)	—	(49)
Depreciation, depletion and amortization(6)	(27)	—	(27)

	43	—	43
Income tax expense	15	—	15

Results of operations from producing activities	$28	$—	$28

Depreciation, depletion and amortization ($/Mcfe)(6)	$1.20	$—	$1.20

2010 Consolidated:
Net Revenues(1)
Sales to external customers	$551	$86	$637
Affiliated sales	743	—	743

Total	1,294	86	1,380
Cost of products and services	(81)	(5)	(86)
Production costs(2)	(218)	(46)	(264)
Ceiling test charges(3)	—	(25)	(25)
Depreciation, depletion and amortization(4)	(432)	(28)	(460)

	563	(18)	545
Income tax expense	(204)	—	(204)

Results of operations from producing activities	$359	$(18)	$341

Depreciation, depletion and amortization ($/Mcfe)(4)	$1.72	$2.33	$1.75

	U.S.	Brazil and Egypt	Worldwide
2010 Unconsolidated Affiliate—Four Star(5):
Net Revenues—Sales to external customers(1)	$119	$—	$119

Cost of products and services	(4)	—	(4)
Production costs(2)	(36)	—	(36)
Depreciation, depletion and amortization(6)	(28)	—	(28)
Asset impairment	(4)	—	(4)

	47	—	47
Income tax expense	(17)	—	(17)

Results of operations from producing activities	$30	$—	$30

Depreciation, depletion and amortization ($/Mcfe)(6)	$1.24	$—	$1.24

	U.S.	Brazil and Egypt	Worldwide
2009 Consolidated:
Net Revenues(1)
Sales to external customers	$534	$25	$559
Affiliated sales	538	—	538

Total	1,072	25	1,097
Cost of products and services	(72)	(5)	(77)
Production costs(2)	(226)	(26)	(252)
Ceiling test charges(3)	(2,031)	(92)	(2,123)
Depreciation, depletion and amortization(4)	(415)	(9)	(424)

	(1,672)	(107)	(1,779)
Income tax benefit	605	—	605

Results of operations from producing activities	$(1,067)	$(107)	$(1,174)

Depreciation, depletion and amortization ($/Mcfe)(4)	$1.67	$2.13	$1.68

2009 Unconsolidated Affiliate—Four Star(5):
Net Revenues—Sales to external customers(1)	$100	$—	$100

Cost of products and services	(6)	—	(6)
Production costs(2)	(37)	—	(37)
Depreciation, depletion and amortization(6)	(29)	—	(29)

	28	—	28
Income tax expense	(10)	—	(10)

Results of operations from producing activities	$18	$—	$18

Depreciation, depletion and amortization ($/Mcfe)(6)	$1.09	$—	$1.09

(1)
Excludes the effects of oil and natural gas derivative contracts.

(2)
Production costs include lease operating costs and production related taxes, including ad valorem and severance taxes.

(3)
Includes $152 million related to Brazil for the year ended December 31, 2011 and $25 million and $34 million related to Egypt for the years ended December 31, 2010 and 2009.

(4)
Includes accretion expense on asset retirement obligations of $13 million or $0.05/Mcfe in 2011 and $16 million or $0.06/Mcfe in 2010 and 2009, respectively.

(5)
Results do not include amortization of $34 million, $38 million and $48 million for the years ended December 31, 2011, 2010 and 2009 related to cost in excess of our equity interest in the underlying net assets of Four Star.

(6)
Includes accretion expense on asset retirement obligations of $2 million or $0.10/Mcfe in 2011, $1 million or $0.06/Mcfe in 2010 and $2 million or $0.06/Mcfe in 2009.

        Standardized Measure of Discounted Future Net Cash Flows.    The standardized measure of discounted future net cash flows relating to our consolidated proved oil and natural gas reserves at December 31 is as follows (in millions):

	U.S.	Brazil	Worldwide
2011 Consolidated:
Future cash inflows(1)	$26,079	$768	$26,847
Future production costs	(5,840)	(415)	(6,255)
Future development costs	(6,343)	(34)	(6,377)
Future income tax expenses	(4,086)	(23)	(4,109)

Future net cash flows	9,810	296	10,106
10% annual discount for estimated timing of cash flows	(4,793)	(97)	(4,890)

Standardized measure of discounted future net cash flows	$5,017	$199	$5,216

2011 Unconsolidated Affiliate—Four Star(2):
Future cash inflows(1)	$938	$—	$938
Future production costs	(348)	—	(348)
Future development costs	(66)	—	(66)
Future income tax expenses	(201)	—	(201)

Future net cash flows	323	—	323
10% annual discount for estimated timing of cash flows	(129)	—	(129)

Standardized measure of discounted future net cash flows	$194	$—	$194

2010 Consolidated:
Future cash inflows(1)	$17,145	$659	$17,804
Future production costs	(4,768)	(325)	(5,093)
Future development costs	(3,249)	(67)	(3,316)
Future income tax expenses	(2,403)	(9)	(2,412)

Future net cash flows	6,725	258	6,983
10% annual discount for estimated timing of cash flows	(2,905)	(77)	(2,982)

Standardized measure of discounted future net cash flows	$3,820	$181	$4,001

2010 Unconsolidated Affiliate—Four Star(2):
Future cash inflows(1)	$943	$—	$943
Future production costs	(404)	—	(404)
Future development costs	(34)	—	(34)
Future income tax expenses	(192)	—	(192)

Future net cash flows	313	—	313
10% annual discount for estimated timing of cash flows	(131)	—	(131)

Standardized measure of discounted future net cash flows	$182	$—	$182

	U.S.	Brazil	Worldwide
2009 Consolidated:
Future cash inflows(1)	$10,058	$714	$10,772
Future production costs	(3,531)	(339)	(3,870)
Future development costs	(1,698)	(108)	(1,806)
Future income tax expenses	(511)	(17)	(528)

Future net cash flows	4,318	250	4,568
10% annual discount for estimated timing of cash flows	(1,744)	(82)	(1,826)

Standardized measure of discounted future net cash flows	$2,574	$168	$2,742

2009 Unconsolidated Affiliate—Four Star(2):
Future cash inflows(1)	$855	$—	$855
Future production costs	(394)	—	(394)
Future development costs	(32)	—	(32)
Future income tax expenses	(157)	—	(157)

Future net cash flows	272	—	272
10% annual discount for estimated timing of cash flows	(110)	—	(110)

Standardized measure of discounted future net cash flows	$162	$—	$162

(1)
The company had no commodity-based derivative contracts designated as accounting hedges at December 31, 2011, 2010 and 2009. Amounts also exclude the impact on future net cash flows of derivatives not designated as accounting hedges.

(2)
Amounts represent our approximate 49 percent equity interest in Four Star.

        For the calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves as of December 31, 2011 were computed using a first day 12-month average U.S. price of $4.12 per MMBtu for natural gas and $96.19 per barrel of oil. The aggregate international price used to estimate our proved reserves at December 31, 2011 was $5.31 per MMBtu for natural gas and $109.29 per barrel of oil.

        Changes in Standardized Measure of Discounted Future Net Cash Flows.    The following are the principal sources of change in our consolidated worldwide standardized measure of discounted future net cash flows (in millions):

	Years Ended December 31,(1)
	2011	2010	2009
	(In millions)
Consolidated:
Sales and transfers of oil and natural gas produced net of production costs	$(1,200)	$(1,042)	$(779)
Net changes in prices and production costs	1,057	1,734	(1,455)
Extensions, discoveries and improved recovery, less related costs	2,140	986	646
Changes in estimated future development costs	(415)	(226)	45
Previously estimated development costs incurred during the period	601	199	186
Revision of previous quantity estimates	49	315	(94)
Accretion of discount	430	220	310
Net change in income taxes	(599)	(934)	246
Purchases of reserves in place	—	73	121
Sales of reserves in place	(587)	(47)	(79)
Change in production rates, timing and other	(261)	(19)	199

Net change	$1,215	$1,259	$(654)

Unconsolidated Affiliate—Four Star:
Sales and transfers of oil and natural gas produced net of production costs	$(74)	$(83)	$(137)
Net changes in prices and production costs	62	70	(351)
Extensions, discoveries and improved recovery, less related costs	—	1	1
Changes in estimated future development costs	(14)	(1)	22
Revision of previous quantity estimates	6	16	5
Accretion of discount	22	18	57
Net change in income taxes	(9)	(16)	137
Change in production rates, timing and other	19	15	32

Net change	$12	$20	$(234)

(1)
This disclosure reflects changes in the standardized measure calculation excluding the effects of hedging activities.

SCHEDULE II

EP ENERGY CORPORATION

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2011, 2010 and 2009

(In millions)

Description	Balance at Beginning of Period	Charged to Costs and Expenses		Deductions	Charged to Other Accounts	Balance at End of Period
2011
Allowance for doubtful accounts
Customer	$—	$—		$—	$—	$—
Other	8	—		(1)	—	7
Valuation allowance on deferred tax assets	290	23	(1)	—	—	313
Legal reserves	6	—		(1)	—	5
Environmental reserves	—	1		—	—	1
2010
Allowance for doubtful accounts
Customer	$3	$(1)		$(1)	$(1)	$—
Other	7	1		—	—	8
Valuation allowance on deferred tax assets	284	6	(2)	—	—	290
Legal reserves	3	4		(1)	—	6
Environmental reserves	4	—		—	(4)	—
2009
Allowance for doubtful accounts
Customer	$1	$—		$—	$2	$3
Other	7	1		(1)	—	7
Valuation allowance on deferred tax assets	209	75	(1)	—	—	284
Legal reserves	4	—		—	(1)	3
Environmental reserves	5	—		(1)	—	4

(1)
Amounts reflect valuation allowances primarily associated with Brazil and Egypt net operating losses and ceiling test charges.

(2)
Amounts reflect valuation allowances primarily associated with Brazil and Egypt net operating losses.

EP Energy LLC

Everest Acquisition Finance Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

(a) Everest Acquisition Finance Inc. and EPE Nominee Corp. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if (i) he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The bylaws of each of the registrants incorporated in Delaware provide that each company will indemnify to the fullest extent of the law every director and officer of the company, or directors and officers of other entities serving at the company's request, against expenses incurred, provided (i) such indemnifiable party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and (ii) with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. However, with respect to proceedings brought by the company, under the bylaws of the company, no indemnification will be made in respect of any claim as to which an indemnifiable party has been adjudged to be liable to the company unless the court in which such action was brought determines that, despite adjudication of liability, such indemnifiable party is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification will be made by the company only as authorized by (i) its board of directors, (ii) independent legal counsel if the board of directors cannot obtain a quorum or so directs, or (iii) by the stockholders. Expenses incurred in defending or investigating a threatened or pending action will be paid by the company in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the company.

(b) EP Energy LLC, EP Energy Global LLC, EP Energy Brazil, L.L.C., EP Energy Preferred Holdings Company, L.L.C., MBOW Four Star, L.L.C., EP Energy Management, L.L.C., EP Energy Resale Company, L.L.C., EP Energy Gathering Company, L.L.C., and Crystal E&P Company, L.L.C. are each organized as limited liability companies under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act permits a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The limited liability company agreement of each of the registrants formed in Delaware indemnifies the sole member and the officers of the company to the fullest extent of the law, provided, that such reimbursement and/or advancement of indemnification amounts will only be provided upon receipt by the company of an undertaking by such indemnifiable party that if it is finally judicially determined that such indemnifiable party is not entitled to the indemnification, then such indemnifiable party will promptly repay the company for any reimbursed or advanced expenses.

        The limited liability company agreement of EP Energy LLC provides that no indemnification will be made with respect to liability which results from an indemnifiable party's own fraud, gross negligence or willful misconduct.

        The limited liability company agreement of each of EP Energy Global LLC, EP Energy Brazil, L.L.C., EP Energy Preferred Holdings Company, L.L.C., MBOW Four Star, L.L.C., EP Energy Management, L.L.C., EP Energy Resale Company, L.L.C., EP Energy Gathering Company, L.L.C. and Crystal E&P Company, L.L.C. provides that no indemnification will be made if a judgment or other final adjudication adverse to an indemnifiable party establishes that such party's conduct did not meet the then applicable minimum statutory standards of conduct. Indemnification with respect to settlements and non-adjudicated dispositions is subject to the prior consent of the company.

(c) EP Energy E&P Company, L.P. is organized as a limited partnership under the laws of Delaware.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Act") permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        The agreement of limited partnership of EP Energy E&P Company, L.P. does not contain provisions addressing indemnification.

Item 21.    Exhibits and Financial Schedules.

(a)   Exhibits

        See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)   Financial Statement Schedules

        Schedules for the years ended December 31, 2011, 2010 and 2009, are as follows:

        Schedule II—Consolidated valuation and qualifying accounts.

        Schedule I, III, IV, and V are not applicable and have therefore been omitted.

Item 22.    Undertakings.

(a)
Each of the undersigned registrants hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

  (5)
  The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (6)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)
Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(c)
Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction ,and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY LLC
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President & Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik	President & Chief Executive Officer (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III	Vice President & Controller (Principal Accounting Officer)	September 11, 2012
/s/ GREGORY BEARD Gregory Beard	Manager, EPE Acquisition, LLC	September 11, 2012

Signature	Capacity	Date

/s/ JOSHUA J. HARRIS Joshua J. Harris	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ CHANG-SEOK JEONG Chang-Seok Jeong	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr.	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ DAVID LEUSCHEN David Leuschen	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ SAM OH Sam Oh	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ BRENT J. SMOLIK Brent J. Smolik	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ DONALD A. WAGNER Donald A. Wagner	Manager, EPE Acquisition, LLC	September 11, 2012
/s/ RAKESH WILSON Rakesh Wilson	Manager, EPE Acquisition, LLC	September 11, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Everest Acquisition Finance Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EVEREST ACQUISITION FINANCE INC.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President & Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik	President, Chief Executive Officer & Director (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III	Vice President & Controller (Principal Accounting Officer)	September 11, 2012
/s/ GREGORY BEARD Gregory Beard	Director	September 11, 2012
/s/ SAM OH Sam Oh	Director	September 11, 2012
/s/ RAKESH WILSON Rakesh Wilson	Director	September 11, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Global LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY GLOBAL LLC
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik	President & Director (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III	Vice President & Controller (Principal Accounting Officer)	September 11, 2012

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Brazil, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY BRAZIL, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whithead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY GLOBAL LLC			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Preferred Holdings Company, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY PREFERRED HOLDINGS COMPANY, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY GLOBAL LLC			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, MBOW Four Star, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

MBOW FOUR STAR, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent[s, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY GLOBAL LLC			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Management, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY MANAGEMENT, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY GLOBAL LLC			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Resale Company, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY RESALE COMPANY, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY MANAGEMENT, L.L.C.			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy Gathering Company, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY GATHERING COMPANY, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY RESALE COMPANY, L.L.C.			Sole Managing Member	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EP Energy E&P Company, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EP ENERGY E&P COMPANY, L.P.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent[s, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY MANAGEMENT, L.L.C.			General Partner	September 11, 2012
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, EPE Nominee Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

EPE NOMINEE CORP.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik	President & Director (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III	Vice President & Controller (Principal Accounting Officer)	September 11, 2012

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Crystal E&P Company, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, State of Texas, on the 11th day of September, 2012.

CRYSTAL E&P COMPANY, L.L.C.
By:	/s/ BRENT J. SMOLIK Brent J. Smolik President

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature			Capacity	Date

/s/ BRENT J. SMOLIK Brent J. Smolik			President (Principal Executive Officer)	September 11, 2012
/s/ DANE E. WHITEHEAD Dane E. Whitehead			Executive Vice President & Chief Financial Officer (Principal Financial Officer)	September 11, 2012
/s/ FRANCIS C. OLMSTED III Francis C. Olmsted III			Vice President & Controller (Principal Accounting Officer)	September 11, 2012
EP ENERGY E&P COMPANY, L.P.			Sole Managing Member	September 11, 2012
By:	EP ENERGY MANAGEMENT, L.L.C. its general partner
By:	/s/ BRENT J. SMOLIK
	Name:	Brent J. Smolik
	Title:	President

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Purchase and Sale Agreement among EP Energy Corporation, EP Energy Holding Company and El Paso Brazil, L.L.C., as sellers, and EPE Acquisition, LLC, as purchaser, dated as of February 24, 2012
2.2
Amendment No. 1 to Purchase and Sale Agreement, dated as of April 16, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C. and EPE Acquisition, LLC
2.3
Amendment No. 2 to Purchase and Sale Agreement, dated as of May 24, 2012, among EP Energy, L.L.C. (f/k/a EP Energy Corporation), EP Energy Holding Company, El Paso Brazil, L.L.C., EP Production International Cayman Company, EPE Acquisition, LLC and solely for purposes of Sections 2 and 5 thereunder, El Paso LLC
3.1	Certificate of Formation of EP Energy LLC
3.2	Limited Liability Company Agreement of EP Energy LLC
3.3	Certificate of Formation of Everest Acquisition Finance Inc.
3.4	Bylaws of Everest Acquisition Finance Inc.
3.5	Certificate of Formation of EP Energy Global LLC
3.6	Limited Liability Company Agreement of EP Energy Global LLC
3.7	Certificate of Formation of EP Energy Brazil, L.L.C.
3.8	Second Amended and Restated Limited Liability Company Agreement of EP Energy Brazil, L.L.C.
3.9	Certificate of Formation of EP Energy Preferred Holdings Company, L.L.C.
3.10	Limited Liability Company Agreement of EP Energy Preferred Holdings Company, L.L.C.
3.11	Certificate of Formation of MBOW Four Star, L.L.C.
3.12	Limited Liability Company Agreement of MBOW Four Start, L.L.C.
3.13	Certificate of Formation of EP Energy Management, L.L.C.
3.14	Limited Liability Company Agreement of EP Energy Management, L.L.C.
3.15	Certificate of Formation of EP Energy Resale Company, L.L.C.
3.16	Limited Liability Company Agreement of EP Energy Resale Company, L.L.C.
3.17	Certificate of Formation of EP Energy Gathering Company, L.L.C.
3.18	First Amended and Restated Limited Liability Company Agreement of EP Energy Gathering Company, L.L.C.
3.19	Certificate of Limited Partnership of EP Energy E&P Company, L.P.
3.20	Seventh Amended and Restated Agreement of Limited Partnership of EP Energy E&P Company, L.P.
3.21	Certificate of Incorporation of EPE Nominee Corp.
3.22	Bylaws of EPE Nominee Corp.
3.23	Certificate of Formation of Crystal E&P Company, L.L.C.
3.24	Second Amended and Restated Limited Liability Company Agreement of Crystal E&P Company, L.L.C.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC) and Everest Acquisition Finance Inc., as Co-Issuers, and Wilmington Trust, National Association, as Trustee, in respect of 6.875% Senior Secured Notes due 2019
4.2
Indenture, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC) and Everest Acquisition Finance Inc., as Co-Issuers, and Wilmington Trust, National Association, as Trustee, in respect of 9.375% Senior Notes due 2020
4.3
Indenture, dated as of August 13, 2012, between EP Energy LLC and Everest Acquisition Finance Inc., as Co-Issuers, and Wilmington Trust, National Association, as Trustee, in respect of 7.750% Senior Notes due 2022
4.4
Registration Rights Agreement, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, in respect of 6.875% Senior Secured Notes due 2019
4.5
Registration Rights Agreement, dated as of April 24, 2012, between EP Energy LLC (f/k/a Everest Acquisition LLC), Everest Acquisition Finance Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, in respect of 9.375% Senior Notes due 2020
4.6
Registration Rights Agreement, dated as of August 13, 2012, between EP Energy LLC, Everest Acquisition Finance Inc. and Citigroup Global Markets Inc., as representative of the several initial purchasers, in respect of 7.750% Senior Notes due 2022
5.1	Opinion of Paul Weiss Rifkind Wharton & Garrison LLP
8.1	Opinion of Paul Weiss Rifkind Wharton & Garrison LLP
10.1
Credit Agreement, dated as of May 24, 2012, by and among EPE Holdings, LLC, as Holdings, EP Energy LLC (f/k/a Everest Acquisition LLC), as the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other parties party thereto
10.2
Guarantee Agreement, dated as of May 24, 2012, by and among EPE Holdings LLC, the Domestic Subsidiaries of the Borrower signatory thereto and JPMorgan Chase Bank, N.A., as collateral agent for the Secured Parties referred to therein
10.3
Collateral Agreement, dated as of May 24, 2012, by and among EPE Holdings LLC, EP Energy LLC (f/k/a Everest Acquisition LLC), each Subsidiary of EP Energy LLC identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent
10.4
Pledge Agreement, dated as of May 24, 2012, by and among EP Energy LLC (f/k/a Everest Acquisition LLC), each Subsidiary of EP Energy LLC identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent
10.5	Pledge Agreement, dated as of May 24, 2012, by and among El Paso Brazil, L.L.C., as Pledgor, and JPMorgan Chase Bank, N.A., as Collateral Agent
10.6
Senior Lien Intercreditor Agreement, dated as of May 24, 2012, among JPMorgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Term Facility Agent, Senior Secured Notes Collateral Agent and Applicable Second Lien Agent, Wilmington Trust, National Association, as Trustee under the Senior Secured Notes Indenture, EP Energy LLC and the Subsidiaries of EP Energy LLC named therein
10.7
Term Loan Agreement, dated as of April 24, 2012, by and among EP Energy LLC (f/k/a Everest Acquisition LLC), as Borrower, the Lenders party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Co-Lead Arrangers

Exhibit No.	Exhibit Description
10.8	Guarantee Agreement, dated as of April 24, 2012, by and between Everest Acquisition Finance Inc., as Guarantor, and Citibank, N.A., as collateral agent for the Secured Parties referred to therein
10.9	Collateral Agreement, dated as of May 24, 2012, by and among EP Energy LLC (f/k/a Everest Acquisition LLC), each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as Collateral Agent
10.10	Pledge Agreement, dated as of May 24, 2012, by and among EP Energy LLC (f/k/a Everest Acquisition LLC), each Subsidiary of EP Energy LLC identified therein and Citibank, N.A., as Collateral Agent
10.11	Pledge Agreement, dated as of May 24, 2012, by and among EP Energy Brazil, L.L.C. (f/k/a El Paso Brazil, L.L.C.), as Pledgor, and Citibank, N.A., as Collateral Agent
10.12
Pari Passu Intercreditor Agreement, dated as of May 24, 2012, among Citibank, N.A., as Second Lien Agent, Citibank, N.A., as Authorized Representative for the Term Loan Agreement, Wilmington Trust, National Association, as the Initial Other Authorized Representative and each additional Authorized Representative from time to time party hereto
10.13
Transaction Fee Agreement, dated as of May 24, 2012, among EP Energy Global LLC, EPE Acquisition, LLC, Apollo Global Securities, LLC, Riverstone V Everest Holdings, L.P., Access Industries, Inc. and Korea National Oil Corporation
10.14
Management Fee Agreement, dated as of May 24, 2012, among EP Energy Global LLC, EPE Acquisition, LLC, Apollo Management VII, L.P., Apollo Commodities Management, L.P., With Respect to Series I, Riverstone V Everest Holdings, L.P., Access Industries, Inc. and Korea National Oil Corporation
10.15
Amendment, dated as of August 17, 2012, to the Credit Agreement, dated as of May 24, 2012, among EPE Holdings LLC, EP Energy LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent
10.16
Amendment No. 1, dated as of August 21, 2012, to the Term Loan Agreement, dated as of April 24, 2012, among EP Energy LLC, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent
10.17	Joinder Agreement, dated as of August 21, 2012, among Citibank, N.A., as Additional Tranche B-1 Lender, EP Energy LLC and Citibank, N.A., as administrative agent
10.18	Employment Agreement dated May 24, 2012 for Clayton A. Carrell
10.19	Employment Agreement dated May 24, 2012 for John D. Jensen
10.20	Employment Agreement dated May 24, 2012 for Brent J. Smolik
10.21	Employment Agreement dated May 24, 2012 for Dane E. Whitehead
10.22	Employment Agreement dated May 24, 2012 for Marguerite N. Woung-Chapman
10.23	Senior Executive Survivor Benefit Plan adopted as of May 24, 2012
10.24	2012 Omnibus Incentive Plan
10.25	Management Incentive Plan Agreement, dated as of May 24, 2012, between EPE Acquisition, LLC and EPE Employee Holdings, LLC
10.26	Form of EPE Employee Holdings, LLC Management Incentive Unit Agreement
10.27	Second Amended and Restated Limited Liability Company Agreement of EPE Employee Holdings, LLC dated as of May 24, 2012

Exhibit No.	Exhibit Description
10.28	Second Amended and Restated Limited Liability Company Agreement of EPE Management Investors, LLC dated as of May 24, 2012
10.29	Amended and Restated Subscription Agreement, dated as of May 24, 2012, between EPE Acquisition, LLC and EPE Management Investors, LLC
12.1	Statement regarding Computation of Ratios
21.1	Subsidiaries of EP Energy LLC
23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1)
23.4	Consent of Ryder Scott Company, L.P.
24.1	Powers of Attorney of the Directors and Officers of the Registrants (included in signature pages)
25.1	Form T-1 (Wilmington Trust, National Association)
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers
99.4	Form of Letter to Clients
99.5	Ryder Scott Company, L.P. reserve report for El Paso Production Company as of December 31, 2011